As filed with the Securities and Exchange Commission on December 19, 2007
Registration No. 333-141117
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3714	38-3430473
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

5725 Delphi Drive Troy, Michigan 48098 (248) 813-2000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	Robert J. Dellinger
Executive Vice President
and Chief Financial Officer
Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
(248) 813-2000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

David M. Sherbin Vice President, General Counsel and Chief Compliance Officer Delphi Corporation 5725 Delphi Drive Troy, Michigan 48098 (248) 813-2000	Gregg A. Noel John Wm. Butler, Jr. Nicholas P. Saggese Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

		Proposed Maximum	Proposed Maximum
Title of Each Class	Amount to Be	Offering Price	Aggregate	Amount of
of Securities to Be Registered	Registered	per Unit	Offering Price	Registration Fee
Rights to purchase Common Stock (the “discount rights”)	(1)	—(2)	—(2)	—(3)
Common Stock, $0.01 par value per share, issuable upon exercise of the discount rights	41,026,309	$38.64	$1,585,256,580(4)	$48,667.38
Rights to purchase Common Stock (the “par rights”)	(5)	—(2)	—(2)	—(3)
Common Stock, $0.01 par value per share, issuable upon exercise of the par rights	21,680,996	$59.61	$1,292,404,172(6)	$39,676.81
Warrants to purchase Common Stock (the “warrants”)	15,384,616	—(7)	—(7)	—(7)
Common Stock, $0.01 par value per share, issuable upon exercise of the warrants	15,384,616	$65.00	$1,000,000,000(8)	$30,700.00
Totals	—	—	$3,877,660,752	$119,044.19(9)

(1)	Such undetermined number of discount rights to purchase up to 41,026,309 shares of common stock pursuant to the discount rights offering as described in this registration statement.

(2)	The par rights are being issued to holders of common stock at no charge and for no separate consideration. The discount rights (together with the par rights, the “rights”) are being issued to certain holders of general unsecured claims filed against the Registrant in the Registrant’s bankruptcy proceedings.

(3)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the rights because they are being registered in the same registration statement as the shares of common stock issuable upon exercise thereof.

(4)	Represents the aggregate gross proceeds from the exercise of the maximum number of discount rights that may be issued pursuant to this registration statement, calculated based on the oversubscription privilege exercise price of $38.64 per share. The basic subscription exercise price is $38.39 per share.

(5)	Such number of rights equal to the number of shares of common stock outstanding on the record date for the par rights offering (the “record date”).

(6)	Represents the aggregate gross proceeds from the exercise of the maximum number of par rights that may be issued pursuant to this registration statement.

(7)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the warrants because they are being registered in the same registration statement as the shares of common stock issuable upon exercise thereof.

(8)	Represents the aggregate gross proceeds from the exercise of the maximum number of warrants that may be issued pursuant to this registration statement.

(9)	Of this fee, $60,924.15 was previously paid with the Registrant’s Registration Statement on Form S-1 (File No. 333-141117 filed March 7, 2007). The Registrant (i) paid a registration fee of $33,014.65 with such Registration Statement and (ii) offset the remaining $27,910.50, pursuant to Rule 457(p) under the Securities Act, by the filing fee that was previously paid pursuant to the Registrant’s Registration Statement on Form S-3 and Form S-11 (File No. 333-104130 filed March 28, 2003) and is associated with securities that were not sold pursuant to such Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses relating to offerings of shares of common stock of Delphi Corporation (“Delphi”) in connection with its emergence from bankruptcy (“reorganized Delphi”):

•	The first prospectus relates to the offer and sale by Delphi, prior to its emergence from bankruptcy, of subscription rights to purchase up to a total of 62,707,305 shares of common stock of reorganized Delphi, which shares of common stock will be issued upon the exercise of subscription rights upon or shortly after Delphi’s emergence from bankruptcy.

•	The second prospectus relates to the offer and sale by reorganized Delphi, after the date of its emergence from bankruptcy, of warrants to purchase up to a total of 15,384,616 shares of common stock of reorganized Delphi, which warrants are immediately exercisable from and after issuance until the six-month anniversary of the date of issuance.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 19, 2007
PROSPECTUS
Rights Offerings for
21,680,996 Shares of Common Stock at an exercise price of $59.61 per full share and
41,026,309 Shares of Common Stock at an exercise price of $38.39 per full share
This prospectus relates to the offer and sale by us of up to a total of 62,707,305 shares of common stock of Delphi prior to its emergence from bankruptcy (“reorganized Delphi”), issuable upon the exercise of subscription rights, as described below.

•	Each holder of our common stock will receive, at no charge, for each shares of our common stock owned of record at 5:00 p.m., New York City time, on the record date (as defined below), one nontransferable right to purchase one share of common stock of reorganized Delphi at $59.61 per full share (the “par rights”).

•	Each Eligible Holder (as defined below) will receive, at no charge, for each $ of such Eligible Holder’s Eligible Claim (as defined below), one transferable right to purchase one share of common stock of reorganized Delphi at $38.39 per full share (the “discount rights” and, together with the par rights, the “rights”). This is referred to as the “basic subscription privilege.” An “Eligible Holder” means the holder of an Eligible Claim as of the record date or a transferee receiving such holder’s discount rights. An “Eligible Claim” means a General Unsecured Claim, a Section 510(b) Note Claim, a Section 510(b) Equity Claim or a Section 510(b) ERISA Claim, as such terms are defined in the Plan (as defined below).
The “record date” is          , 2008, the date on which the confirmation hearing with respect to our plan of reorganization (as it may be amended, modified or supplemented from time to time, the “Plan”) commenced before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).
In addition to the basic subscription privilege described above, each discount right entitles an Eligible Holder who fully exercises its basic subscription privilege to subscribe for additional shares of common stock of reorganized Delphi at an exercise price of $38.64 per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privilege as of the expiration date of the discount rights offering. This is referred to as the “oversubscription privilege.” If an insufficient number of shares are available to fully satisfy oversubscription privilege requests, the available shares, if any, will be allocated pro rata among Eligible Holders who exercised their oversubscription privilege based upon the number of shares each Eligible Holder subscribed for under its basic subscription privilege. If there is a pro rata allocation of the remaining shares and an Eligible Holder receives an allocation of a greater number of shares than it subscribed for under its oversubscription privilege, then we will allocate to such Eligible Holder only the number of shares for which it subscribed under its oversubscription privilege, and we will allocate the remaining shares among all other Eligible Holders exercising their oversubscription privileges. There is no oversubscription privilege in the par rights offering.
We will not issue fractional par rights, however, we will issue fractional discount rights. Because fractional par rights will not be issued in the par rights offering, and cash will not be paid in lieu of fractional par rights in the par rights offering, you will need to hold at least           shares of common stock in order to receive one par right. If you hold less than           shares of common stock, you will not receive any par rights. Otherwise, the number of par rights that you receive will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that we offer 21,680,996 shares of common stock of reorganized Delphi in the par rights offering. A fractional discount right will not be exercisable unless it is aggregated with other fractional discount rights so that when exercised, in the aggregate, such fractional discount rights result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional discount rights cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. Accordingly, if you hold fractional discount rights, you will lose any value represented by those rights unless you sell those discount rights or you purchase from another discount rights holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi. Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise par rights and/or discount rights, you may choose to exercise, as applicable, only discount rights, only par rights, both discount rights and par rights or no rights at all.
The rights expire at 5:00 p.m., New York City time, on          , 2008, unless the exercise period is extended. If you do not exercise your par rights or exercise or sell your discount rights, in each case, prior to their expiration, you will lose any value represented by those rights. You should carefully consider whether to exercise your par rights or exercise or sell your discount rights prior to the expiration of the applicable rights offering. If you decide to exercise any of your rights, you should carefully comply with the exercise procedures set forth in this prospectus. Additional information about the rights offerings may be found in this prospectus on page 1 in the section entitled “Questions And Answers About The Rights Offering.”

The rights offerings are being made to raise a portion of the funds necessary to consummate the Plan. If the Plan becomes effective, on the effective date of the Plan, all existing           shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled, and on or shortly after the effective date of the Plan, reorganized Delphi will make the distributions provided for in the Plan, including issuing the shares of common stock of reorganized Delphi for which rights are exercised in the rights offerings.
Pursuant to the Plan, on or as soon as practicable after the effective date of the Plan, there will be outstanding up to           shares of common stock of reorganized Delphi. The           share figure assumes (1) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (as defined below) (which are convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to General Motors (“GM”) under the Plan), (2) exercise in full of rights in the rights offerings (or, in the case of the discount rights offering, exercise in full of the Investor’s backstop commitment, as described below), and (3) exercise in full of the six-month warrants, seven-year warrants and ten-year warrants (collectively, the “Warrants”) to be issued pursuant to the Plan, which initially will be exercisable to purchase up to a total of 25,113,275 shares of common stock of reorganized Delphi. The           share figure also assumes that 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their “Trade and Other Unsecured Claims” (as defined in the Plan) in an aggregate amount of $1.45 billion, which number of shares is subject to upward or downward adjustment depending on the value of those claims and is further estimated based on our assumptions regarding, among other things: the ultimate amount of unsecured claims, cure amounts and accrued interest. See “Use of Proceeds” and “Capitalization.”

Exercising the rights and investing in the common stock of reorganized Delphi involve risks. We urge you to carefully read the “Risk Factors” sections beginning on page 30 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise your rights.

Total proceeds		$2,867,404,174
Fees to Investors		$39,375,000
Estimated offering expenses	$
Proceeds, after offering expenses, to us	$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2008.

On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Bankruptcy Court is jointly administering these cases as “In re Delphi Corporation, et al., Case No. 05-44481 (RDD).” Our non-U.S. subsidiaries, which were not included in the filings, continue their business operations without supervision from the Bankruptcy Court, and are not subject to the requirements of the Bankruptcy Code.

On August 3, 2007, we executed an Equity Purchase and Commitment Agreement (as amended as of December 10, 2007, and as it may be further amended, modified or supplemented from time to time, the “EPCA”) with A-D Acquisition Holdings LLC (“ADAH”), which is an affiliate of Appaloosa Management, L.P. (“Appaloosa”), Harbinger Del-Auto Investment Company, Ltd., which is an affiliate of Harbinger Capital Partners Master Fund I, L.P. (“Del-Auto”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”), UBS Securities LLC (“UBS”), Goldman, Sachs & Co. (“Goldman”), and Pardus DPH Holding LLC, which is an affiliate of Pardus Special Opportunities Master Fund L.P. (“Pardus”), pursuant to which, and on the terms and subject to the conditions set forth in the EPCA, which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement,” ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus (collectively, the “Investors”) would invest, assuming the full backstop commitment of the discount rights offering described below, up to $2.55 billion in reorganized Delphi.

On September 6, 2007, we filed with the Bankruptcy Court our Disclosure Statement (as it may be amended, modified or supplemented from time to time, the “Disclosure Statement”) and Plan. After a hearing on December 6 and 7, 2007, the Bankruptcy Court entered an order approving our first amended Disclosure Statement and first amended Plan, which were filed on December 10, 2007. The Plan provides for certain recoveries to our creditors and shareholders, including the rights offerings discussed herein.

On January   , 2008, the Plan was confirmed by the Bankruptcy Court. We will not emerge from bankruptcy unless and until the Plan becomes effective. The rights offerings currently are scheduled to expire prior to the effective date of the Plan. We cannot assure you that the terms of the Plan will not change due to market conditions, the Bankruptcy Court’s requirements, or otherwise after the expiration of the rights offering. You will have no right to withdraw your exercise of rights after the withdrawal deadline, except as set forth in the following sentence. We intend to provide you with the right to withdraw your previous exercise of rights after the withdrawal deadline only if there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the rights and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any discount rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and we may return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and we may return to you your exercise payments, without interest.

Even if rights are exercised in the rights offerings, we will not issue shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the satisfaction of certain conditions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of exit financing. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

We will receive total gross proceeds of approximately $2.9 billion from the rights offerings (assuming that all par rights are exercised) before deducting fees and expenses related to the rights offerings. We will receive gross proceeds of approximately $1.6 billion from the sale of shares of common stock of reorganized Delphi in connection with the discount rights offering, regardless of the number of discount rights exercised, as a result of the backstop commitment of the Investors described below. If any shares of common stock of reorganized Delphi are purchased pursuant to the exercise of the oversubscription privilege in the discount rights offering, we will receive additional gross proceeds of $0.25 per share of common stock purchased pursuant to the oversubscription privilege, which additional proceeds will be distributed pro rata to discount rights holders that did not exercise or transfer their discount rights in the discount rights offering.

We will receive gross proceeds of approximately $1.3 billion from the sale of shares of common stock of reorganized Delphi in connection with the par rights offering (assuming that all par rights are exercised). The proceeds from the par rights offering will be used to satisfy certain liquidity requirements, to satisfy certain claims of our unions, to reduce the amount of preferred stock distributed to GM and to partially satisfy certain claims of certain unsecured creditors as described under “Use of Proceeds.” If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan). We intend to use the net proceeds from the rights offerings and the $975.0 million from the additional equity investments in reorganized Delphi by the Investors as described below, together with borrowings under our exit financing and cash-on-hand, to make payments contemplated by the Plan and for general corporate purposes. See “Use of Proceeds.”

The Investors have agreed to backstop the discount rights offering, on the terms and subject to the conditions of the EPCA, by purchasing from us, at the $38.39 per share basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. The backstop commitment of the Investors does not apply to the par rights offering. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $800.0 million of Senior Convertible Preferred Stock and a further $175.0 million of common stock at $38.39 per share of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of up to $2.55 billion. The Investors’ backstop commitment and commitment to make the additional equity investments are subject to the satisfaction of the conditions set forth in the EPCA, as described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” We have paid the Investors aggregate fees of $63.750 million for their equity commitments and arrangement services, of which $39.375 million relates to the backstop commitment of the discount rights offering and $18.0 million relates to the commitment to purchase the further $175.0 million of common stock of reorganized Delphi. As of the record date for the rights offerings, the Investors and their affiliates beneficially owned a total of           shares, or     %, of our outstanding common stock.

Pursuant to the Plan, Appaloosa has agreed not to participate in the par rights offering, and par rights that would otherwise be distributed to Appaloosa will be instead distributed to the other holders of record of our common stock as of the record date for the rights offerings.

On or as soon as practicable after the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own1 either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of          ,          ,          ,          , and          shares, respectively, or     %,     %,     %,     %,     % and     %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment, a total of          ,          ,          ,          , and           shares, respectively, or     %,     %,     %,     %,     % and     %, respectively, of the outstanding common stock of reorganized

     1 Although the percentage ownership of each of the Investors has been reported separately in this prospectus, the Investors have disclosed in their respective Schedule 13Ds that because of the EPCA, each Investor currently may be deemed to beneficially own the shares of our common stock beneficially owned by the other Investors.

Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights by Appaloosa, (iii) no exercise of Warrants, (iv) 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offerings includes the expected sale of shares of common stock of reorganized Delphi to such additional investors. See “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

The ownership percentages and number of outstanding shares of reorganized Delphi common stock set forth in this prospectus assume that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and are satisfied with 14,045,750 shares of common stock of reorganized Delphi. To the extent that these claims total less than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the 14,045,750 shares of common stock will be reduced by one share for each $59.61 reduction in the total amount of these claims, and the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders that exercise rights in the rights offerings) will proportionately increase. To the extent that these claims total more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and ADAH and Delphi have jointly waived the condition to effectiveness of the Plan that such claims total no more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and the creditors’ committee has consented or not objected to such waiver, the 14,045,750 shares of common stock will be increased by one share for each $59.61 increase in the total amount of these claims, the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders that exercise rights in the rights offerings) will proportionately decrease, and to the extent that such claims total more than $1.475 billion (excluding all allowed accrued postpetition interest accrued thereon), the conversion prices of the Senior Convertible Preferred Stock to be issued to the Investors will be proportionally decreased. There can be no assurance that ADAH or Delphi will waive such condition or that the creditors’ committee will consent or not object to such waiver.

The ownership percentages and number of outstanding shares of reorganized Delphi common stock set forth in this prospectus also assume that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution.

Additional information about the rights offerings may be found in this prospectus on page 1 in the section entitled “Questions and Answers about the Rights Offerings.”

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New

York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. The rights will not be listed on any securities exchange or quoted on any automated quotation system. Our common stock currently is quoted on the Pink Sheets LLC (the “Pink Sheets”) under the symbol “DPHIQ.” The last reported sale price of our common stock on the Pink Sheets on December 18, 2007, was $0.17 per share.

Incorporation By Reference	iii
Where You Can Find More Information	iv
Questions and Answers About the Rights Offering	1
Overview of Rights Offering	1
Q: What are the rights offerings?	1
Q: What is a discount rights offering?	1
Q: What is the par rights offering?	1
Q: What is a right?	1
Q: What is the purpose of the rights offerings?	2
Q: How will you use the proceeds from the rights offering?	2
Q: Have Delphi Corporation and its U.S. subsidiaries which filed bankruptcy petitions under chapter 11 of the Bankruptcy Code completed their reorganization?	3
Q: How does Delphi plan to complete its emergence from bankruptcy?	3
Exercise of Rights and Other Procedural Matters	3
Q: What is the record date for the rights offerings?	3
Q: How many rights am I receiving?	3
Q: Will I receive fractional shares or cash in lieu of fractional shares?	3
Q: How much does a right cost?	4
Q: How many shares may I purchase if I exercise my rights?	4
Q: How was the exercise price per share of common stock determined?	5
Q: When will I receive my rights certificate?	5
Q: If I own options to purchase shares of common stock as of the record date, will I receive rights?	5
Q: How do I exercise my rights?	5
Q: Will I be charged a commission or a fee if I exercise my rights?	6
Q: When do the rights expire?	6
Q: Am I required to exercise my rights?	7
Q: Do I have the right to purchase additional shares in the event not all stockholders fully exercise their rights?	7
Q: What will happen to the shares underlying rights that are not exercised?	7
Transferability of Rights	8
Q: Is there a way to realize value if I decide not to exercise my rights?	8
Q: May I transfer my rights if I do not want to purchase any shares?	8
Q: Will the rights be listed for trading on any national securities exchange or quoted on any U.S. inter-dealer quotation system?	9
Q: Will I receive interest on any funds I deposit with the rights agent to exercise my rights?	9
Issuance of Common Stock	9
Q: When will I receive the shares of common stock I am purchasing by exercising my rights?	9
Q: When can I sell the shares of common stock that I am purchasing by exercising my rights?	9
Q: Will the common stock be listed for trading on any national securities exchange or quoted on any U.S. inter-dealer quotation system?	10
Q: How many shares of common stock will be outstanding at the time the Plan becomes effective?	10

i

Withdrawal of Exercise of Rights; Termination of Rights Offering	11
Q: If I exercise rights in the rights offering, may I withdraw the exercise?	11
Q: If there are significant modifications to or other changes in the Plan after the expiration date of the rights offerings, can I change my mind about exercising my rights?	11
Q: Can Delphi terminate the rights offerings?	12
Q: If the rights offerings are withdrawn or terminated, will my payment be refunded to me?	12
Conditions to Consummation of the Rights Offerings	12
Q: Do a minimum number of rights have to be exercised in the rights offerings?	12
Q: Are there any conditions to the issuance of the shares of common stock if I exercise my rights?	12
Q: What are the conditions to completion of the transactions contemplated by the EPCA?	13
Backstop Commitment and Role of the Investors	14
Q: Who are the Investors?	14
Q: How were the Investors selected?	14
Q: How do the Investors’ commitments work?	14
Other Rights Offerings Matters	16
Q: Have you or your Board of Directors made a recommendation as to whether I should exercise my rights?	16
Q: What are the material United States federal income tax consequences of the discount rights offering to an Eligible Holder?	16
Q: What are the material United States federal income tax consequences of the par rights offering to a holder of our common stock?	16
Q: Is exercising my rights risky?	16
Q: What should I do if I have other questions?	16
Prospectus Summary	17
The Offering	20
Risk Factors	30
Special Note Regarding Forward-Looking Statements	43
Use of Proceeds	45
Dividend Policy	46
Price Range of Common Stock	46
Capitalization	49
The Rights Offerings	52
Board of Directors	66
Effects of the Rights Offerings on the Investors’ Ownership	69
Bankruptcy Cases	72
Certain Relationships and Related Transactions	76
Description of Capital Stock	81
Shares Eligible for Future Sale	93
Plan of Distribution	97
United States Federal Income Tax Considerations	98
Legal Matters	103
Experts	103
Consent of Deloitte & Touche LLP
Consent of Ernst & Young LLP

In this prospectus, “Delphi,” the “company,” “we,” “us” and “our” refer to Delphi Corporation, a Delaware corporation. We sometimes in this prospectus refer to Delphi, with respect to dates on and after the effective date of the Plan, as “reorganized Delphi,” and, accordingly, the foregoing terms, when used as of and after the effective date of the Plan, refer to reorganized Delphi.

The descriptions and disclosure in this prospectus with respect to reorganized Delphi assume that the currently proposed Plan has been confirmed by the Bankruptcy Court and becomes effective on the terms currently proposed. The effectiveness of the Plan is not scheduled to occur until after the expiration of the rights offerings. We cannot assure you that the terms of the Plan will not change due to market conditions, the Bankruptcy Court’s requirements, or otherwise after the expiration of the rights offerings. Moreover, the effectiveness of the Plan is subject to a number of conditions, including the satisfaction of certain conditions in the EPCA, entry of certain orders by the Bankruptcy Court and the obtaining of exit financing. We cannot assure you that the Plan will be confirmed or will become effective on the terms described in this prospectus or at all.

References in this prospectus to our capital stock, when used with respect to dates on and after the effective date of the Plan, refer to the capital stock of reorganized Delphi. On the effective date of the Plan, all existing          shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled.

We are distributing the rights and offering the underlying shares of common stock of reorganized Delphi directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offerings, and no commissions, fees or discounts will be paid in connection with the rights offerings.          is acting as rights agent for the rights offerings, and           is acting as information agent for the rights offerings. Although some of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), this prospectus incorporates important business information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov (not an active hyperlink), as well as from Delphi. See “Incorporation by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, and you should assume that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the common stock of reorganized Delphi.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents already on file. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2006 (excluding items 1, 7, 8 and 15), as revised by the Current Report on Form 8-K filed September 5, 2007 (revising items 1, 7, 8 and 15 of the Annual Report on Form 10-K for the year ended December 31, 2006);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007; and

•	Current Reports on Form 8-K filed January 12, 2007, January 23, 2007, January 30, 2007, February 28, 2007, March 20, 2007, March 29, 2007, March 30, 2007, April 16, 2007, June 4, 2007, June 22, 2007, July 9, 2007,

July 13, 2007, July 19, 2007, July 20, 2007, August 6, 2007, August 22, 2007, September 4, 2007, September 5, 2007 (two Form 8-Ks), September 10, 2007, October 5, 2007, October 12, 2007, October 19, 2007, November 9, 2007, November 15, 2007, November 21, 2007, December 4, 2007, December 11, 2007 (as amended by the Current Report on Form 8-K/A filed December 12, 2007), December 11, 2007 (as amended by the Current Report on Form 8-K/A filed December 18, 2007), and December 13, 2007.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner of our common stock or other securities, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these reports or documents at no cost, by writing or telephoning us at:

Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
Telephone: (248) 813-2000
Attention: Investor Relations

These reports and documents also may be accessed through our Internet website at www.delphi.com (not an active hyperlink). Our website, and the information contained in, accessible from or connected to our website, shall not be deemed to be incorporated into, or otherwise constitute a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov (not an active hyperlink) that contains reports, proxy statements and other information that we file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Warrants, the shares underlying the Warrants, the rights offerings and the shares underlying the rights. This prospectus does not contain all of the information set forth in the registration statement, and its exhibits. Statements made by us in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete. For a more complete description of these contracts, agreements and other documents, you should carefully read the exhibits to the registration statement and the documents that we refer to above under the caption “Incorporation By Reference.”

Neither the Plan nor the Disclosure Statement shall be deemed to be incorporated into, or otherwise constitute a part of, this prospectus.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERINGS

The following are examples of what we anticipate will be common questions about the rights offerings. The answers are based on selected information from this prospectus and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that is important to you and may not address all of the questions that you may have about the rights offerings. This prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the rights offerings and provide additional information about us and our business, including potential risks related to the rights offering, the common stock of reorganized Delphi, our reorganization and our business.

Exercising the rights and investing in the common stock of reorganized Delphi involves risks. We urge you to carefully read the “Risk Factors” sections beginning on page 30 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise rights.

Overview of Rights Offerings

Q:	What are the rights offerings?

A:	We are concurrently conducting two rights offerings: (1) a “discount rights” offering and (2) a “par rights” offering.

Q:	What is the discount rights offering?

A:	The discount rights offering is the issuance to Eligible Holders (as defined below), at no charge, of transferable rights (the “discount rights”) to purchase up to a total of 41,026,309 shares of common stock of reorganized Delphi. Each Eligible Holder will receive, for each $ of such Eligible Holder’s Eligible Claim (as defined below), one discount right.

An “Eligible Holder” means the holder of an Eligible Claim as of 5:00 p.m., New York City time, on , 2008, the date on which the confirmation hearing with respect to the Plan commenced before the Bankruptcy Court, or a transferee receiving such holder’s discount rights. An “Eligible Claim” means a General Unsecured Claim, a Section 510(b) Note Claim, a Section 510(b) Equity Claim or a Section 510(b) ERISA Claim, as such terms are defined in the Plan.

Q:	What is the par rights offering?

A:	The par rights offering is a distribution to holders of our common stock, at no charge, of nontransferable rights (the “par rights”) to purchase up to a total of 21,680,996 shares of common stock of reorganized Delphi. Each holder of our common stock will receive one par right for each shares of our common stock owned of record at 5:00 p.m., New York City time, on , 2008, the date on which the confirmation hearing with respect to the Plan commenced before the Bankruptcy Court.

Q:	What is a right?

A:	We are distributing two types of rights: “discount rights” and “par rights.”

Each discount right carries with it a “basic subscription privilege” and an “oversubscription privilege.” The basic subscription privilege entitles each Eligible Holder to purchase one share of common stock of reorganized Delphi at $38.39 per share. The “oversubscription privilege” entitles each Eligible Holder who fully exercises its basic subscription privilege to subscribe for additional shares of common stock of reorganized Delphi at an exercise price of $38.64 per share to that extent that any shares are not purchased by other Eligible Holders under their basic subscription privilege as of the expiration date of the discount rights offering. If an insufficient number of shares are available to fully satisfy oversubscription privilege requests, the available shares, if any, will be allocated pro rata among Eligible Holders who exercised their oversubscription privilege based upon the number of shares each Eligible Holder subscribed for under its basic subscription privilege. If there is a pro rata allocation of the remaining shares and an Eligible Holder receives an allocation of a greater number of shares than it subscribed for under its oversubscription privilege, then we will allocate to such Eligible Holder only the number of shares for which it subscribed under its oversubscription privilege, and we will allocate the remaining shares among all other Eligible Holders exercising their oversubscription privileges.

Each par right entitles the holder to purchase one share of common stock of reorganized Delphi at $59.61 per share. There is no oversubscription privilege in the par rights offering.

We will not issue fractional par rights, however, we will issue fractional discount rights. Because fractional par rights will not be issued in the rights offering, and cash will not be paid in lieu of fractional par rights in the par rights offering, you will need to hold at least shares of common stock in order to receive one par right. If you hold less than shares of common stock, you will not receive any par rights. Otherwise, the number of par rights that you receive will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that we offer 21,680,996 shares of common stock of reorganized Delphi in the par rights offering. A fractional discount right will not be exercisable unless it is aggregated with other fractional discount rights so that when exercised, in the aggregate, such fractional discount rights result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional discount rights cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. Accordingly, if you hold fractional discount rights, you will lose any value represented by those rights unless you sell those discount rights or you purchase from another discount rights holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi. Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise par rights and/or discount rights, you may choose to exercise, as applicable, only discount rights, only par rights, both discount rights and par rights or no rights at all.

Q:	What is the purpose of the rights offerings?

A:	On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code, and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code in the Bankruptcy Court. The rights offerings are being made to raise a portion of the funds necessary to consummate the Plan.

Q:	How will you use the proceeds from the rights offering?

A:	We will receive total gross proceeds of approximately $2.9 billion from the rights offerings (assuming that all par rights are exercised), before deducting fees and expenses related to the rights offerings. The gross proceeds from the discount rights offering (including proceeds of any shares of common stock purchased by the Investors pursuant to their backstop commitment) will be approximately $1.6 billion, before deducting the $39.375 million backstop commitment fee to be paid to the Investors, and the gross proceeds from the par rights offering (assuming that all par rights are exercised) will be approximately $1.3 billion, in each case, before deducting approximately $ of expenses relating to the rights offerings. If any shares of common stock of reorganized Delphi are purchased pursuant to the exercise of the oversubscription privilege in the discount rights offering, we will receive additional gross proceeds of $0.25 per share of common stock purchased pursuant to the oversubscription privilege, which additional proceeds will be distributed pro rata to discount rights holders that did not exercise discount rights in the discount rights offering.

We intend to use the net proceeds from the rights offerings and the $975.0 million from the additional equity investments in reorganized Delphi by the Investors (after deducting the $18.0 million preferred stock commitment fee paid to the Investors and the $6.375 million arrangement fee to be paid to ADAH), together with borrowings under our exit financing and cash-on-hand, to make payments contemplated by the Plan and for general corporate purposes. The proceeds from the par rights offering will be used to satisfy certain liquidity requirements, to satisfy certain claims of our unions, to reduce the amount of preferred stock distributed to GM and to partially satisfy certain claims of certain unsecured creditors as described under “Use of Proceeds.” The backstop commitment of the Investors does not apply to the par rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan). See “Use of Proceeds” for a complete description of the application of the proceeds of the rights offerings.

Q:	Have Delphi Corporation and its U.S. subsidiaries which filed bankruptcy petitions under chapter 11 of the Bankruptcy Code completed their reorganization?

A:	No. We will not emerge from bankruptcy as a going concern unless and until a plan of reorganization becomes effective. We filed the Plan with the Bankruptcy Court on December 10, 2007, and the Plan was confirmed by the Bankruptcy Court on January , 2008. The effectiveness of the Plan currently is not scheduled to occur until after the expiration of the rights offerings. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA. See “Are there any conditions to the issuance of common stock if I exercise my rights?” and “What are the conditions to completion of the transactions contemplated by the EPCA?” below.

Q:	How does Delphi plan to complete its emergence from bankruptcy?

A:	On March 31, 2006, we outlined a strategic transformation plan to prepare for our return to stable, profitable business operations through a broad-based global restructuring. Consistent with our transformation plan, on August 3, 2007, we executed the EPCA with the Investors, which was subsequently amended on December 10, 2007. The EPCA includes an outline of a framework for a plan of reorganization that has been substantially incorporated into the Plan. The framework contemplates, among other things, the proposed financial recovery of our stakeholders and the treatment of specific claims asserted by GM, the resolution of pension funding issues, the terms of the preferred stock to be issued under the Plan, the establishment of a joint claims oversight committee and the corporate governance of reorganized Delphi.

Exercise of Rights and Other Procedural Matters

Q:	What is the record date for the rights offerings?

A:	The record date, which is the date used to determine the Eligible Holders entitled to receive discount rights and the stockholders entitled to receive par rights, is at 5:00 p.m., New York City time, on , 2008, the date on which the confirmation hearing with respect to the Plan commenced before the Bankruptcy Court.

Q:	How many rights am I receiving?

A:	Each Eligible Holder will receive, at no charge, for each $ of such Eligible Holder’s Eligible Claim, one transferable discount right.

Each holder of our common stock will receive, at no charge, for each shares of our common stock owned of record at 5:00 p.m., New York City time, on , 2008, one nontransferable par right.

We will issue a total of discount rights in the discount rights offering, which represent rights to purchase a total of 41,026,309 shares of common stock of reorganized Delphi. We will issue a total of par rights in the par rights offering, which represent rights to purchase a total of 21,680,996 shares of common stock of reorganized Delphi.

Q:	Will I receive fractional shares or cash in lieu of fractional shares?

A:	No. We will not issue fractional shares or cash in lieu of fractional shares upon the exercise of rights.

In addition, we will not issue fractional par rights, however, we will issue fractional discount rights. Because fractional par rights will not be issued in the par rights offering, and cash will not be paid in lieu of fractional par rights in the rights offerings, you will need to hold at least           shares of common stock in order to receive one par right. If you hold less than           shares of common stock, you will not receive any par rights. Otherwise, the number of par rights that you receive will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that we offer 21,680,996 shares of common stock of reorganized Delphi in the par rights offering. A fractional discount right will not be exercisable unless it is aggregated with other fractional discount rights so that when exercised, in the aggregate, such fractional discount rights result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional discount rights cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. Accordingly, if you hold fractional discount rights, you will lose any value represented by those rights unless you sell those discount rights or you purchase from another discount rights holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

Q:	How much does a right cost?

A:	We are distributing the rights at no charge.

To exercise discount rights, however, you will be required to pay $38.39 in cash for each share of common stock for which you are exercising discount rights pursuant to your basic subscription privilege and $38.64 in cash for each share of common stock for which you are exercising discount rights pursuant to your oversubscription privilege. The discount rights will be transferable. Therefore, you may chose to sell some of your discount rights and use the net proceeds from the sale to pay all or a portion of the exercise price for some or all of your remaining discount rights.

To exercise par rights, you will be required to pay $59.61 in cash for each share of common stock for which you are exercising rights. There is no oversubscription privilege in the par rights offering. The par rights will not be transferable. Therefore, you will not be able to sell par rights. See the Questions and Answers under the heading “Transferability of Rights” below.

Q:	How many shares may I purchase if I exercise my rights?

A:	As stated above, each Eligible Holder will receive one discount right for each $ of such Eligible Holder’s Eligible Claim, and each holder of our common stock will receive one par right for each shares of our common stock owned of record at 5:00 p.m., New York City time, on , 2008, the record date for the rights offerings. Each discount right is a right to purchase one share of common stock of reorganized Delphi, and each par right is a right to purchase one share of common stock of reorganized Delphi.

As an example, if you are an Eligible Holder with an Eligible Claim of $1,000,000, as of 5:00 p.m. New York City time, on , 2008, the record date for the discount rights offering, you would receive discount rights. Because fractional shares of common stock of reorganized Delphi will not be issued in the discount rights offering, these discount rights would entitle you to purchase shares of common stock of reorganized Delphi in the discount rights offering. The purchase price for each share of common stock is $38.39 per share in the discount rights offering pursuant to the basic subscription privilege. Under the example set forth above, if you wished to exercise in full your discount rights, you would be required to pay an aggregate exercise price of $ ($38.39 per full share multiplied by shares) in the discount rights offering.

As an example, if you owned shares of common stock, as of 5:00 p.m. New York City time, on , 2008, the record date for the par rights offering, you would receive par rights. Because fractional shares of common stock of reorganized Delphi will not be issued in the par rights offering, you would be entitled to purchase shares of common stock of reorganized Delphi in the par rights offering. The purchase price for each share of common stock is $59.61 per share in the par rights offering. Under the example set forth above, if you wished to exercise in full your par rights, you would be required to pay an aggregate exercise price of ($59.61 per full share multiplied by shares) in the par rights offering.

We will not issue fractional par rights, however, we will issue fractional discount rights. No fractional shares will be issued, nor will cash be paid in lieu of fractional shares, upon the exercise of fractional discount rights. A fractional discount right will not be exercisable unless it is aggregated with other fractional discount rights so that when exercised, in the aggregate, such fractional discount rights result in the purchase of a whole share of common stock of reorganized Delphi. Accordingly, if you hold fractional discount rights, you will lose any value represented by those rights unless you sell those discount rights or you purchase from another discount rights holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi. Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise par rights and/or discount rights, you may choose to exercise, as applicable, only discount rights, only par rights, both discount rights and par rights or no rights at all.

Q:	How was the exercise price per share of common stock determined?

A:	The exercise price was determined after extensive negotiations with the Investors, the creditors’ committee, the equity committee and GM. After several weeks of negotiations, we decided to pursue an agreement with the Investors, that was supported by the creditors’ committee, the equity committee and GM, under which the Investors would be willing to provide their investment to support our reorganization and transformation plan. The discount rights exercise price of $38.39 per share represents a $21.22 per share discount from the $59.61 per share deemed value for Plan distribution purposes established in the Plan. The par rights exercise price of $59.61 per share is the same as the per share value for Plan distribution purposes established in the Plan. Specifically, under the Plan, certain of our creditors will be accepting shares of common stock of reorganized Delphi in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan), with such shares being valued for such purposes at $59.61 per share. The per share discount for the discount rights and the per share deemed value are subject to Bankruptcy Court approval of the Plan. See “Bankruptcy Cases.” The exercise prices of the rights do not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other common criteria used to value equity securities. The exercise prices of the rights should not be considered an indication of the actual value of reorganized Delphi or the shares of its common stock.

Q:	When will I receive my rights certificates?

A:	Promptly after the date of this prospectus, the rights agent will send a discount rights certificate to each Eligible Holder, based on the claims register as of the record date, and a par rights certificate to each registered holder of our common stock as of 5:00 p.m., New York City time, on the record date, based on our stockholder registry maintained at the transfer agent for our common stock. If you hold securities out of which your Eligible Claim arises or your shares of common stock, as applicable, through a brokerage account, bank or other nominee, you will not receive actual rights certificates. Instead, as described in this prospectus, you must instruct your broker, bank or nominee whether or not to exercise rights on your behalf. If you wish to obtain separate rights certificates, you should promptly contact your broker, bank or other nominee and request separate rights certificates. It is not necessary to have a physical rights certificate to effect a sale of your discount rights or to exercise your rights.

Q:	If I own options to purchase shares of common stock as of the record date, will I receive rights?

A:	No. Only Eligible Holders will receive discount rights, and only stockholders of record at 5:00 p.m., New York City time, on the record date will receive par rights. On the effective date of the Plan, all outstanding options, warrants, rights to purchase shares of our common stock and other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) will be canceled pursuant to the Plan.

Q:	How do I exercise my rights?

A:	If you hold securities out of which your Eligible Claim arises or your shares of common stock through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your rights. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your rights. Payment of the applicable exercise price for your rights must be made by you as directed by your broker, bank or nominee. Such payment may be made from funds in your account, or if such funds are not in sufficient quantity or form for payment, you will have to provide your broker, bank or nominee with sufficient funds in a form acceptable to it. Your broker, bank or nominee may complete at your direction, or may ask or require you to complete, the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, bank or other nominee with the other rights offerings materials. See “The Rights Offerings — Exercise of Rights.”

If you do not hold securities out of which your Eligible Claim arises or your shares of common stock through a brokerage account, bank or other nominee, to exercise your rights, you must properly complete and sign your rights certificate(s) and deliver your rights certificate(s) to , who is acting as the rights agent for the rights offerings. The rights agent will not accept a facsimile transmission of your completed rights certificate(s). We recommend that you send your rights certificate(s) by overnight courier or, if you send your rights certificate(s) by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. Delivery of your rights certificate(s) must be accompanied by full payment of the applicable exercise price for each share of common stock you wish to purchase. Your payment of the applicable exercise price must be made in U.S. dollars for the number of shares of common stock you are purchasing pursuant to the exercise of rights by (1) certified check drawn upon a U.S. bank payable to the rights agent, (2) cashier’s check drawn upon a U.S. bank or express money order payable to the rights agent or (3) wire transfer of immediately available funds to the account maintained by the rights agent for the purpose of the rights offerings. The rights agent will not accept non-certified checks drawn on personal or business accounts. See “The Rights Offerings — Exercise of Rights” and “The Rights Offerings — Payment of Exercise Price.”

You should deliver your rights certificate(s) and payment of the applicable exercise price (unless you decide to wire your payment) to the rights agent by mail or overnight courier to:

By Mail:	By Overnight Courier:	By Hand:

Telephone Number For Confirmation:

If you decide to wire your payment to the rights agent, please see “The Rights Offerings — Payment of Exercise Price” for wire instructions.

Lead plaintiffs in the Securities Actions (as defined herein), in lieu of paying the exercise price in cash, will have the right to exercise their discount rights as described below under “The Rights Offerings — Exercise by Lead Plaintiffs.”

Payments of the applicable exercise price for the common stock will be held in an escrow account until the effective date of the Plan, unless we withdraw or terminate the rights offerings. No interest will be paid to you on the funds you deposit with the rights agent. We will retain any interest earned on the payments held by the rights agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise par rights and/or discount rights, you may choose to exercise, as applicable, only discount rights, only par rights, both discount rights and par rights or no rights at all.

Q:	Will I be charged a commission or a fee if I exercise my rights?

A:	We will not charge a brokerage commission or a fee to rights holders for exercising their rights. If you exercise your rights through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee.

Q:	When do the rights expire?

A:	Both the discount rights and the par rights expire, if not previously exercised, at 5:00 p.m., New York City time, on , 2008, unless the exercise period applicable to such rights is extended. See “The Rights Offerings — Expiration of the Rights Offerings.” If the applicable exercise period is extended, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the business day after the most recently announced expiration date.

We may, in our sole discretion, extend the time for exercising either or both of the discount rights or the par rights. If there is a change in the terms of either rights offering prior to the expiration date that requires us to file a post-effective amendment to the registration statement, we will circulate an updated prospectus after the post-effective amendment has been declared effective by the SEC and, to the extent necessary, will extend the expiration date of the applicable rights offering to allow holders of those rights sufficient time to make a new investment decision. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offerings and the new expiration date.

Q:	Am I required to exercise my rights?

A:	No. However, if you do not exercise or sell all of your discount rights prior to the expiration of the discount rights offering or exercise all of your par rights prior to the expiration of the par rights offering, your rights will expire, and you will lose any value represented by your rights. In addition, any shares of common stock of reorganized Delphi into which your discount rights would otherwise have been exercisable will be purchased by the Investors, and any shares of common stock of reorganized Delphi into which your par rights would otherwise have been exercisable will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan), in each case, further diluting your ownership interest. Pursuant to the Plan, your ownership interest in us will be significantly diluted even if you do exercise your rights. At 5:00 p.m., New York City time, on the record date, shares of our common stock were outstanding.

Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise par rights and/or discount rights, you may choose to exercise, as applicable, only discount rights, only par rights, both discount rights and par rights or no rights at all.

On the effective date of the Plan, any shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) owned by you will be canceled, and reorganized Delphi will make the distributions provided for in the Plan, including issuing the shares of common stock of reorganized Delphi for which rights are exercised in the rights offerings. See “Risk Factors — Risks Related to the Rights Offerings — Even if you fully exercise your rights, your common stock ownership interest will be significantly diluted” and “Effects of the Rights Offerings on the Investors’ Ownership.” For a description of the expected capitalization of reorganized Delphi, see “Capitalization.”

Q:	Do I have the right to purchase additional shares in the event that not all stockholders fully exercise their rights?

A:	No, in the case of the par rights. Yes, in the case of the discount rights.

Each discount right entitles each Eligible Holder who fully exercises its basic subscription privilege to subscribe for additional shares of common stock of reorganized Delphi at an exercise price of $38.64 per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privilege as of the expiration date of the discount rights offering. If an insufficient number of shares are available to fully satisfy oversubscription privilege requests, the available shares, if any, will be allocated pro rata among Eligible Holders who exercised their oversubscription privilege based upon the number of shares each Eligible Holder subscribed for under its basic subscription privilege. If there is a pro rata allocation of the remaining shares and an Eligible Holder receives an allocation of a greater number of shares than it subscribed for under its oversubscription privilege, then we will allocate to such Eligible Holder only the number of shares for which it subscribed under its oversubscription privilege, and we will allocate the remaining shares among all other Eligible Holders exercising their oversubscription privileges.

Q:	What will happen to the shares underlying rights that are not exercised?

A:	The Investors have agreed to backstop the discount rights offering, on the terms and subject to the conditions of the EPCA, by purchasing from us, at the $38.39 basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. This means that if any discount rights are not exercised in the discount rights offering, on the effective date of the Plan, the Investors will purchase from us the shares of common stock underlying those discount rights, further diluting your ownership interest.

The backstop commitment of the Investors does not apply to the par rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan).

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own1 either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of , , , , and shares, respectively, or %, %, %, %, % and %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment, a total of , , , , and shares, respectively, or %, %, %, %, % and %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights by Appaloosa, (iii) no exercise of Warrants, (iv) 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offerings reflects the expected sale of shares of common stock of reorganized Delphi to such additional investors. See “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

Transferability of Rights

Q:	Is there a way to realize value if I decide not to exercise my rights?

A:	Rights holders who do not exercise all of their rights prior to the expiration date of the applicable rights offering will lose any value represented by their unexercised rights. Your discount rights are transferable and, if you decide not to exercise all of your discount rights, you may realize value by selling your unexercised discount rights. Your par rights are not transferable. Therefore if you decide not to exercise all of your par rights, you will not be able to realize value by selling your par rights.

Q:	May I transfer my rights if I do not want to purchase any shares?

A:	Yes, for the discount rights. No, for the par rights.

The discount rights are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date of the discount rights offering. Unless the discount rights offering is extended, the deadline for transfer will be 5:00 p.m., New York City time, on , 2008. See “The Rights Offerings — Transferability of Rights and Listing.”

However, any transfer of discount rights must be made sufficiently in advance of the expiration date to comply with settlement procedures applicable to sales of securities. Although we can give no assurance that there will be any trading market for the discount rights, if trading in the discount rights is initiated, we expect that such trading will be on a customary basis in accordance with normal settlement procedures. Trades effected in discount rights will be required to be settled within three trading days after the trade date. A purchase and sale of discount rights that is effected on the date that is two days prior to the expiration date of the discount rights offering would be required to be settled not later than the time the discount rights will have expired. Therefore, if discount rights are purchased on or after the date that is two business days prior to the expiration date of the discount rights offering, such discount rights may be received after they have already expired and will be of no value.

Q:	Will the rights be listed for trading on any national securities exchange or quoted on any U.S. inter-dealer quotation system?

A:	No. The rights will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the discount rights on the OTC Bulletin Board. The ability to trade the discount rights on the OTC Bulletin Board is entirely dependent upon registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the discount rights. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the discount rights will be quoted on the OTC Bulletin Board or that an active trading market for the discount rights will exist. The par rights will not be transferable and therefore will have no trading market.

Q:	Will I receive interest on any funds I deposit with the rights agent to exercise my rights?

A:	No. No interest will be paid to you on the funds you deposit with the rights agent. We will retain any interest earned on the payments held by the rights agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

Issuance of Common Stock

Q:	When will I receive the shares of common stock I am purchasing by exercising my rights?

A:	If you properly exercise your rights and the Plan becomes effective, you will be deemed to own the shares on the effective date of the Plan. We will issue shares of common stock of reorganized Delphi for which rights are exercised as soon as practicable after the effective date of the Plan. No interest will be paid to you on the funds you deposit with the rights agent.

We have applied for qualification of the rights offering with certain state securities commissions. Prior to commencement of the rights offerings, we will advise residents of any such state if the securities commission in that state has disapproved either or both of the rights offerings. Such disapproval would result in holders of rights in that state not being able to exercise their rights in the disapproved rights offering. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

Q:	When can I sell the shares of common stock that I am purchasing by exercising my rights?

A:	Unless you are our affiliate, you generally may sell the shares that you are purchasing by exercise of your rights immediately after you are deemed to own such shares on the effective date of the Plan. We have agreed to provide the Investors with registration rights that would allow them to resell any shares of common stock (and shares of certain Senior Convertible Preferred Stock) of reorganized Delphi that they own after the effective date of the Plan. See “Certain Relationships And Related Transactions — Registration Rights Agreement.”

Q:	Will the common stock be listed for trading on any national securities exchange or quoted on any U.S. inter-dealer quotation system?

A:	We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market for the common stock of reorganized Delphi will exist.

Q:	How many shares of common stock will be outstanding at the time the Plan becomes effective?

A:	On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled. Pursuant to the Plan, on or as soon as practicable after the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to shares of common stock of reorganized Delphi outstanding, assuming conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan) (which are convertible at any time into shares of common stock, initially on a one-for-one basis), exercise in full of rights in the rights offerings (or, in the case of the discount rights offering, exercise in full of the Investors’ backstop commitment) and full exercise of the Warrants at the initial exercise price. See “Risk Factors — Risks Related to the Rights Offerings — Even if you fully exercise your rights, your common stock ownership interest will be significantly diluted” and “— Effects of the Rights Offerings on the Investors Ownership,” “Use of Proceeds” and “Capitalization.”

The share figure assumes that the aggregate amount of all Trade and Other Unsecured Claims (as defined in the Plan) that are allowed or estimated for distribution purposes by the Bankruptcy Court total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and are satisfied with 14,045,750 shares of common stock of reorganized Delphi and is further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. To the extent that these claims total less than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the 14,045,750 shares of common stock will be reduced by one share for each $59.61 reduction in the total amount of these claims, and the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders that exercise rights in the rights offerings) will proportionately increase. To the extent that these claims total more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and ADAH and Delphi have jointly waived the condition to effectiveness of the Plan that such claims total no more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and the creditors’ committee has consented or not objected to such waiver, the 14,045,750 shares of common stock will be increased by one share for each $59.61 increase in the total amount of these claims, the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders that exercise rights in the rights offerings) will proportionately decrease, and to the extent that such claims total more than $1.475 billion (excluding all allowed accrued postpetition interest accrued thereon), the conversion prices of the Senior Convertible Preferred Stock to be issued to the Investors will be proportionally decreased. There can be no assurance that ADAH or Delphi will waive such condition or that the creditors’ committee will consent or not object to such waiver.

The ownership percentages and number of outstanding shares of reorganized Delphi common stock set forth in this prospectus also assume that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution.

Withdrawal of Exercise of Rights; Termination of Rights Offerings

Q:	If I exercise rights in the rights offering, may I withdraw the exercise?

A:	Yes, prior to 5:00 p.m., New York City time, on , 2008, but not thereafter, except as set forth in the following paragraph. Once you have exercised your rights, you may withdraw your exercise at any time prior to the withdrawal deadline applicable to those rights by following the procedures described under “The Rights Offerings — Withdrawal of Exercise of Rights.” The withdrawal deadline for both the discount rights and the par rights is 5:00 p.m., New York City time, on the business day prior to the expiration date of the applicable rights offering. Unless the applicable rights offering is extended, the withdrawal deadline will be 5:00 p.m., New York City time, on , 2008. You will have no right to withdraw your exercise of rights after the applicable withdrawal deadline, except as set forth in the following paragraph.

Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise par rights and/or discount rights, if you choose to withdraw your exercise of rights, you may choose to withdraw, as applicable, only discount rights, withdraw only par rights, or withdraw all of your rights, in each case in accordance with the procedures set forth in this prospectus.

We intend to provide you with the right to withdraw your previous exercise of rights after the applicable withdrawal deadline only if there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the rights and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any discount rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and we may return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and we may return to you your exercise payments, without interest.

Q:	If there are significant modifications to or other changes in the Plan after the expiration date of the rights offerings, can I change my mind about exercising my rights?

A:	No, except as set forth in the third paragraph above under “If I exercise my rights in the rights offerings, may I withdraw the exercise?” Except in that limited circumstance, following the withdrawal deadline, your exercise of rights may not be withdrawn in whole or in part for any reason, including significant modifications to the Plan. Therefore, even if the Plan is modified after the expiration date in such a way that changes your mind about investing in the common stock of reorganized Delphi, except in the limited circumstance described above, you nonetheless will be legally bound to purchase the shares of common stock of reorganized Delphi for which you exercised your rights if the Plan becomes effective.

Q:	Can Delphi terminate the rights offerings?

A:	We currently have no intention of terminating the rights offerings, but we reserve the right to terminate the rights offerings, subject to the obligation under the EPCA to use our reasonable best efforts to consummate the transactions contemplated by the EPCA and the Plan. See “The Rights Offerings — Extensions, Termination and Amendments.” Completion of the rights offerings is a condition of the Investors’ and our obligations under the EPCA. If we terminate the rights offerings and the Investors and we do not waive the condition that the rights offerings shall have occurred, the equity investments pursuant to the EPCA will not occur, and we may not be able to raise the cash needed to fund the Plan.

Q:	If the rights offerings are withdrawn or terminated, will my payment be refunded to me?

A:	Yes. If the rights offerings are withdrawn or terminated, the rights agent will return as soon as practicable all exercise payments. However, no interest will be paid to you on the funds you deposit with the rights agent. See “The Rights Offering — Extensions, Termination and Amendments.”

Conditions to Consummation of the Rights Offerings

Q:	Do a minimum number of rights have to be exercised in the rights offerings?

A:	No. There is no condition that a minimum number of rights must be exercised in the rights offerings. We will receive gross proceeds of approximately $1.6 billion from the sale of shares of common stock of reorganized Delphi in connection with the discount rights offering, regardless of the number of rights exercised, as a result of the backstop commitment of the Investors. See “The Rights Offering — Backstop Commitment.” The backstop commitment of the Investors does not apply to the par rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the plan).

Q:	Are there any conditions to the issuance of the shares of common stock if I exercise my rights?

A:	Yes. The issuance of the common stock is conditioned on the Plan’s becoming effective. Effectiveness of the Plan is subject to a number of conditions, including the satisfaction of certain conditions in the EPCA, entry of certain orders by the Bankruptcy Court and the obtaining of exit financing. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described below under “What are the conditions to completion of the transactions contemplated by the EPCA?” and under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” Payments of the exercise price for the common stock will be held in an escrow account until the effective date of the Plan, unless we withdraw or terminate the rights offerings. If the rights offerings are withdrawn or terminated, the rights agent will return all rights exercise payments as soon as practicable. No interest will be paid to you on the funds you deposit with the rights agent.

In addition, we have applied for qualification of the rights offerings with certain state securities commissions. Prior to commencement of the rights offerings, we will advise residents of any such state if the securities commission in that state has disapproved either or both of the rights offerings. Such disapproval would result in holders of rights in that state not being able to exercise their rights in the disapproved rights offering. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

Q:	What are the conditions to completion of the transactions contemplated by the EPCA?

A:	The obligations of the Investors to make their equity investments pursuant to the EPCA are subject to a number of conditions which are set forth in the EPCA and include the following:

• we must have delivered to ADAH an order confirming the Plan and certain constituent documents of reorganized Delphi (such as the Certificate of Incorporation), and ADAH must be reasonably satisfied to the extent that the material terms of the documents would have a material impact on the Investors’ proposed investment in us;

• there must not have occurred after October 29, 2007 (1) any material strike or material labor stoppage or slowdown involving the International Union, United Automobile, Aerospace and Agricultural Implement Workers of American (UAW), the International Union of Electrical, Salaried, Machine and Furniture Workers — Communications Workers of America (IUE-CWA) or the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC (USW) at either Delphi or GM or any of their respective subsidiaries or (2) any strike, labor stoppage or slowdown involving the UAW, IUE-CWA or USW and either Ford Motor Company or Chrysler Group (or its successors) or at any of their respective subsidiaries that would have a material impact on the Investors’ proposed investment in us;

• our net indebtedness as of the effective date of the Plan (including our required pension contributions from and after the effective date of the Plan through December 31, 2008) must not exceed specified amounts;

• we must have undrawn availability of $1.4 billion under our asset backed loan facility (after taking into account any open letters of credit under such facility and any reductions in availability due to any shortfall in collateral under the borrowing base formula set forth in such facility);

• we must have demonstrated and certified, to the reasonable satisfaction of ADAH, that pro forma interest expense during 2008 on our indebtedness will not exceed $585 million;

• scheduled Pension Benefit Guarantee Corporation liens must have been withdrawn;

• the aggregate amount of Trade and Unsecured Claims must be no more than $1.45 billion (subject to certain waivers and exclusions);

• we must not have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction, that is inconsistent with the EPCA, the term sheets for the Convertible Preferred Stock, the GM Settlement or the Plan;

• we must not have changed our recommendation or approval of the transactions contemplated by the EPCA or the Plan Terms in a manner adverse to the Investors or approved or recommended an alternative transaction; and

• the employment and compensation arrangements with our senior management must be on market terms and reasonably acceptable to ADAH.

In addition, the obligations of both the Investors and us under the EPCA are subject to the following conditions, including: (1) the rights offerings described in this prospectus must have occurred (although there is no requirement that a particular amount of rights be exercised); and (2) we must have received the proceeds of our exit financing which, together with the equity investments by the Investors and the gross proceeds from the rights offerings, are sufficient to fund fully the Plan (to the extent we are to fund such transactions as contemplated by the Plan).

All of the Investors’ conditions may be waived with respect to all Investors by ADAH in its sole discretion. We also can waive the conditions applicable to our obligations under the EPCA.

The EPCA also may be terminated by us or the Investors under certain circumstances. The Investors will not have to complete the equity investments contemplated by the EPCA, and we will not have to fulfill our obligations under the EPCA, if the EPCA is terminated. We can terminate the EPCA in certain circumstances described in the EPCA, including the following: (1) if we agree to engage in an alternative transaction, but we can only do so if: (a) our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties; (b) we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that, despite such changes, the alternative transaction is superior; and (c) we have paid the Investors an alternative transaction fee of $82.5 million; and (2) at any time on or after March 31, 2008, if the Senior Convertible Preferred Stock has not been delivered to the Investors on or before such date.

We also have agreed to pay out-of-pocket costs and expenses reasonably incurred by the Investors or their affiliates subject to the terms, conditions and limitations set forth in the EPCA.

ADAH can terminate the EPCA in certain circumstances described in the EPCA, including the following: (1) at any time on or after March 31, 2008, if the Senior Convertible Preferred Stock has not been delivered to the Investors on or before such date; (2) we have changed our recommendation or approval of the transactions contemplated by the EPCA, the Plan Terms or the GM Settlement in a manner adverse to the Investors or approved or recommended an alternative transaction; or (3) we have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction, that is inconsistent with the EPCA, the GM Settlement or the Plan.

Backstop Commitment and Role of the Investors

Q:	Who are the Investors?

A:	ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus are the Investors. As of the record date for the rights offerings, the Investors and their affiliates beneficially owned a total of shares, or %, of our outstanding common stock. The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part becomes effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offering includes the expected sale of shares of common stock of reorganized Delphi to such additional investors.

Q:	How were the Investors selected?

A:	With the assistance of our financial advisor and investment banker, we explored alternative investment proposals from several potential investors. We worked with these various investor groups to create a limited and focused competitive investment proposal process. Through this process we developed a potential framework for our reorganization plan and our transformation plan. After several months of negotiations, we decided to pursue agreements with the Investors. Our selection of the Investors was based, in part, on the potential investments in support of our transformation plan and reorganization plan that they were willing to provide. In addition, we believe that the Investors each brought certain strengths to a potential transaction. In particular, we believe that Appaloosa, by virtue of its sizable investment in our equity and bonds, has a strong interest in a positive outcome for our transformation plan and reorganization plan.

Q:	How do the Investors’ commitments work?

A:	The Investors have agreed, on the terms and subject to the conditions of the EPCA, to backstop the discount rights offering by purchasing from us, at a price of $38.39 per share, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. This obligation would include shares underlying discount rights distributed to the Investors, in their capacity as common stockholders, that are not exercised in the discount rights offering. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $800.0 million of Senior Convertible Preferred Stock and a further $175.0 million of the common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of up to $2.55 billion. See

“The Rights Offerings — Backstop Commitment.” The obligations of the Investors to make their equity commitments pursuant to the EPCA are subject to the satisfaction of a number of conditions which are more fully described under Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” We have agreed to pay the Investors aggregate fees of $63.750 million for their equity commitments and arrangement services, of which $39.375 million relates to the backstop commitment of the discount rights offering. See “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement” for a complete description of the EPCA.

The backstop commitment of the Investors does not apply to the par rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan). Pursuant to the Plan, Appaloosa has agreed not to participate in the par rights offering, and par rights that would otherwise be distributed to Appaloosa will be instead distributed to the other holders of record of our common stock as of the record date for the rights offerings.

As of the record date for the rights offerings, the Investors and their affiliates beneficially owned a total of shares, or %, of our outstanding common stock. On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own[1] either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of , , , , and shares, respectively, or %, %, %, %, % and %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment, a total of , , , , and shares, respectively, or %, %, %, %, % and %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights by Appaloosa, (iii) no exercise of Warrants, (iv) 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims (as defined in the Plan) in an aggregate amount of $1.45 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offerings includes the expected sale of shares of common stock of reorganized Delphi to such additional investors. See “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

The Investors are not soliciting participation by the holders of rights in the rights offerings or engaging in any other marketing or sales activity in connection with the rights offerings and make no recommendation to you regarding whether or not you should exercise or sell your rights.

Other Rights Offerings Matters

Q:	Have you or your Board of Directors made a recommendation as to whether I should exercise my rights?

A:	No. Neither we nor our Board of Directors has made any recommendation as to whether or not you should exercise your rights. You should make an independent investment decision about whether or not to exercise your rights. If you do not exercise your par rights or exercise or sell your discount rights, you will lose any value represented by your rights and your percentage ownership interest in us will be further diluted.

Q:	What are the material United States federal income tax consequences of the discount rights offering to an Eligible Holder?

A:	The material United States federal income tax consequences to an Eligible Holder depends upon whether the Eligible Claims constitute “securities” for United States federal income tax purposes. If such Eligible Claims constitute securities, an Eligible Holder that exchanges its Eligible Claims for newly-issued common stock and discount rights pursuant to the Plan generally should not recognize gain or loss on the receipt of the discount rights. If such Eligible Claims do not constitute securities, a holder that exchanges its Eligible Claims for newly-issued common stock and discount rights pursuant to the Plan generally should recognize gain or loss on the receipt of the discount rights. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the discount rights, and the ownership and disposition of common stock received as a result of the exercise of the discount rights, in light of your particular circumstances.

Q:	What are the material United States federal income tax consequences of the par rights offering to a holder of our common stock?

A:	The material United States federal income tax consequences of the par rights offering to a holder of our common stock depends upon whether such holder receives newly-issued common shares pursuant to the Plan. If a holder of our common stock receives newly-issued common shares pursuant to the Plan, holds shares of our common stock as capital assets, and is not subject to special treatment under United States federal income tax law (e.g., as a bank or dealer in securities), the holder generally will not recognize gain or loss on the receipt of par rights. A holder of our common stock that does not receive newly-issued common shares pursuant to the Plan generally will recognize gain or loss on the receipt of par rights. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the par rights, and the ownership and disposition of common stock received as a result of the exercise of the par rights, in light of your particular circumstances.

Q:	Is exercising my rights risky?

A:	The exercise of your rights involves risks. Exercising your rights means buying shares of the common stock of reorganized Delphi and should be considered as carefully as you would consider any other equity investment. You should carefully read the “Risk Factors” sections beginning on page 30 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise your rights.

Q:	What should I do if I have other questions?

A:	If you have any questions about the procedure for exercising your rights, including the procedure if you have lost your rights certificate, or otherwise about the rights offerings, please contacts , who is acting as our information agent, at:

[insert name/address]

For a more complete description of the rights offerings, see “The Rights Offerings” beginning on page 52 of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary is not complete and does not contain all of the information that you should consider before exercising the rights to purchase common stock of reorganized Delphi. You should read carefully this entire prospectus and the documents incorporated herein by reference, including the “Risk Factors” sections beginning on page 30 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before making an investment decision.

Our Company

We believe we are a leading global technology innovator with significant engineering resources and technical competencies in a variety of disciplines. We were incorporated in 1998 in contemplation of our separation from GM in 1999. Today, we are one of the largest global suppliers of vehicle electronics, transportation components, integrated systems and modules and other electronic technology. Technology developed and products manufactured by us are changing the way drivers interact with their vehicles. We are a leader in the breadth and depth of technology to help make cars and trucks smarter, safer and better. We supply products to nearly every major global automotive original equipment manufacturer.

In addition, since our separation from GM, we have diversified our customer base by taking advantage of our technological and manufacturing core competencies. We have entered and continue to pursue additional opportunities in adjacent markets such as in communications (including telematics), computer components, automotive aftermarket, consumer electronics, energy and the medical devices industry.

We have extensive technical expertise in a broad range of product lines and strong systems integration skills, which enable us to provide comprehensive, systems-based solutions to vehicle manufacturers. We have established an expansive global presence, with a network of manufacturing sites, technical centers, sales offices and joint ventures located in major regions of the world. We operate our business along the following reporting segments that are grouped on the basis of similar product, market and operating factors:

•	Electronics and Safety, which includes audio, entertainment and communications, safety systems, body controls and security systems, and power electronics, as well as advanced development of software and silicon;

•	Thermal Systems, which includes Heating, Ventilating and Air Conditioning systems, components for multiple transportation markets, and powertrain cooling and related technologies;

•	Powertrain Systems, which includes extensive systems integration expertise in gasoline, diesel and fuel handling and full end-to-end systems including fuel injection, combustion, electronics controls, exhaust handling, and test and validation capabilities;

•	Electrical/Electronic Architecture, which includes complete electrical architecture and components products;

•	Steering, which includes steering, halfshaft and column technology; and

•	Automotive Holdings Group, which includes non-core product lines and plant sites that do not fit our future strategic framework.

•	Corporate and Other, which includes the Product and Service Solutions business comprised of independent aftermarket, diesel aftermarket, original equipment service, consumer electronics and medical systems, in addition to the expenses of corporate administration, other expenses and income of a non-operating or strategic nature, and the elimination of inter-segment transactions.

In connection with our transformation plan, we intend to sell or wind down certain non-core product lines, including those that comprise our Automotive Holdings Group and Steering segments. The sale and wind-down process is being conducted in consultation with our customers, unions and other stakeholders to carefully manage the transition of affected product lines.

Bankruptcy Cases

Filing of Chapter 11 Cases

On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code, and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code. The Bankruptcy Court is jointly administering these cases as “In re Delphi Corporation, et al., Case No. 05-44481 (RDD).” Our non-U.S. subsidiaries, which were not included in the filings, have continued their business operations without supervision from the Bankruptcy Court and are not subject to the requirements of the Bankruptcy Code. We and our debtor subsidiaries have been operating our businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and Bankruptcy Court orders. As debtors-in-possession, we and our debtor-subsidiaries are authorized under chapter 11 of the Bankruptcy Code to continue to operate as an ongoing business in the ordinary course, but are not permitted to engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.

Equity Purchase and Commitment Agreement

On August 3, 2007, we executed the EPCA with the Investors that was amended on December 10, 2007, pursuant to which, and on the terms and subject to the conditions of which, the Investors would invest, assuming the full backstop commitment, up to $2.55 billion in reorganized Delphi.

On the terms and subject to the conditions of the EPCA, the Investors have agreed to backstop the discount rights offering by purchasing from us, at the $38.39 basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $800.0 million of Senior Convertible Preferred Stock and a further $175.0 million of common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of up to $2.55 billion.

The obligations of the Investors to make their equity investments pursuant to the EPCA are subject to the satisfaction of a number of conditions that are set forth in the EPCA. In addition, the EPCA also may be terminated by us or the Investors under certain circumstances. Neither we nor the Investors will have to consummate the transactions contemplated by the EPCA if the EPCA is terminated. The conditions set forth in the EPCA and the circumstances under which we or the Investors may terminate the EPCA are described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

The EPCA also attaches a plan of reorganization, including the proposed financial recovery of our stakeholders and the treatment of specific claims asserted by GM, the resolution of pension funding issues, the terms of the preferred stock to be issued under the Plan, the establishment of a joint claims oversight committee and the corporate governance of reorganized Delphi.

Plan Confirmation and Effectiveness

On September 6, 2007, we filed the Plan with the Bankruptcy Court together with the Disclosure Statement which describes the Plan and sets forth certain information about our chapter 11 cases. On December 10, 2007, we filed with the Bankruptcy Court the first amended Plan and the first amended Disclosure Statement. The Disclosure Statement was approved by the Bankruptcy Court on December 10, 2007.

On          , 2007, we mailed to each creditor and each equity security holder entitled to vote on the Plan a ballot to vote to accept or reject the Plan. The ability of common stockholders to vote on the Plan is independent of, and separate from, our common stockholders’ ability to participate in the rights offerings.

The voting solicitation period ended on January   , 2008, and on          , 2008, the Bankruptcy Court confirmed the Plan.

We will not emerge from bankruptcy as a going concern unless and until the Plan becomes effective. The effectiveness of the Plan currently is not scheduled to occur until after the expiration of the rights offerings. Even if rights are exercised in the rights offerings, we will not issue shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA, the entry of certain orders by the Bankruptcy Court and the obtaining of exit financing. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

We cannot assure you that the terms of the Plan will not change due to market conditions, the Bankruptcy Court’s requirements or otherwise after the expiration of the rights offering and prior to the effective date of the Plan. You will have no right to withdraw your exercise of rights after the withdrawal deadline except as set forth in the following sentence. We intend to provide you with the right to withdraw your previous exercise of rights after the withdrawal deadline only if there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the rights and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any discount rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and we may return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and we may return to you your exercise payments, without interest.

Our principal executive offices are located at 5725 Delphi Drive, Troy, Michigan 48098 and our telephone number is (248) 813-2000.

THE OFFERING

Rights	We are distributing to Eligible Holders, at no charge, transferable rights (the “discount rights”) to purchase up to a total of 41,026,309 shares of common stock of reorganized Delphi. Each Eligible Holder will receive, for each $ of such Eligible Holder’s Eligible Claim, one discount right.

We are distributing to holders of our common stock, at no charge, nontransferable rights (the “par rights”) to purchase up to a total of 21,680,996 shares of common stock of reorganized Delphi. Each holder of our common stock will receive one par right for each shares of our common stock owned of record at 5:00 p.m., New York City time, on , 2008, the date on which the confirmation hearing with respect to the Plan commenced before the Bankruptcy Court.

Exercise Price	Each discount right carries with it a “basic subscription privilege” and an “oversubscription privilege.” The basic subscription privilege entitles each Eligible Holder to purchase one share of common stock of reorganized Delphi at $38.39 per share. The “oversubscription privilege” entitles each Eligible Holder who fully exercises its basic subscription privilege to subscribe for additional shares of common stock of reorganized Delphi at an exercise price of $38.64 per share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privilege as of the expiration date of the discount rights offering. If an insufficient number of shares are available to fully satisfy oversubscription privilege requests, the available shares, if any, will be allocated pro rata among Eligible Holders who exercised their oversubscription privilege based upon the number of shares each Eligible Holder subscribed for under its basic subscription privilege. If there is a pro rata allocation of the remaining shares and an Eligible Holder receives an allocation of a greater number of shares than it subscribed for under its oversubscription privilege, then we will allocate to such Eligible Holder only the number of shares for which it subscribed under its oversubscription privilege, and we will allocate the remaining shares among all other Eligible Holders exercising their oversubscription privileges.

Each par right entitles the holder to purchase one share of common stock of reorganized Delphi at $59.61 per share. There is no oversubscription privilege in the par rights offering.

We will not issue fractional par rights, however, we will issue fractional discount rights. Because fractional par rights will not be issued in the par rights offering, and cash will not be paid in lieu of fractional par rights in the par rights offering, you will need to hold at least shares of common stock in order to receive one par right. If you hold less than shares of common stock, you will not receive any par rights. Otherwise, the number of par rights that you receive will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that we offer 21,680,996 shares of common stock of reorganized Delphi in the par rights offering. A fractional discount right will not be exercisable unless it is aggregated with other fractional discount rights so that when exercised, in the aggregate, such fractional discount rights result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional discount rights cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. Accordingly, if you hold fractional discount rights, you will lose any value represented by those rights unless you sell those discount rights or you purchase from another discount rights holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi. Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise par rights and/or discount rights, you may choose to exercise, as applicable, only discount rights, only par rights, both discount rights and par rights or no rights at all.

Record Date	, 2008, which was the date used to determine the Eligible Holders and the stockholders, as applicable, entitled to receive rights.

Expiration	The rights expire, if not previously exercised, at 5:00 p.m., New York City time, on , 2008, unless the applicable exercise period is extended. The rights offerings currently are scheduled to expire prior to the effective date of the Plan. We cannot assure you that the terms of the Plan will not change due to the Bankruptcy Court’s requirements or otherwise after the expiration of the rights offerings and prior to the effective date of the Plan, even though you will have no right to withdraw your exercise of rights after the applicable withdrawal deadline except in the limited circumstances described below under “Withdrawal of Exercise of Rights.”

Shares of Common Stock Outstanding After the Rights Offerings	If the Plan becomes effective, on the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled, and up to a total of shares of common stock of reorganized Delphi, Warrants initially exercisable to purchase up to a total of 25,113,275 shares of common stock of reorganized Delphi and up to 35,381,155 shares of Convertible Preferred Stock (convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis) (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM), will be issued as set forth in the Plan. The share figure assumes that 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion, which number of shares is subject to upward or downward adjustment depending on the value of those claims and is further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. See “Use of Proceeds” and “Capitalization.”

Investors	ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus are the Investors.

Backstop Commitment	The Investors have agreed, on the terms and subject to the conditions of the EPCA, to backstop the discount rights offering by purchasing from us, at the $38.39 basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. We have paid the Investors a fee of $39.375 million for their backstop commitment.

The backstop commitment of the Investors does not apply to the par rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan).

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own[1] either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of , , , , and shares, respectively, or %, %, %, %, % and %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment, a total of , , , , and shares, respectively, or %, %, %, %, % and %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights by Appaloosa, (iii) no exercise of Warrants, (iv) 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offerings includes the expected sale of shares of common stock of reorganized Delphi to such additional investors. See “The Rights Offering — Backstop Commitment,” “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

The Investors are not soliciting participation by the holders of rights in the rights offerings or engaging in any other marketing or sales activity in connection with the rights offerings and make no recommendation to you regarding whether or not you should exercise or sell your rights.

The Investors’ backstop commitment and commitment to make the additional equity investments are subject to the satisfaction of numerous conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

Procedures for Exercise	If you hold securities out of which your Eligible Claim arises or your shares of common stock through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your rights. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your rights.

If you do not hold securities out of which your Eligible Claim arises or your shares of common stock through a brokerage account, bank or other nominee (i.e., you are a registered holder and hold a physical certificate), to exercise your rights, you must properly complete and sign your rights certificate(s) and deliver your rights certificate(s) to the rights agent. Delivery of your rights certificate(s) must be accompanied by full payment of the applicable exercise price for each share you wish to purchase. See “The Rights Offerings — Exercise of Rights” and “— Payment of Exercise Price.”

Oversubscription Privilege in Discount Rights Offering	There is no oversubscription privilege in the par rights offering. If a rights holder does not fully exercise its par rights, those unexercised rights will expire.

Each discount right entitles each Eligible Holder who fully exercises its basic subscription privilege to subscribe for additional shares of common stock of reorganized Delphi at an exercise price of $38.64 per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privilege as of the expiration date of the discount rights offering. If an insufficient number of shares are available to fully satisfy oversubscription privilege requests, the available shares, if any, will be allocated pro rata among Eligible Holders who exercised their oversubscription privilege based upon the number of shares each Eligible Holder subscribed for under its basic subscription privilege. If there is a pro rata allocation of the remaining shares and an Eligible Holder receives an allocation of a greater number of shares than it subscribed for under its oversubscription privilege, then we will allocate to such Eligible Holder only the number of shares for which it subscribed under its oversubscription privilege, and we will allocate the remaining shares among all other Eligible Holders exercising their oversubscription privileges.

Any shares of common stock of reorganized Delphi for which unexercised discount rights would have otherwise been exercisable will be purchased by the Investors, and any shares of common stock of reorganized Delphi for which unexercised par rights would have otherwise been exercisable will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan).

Transferability of Rights	The par rights are not transferable. The discount rights are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date of the discount rights offering. Unless the discount rights offering is extended, the deadline for transfer of discount rights will be 5:00 p.m., New York City time, on , 2008. See “The Rights Offerings — Transferability of Rights and Listing.”

No Listing of Rights	The rights will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the discount rights on the OTC Bulletin Board. The ability to trade the rights on the OTC Bulletin Board is entirely dependent upon registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the discount rights. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the discount rights will be quoted on the OTC Bulletin Board or that an active trading market for the rights will exist. Because the par rights are not transferable, there will be no trading market for the par rights.

Issuance of Common Stock	If you properly exercise your rights and the Plan becomes effective, you will be deemed to own the shares on the effective date of the Plan. We will issue shares of common stock of reorganized Delphi for which rights are exercised as soon as practicable after the effective date of the Plan. No interest will be paid to you on the funds you deposit with the rights agent.

Blue Sky Laws	We have applied for qualification of the rights offerings with certain state securities commissions. Prior to commencement of the rights offerings, we will advise residents of any such state if the securities commission in that state has disapproved either or both of the rights offerings. Such disapproval would result in holders of rights in that state not being able to exercise their disapproved rights in the rights offering. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

Withdrawal of Exercise of Rights.	Your exercise of rights may be validly withdrawn at any time prior to the applicable withdrawal deadline, but not thereafter, except as set forth in the following paragraph. The applicable withdrawal deadline is 5:00 p.m., New York City time, on the business day prior to the expiration date of the applicable rights offering. Unless the applicable rights offering is extended, the withdrawal deadline will be 5:00 p.m., New York City time, on , 2008. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the rights agent prior to the withdrawal deadline at its address set forth under “The Rights Offerings — Delivery of Rights Certificate and Payment.”

Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise par rights and/or discount rights, if you choose to withdraw your exercise of rights, you may choose to withdraw only discount rights, withdraw only par rights, or withdraw all of your rights, in each case in accordance with the procedures set forth in this prospectus.

We intend to provide you with the right to withdraw your previous exercise of rights after the withdrawal deadline only if there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the rights and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any discount rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and we may return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and we may return to you your exercise payments, without interest.

Use of Proceeds	Our total gross proceeds from the rights offerings (assuming that all par rights are exercised) will be approximately $2.9 billion before deducting fees and expenses related to the rights offerings. We will receive gross proceeds of approximately $1.6 billion from the sale of shares of common stock of reorganized Delphi in connection with the discount rights offering, regardless of the number of discount rights exercised, as a result of the backstop commitment of the Investors. If any shares of common stock of reorganized Delphi are purchased pursuant to the exercise of the oversubscription privilege in the discount rights offering, we will receive additional gross proceeds of $0.25 per share of common stock purchased pursuant to the oversubscription privilege, which additional proceeds will be distributed pro rata to discount rights holders that did not exercise or transfer their discount rights in the discount rights offering. We will receive gross proceeds of approximately $1.3 billion from the sale of shares of common stock of reorganized Delphi in connection with the par rights offering (assuming that all par rights are exercised). The proceeds from the par rights offering will be used to satisfy certain liquidity requirements, to satisfy certain claims of our unions, to reduce the amount of preferred stock distributed to GM and to partially satisfy certain claims of certain unsecured creditors as described under “Use of Proceeds.” The backstop commitment of the Investors does not apply to the par rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan). We intend to use the net proceeds from the rights offerings and the $975.0 million from the additional equity investments in reorganized Delphi by the Investors, together with borrowings under our exit financing and cash-on-hand, to make payments contemplated by the Plan and for general corporate purposes. See “Use of Proceeds” for a complete description of the application of the proceeds of the rights offerings and the Plan.

No Recommendation	Neither we nor our Board of Directors has made any recommendation as to whether or not you should exercise your rights. You should make an independent investment decision about whether or not to exercise your rights.

Termination of Rights Offering	We currently have no intention of terminating the rights offerings, but we reserve the right to terminate the rights offerings, subject to our obligations under the EPCA to use our reasonable best efforts to complete the rights offerings. Completion of the rights offerings is a condition of the Investors’ obligations under the EPCA. If we terminate the rights offerings and the Investors and we do not waive the condition that the rights offerings shall have occurred, the equity investments pursuant to the EPCA will not occur, and we may not be able to raise the cash needed to fund the Plan. If the rights offerings are withdrawn or terminated, the rights agent will return all exercise payments as soon as practicable. No interest will be paid to you on the funds you deposit with the rights agent.

Transferability of Common Stock	Unless you are our affiliate, you generally may sell the shares that you are purchasing on exercise of your rights immediately after you are deemed to own such shares on the effective date of the Plan. We have agreed to provide GM, the Investors and holders of general unsecured claims that received under the Plan a distribution of 10% or more of the common stock of reorganized Delphi with registration rights that would allow them to resell any shares of common stock (and shares of certain Convertible Preferred Stock) of reorganized Delphi that they own after the effective date of the Plan. See “Certain Relationships And Related Transactions — Registration Rights Agreement.”

Trading of Common Stock	Our outstanding common stock is quoted on the Pink Sheets, a quotation service for over the counter (“OTC”) securities, under the symbol “DPHIQ.” On , 2008, the last trading day prior to the record date, the last reported sale price for our common stock on the Pink Sheets was $ per share.

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market for the common stock of reorganized Delphi will exist.

Material United States Federal Income Tax Consequences of Discount Rights Offering to an Eligible Holder	The material United States federal income tax consequences to an Eligible Holder depends upon whether the Eligible Claims constitute “securities” for United States federal income tax purposes. If such Eligible Claims constitute securities, an Eligible Holder that exchanges its Eligible Claims for newly-issued common stock and discount rights pursuant to the Plan generally should not recognize gain or loss on the receipt of the discount rights. If such Eligible Claims do not constitute securities, a holder that exchanges its Eligible Claims for newly-issued common stock and discount rights pursuant to the Plan generally should recognize gain or loss on the receipt of the discount rights. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the discount rights, and the ownership and disposition of common stock received as a result of the exercise of the discount rights, in light of your particular circumstances.

Material United States Federal Income Tax Consequences of Par Rights Offering to a Holder of Our Common Stock	The material United States federal income tax consequences of the par rights offering to a holder of our common stock depends upon whether such holder receives newly-issued common shares pursuant to the Plan. If a holder of our common stock receives newly-issued common shares pursuant to the Plan, holds shares of our common stock as capital assets, and is not subject to special treatment under United States federal income tax law (e.g., as a bank or dealer in securities), the holder generally will not recognize gain or loss on the receipt of par rights. A holder of our common stock that does not receive newly-issued common shares pursuant to the Plan generally will recognize gain or loss on the receipt of par rights. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the par rights, and the ownership and disposition of common stock received as a result of the exercise of the par rights, in light of your particular circumstances.

Rights Agent and Information Agent	is acting as rights agent for the rights offerings, and is acting as information agent for the rights offerings.

Risk Factors	Exercising the rights and investing in the common stock of reorganized Delphi involve substantial risks. We urge you to carefully read the “Risk Factors” sections beginning on page 30 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, which are incorporated by reference in this prospectus, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise rights.

KEY DATES

Record Date	, 2008, which was the date used to determine the stockholders entitled to receive rights.

Commencement Date	, 2008.

Expiration Date	Both the discount rights and the par rights expire, if not previously exercised, at 5:00 p.m., New York City time, on , 2008, unless we extend the exercise period applicable to such rights. Any rights unexercised at the end of the applicable exercise period will expire without any payment to the holders with respect to those unexercised rights.

Withdrawal Deadline	The withdrawal deadline is 5:00 p.m., New York City time, on the business day prior to the expiration date of the applicable rights offering. Unless we extend the applicable rights offering, the withdrawal deadline will be 5:00 p.m., New York City time, on , 2008.

RISK FACTORS

An investment in the common stock of reorganized Delphi involves a high degree of risk. You should consider carefully the following information about these risks, together with the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, which are incorporated herein by reference, and the other information contained in this prospectus and incorporated herein by reference, in its entirety before exercising the rights to purchase common stock of reorganized Delphi. Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition and/or operating results to suffer. The market price of the common stock of reorganized Delphi could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. Some of the statements in “Risk Factors” are forward-looking statements. For more information about forward-looking statements, please see “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Rights Offering

On the effective date of the Plan, all of the shares of common stock owned by you prior to that time will be canceled. Whether or not you exercise your rights, if you currently hold shares of Delphi common stock, your common stock ownership interest will be diluted.

On the effective date of the Plan, all existing           shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled. On or as soon as practicable after the effective date of the Plan, reorganized Delphi will issue up to           shares of common stock of reorganized Delphi, Warrants initially exercisable to purchase up to a total of 25,113,275 shares of common stock of reorganized Delphi and 35,381,155 shares of Convertible Preferred Stock (initially convertible into common stock on a one-for-one basis) of reorganized Delphi as follows:

•	461,552 shares of common stock of reorganized Delphi, to the holders of our common stock as of the record date;

•	Warrants exercisable to purchase up to a total of 25,113,275 shares of common stock of reorganized Delphi, to the holders of our common stock as of the record date;

•	41,026,309 shares of common stock of reorganized Delphi in the discount rights offering (including the sale of any shares of common stock purchased by the Investors pursuant to their backstop commitment);

•	21,680,996 shares of common stock of reorganized Delphi in the par rights offering (assuming that all par rights are exercised; if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors, as set forth in the sixth bullet point of this section, in partial satisfaction of their claims or, in case of GM, as shares of Series C Convertible Preferred Stock issuable to GM, as set forth in the last bullet point below, in each case to the extent they do not receive a cash distribution of the proceeds of the par rights offering as described under “Use of Proceeds”);

•	4,558,479 shares of common stock of reorganized Delphi to the Investors (without giving effect to any shares purchased pursuant to their backstop commitment or pursuant to their exercise of rights in the rights offerings);

•	up to 14,045,750 shares of common stock of reorganized Delphi to the holders of Trade and Other Unsecured Claims (this figure assumes that such claims total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the maximum amount permitted under the EPCA, and that certain cure amounts will be paid in cash; in addition, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors in partial satisfaction of those claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM, as set forth in the last bullet point below, in each case to the extent they do not receive a cash distribution of the proceeds of the par rights offering as described under “Use of Proceeds”);

•	30,881,430 shares of common stock of reorganized Delphi to holders of claims arising under or as a result of Delphi’s senior notes;

•	4,911,732 shares of common stock of reorganized Delphi to holders of claims arising under or as a result of Delphi’s subordinated notes;

•	9,478,887 shares of Series A-1 Senior Convertible Preferred Stock of reorganized Delphi to ADAH;

•	9,394,092 shares of Series B Senior Convertible Preferred Stock of reorganized Delphi to the Investors other than ADAH; and

•	16,508,176 shares of Series C Convertible Preferred Stock of reorganized Delphi to GM (assuming that no par rights are exercised; to the extent that any par rights are exercised, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution).

Assuming (1) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan) (which are convertible at any time into shares of common stock, initially on a one-for-one basis), (2) exercise in full of rights in the rights offerings (or, in the case of the discount rights offering, exercise in full of the Investors’ backstop commitment), and (3) exercise in full of the Warrants at the initial exercise price, there will be up to           shares of common stock of reorganized Delphi outstanding on or as promptly as practicable after the effective date of the Plan. References to number of shares are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. See “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

The ownership percentages and number of outstanding shares of reorganized Delphi common stock set forth in this prospectus assume that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and are satisfied with 14,045,750 shares of common stock of reorganized Delphi. To the extent that these claims total less than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the 14,045,750 shares of common stock will be reduced by one share for each $59.61 reduction in the total amount of these claims, and the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders that exercise rights in the rights offerings) will proportionately increase. To the extent that these claims total more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and ADAH and Delphi have jointly waived the condition to effectiveness of the Plan that such claims total no more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and the creditors’ committee has consented or not objected to such waiver, the 14,045,750 shares of common stock will be increased by one share for each $59.61 increase in the total amount of these claims, the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders that exercise rights in the rights offerings) will proportionately decrease, and to the extent that such claims total more than $1.475 billion (excluding all allowed accrued postpetition interest accrued thereon), the conversion prices of the Senior Convertible Preferred Stock to be issued to the Investors will be proportionally decreased. There can be no assurance that ADAH or Delphi will waive such condition or that the creditors’ committee will consent or not object to such waiver.

We will issue a total of 41,026,309 shares of common stock in connection with the discount rights offering, regardless of the number of discount rights exercised, as a result of the backstop commitment of the Investors. The backstop commitment of the Investors does not apply to the par value rights offering. However, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Perferred Stock issuable to GM under the Plan).

Therefore, even if you fully exercise your rights in the applicable rights offering, if you currently hold shares of Delphi common stock, your common stock ownership interest will be significantly reduced at the effective date of the Plan. If you do not fully exercise your rights in the rights offerings, your common stock ownership interest will be even further reduced. The magnitude of the reduction of your percentage ownership will depend on the number of shares of common stock, if any, you purchase in the rights offerings. Rights holders who do not exercise or sell their discount rights or exercise their par rights, in each case, prior to the expiration of the applicable rights offering will lose any value represented by their rights.

Even if rights are exercised in the rights offerings, we will not issue shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions.

Even if you exercise rights, we will only issue shares of common stock of reorganized Delphi for which those rights were exercised if the Plan becomes effective. If the Plan does not become effective, we will refund to you the total amount of the exercise price, if any, paid by you upon exercise of your rights, without interest. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

In addition, if the Plan does not become effective before February 29, 2008, certain pension funding waivers that we have received from the United States Internal Revenue Service (the “IRS”) will expire. Without meeting this deadline or receiving additional waivers from the IRS, failure of the Plan to become effective by February 29, 2008 could result in a significant tax assessment against us and a drawing down by the Pension Benefit Guaranty Corporation (the “PBGC”) of letters of credit totaling approximately $150 million. Although we would vigorously contest the validity of any such tax assessment, there can be no assurance that would be successful in such a challenge.

Following the withdrawal deadline, your exercise of rights may not be withdrawn, except in very limited circumstances.

Once you have exercised your rights, you may withdraw your exercise at any time prior to the applicable withdrawal deadline, but not thereafter, except as set forth in the following paragraph. The applicable withdrawal deadline is 5:00 p.m., New York City time, on the business day prior to the expiration date of the applicable rights offering. Unless the applicable rights offering is extended, the withdrawal deadline will be 5:00 p.m., New York City time, on     , 2008.

We intend to provide you with the right to withdraw your previous exercise of rights after the withdrawal deadline only if there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the rights and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any discount rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and we may return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and we may return to you your exercise payments, without interest.

Following the withdrawal deadline, except in the limited circumstance described above, you may not withdraw your exercise of rights in whole or in part for any reason, including a decline in our common stock price or changes in the Plan, even though we have not already issued the shares to you and the applicable withdrawal deadline has occurred. Even if circumstances arise after you have exercised your rights that change your mind about investing in the common stock of reorganized Delphi, you will be legally bound to purchase the shares of common stock of reorganized Delphi for which you exercised your rights if the Plan becomes effective.

We may make significant changes to the Plan following the expiration of the rights offerings, but you will no longer be able to withdraw your exercise of rights, except in very limited circumstances.

The rights offerings are scheduled to expire prior to the effective date of the Plan. We cannot assure you that the terms of the Plan will not change due to the Bankruptcy Court’s requirements or otherwise after the expiration of the rights offerings. The Bankruptcy Court will consider the best interests of all claim and equity security holders in Delphi’s chapter 11 cases, and could require changes to the Plan which could have an adverse impact on your interests as a common stockholder. The value of your common stock may also be adversely affected. In addition, we may negotiate other changes to the Plan.

Following the withdrawal deadline, your exercise of rights may not be withdrawn in whole or in part for any reason, including a delay in confirmation of the Plan or significant modifications to the Plan, unless there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the rights and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any discount rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and we may return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and we may return to you your exercise payments, without interest.

Therefore, except in that limited circumstance, even if the Plan is modified after the expiration date, and you change your mind about investing in the common stock of reorganized Delphi, you nonetheless will be legally bound to purchase the shares of common stock of reorganized Delphi for which you exercised your rights if the Plan becomes effective.

The commitments of the Investors are conditioned upon specified factors, and if these conditions are not met, we may not be able to raise the proceeds necessary to fund our cash obligations under the Plan, and the Plan may not become effective.

The Investors’ obligations under the EPCA are subject to the satisfaction of numerous conditions as described under “Certain Relationships and Related Transactions — Equity Purchase Commitment Agreement.” Some of these conditions are not in our control. If we are not able to meet these conditions, the Investors may be unwilling to waive the conditions and would no longer be obligated to purchase any shares of common stock that are not purchased pursuant to the exercise of rights in the discount rights offering or make an additional $975.0 million equity investment in reorganized Delphi. As a result, we may not be able to raise the proceeds necessary to fund our cash obligations under the Plan, and the Plan may not become effective. If this happens, we may be forced to propose an alternate plan or make significant modifications to our current Plan, any of which actions could have an adverse impact on your interest as a common stockholder or the value of your shares of common stock.

The exercise price does not reflect a determination of our value or the value of the common stock of reorganized Delphi.

Each holder of our common stock will receive one par right for each share of our common stock owned of record at 5:00 p.m., New York City time, on           , 2008. We will not issue fractional shares or cash in lieu of fractional shares. Each discount right entitles the holder to purchase one share of common stock of reorganized Delphi at $38.39 per share pursuant to the basic subscription privilege (and $38.64 per share pursuant to the oversubscription privilege), and each par right entitles the holder to purchase one share of common stock of reorganized Delphi at $59.61 per share. The exercise prices were determined after extensive negotiations and renegotiations with the Investors, the creditors’ committee, the equity committee and GM. With the assistance of our financial advisor and investment banker, we explored alternative investment proposals from several potential investors. Through this process we developed a potential framework for our reorganization plan and our transformation plan. After several months of negotiations, we decided to pursue an agreement with the Investors, that was supported by the creditors’ committee, the equity committee and GM, under which the Investors would be willing to provide their investment to support our reorganization and transformation plan. The discount rights exercise price of $38.39 per share represents a $21.22 per share discount from the $59.61 per share deemed value for Plan distribution purposes established in the Plan. The par rights exercise price of $59.61 per share is the same as the per share value for Plan distribution purposes established in the Plan. Specifically, under the Plan, our creditors will be accepting shares of common stock of reorganized Delphi in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan), with such shares being valued for such purposes at $59.61 per share. The per share discount for the discount rights and the per share deemed value are subject to Bankruptcy Court approval of the Plan. See “Bankruptcy Cases.” The exercise prices of the rights do not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other common criteria used to value equity securities. The exercise prices of the rights should not be considered an indication of the actual value of reorganized Delphi or the shares of its common stock.

The rights offerings may be terminated at any time prior to the expiration date, and neither we nor the rights agent will have any obligation to you except to return your exercise payment, without interest.

We may decide not to continue with the rights offerings, and we may terminate the rights offerings prior to the expiration date. If the rights offerings are withdrawn or terminated, the rights agent will return as soon as practicable all exercise payments, without interest, and you will not be able to purchase common stock from us at the applicable exercise price. No interest will be paid to you on the funds you deposit with the rights agent. Completion of the rights offerings is a condition of the Investors’ obligations under the EPCA. If we terminate the rights offerings and the Investors and we do not waive the condition that the rights offerings shall have occurred, their equity commitment obligations, including their obligation to backstop the discount rights offering by purchasing from us any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights and their obligation to make $975.0 million of additional equity investments in reorganized Delphi, will be discharged, and we may not be able to raise the cash needed to fund the Plan.

You must act promptly and follow instructions carefully if you want to exercise your rights.

If you desire to exercise rights in either or both of the rights offerings, you and, if applicable, brokers, banks or other nominees acting on your behalf, must act promptly to ensure that all required certificates and payments are actually received by          , the rights agent, prior to the expiration of the applicable rights offerings. The time period to exercise rights is limited. If you or your broker, bank or other nominee, as applicable, fails to complete and sign the rights certificate(s), sends an incorrect payment amount or otherwise fails to follow the procedures that apply to the exercise of your rights, we may, depending on the circumstances, reject your exercise of rights or accept it only to the extent of the payment received. Neither we nor the rights agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect rights certificate or payment or contact you concerning whether a broker, bank or other nominee holds rights on your behalf. We have the sole discretion to determine whether an exercise properly follows the procedures that apply to the exercise of your rights.

No prior market exists for the rights.

The rights are a new issue of securities with no established trading market. The par rights are not transferable. The discount rights are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date of the discount rights offering. Unless the discount rights offering is extended, the deadline for transfer will be 5:00 p.m., New York City time, on          , 2008. Unless exercised, the rights will cease to have any value following the expiration date. The rights will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the discount rights on the OTC Bulletin Board. The ability to trade the discount rights on the OTC Bulletin Board is entirely dependent upon registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the discount rights, which we cannot predict will be initiated or, if initiated, will continue. We can give no assurance that a market for the discount rights will develop or, if a market does develop, as to how long it will continue, the liquidity of the market or at what price the discount rights will trade. Because the par rights are not transferable, there will be no trading market for the par rights.

Even if a trading market does develop for the discount rights, the discount rights may expire and be of no value if they are purchased prior to the expiration date but such purchase is not settled before 5:00 p.m., New York City time, on the expiration date.

Although we can give no assurance that there will be any trading market for the discount rights, if trading in the discount rights is initiated on the OTC Bulletin Board, we expect that such trading will be on a customary basis in accordance with normal settlement procedures applicable to sales of securities. Trades effected in discount rights will be required to be settled within three trading days after the trade date. A purchase and sale of discount rights that is effected on the date that is two days prior to the expiration date of the discount rights offering would be required to be settled not later than the time the discount rights will have expired. Therefore, if discount rights are purchased on or after the date that is two days prior to the expiration date, such discount rights may be received after they have already expired and will be of no value.

In some states, you will not be able to exercise your rights unless the securities commission of that state has approved the rights offering or an exemption from registration or qualification in that state is available.

We have applied for qualification of the rights offerings with certain state securities commissions. Prior to commencement of the rights offerings, we will advise residents of any such state if the securities commission in that state has disapproved either or both of the rights offerings. Such disapproval would result in holders of rights in that state not being able to exercise their rights in the disapproved rights offering. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

In addition, under the securities laws of some states, shares of common stock can be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, shares of common stock may not be sold unless these shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. The requirement of a seller to comply with the requirements of state blue sky laws may lead to delay or inability of a holder of our securities to dispose of such securities, thereby causing an adverse effect on the resale price of our securities and your investment in reorganized Delphi.

If you elect to exercise your rights, your proposed acquisition of common stock may be subject to notification obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

If as a result of exercising your rights you would hold shares of common stock of reorganized Delphi worth more than $59.8 million as of the effective date of the Plan, your proposed acquisition may trigger notification obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and all waiting periods under the HSR Act will need to have expired or otherwise been terminated. In such case, we will require that you provide evidence to us that such waiting periods have expired or otherwise have been terminated, before we can satisfy your exercise of rights. There can be no guarantee that the Federal Trade Commission and U.S. Department of Justice will allow the waiting periods to expire or terminate. You may consider seeking advice of legal counsel to determine the applicability of the HSR Act to your rights.

Risks Related to Common Stock of Reorganized Delphi

The common stock of reorganized Delphi may not have an active trading market and its public float will be significantly reduced if rights holders do not exercise rights in the rights offerings.

There will be up to           shares of common stock of reorganized Delphi outstanding on or as soon as practicable after the effective date of the Plan, not taking into account any conversion of shares of Convertible Preferred Stock, any exercise of rights in the rights offerings (but, in the case of the discount rights offering, assuming exercise in full of the Investors’ backstop commitment) or any exercise of Warrants, compared to approximately           shares of our common stock outstanding prior to the effective date of the Plan. The          share figure assumes that 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion, which number of shares is subject to upward or downward adjustment depending on the value of those claims and is further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. See “Capitalization.”

If rights holders do not exercise all of their rights in the rights offerings and the Investors purchase all or a portion of their backstop commitment, the public float of the common stock of reorganized Delphi may be significantly reduced to the extent that the Investors’ shares are excluded from the calculation of the public float. Similarly, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan), and the public float of the common stock of reorganized Delphi may be further reduced to the extent that these creditors’ shares are excluded from the calculation of the public float.

On or as soon as practicable after the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own1 either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of          ,          ,          ,          , and          shares, respectively, or     %,     %,     %,     %,     % and     %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment, a total of          ,          ,          ,          , and           shares, respectively, or     %,     %,     %,     %,     % and     %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights by Appaloosa, (iii) no exercise of Warrants, (iv) 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offerings includes the expected sale of shares of common stock of reorganized Delphi to such additional investors. There can be no assurance that any of the Investors would actively participate in any trading market for the common stock of reorganized Delphi that may develop. Consequently, it is possible that there would be limited liquidity for the shares of common stock of reorganized Delphi, even if such shares are listed on any securities exchange or traded on the Pink Sheets. See “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

Following our delisting in October 2005 from the New York Stock Exchange, price quotations for our common stock have been available on the Pink Sheets. Delisting from the New York Stock Exchange resulted in a reduction in the liquidity of our common stock. We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list or quote the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board.

Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the common stock of reorganized Delphi, which we cannot predict will be initiated or, if initiated, will continue. No assurance can be given that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market will exist. The nature of OTC Bulletin Board trading may limit your ability to resell your shares of the common stock of reorganized Delphi if an active trading market for the common stock of reorganized Delphi does not emerge. Even if an active market does develop for the common stock of reorganized Delphi, we can give no assurance as to how long it will continue, the liquidity of the market or at what price the common stock of reorganized Delphi will trade. Lack of liquidity of the common stock of reorganized Delphi also may make it more difficult for us to raise additional capital, if necessary, through equity financings.

The terms of the exit financing will restrict the ability of reorganized Delphi to pay cash dividends on its common stock.

On September 8, 2005, our Board of Directors announced the elimination of the quarterly dividend on our common stock. After the Plan becomes effective, the payment of any future dividends on shares of reorganized Delphi will be at the discretion of the Board of Directors of reorganized Delphi and will depend upon various factors, including our earnings, operations, financial condition, cash and capital requirements, restrictions in financing agreements, business conditions and other factors. Under Delaware law, unless a corporation has available surplus, it cannot declare or pay dividends on its capital stock. In addition, our exit financing is expected to include negative covenants, similar to those currently contained in our debtor-in-possession financing, that will restrict or condition our payment of dividends. Because of these limitations, we do not expect to pay dividends on the common stock of reorganized Delphi so long as our exit financing is in effect.

The preferred stock to be issued to the Investors and GM on the effective date of the Plan will rank senior to the common stock with respect to the payment of dividends and with respect to distributions upon our liquidation, dissolution or winding up.

On the effective date of the Plan, following the funding of the Investors’ equity commitments, reorganized Delphi will issue to the Investors and GM a total of up to 35,381,155 shares of Convertible Preferred Stock (convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis) (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM). This Convertible Preferred Stock will rank senior to the common stock of reorganized Delphi with respect to the payment of dividends and with respect to distributions if we liquidate, dissolve or wind up. As a result, reorganized Delphi may not pay dividends on shares of its common stock, or make any distributions with respect to its shares of common stock in the event of a liquidation, dissolution or winding up of reorganized Delphi, unless all accrued and unpaid dividends on shares of its preferred stock have been paid in full and holders of preferred stock have been paid in full the liquidation preference of their shares of preferred stock.

The price of our common stock currently is below, and the price of the common stock of reorganized Delphi may be below, the exercise prices of the rights. Our stock price historically has been, and the stock price of shares of reorganized Delphi is likely to continue to be, volatile, and you may lose all or part of your investment in reorganized Delphi.

On          , 2008, the closing price of our common stock on the Pink Sheets was $      per share, and there were approximately           shares of our common stock outstanding. Giving effect to the cancellation of all of our existing shares of common stock on the effective date of the Plan and assuming there are           shares of common stock of reorganized Delphi that will be outstanding on, or as soon as practicable after, the effective date of the Plan (assuming conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), exercise in full of rights in the offerings (or, in the case of the discount rights offering, exercise in full of the Investors’ backstop commitment) and exercise in full of the Warrants at the initial exercise price), the adjusted closing price of our common stock on          , 2008, would have been $      per share. This adjusted closing price was determined based on a purely mathematical calculation and should not be deemed to be indicative of comparative share values.

The exercise price of the discount rights is $38.39 per full share of common stock of reorganized Delphi pursuant to the basic subscription privilege (and $38.64 pursuant to the oversubscription privilege), and the exercise price of the par rights is $59.61 per full share of common stock of organized Delphi. We cannot assure you that the market price of the common stock of reorganized Delphi will not be below the exercise prices of the rights, or decline further below the exercise prices, after the closing of the rights offerings. If that occurs, you will suffer an immediate unrealized loss on those shares as a result. The exercise prices of the rights should not be considered an indication of the future trading price of the common stock of reorganized Delphi. The market price of our common stock has been, and the market price of the common stock of reorganized Delphi is likely to continue to be, volatile, experiencing wide fluctuations in response to numerous factors, many of which are beyond our control. Such factors include:

•	our obligations that remain after our emergence from our reorganization cases;

•	our operating performance and the performance of our competitors and other similar companies;

•	the performance of our customers and their demand for our products;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in earnings estimates or recommendations by research analysts who track the common stock of reorganized Delphi or the stocks of other companies in our industry;

•	changes in general economic conditions;

•	the number of shares outstanding;

•	actions of our current and future stockholders;

•	our involvement in legal proceedings;

•	the arrival or departure of key personnel;

•	the extent to which, if at all, broker-dealers choose to make a market in the common stock of reorganized Delphi;

•	acquisitions, strategic alliances or joint ventures involving us or our competitors; and

•	other developments affecting us, our industry or our competitors.

In addition, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of the common stock of reorganized Delphi. The price of the common stock of reorganized Delphi could fluctuate based upon factors that have little or nothing to do with us or our performance, and these fluctuations could materially reduce our stock price.

As a result, you may not be able to resell your shares of the common stock of reorganized Delphi at or above the rights offering exercise prices, and you may lose all or part of your investment in the common stock of reorganized Delphi.

Holders of Series A-1 Senior Convertible Preferred Stock have voting rights that may restrict our ability to take corporate actions.

On the effective date of the Plan, reorganized Delphi will issue a total of 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock to ADAH (total liquidation value of approximately $400.0 million). So long as any shares of Series A-1 Preferred Stock are outstanding, reorganized Delphi and its subsidiaries will be prohibited from taking specified actions if all of the holders of the Series A-1 Senior Convertible Preferred Stock object. These specified actions include, subject to limited exceptions:

•	any action to liquidate reorganized Delphi;

•	any amendment to the charter or bylaws of reorganized Delphi that adversely affects the Series A Senior Convertible Preferred Stock (any expansion of the board of directors would be deemed adverse); and

•	during the two years after the effective date of the Plan:

•	a sale, transfer or other disposition of all or substantially all of the assets of reorganized Delphi;

•	any merger or consolidation involving a change in control of reorganized Delphi; and

•	any acquisition of or investment in any other person or entity having a value in excess of $250.0 million in any twelve-month period after the effective date of the Plan.

If any holder of the Series A-1 Senior Convertible Preferred Stock objects to any of the foregoing actions that we desire to take, it could have an adverse impact on the business and the market price of the common stock of reorganized Delphi.

Substantial future sales of shares of the common stock of reorganized Delphi in the public market could cause our stock price to fall.

On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled. On the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to           shares of common stock of reorganized Delphi outstanding, assuming (1) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to the GM under the Plan), (2) exercise in full of rights in the rights offerings (or, in the case of the discount rights offering, exercise in full of the Investor’s backstop commitment), and (3) exercise in full of the Warrants at the initial exercise price. These newly issued shares will be freely tradable without restriction in the public market, except that any such shares held by our “affiliates,” as the term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the restrictions of Rule 144 under the Securities Act or pursuant to an effective registration statement.

Holders of Series A-1 Senior Convertible Preferred Stock can elect to convert such preferred stock to Series A-2 Senior Convertible Preferred Stock, whereby they would give up the voting rights described above but would have the registration rights described below. We have agreed as part of the Plan to grant registration rights to the Investors and GM with respect to all of their shares of common stock of reorganized Delphi (which could be as

many as           shares if each Investor purchases the full amount of its backstop commitment), any shares of Series A-2 Senior Convertible Preferred Stock into which their 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock are converted, all of their 9,394,092 shares of Series B Senior Convertible Preferred Stock and all of the shares of common stock of reorganized Delphi underlying the Series A-2 Senior Convertible Preferred Stock, Series B Senior Convertible Preferred Stock and Series C Convertible Preferred Stock.

The Investors and GM therefore will have the right to require us to file registration statements covering the resale of those shares or to include them in registration statements that we may file for ourselves or other stockholders. In addition, under the Plan, holders of general unsecured claims which received a distribution of 10% or more of the common stock of reorganized Delphi will be granted, in the aggregate, one demand registration right to require us to file a registration statement covering the resale of their shares of common stock. Following their registration and resale under the applicable registration statement, those shares of our capital stock would be freely tradable unless acquired by an affiliate of ours. By exercising their registration rights and selling a large number of shares, the Investors, GM and such 10% holders could cause the price of the common stock of reorganized Delphi to decline.

The number of outstanding shares of reorganized Delphi common stock set forth above assumes that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and are satisfied with 14,045,750 shares of common stock of reorganized Delphi and are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest.

Our ability to utilize our net operating loss carryovers and other tax attributes may be limited.

We have significant net operating loss carryovers (“NOLs”) and other United States federal income tax attributes. Section 382 of the Internal Revenue Code of 1986, as amended, limits a corporation’s ability to utilize NOLs and other tax attributes following a Section 382 ownership change. We expect that we will undergo a Section 382 ownership change upon the implementation of the Plan and, consequently, our ability to utilize our NOLs and other tax attributes may be limited. However, certain special rules applicable to ownership changes that occur in bankruptcy may be available to limit the consequences of such an ownership change. If we were to undergo a Section 382 ownership change prior to or after implementation of the Plan, our NOLs and other tax attributes may be limited to a greater extent or in some cases eliminated. While we believe that we have not undergone any Section 382 ownership change to date, we cannot give you any assurance that we will not undergo a Section 382 ownership change prior to or after implementation of the Plan.

The issuance of additional preferred stock or additional common stock may adversely affect holders of common stock of reorganized Delphi.

The Board of Directors of reorganized Delphi will have the authority, without any further vote or action by our common stockholders, to issue up to          shares of preferred stock of reorganized Delphi and to determine the terms, including voting and conversion rights, of those shares and to issue up to           shares of common stock of reorganized Delphi (including the shares issuable upon conversion of the Senior Convertible Preferred Stock and the shares issuable upon exercise of the Warrants). The voting and other rights of the holders of the common stock of reorganized Delphi will be subject to, and may be adversely affected by, the rights of the holders of Series A-1 Senior Convertible Preferred Stock and any other preferred stock that may be issued in the future. Similarly, subject to the limitations imposed by the rules of any stock exchange on which our common stock may be listed or quoted, the Board of Directors of reorganized Delphi may issue additional shares of common stock without any further vote or action by our common stockholders, which would have the effect of diluting common stockholders. An issuance could occur in the context of another public or private offering of shares of common stock or preferred stock or in a situation in which the common stock or preferred stock is used to acquire the assets or stock of another company. The issuance of common stock or preferred stock, while providing desirable flexibility in connection with possible acquisitions, investments and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control.

Certain of the Investors will beneficially own a large percentage of our voting stock and could be able to significantly influence our business and affairs.

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own1 either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of          ,          ,          ,          , and           shares, respectively, or     %,     %,     %,     %,     % and     %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment, a total of          ,          ,          ,          , and           shares, respectively, or     %,     %,     %,     %,     % and     %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights by Appaloosa, (iii) no exercise of Warrants, (iv) 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offerings includes the expected sale of shares of common stock of reorganized Delphi to such additional investors. There can be no assurance that any of the Investors would actively participate in any trading market for the common stock of reorganized Delphi that may develop. Consequently, it is possible that there would be limited liquidity for the shares of common stock of reorganized Delphi, even if such shares are listed on any securities exchange or traded on the Pink Sheets. See “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

In addition, holders of Series A-1 Senior Convertible Preferred Stock will have board representation rights and veto rights over some corporate actions that we may desire to take. See “— Holders of our Series A-1 Senior Convertible Preferred Stock have voting rights that may restrict our ability to take corporate actions,” “— The new directors of reorganized Delphi from and after the effective date of the Plan may change our current long-range plan,” “Board Of Directors” and “Description Of Capital Stock — Preferred Stock.”

Because certain of the Investors have a large total percentage of ownership and board representation and voting rights, such Investors could have significant influence over our management and policies, including the composition of the Board of Directors of reorganized Delphi, any amendments to our certificate of incorporation and mergers or sales of all or substantially all of our assets, and any other matters requiring a stockholder vote.

     1 Although the percentage ownership of each of the Investors has been reported separately in this prospectus, the Investors have disclosed in their respective Schedule 13Ds that because of the EPCA, each Investor currently may be deemed to beneficially own the shares of our common stock beneficially owned by the other Investors.

The new directors of reorganized Delphi after the effective date of the Plan may change our current long-range plan.

After the effective date of the Plan, reorganized Delphi will have a new Board of Directors. The initial Board of Directors of reorganized Delphi will consist of nine directors to be selected as follows:

•	three directors (who will be Class III directors) initially will be nominated by Appaloosa and elected at the effective date of the Plan by the holders of Series A Senior Convertible Preferred Stock, and thereafter will be elected directly by the holders of Series A Senior Convertible Stock, subject to some limitations (see “Board Of Directors”);

•	three directors (one of whom will be a Class I director and two of whom will be Class II directors) initially will be selected by the unsecured creditors’ committee, and thereafter by the nominating committee of the Board of Directors;

•	one director (who will be a Class II Director) initially will be selected by the representative of Pardus and Del-Auto (which representative is determined by Appaloosa) on the search committee, with the approval of either Delphi or the unsecured creditors’ committee, and thereafter by the nominating committee of the Board of Directors and elected by stockholders other than Appaloosa;

•	one director (who will be a Class I director) will be the Executive Chairman, initially selected by a majority vote of the search committee which must include the approval of representatives of Appaloosa and the unsecured creditors’ committee, and thereafter nominated for election by the nominating committee, subject (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) to the approval of the holders of the Series A-1 Senior Convertible Preferred Stock, and elected to our Board of Directors by the holders of the common stock and the preferred stock, on an as-converted basis; and

•	the ninth director (who will be a Class I director) will be our Chief Executive Officer. Rodney O’Neal, our current Chief Executive Officer, will continue as the initial Chief Executive Officer of reorganized Delphi as of the effective date of the Plan.

All such appointments will be made no later than the effective date of the Plan. After the effective date of the Plan, the new Board of Directors of reorganized Delphi may make changes, which could be material, to our business, operations and current long-range plan described in this prospectus. It is impossible to predict what these changes will be and the impact they will have on our future results of operations and price of the common stock of reorganized Delphi. See “Board Of Directors.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus, as well as other statements made by us may contain forward-looking statements that reflect, when made, our current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to our operations and business environment which may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements.

In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors, including the risks discussed under the “Risk Factors” sections beginning on page 30 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:

•	our ability to continue as a going concern;

•	our ability to operate pursuant to the terms of our debtor-in-possession financing facility and to obtain an extension of term or other amendments as necessary to maintain access to such facility;

•	the terms of any reorganization plan ultimately confirmed;

•	our ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by us from time to time;

•	our ability to prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases;

•	our ability to obtain sufficient exit financing;

•	our ability to satisfy the terms and conditions of the EPCA;

•	risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for us to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases;

•	our ability to obtain and maintain normal terms with vendors and service providers;

•	our ability to maintain contracts that are critical to our operations;

•	the potential adverse impact of the chapter 11 cases on our liquidity or results of operations;

•	our ability to fund and execute our business plan and to do so in a timely manner;

•	the cyclical nature of automotive sales and products;

•	our ability to obtain and maintain normal terms with vendors and service providers;

•	our ability to maintain contracts that are critical to our operations;

•	dependence on GM as a customer;

•	our ability to attract and retain customers, as well as changes in market share and product mix offered by, and cost cutting initiatives adopted by, our customers;

•	competition, including asset impairments and restructuring charges as a result of changes in the competitive environment;

•	disruptions in supply of, and changes to the competitive environment for, raw materials;

•	changes in technology and technological risks and our response thereto, including development of our intellectual property into commercial viable products and losses and costs as a result of product liability and warranty claims and intellectual property infringement actions;

•	foreign currency risk and other risks associated with doing business in non-U.S. jurisdictions;

•	incurrence of significant legal costs in connection with our securities litigation;

•	environmental factors relating to transformation activities;

•	failure to achieve and maintain effective internal controls;

•	our ability to attract, motivate and/or retain key executives and associates; and

•	our ability to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of our principal customers and our ability to attract and retain customers.

Although we believe the expectations reflected in the forward-looking statements at the time they are made are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

In connection with the Plan, we were required to submit projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and our ability to continue operations upon emergence from bankruptcy. The projections are not part of this prospectus and should not be relied on in connection with the exercise of rights in the rights offerings. The projections were not prepared for the purpose of the rights offerings or any offering of the common stock of reorganized Delphi and may not be updated on an ongoing basis. The projections reflect numerous assumptions concerning our anticipated future performance and prevailing and anticipated market and economic conditions at the time they were prepared that were and continue to be beyond our control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks, including those risks discussed in the “Risk Factors” section beginning on page 30 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007. Our actual results will vary from those contemplated by the projections and the variations may be material. As a result, you should not rely upon the projections in deciding whether to invest in the common stock of reorganized Delphi.

USE OF PROCEEDS

Our total gross proceeds from the rights offerings (assuming that all par rights are exercised) will be approximately $2.9 billion before deducting fees and expenses related to the rights offerings. We intend to use the net proceeds from the rights offerings and the $975.0 million from the additional equity investments in reorganized Delphi by the Investors, together with borrowings under our exit financing and cash-on-hand, to make payments contemplated by the Plan and for general corporate purposes.

We will receive gross proceeds of approximately $1.6 billion from the sale of shares of common stock of reorganized Delphi in connection with the discount rights offering, regardless of the number of discount rights exercised, as a result of the backstop commitment of the Investors. If any shares of common stock of reorganized Delphi are purchased pursuant to the exercise of the oversubscription privilege in the discount rights offering, we will receive additional gross proceeds of $0.25 per share of common stock purchased pursuant to the oversubscription privilege, which additional proceeds will be distributed pro rata to discount rights holders that did not exercise discount rights in the discount rights offering.

We will receive gross proceeds of approximately $1.3 billion from the sale of shares of common stock of reorganized Delphi in connection with the par rights offering (assuming that all par rights are exercised). The backstop commitment of the Investors does not apply to the par rights offering.

Of the shares of common stock being offering in the par rights offering, 7,421,644 shares consist of shares otherwise distributable to the following groups of holders of claims in the following amounts (in each case at $59.61 per share): (i) 648,745 shares otherwise distributable to Appaloosa, (ii) all of the shares otherwise distributable to certain of our unions (the “contributing unions”) based on such unions’ allowed claims, and (iii) the balance being an amount of shares otherwise distributable to certain of our unsecured creditors (the “contributing creditors”).

Proceeds, if any, generated by the par rights offering will be allocated in the following order:

• first, up to $850.0 million to the extent necessary to satisfy certain liquidity requirements under the GM settlement and the EPCA;

• second, to satisfy the allowed claims of the contributing unions, on a pro rata basis, based upon the number of shares of common stock of reorganized Delphi contributed by each contributing union to the par rights offering, which distribution of proceeds will decrease the number of shares of common stock of reorganized Delphi otherwise distributable to the contributing unions pursuant to the Plan;

• third, up to $850.0 million, less the amounts, if any, allocated to satisfy certain liquidity requirements, to GM as a cash distribution, so as to reduce the number of shares of Series C Convertible Preferred Stock, at the price of $59.61 per share, that would be distributed to GM pursuant to the Plan; and

• fourth, to Appaloosa and the contributing creditors, on a pro rata basis, based upon the number of shares of common stock contributed by Appaloosa and the contributing creditors to the par rights offering, which distribution of proceeds will decrease the number of shares of common stock of reorganized Delphi otherwise distributable to Appaloosa and the contributing creditors pursuant to the Plan.

If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors in partial satisfaction of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan).

The following table sets forth the estimated sources and uses of funds in connection with the rights offering and the Plan, as if the effective date of the Plan will be          , 2008 (dollar amounts in millions, rounded to the nearest thousand):

Sources of Funds

Discount rights offering gross proceeds(1)	$1,575.0
Par rights offering gross proceeds(2)	$1,298.4
Equity Commitments of Investors(3)
Series A-1 Senior Convertible Preferred Stock	$400.0
Series B Senior Convertible Preferred Stock	$400.0
Common Stock	$175.0
DIP Exit Financing Borrowings
Cash-on-hand

Total sources

Uses of Funds

Investor backstop commitment fee	$39.4
Investor preferred stock commitment fee	$18.0
Repayment of indebtedness(2)
Pension Plans
Offering expenses
Working capital

Total uses

(1)	Includes proceeds from the Investors’ backstop commitment, to the extent any discount rights are not exercised in the discount rights offering.

(2)	Assumes that all par rights are exercised in the par rights offering. The backstop commitment of the Investors does not apply to the par rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan). The proceeds from the par rights offering will be used to satisfy certain liquidity requirements, to satisfy certain claims of our unions, to reduce the amount of preferred stock distributed to GM and to partially satisfy certain claims of certain unsecured creditors as described above.

(3)	Consists of the purchase of 4,558,479 shares of common stock at a price of $38.39 per share, 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock at a price of $42.20 per share and 9,394,092 shares of Series B Senior Convertible Preferred Stock at a price of $42.58 per share.

DIVIDEND POLICY

In 2004, we declared dividends on our common stock of $0.07 per share on March 1, June 22, September 9 and December 8, 2004, which were paid on April 12, August 3, and October 19, 2004 and January 18, 2005, respectively. In 2005, we declared dividends on our common stock of $0.03 per share on March 23, 2005 and $0.015 per share on June 22, 2005, which were paid on May 2, and August 2, 2005, respectively. On September 8, 2005, our Board of Directors announced the elimination of the quarterly dividend on our common stock.

Our exit financing is expected to include negative covenants, similar to those currently contained in our debtor-in-possession financing, that will restrict or condition our payment of dividends. Because of these limitations, we do not expect to pay dividends on the common stock of reorganized Delphi so long as our exit financing is in effect. In addition, the Senior Convertible Preferred Stock will rank senior to the common stock with respect to the payment of dividends. As a result, reorganized Delphi may not pay dividends on shares of its common stock unless all accrued and unpaid dividends on shares of the Senior Convertible Preferred Stock have been paid in full.

PRICE RANGE OF COMMON STOCK

Our outstanding common stock was traded through the New York Stock Exchange under the symbol “DPH” until such stock was delisted by New York Stock Exchange effective October 11, 2005. This action followed the announcement by the New York Stock Exchange on October 10, 2005, that it was reviewing our continued listing status in light of our announcements involving the filing of voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code. The New York Stock Exchange subsequently determined to suspend trading based on the trading price for our common stock, which closed at $0.33 on October 10, 2005, and completed delisting procedures effective October 11, 2005.

Our common stock is quoted on the Pink Sheets, a quotation service for OTC securities, under the symbol “DPHIQ.” Pink Sheets is a centralized quotation service that collects and publishes market maker quotes for OTC securities in real-time. Our listing status on the Pink Sheets is dependent on market makers’ willingness to provide the service of accepting trades to buyers and sellers of the stock. Quotes for OTC securities reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Unlike securities traded on a stock exchange, such as the New York Stock Exchange, issuers of securities traded on the Pink Sheets do not have to meet any specific quantitative and qualitative listing and maintenance standards.

The following table sets forth the high and low sales price per share of our common stock, as reported by the New York Stock Exchange, for the periods through October 10, 2005, and thereafter the high and low OTC bid information:

2005	High	Low

First Quarter	$9.07	$4.15
Second Quarter	$5.40	$3.20
Third Quarter	$6.68	$2.42
Fourth Quarter(1)	$2.99	$0.23
2006
First Quarter	$1.02	$0.03
Second Quarter	$1.99	$0.60
Third Quarter	$1.88	$1.07
Fourth Quarter	$3.92	$1.35
2007
First Quarter	$3.86	$2.25
Second Quarter	$3.12	$1.46
Third Quarter	$2.59	$0.44
Fourth Quarter (through December 18, 2007)	$0.49	$0.13

(1)	Effective October 11, 2005, our common stock was delisted by the New York Stock Exchange and began trading OTC.

The transfer agent and registrar for our common stock is Computershare. On December 17, 2007, there were 278,332 holders of record of our common stock. On December 18, 2007, the closing price of our common stock on the Pink Sheets was $0.17 per share. As of December 17, 2007, there were 563,477,461 shares of our common stock outstanding.

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on or as soon as practicable after the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system.

If we are not able to list or quote the common stock of reorganized Delphi on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the common stock of reorganized Delphi, which we cannot predict will be initiated or, if initiated, will continue. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. Even if an active market does develop for the common stock of reorganized Delphi, we can give no assurance as to how long it will continue, the liquidity of the market or at what price the common stock of reorganized Delphi will trade.

The rights will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the discount rights on the OTC Bulletin Board. Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the discount rights, which we cannot predict will be initiated or, if initiated, will continue. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We can give no assurance that a market for the discount rights will develop or, if a market does develop, as to how long it will continue, the liquidity of the market or at what price the discount rights will trade. Because the par rights are not transferable, there will be no trading market for the par rights.

CAPITALIZATION

The table on the following page sets forth our cash and cash equivalents, long-term debt and capitalization as of September 30, 2007. Our capitalization is presented on an actual basis and on an as adjusted basis to reflect the rights offerings and the other transactions contemplated by the Plan, including:

•	the cancellation on the effective date of the Plan of any shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan;

•	the issuance of 461,552 shares of common stock of reorganized Delphi to the holders of our common stock as of the record date;

•	the issuance of Warrants exercisable to purchase up to a total of 25,113,275 shares of common stock of reorganized Delphi, to the holders of our common stock as of the record date;

•	the issuance of 41,026,309 shares of common stock of reorganized Delphi (pursuant to either the discount rights offering or the backstop commitment of the Investors);

•	the issuance of 21,680,996 shares of common stock of reorganized Delphi in the par rights offering (assuming that all par rights are exercised; if fewer than all of the rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors, as set forth in the seventh bullet point of this section, in partial satisfaction of their claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM, as set forth in the third to last bullet point below, in each case to the extent they do not receive a cash distribution of the proceeds of the par rights offering as described under “Use of Proceeds”);

•	the issuance of 4,558,479 shares of common stock of reorganized Delphi to the Investors (without giving effect to any shares purchased pursuant to their backstop commitment or pursuant to their exercise of rights in the rights offerings);

•	the issuance of up to 14,045,750 shares of common stock of reorganized Delphi to the holders of Trade and Other Unsecured Claims (this figure assumes that such claims total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the maximum amount permitted under the EPCA, and that certain cure amounts will be paid in cash; in addition, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors in partial satisfaction of those claims or, in the case of GM, as shares of Series C Convertible Preferred Stock to be issued to GM, as set forth in the third to last bullet point below, in each case to the extent they do not receive a cash distribution of the proceeds of the par rights offering as described under “Use of Proceeds”);

•	30,881,430 shares of common stock of reorganized Delphi to holders of claims arising under or as a result of Delphi’s senior notes;

•	4,911,732 shares of common stock of reorganized Delphi to holders of claims arising under or as a result of Delphi’s subordinated notes;

•	the issuance of 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock of reorganized Delphi pursuant to the EPCA to ADAH;

•	the issuance of 9,394,092 shares of Series B Senior Convertible Preferred Stock of reorganized Delphi pursuant to the EPCA to the Investors other than ADAH;

•	the issuance of up to 16,508,176 shares of Series C Convertible Preferred Stock of reorganized Delphi to GM (assuming that no par rights are exercised; to the extent that any par rights are exercised, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C

Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution);

•	the cancellation of all of our funded unsecured debt obligations outstanding as of the effective date of the Plan; and

•	the replacement on the effective date of the Plan of our debtor-in-possession financing with new exit financing.

References to number of shares are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest.

This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements and Notes thereto incorporated by reference in this prospectus from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

	September 30, 2007
	Actual	As Adjusted
	(Dollars in millions, except share and per share data)

Cash and cash equivalents	$1,433
Restricted cash	180
Debt:
Commercial paper program
6.55% unsecured notes, due 2006 (subject to compromise)	500
6.50% unsecured notes, due 2009 (subject to compromise)	498
6.50% unsecured notes, due 2013 (subject to compromise)	493
7.125% debentures, due 2029 (subject to compromise)	493
DIP term loan(1)	—
Prepetition term loan facility(1)	—
Prepetition revolving credit facility(1)	—
European securitization program	175
Accounts receivable factoring	479
Capital leases and other debt	123
Capital leases and other debt (subject to compromise)	62
Junior subordinated notes due 2033 (subject to compromise)	391
Refinanced DIP Credit Facility:	$3,226
[Debtor-in-Possession First Priority Term Loan]	—
[Debtor-in-Possession Second Priority Term Loan]	—
[Debtor-in-Possession Credit Facility]	—

Total debt	$6,440
Stockholders’ Equity:
Series A-1 Senior Convertible Preferred Stock, $0.01 par value, no shares authorized, actual; 9,478,887 shares authorized, as adjusted; no shares issued and outstanding, actual; 9,478,887 shares issued and outstanding, as adjusted	—
Series A-2 Senior Convertible Preferred Stock, $0.01 par value, no shares authorized, actual; 9,478,887 shares authorized, as adjusted; no shares issued and outstanding, actual; no shares issued and outstanding, as adjusted	—
Series B Senior Convertible Preferred Stock, $0.01 par value, no shares authorized, actual; 9,394,092 shares authorized, as adjusted; no shares issued and outstanding, actual; 9,394,092 shares issued and outstanding, as adjusted	—
Series C Convertible Preferred Stock, $0.01 par value, no shares authorized, actual; 16,508,176 shares authorized, as adjusted; no shares issued and outstanding, actual; 16,508,176 shares issued and outstanding, as adjusted	—
Common Stock, $0.01 par value, 1,350,000,000 shares authorized, actual; shares authorized, as adjusted; 565,000,000 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	6
Additional paid-in capital	2,781
Accumulated deficit	(14,434)
Accumulated other comprehensive income (loss):
Employee benefit plans	(1,855)
Other	435

Total accumulated other comprehensive income (loss)	(1,420)
Treasury stock, at cost (3,200,000 shares, actual)	(52)

Total Stockholders’ Equity	(13,119)

(1)	On January 9, 2007, we entered into a Revolving Credit, Term Loan, and Guaranty Agreement to obtain replacement financing of approximately $4.5 billion from a syndicate of lenders to refinance both our $2.0 billion DIP financing and our $2.5 billion prepetition secured indebtedness.

THE RIGHTS OFFERINGS

The Rights

Each holder of our common stock will receive, at no charge, for each share of our common stock owned of record at 5:00 p.m., New York City time, on the record date (as defined below), one nontransferable par right to purchase one share of common stock of reorganized Delphi at $59.61 per full share.

Each Eligible Holder will receive, at no charge, for each $      of such Eligible Holder’s Eligible Claim, one transferable discount right to purchase one share of common stock of reorganized Delphi at $38.39 per share. This is referred to as the “basic subscription privilege.” An “Eligible Holder” means the holder of an Eligible Claim as of the record date or a transferee receiving such holder’s discount rights. An “Eligible Claim” means a General Unsecured claim, a Section 510(b) Note Claim, a Section 510(b) Equity Claim or a Section 510(b) ERISA Claim, as such terms are defined in the Plan.

The “record date” is          , 2008, the date on which the confirmation hearing with respect to the Plan commenced before the Bankruptcy Court.

In addition to the basic subscription privilege described above, each discount right entitles each Eligible Holder who fully exercises its basic subscription privilege, to subscribe for additional shares of common stock of reorganized Delphi at an exercise price of $38.64 per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privilege as of the expiration date of the discount rights offering. This is referred to as the “oversubscription privilege.” If an insufficient number of shares are available to fully satisfy oversubscription privilege requests, the available shares, if any, will be allocated pro rata among Eligible Holders who exercised their oversubscription privilege based upon the number of shares each Eligible Holder subscribed for under its basic subscription privilege. If there is a pro rata allocation of the remaining shares and an Eligible Holder receives an allocation of a greater number of shares than it subscribed for under its oversubscription privilege, then we will allocate to such Eligible Holder only the number of shares for which it subscribed under its oversubscription privilege, and we will allocate the remaining shares among all other Eligible Holders exercising their oversubscription privileges. There is no oversubscription privilege in the par rights offering.

We will not issue fractional par rights, however, we will issue fractional discount rights. Because fractional shares of common stock of reorganized Delphi will not be issued in the par rights offering, and cash will not be paid in lieu of fractional shares of common stock of reorganized Delphi in the par rights offering, you will need to hold at least           discount rights to purchase one share of common stock of reorganized Delphi upon the exercise of discount rights, and at least           par rights to purchase one share of common stock of reorganized Delphi upon the exercise of par rights. If you hold less than           shares of common stock, you will not receive any par rights. Otherwise, the number of par rights that you receive will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that we offer 41,026,309 shares of common stock of reorganized Delphi in the discount rights offering, and 21,680,996 shares of common stock of reorganized Delphi in the par rights offering. If you hold discount rights exercisable for a fractional share of common stock of reorganized Delphi, you will lose any value represented by those rights unless you sell those discount rights or you purchase from another discount rights holder a sufficient number of discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi. Because the par rights are not transferable, you will not be able to sell par rights or purchase par rights from another par rights holder. Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise par rights and/or discount rights, you may choose to exercise, as applicable, only discount rights, only par rights, both discount rights and par rights, or no rights at all.

The rights expire at 5:00 p.m., New York City time, on          , 2008, unless the exercise period is extended. If you do not exercise your par rights or exercise or sell your discount rights, in each case, prior to their expiration, you will lose any value represented by those rights. You should carefully consider whether to exercise your par rights or exercise or sell your discount rights prior to the expiration of the applicable rights offering. If you decide to exercise any of your rights, you should carefully comply with the exercise procedures set forth in this prospectus.

Even if you exercise rights in the rights offerings, we will not issue the shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

You are not required to exercise any or all of your rights. In addition, although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, you may choose to exercise only discount rights, only par rights, both discount rights and par rights or no rights at all.

Promptly after the date of this prospectus, the rights agent will send a discount rights certificate to each Eligible Holder and a par rights certificate to each registered holder of our common stock as of 5:00 p.m., New York City time, on the record date, based on our stockholder registry maintained at the transfer agent for our common stock. If you hold securities out of which your Eligible Claim arises or your shares of common stock, as applicable, through a brokerage account, bank or other nominee, you will not receive actual rights certificates. Instead, as described in this prospectus, you must instruct your broker, bank or nominee whether or not to exercise rights on your behalf. If you wish to obtain separate rights certificates, you should promptly contact your broker, bank or other nominee and request separate rights certificates. It is not necessary to have a physical rights certificate to effect a sale of your discount rights or to exercise your rights.

Record Date

The record date for both the discount rights offering and the par rights offering, which is the date used to determine the Eligible Holders and the stockholders, as applicable, is          , 2008.

Exercise Price

Each discount right entitles the holder to purchase one share of common stock of reorganized Delphi at $38.39 per share pursuant to the basic subscription privilege (and $38.64 per full share pursuant to the oversubscription privilege), and each par right entitles the holder to purchase one share of common stock of reorganized Delphi at $59.61 per full share. We will not issue fractional shares or cash in lieu of fractional shares. As described below under “— No Fractional Shares; Divisibility of Subscription Rights Certificates,” fractional shares will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that we offer 41,026,309 shares of common stock of reorganized Delphi in the discount rights offering, and 21,680,996 shares of common stock of reorganized Delphi in the par rights offering. Accordingly, if you hold fractional discount rights, you will lose any value represented by those rights unless you sell those discount rights or you purchase from another discount rights holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi. Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise par rights and/or discount rights, you may choose to exercise, as applicable, only discount rights, only par rights, both discount rights and par rights or no rights at all.

Oversubscription Privilege

In addition to the basic subscription privilege described above, each discount right entitles each Eligible Holder who fully exercises its basic subscription privilege to subscribe for additional shares of common stock of reorganized Delphi at an exercise price of $38.64 per full share to the extent that any shares are not purchased by other Eligible Holders under their basic subscription privilege as of the expiration date of the discount rights offering. This is referred to as the “oversubscription privilege.” If an insufficient number of shares are available to fully satisfy oversubscription privilege requests, the available shares, if any, will be allocated pro rata among Eligible Holders who exercised their oversubscription privilege based upon the number of shares each Eligible Holder subscribed for under its basic subscription privilege. If there is a pro rata allocation of the remaining shares and an Eligible Holder receives an allocation of a greater number of shares than it subscribed for under its oversubscription privilege, then we will allocate to such Eligible Holder only the number of shares for which it subscribed under its oversubscription privilege, and we will allocate the remaining shares among all other Eligible Holders exercising their oversubscription privileges. There is no oversubscription privilege in the par rights offering.

Expiration of the Rights Offering

The rights expire at 5:00 p.m., New York City time, on          , 2008, unless the exercise period is extended. You are not required to exercise any or all of your rights. If you do not exercise your par rights or exercise or sell your discount rights, in each case, prior to the expiration of the applicable rights offering, your rights will expire, and you will lose any value represented by your rights. The shares of common stock of reorganized Delphi into which your discount rights would otherwise have been exercisable will be purchased by the Investors, and any shares of common stock of reorganized Delphi into which your par rights would otherwise have been exercisable will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan).

We will not be required to satisfy your attempt to exercise rights if the rights agent receives your rights certificate(s) and payment of the applicable exercise price relating to your exercise after your rights expire, regardless of when you transmitted the documents.

We may, in our sole discretion, extend the time for exercising either or both the discount rights or the par rights. If there is a change in the terms of either rights offering prior to the expiration date that requires us to file a post-effective amendment to the registration statement, we will circulate an updated prospectus after the post-effective amendment has been declared effective by the SEC and, to the extent necessary, will extend the expiration date of the applicable rights offering to allow holders of those rights sufficient time to make a new investment decision. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offerings and the new expiration date.

If the exercise period is extended, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the business day after the most recently announced expiration date. See “— Extensions, Termination and Amendments.”

No Fractional Shares; Divisibility of Subscription Rights Certificates

Each par right is exercisable to purchase one full share of common sock of reorganized Delphi, and we will not issue fractional par rights. Therefore, no fractional shares of common stock of reorganized Delphi will be issuable upon the exercise of par rights.

Each discount right is exercisable to purchase one full share of common stock of reorganized Delphi, and we will issue fractional discount rights. However, fractional shares will not be issued upon the exercise of discount rights, nor will cash be paid in lieu of fractional shares upon the exercise of discount rights. A fractional discount right will not be exercisable unless it is aggregated with other fractional discount rights so that when exercised, in the aggregate, such fractional discount rights result in the purchase of a whole share of common stock of reorganized Delphi.

Accordingly, if you hold fractional discount rights, you will lose any value represented by those rights unless you sell those discount rights or you purchase from another discount rights holder a sufficient amount of fractional discount rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

As an example, if you are an Eligible Holder with an Eligible Claim of $1,000,000, as of 5:00 p.m. New York City time, on          , 2008, the record date for the discount rights offering, you would receive           discount rights. Because fractional shares of common stock of reorganized Delphi will not be issued in the discount rights offering, these           discount rights would entitle you to purchase           shares of common stock of reorganized Delphi in the discount rights offering. The purchase price for each share of common stock is $38.39 per share in the discount rights offering pursuant to the basic subscription privilege. Under the example set forth above, if you wished to exercise in full your discount rights, you would be required to pay an aggregate exercise price of $          ($38.39 per full share multiplied by           shares) in the discount rights offering.

As an example, if you owned           shares of common stock, as of 5:00 p.m. New York City time, on          , 2008, the record date for the par rights offering, you would receive           par rights. Because fractional shares of common stock of reorganized Delphi will not be issued in the par rights offering, you would be entitled to purchase           shares of common stock of reorganized Delphi in the par rights offering. The purchase price for each share of common stock is $59.61 per share in the par rights offering. Under the example set forth above, if you wished to exercise in full your par rights, you would be required to pay an aggregate exercise price of $          ($59.61 per full share multiplied by           shares) in the par rights offering.

You may request that the rights agent divide your rights certificates into transferable parts, for instance, if you are the record holder for a number of beneficial holders of our common stock or, in the case of the discount rights, if you desire to transfer a portion of your discount rights. The par rights are not transferable. The rights agent will facilitate subdivisions or transfers of rights certificates only until 5:00 p.m., New York City time, on          , 2008, three business days prior to the scheduled          , 2008 expiration date.

Exercise of Rights

You should read and follow the instructions accompanying the rights certificate(s) carefully.

If you hold securities out of which your Eligible Claim arises or your shares of common stock through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your rights. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your rights. Payment of the applicable exercise price for your rights must be made by you as directed by your broker, bank or nominee. Such payment may be made from funds in your account, or if such funds are not in sufficient quantity or form for payment, you will have to provide your broker, bank or nominee with sufficient funds in a form acceptable to it. Your broker, bank or nominee may complete at your direction, or may ask or require you to complete, the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, bank or other nominee with the other rights offerings materials. See “The Rights Offerings — Exercise of Rights.”

If you do not hold securities out of which your Eligible Claim arises or your shares of common stock through a brokerage account, bank or other nominee, to exercise your rights, you must properly complete and sign your rights certificate(s) and deliver your rights certificate(s) to          , who is acting as the rights agent for the rights offerings. The rights agent will not accept a facsimile transmission of your completed rights certificate(s). We recommend that you send your rights certificate(s) by overnight courier or, if you send your rights certificate(s) by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. Delivery of your rights certificate(s) must be accompanied by full payment of the applicable exercise price for each share of common stock you wish to purchase. Your payment of the applicable exercise price must be made in U.S. dollars for the full number of shares of common stock you are purchasing pursuant to the exercise of rights by (1) certified check drawn upon a U.S. bank payable to the rights agent, (2) cashier’s check drawn upon a U.S. bank or express money order payable to the rights agent or (3) wire transfer of immediately available funds to the account maintained by the rights agent for the purpose of the rights offerings. The rights agent will not accept non-certified checks drawn on personal or business accounts. However, if you are a lead plaintiff in the Securities Actions, in lieu of paying the exercise price in cash, you will have the right to exercise your discount rights as described below. See “— Payment of Exercise Price” and “— Exercise by Lead Plaintiffs.”

Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise par rights and/or discount rights, you may choose to exercise only discount rights, only par rights, both discount rights and par rights or no rights at all.

Payment of Exercise Price

Your payment of the applicable exercise price must be made in U.S. dollars for the number of shares of common stock you are purchasing pursuant to the exercise of rights by:

•	certified check drawn upon a U.S. bank payable to the rights agent;

•	cashier’s check drawn upon a U.S. bank or express money order payable to the rights agent; or

•	wire transfer of immediately available funds to the account maintained by the rights agent for the purpose of the rights offering at:

[insert wire transfer instructions]

For wire transfer of funds, please ensure that the wire instructions include the rights certificate(s) number and send your rights certificate(s) via overnight courier to be delivered on the next business day following the day of the wire transfer to the rights agent.

Your payment will be considered received by the rights agent only upon receipt of payment in the manner set forth above. The rights agent will not accept non-certified checks drawn on personal or business accounts. Payments of the exercise price for the common stock will be held in an escrow account until the effective date of the Plan, unless we withdraw or terminate the rights offering. See “— Extensions, Termination and Amendments.” No interest will be paid to you on the funds you deposit with the rights agent. We will retain any interest earned on the payments held by the rights agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

Exercise by Lead Plaintiffs

Pursuant to the settlement of certain securities class actions (the “Securities Actions”), the lead plaintiffs in the Securities Actions, in lieu of paying the cash exercise price for the discount rights at the time they are exercised, will have the right to exercise discount rights by delivering to us a notice prior to the expiration of the discount rights offering stating that (i) the lead plaintiffs elect to participate in the discount rights offering and (ii) the lead plaintiffs elect to reimburse us, subsequent to the effectiveness of such settlement, the exercise price for the lead plaintiffs’ discount rights on behalf of the securities class (collectively, the “MDL Group”). In the event such notice is timely delivered, the lead plaintiffs will cause to be released and/or transferred to us, subsequent to the effectiveness of the settlement, both (i) the cash proceeds obtained from parties (other than us) to the settlement (which proceeds have already been received and escrowed pursuant to terms of the settlement) up to an amount equal to the amount needed to reimburse us for the exercise price for the MDL Group in connection with the discount rights offering and (ii) if the amount delivered pursuant to clause (i) does not fully cover the rights offering exercise price for the MDL Group, the cash proceeds from the sale of common stock that the lead plaintiffs are to receive pursuant to the terms of the settlement to cover such shortfall. No member of the MDL Group will receive any common stock underlying the discount rights until we have received the amount needed to reimburse us for the exercise price for the MDL Group in connection with the discount rights offering.

Delivery of Rights Certificates and Payment

You should deliver your rights certificate(s), payment of the exercise price (unless you decide to wire your payment) to          , who is acting as our rights agent, by mail or overnight courier to:

By Mail:	By Overnight Courier:	By Hand:

Telephone Number For Confirmation:

You are responsible for the method of delivery of your rights certificate(s) and payment of the applicable exercise price. We recommend that you send your rights certificate(s) by overnight courier or, if you send your rights certificate(s) by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery of your rights certificate(s) and payment to the rights agent prior to the expiration of the rights offerings. Payment of the exercise price by wire transfer may be made as provided above under “— Payment of Exercise Price.”

Do not send your rights certificate(s) and exercise price payment to Delphi. Your delivery to an address other than the address set forth above will not constitute valid delivery.

If you have questions about whether your completed rights certificate(s) or payment has been received, you may call the information agent at (    )    -     .

Calculation of Rights Exercised

If you do not indicate the number or type of rights being exercised, or you do not forward full payment of the total exercise price for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your rights with respect to (i) first, the maximum number of discount rights that may be exercised with the total payment you delivered to the rights agent and (ii) then, to the extent that any payment remains, the maximum number of par rights that may be exercised with such remaining payment. If we do not apply your full exercise price payment to your purchase of shares of common stock of reorganized Delphi, we will return the excess amount to you by mail without interest as soon as practicable after the expiration date of the rights offerings.

Exercising a Portion of Your Rights

If you elect to purchase fewer than all of the shares of common stock of reorganized Delphi represented by your rights certificate(s), you may obtain rights certificate(s) representing your unexercised rights by contacting the rights agent at the rights agent’s address set forth above under “— Delivery of Rights Certificate and Payment.”

Issuance of Common Stock of Reorganized Delphi

If you properly exercise your rights and the Plan becomes effective, you will be deemed to own the shares on the effective date of the Plan. We will issue shares as soon as practicable after the effective date of the Plan. We will calculate the number of shares to be issued to each exercising holder as soon as practicable following the expiration of the rights offerings. We have the discretion to delay or to refuse altogether the distribution of any shares you may elect to purchase through the exercise of rights if necessary to comply with applicable securities laws.

Even if you exercise rights in the rights offerings, we will not issue the shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

Transferability of Rights and Listing

The par rights are not transferable. As a result, you will not be able to sell or trade your par rights, and there will be no trading market for the par rights.

The discount rights are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date of the discount rights offering. Unless the discount rights offering is extended, the deadline for transfer will be 5:00 p.m., New York City time, on          , 2008. The discount rights will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the discount rights on the OTC Bulletin Board. The ability to trade the discount rights on the OTC Bulletin Board is entirely dependent on registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the discount rights. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board.

Although we can give no assurance that there will be any trading market for the discount rights, if trading in the rights is initiated, we expect that such trading will be on a customary basis in accordance with normal settlement procedures applicable to sales of securities. Trades affected in discount rights will be required to be settled within three trading days after the trade date. A purchase and sale of discount rights that is effected on the date that is two days prior to the expiration date of the discount rights offering would be required to be settled not later than the time the discount rights will have expired. Therefore, if rights are purchased on or after the date that is two days prior to the expiration date, such discount rights may be received after they have already expired and will be of no value.

Signature Guarantee May Be Required

Your signature on your rights certificate(s) must be guaranteed by an eligible institution if you are exercising your rights, unless:

•	your rights certificate(s) provide that shares are to be delivered to you as registered holder of those rights; or

•	you are an eligible institution.

In addition, your signature on your rights certificate(s) must be guaranteed by an eligible institution if you are withdrawing a previous exercise of your rights, unless:

•	your rights certificate(s) provide that shares are to be delivered to you as registered holder of those rights; or

•	you are an eligible institution.

Withdrawal of Exercise of Rights

Once you have exercised your rights, you may withdraw your exercise at any time prior to the withdrawal deadline. The withdrawal deadline is 5:00 p.m., New York City time, on the business day prior to the expiration date of the applicable rights offering. Unless the applicable rights offering is extended, the withdrawal deadline will be 5:00 p.m., New York City time, on          , 2008.

Although the discount rights offering and the par rights offering are being conducted concurrently, they are independent of one another. Therefore, to the extent you are eligible to receive and exercise par rights and/or discount rights, if you choose to withdraw your exercise of rights, you may choose to withdraw, as applicable, only discount rights, withdraw only par rights, or withdraw all of your rights, in each case in accordance with the procedures set forth in this prospectus.

Following the withdrawal deadline, your exercise of rights may not be withdrawn in whole or in part for any reason, including a decline in our common stock price, even if we have not issued the shares to you, unless there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the rights and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any discount rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and we may return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offerings, the Plan that includes the rights offerings described in this prospectus may not become effective, and we may return to you your exercise payments, without interest.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the rights agent prior to the withdrawal deadline at its address set forth above under “— Delivery of Rights Certificate and Payment.” Any notice of withdrawal must (1) specify the name of the person who exercised the rights, which exercise is to be withdrawn, (2) specify the number and type of rights (discount rights or par rights) of rights exercised, which exercise is to be withdrawn, and (3) be signed by the holder of the rights in the same manner as the original signature on the rights certificate(s) by which the rights were exercised (including any required signature guarantees). Any rights the exercise of which has been properly withdrawn will be deemed not to have been exercised for purposes of the rights offerings.

Withdrawals of exercised rights can be accomplished only in accordance with the foregoing procedures. Any permitted withdrawals may not be rescinded, and any rights the exercise of which has been properly withdrawn will thereafter be deemed not exercised for purposes of the rights offerings; provided that rights may be re-exercised by again following one of the appropriate procedures described in this prospectus at any time prior to the expiration date of the applicable rights offering.

Determinations Regarding the Exercise or Withdrawal of Exercise of Your Rights

We, in our sole discretion, will decide all questions concerning the timeliness, validity, form and eligibility of your exercise or the withdrawal of the exercise of your rights and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time period as we may determine. We, in our sole discretion, may reject the exercise or the withdrawal of the exercise of any of your rights because of any defect or irregularity in the exercise or withdrawal, and we, in our sole discretion, may accept your exercise only to the extent of the payment received if you or your broker, bank or other nominee sends an incorrect payment amount. We will not receive or accept any exercise or withdrawal of exercise of rights until all irregularities have been waived by us or cured by you by the time that we decide, in our sole discretion. We and the rights agent will also not accept your exercise of rights if we and the rights agent believe, in our sole discretion, that our issuance of shares of common stock to you could be deemed unlawful under applicable law. Neither we nor the rights agent will be under any duty to notify you of any defect or irregularity in connection with the submission of your rights certificate or notice of withdrawal, as the case may be, and we will not be liable for failure to notify you of any defect or irregularity.

Extensions, Termination and Amendments

We may, in our sole discretion, extend the time for exercising either or both the discount rights and the par rights. If the exercise period is extended, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the business day after the most recently announced expiration date. If there is a change in the terms of either rights offering prior to the expiration date that requires us to file a post-effective amendment to the registration statement, we will circulate an updated prospectus after the post-effective amendment has been declared effective by the SEC and, to the extent necessary, will extend the expiration date of the applicable rights offering to allow holders of those rights sufficient time to make a new investment decision. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offerings and the new expiration date.

In addition, although we currently have no intention of terminating the rights offerings, we reserve the right to terminate the rights offerings in our discretion, subject to our obligation under the EPCA to use our reasonable best efforts to consummate the transactions contemplated by the EPCA and the Plan. Completion of the rights offerings is a condition of the Investors’ and our obligations under the EPCA. If we terminate the rights offering and the Investors and we do not waive the condition that the rights offerings shall have occurred, the equity investments pursuant to the EPCA will not occur, and we may not be able to raise the cash needed to fund the Plan. If the rights offerings are terminated, the rights agent will return as soon as practicable all exercise payments. No interest will be paid to you on the funds you deposit with the rights agent.

We also reserve the right to amend or modify the terms of either or both of the rights offerings, subject to our obligation under the EPCA to use our reasonable best efforts to consummate the transactions contemplated by the EPCA and the Plan.

No Board of Directors Recommendation

Neither we nor our Board of Directors makes any recommendation as to whether or not you should exercise your rights. You should make an independent investment decision about whether or not to exercise your rights. If you do not exercise your rights, you will lose any value inherent in the rights and your percentage ownership interest in us will be further diluted.

Questions About Exercising Rights

If you have any questions about or require assistance regarding the procedure for exercising your rights, including the procedure if you have lost your rights certificates, have other questions about the rights offerings or

would like additional copies of this prospectus or the Instructions for Completion of the Rights Certificates, please contact          , who is acting as our information agent, at:

[insert name/address]

Rights Agent and Information Agent

We have appointed           to act as rights agent for the rights offerings, and           to act as information agent for the rights offerings. We will pay all customary fees and expenses of the rights agent and the information agent related to the rights offerings. We also have agreed to indemnify the rights agent and the information agent from liabilities that they may incur in connection with the rights offerings.

Commissions, Fees and Other Expenses

We will not charge a brokerage commission or a fee to rights holders for exercising their rights. If you exercise your rights through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee.

Notice to Nominees

If you are a broker, bank or other nominee holder who holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offerings as soon as possible to learn of their intentions with respect to exercising their rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate(s) and submit them to the rights agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of rights to which all such beneficial owners otherwise would have been entitled had they been direct holders of our common stock on the record date, provided, however, that you, as a nominee record holder, make a proper showing to the rights agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials.

Procedures for DTC Participants

We expect that your exercise of your rights may be effected through the facilities of the Depository Trust Company (“DTC”). If your rights are held of record through DTC, you may exercise your rights for each beneficial holder by instructing DTC, or having your broker instruct DTC, to transfer your rights from your account to the account of the rights agent, together with certification as to the total number and type of rights you are exercising and the applicable exercise price for each share you are purchasing pursuant to your exercise of rights.

HSR Act Limitations

We will not be required to issue shares of common stock of reorganized Delphi to you in the rights offerings if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and, if at the expiration of the rights offerings, you have not obtained that clearance or approval and provided evidence thereof to us. For example, if as a result of exercising your rights, you would hold shares of common stock of reorganized Delphi worth more than $59.8 million as of the effective date of the Plan, you and we may be required to make a filing under the HSR Act and wait for any applicable waiting periods to expire or terminate before we can satisfy your exercise of rights.

Shares of Common Stock Outstanding after the Rights Offerings

On the record date for the rights offerings, there were           shares of our common stock outstanding. On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled. Pursuant to the Plan, on or as soon as practicable after the effective date of the Plan,

following the funding of the Investors’ equity commitments, there will be up to           shares of common stock of reorganized Delphi outstanding, assuming conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), exercise in full of rights in the rights offerings (or, in the case of the discount rights offering, exercise in full of the Investors’ backstop commitment) and full exercise of Warrants at the initial exercise price. References to number of shares are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest.

The number of outstanding shares of reorganized Delphi common stock set forth above assumes that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and are satisfied with 14,045,750 shares of common stock of reorganized Delphi. To the extent that these claims total less than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the 14,045,750 shares of common stock will be reduced by one share for each $59.61 reduction in the total amount of these claims, and the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders that exercise rights in the rights offerings) will proportionately increase. To the extent that these claims total more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and ADAH and Delphi have jointly waived the condition to effectiveness of the Plan that such claims total no more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and the creditors’ committee has consented to or not objected to such waiver, the 14,045,750 shares of common stock will be increased by one share for each $59.61 increase in the total amount of these claims, the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders that exercise rights in the rights offerings) will proportionately decrease, and to the extent that such claims total more than $1.475 billion (excluding all allowed accrued postpetition interest accrued thereon), the conversion prices of the Senior Convertible Preferred Stock to be issued to the Investors will be proportionally decreased. There can be no assurance that ADAH or Delphi will waive such condition or that the Creditors’ Committee will consent or not object to such waiver. See “Capitalization.”

Transferability of Common Stock and Listing

Unless you are our affiliate, you generally may sell the shares that you are purchasing on exercise of your rights immediately after you are deemed to own such shares on the effective date of the Plan. We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on or as soon as practicable after the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list our common stock on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for our common stock on the OTC Bulletin Board. Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the rights, which we cannot predict will be initiated or, if initiated, will continue. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that our common stock will be quoted on the OTC Bulletin Board or that an active trading market will exist.

Material United States Federal Income Tax Consequences of the Discount Rights Offering to an Eligible Holder

The material United States federal income tax consequences to an Eligible Holder depends upon whether the Eligible Claims constitute “securities” for United States federal income tax purposes. If such Eligible Claims constitute securities, an Eligible Holder that exchanges its Eligible Claims for newly-issued common stock and discount rights pursuant to the Plan generally should not recognize gain or loss on the receipt of the discount rights. If such Eligible Claims do not constitute securities, a holder that exchanges its Eligible Claims for newly-issued common stock and discount rights pursuant to the Plan generally should recognize gain or loss on the receipt of the discount rights. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the discount rights, and the ownership and disposition of common stock received as a result of the exercise of the discount rights, in light of your particular circumstances.

Material United States Federal Income Tax Consequences of the Par Rights Offering to a Holder of Our Common Stock

The material United States federal income tax consequences of the par rights offering to a holder of our common stock depends upon whether such holder receives newly-issued common shares pursuant to the Plan. If a holder of our common stock receives newly-issued common shares pursuant to the Plan, holds shares of our common stock as capital assets, and is not subject to special treatment under United States federal income tax law (e.g., as a bank or dealer in securities), the holder generally will not recognize gain or loss on the receipt of par rights. A holder of our common stock that does not receive newly-issued common shares pursuant to the Plan generally will recognize gain or loss on the receipt of par rights. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the par rights, and the ownership and disposition of common stock received as a result of the exercise of the par rights, in light of your particular circumstances.

State Securities and Blue Sky Matters

We are not making the rights offerings in any state or other jurisdiction in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any shares of our common stock from rights holders who are residents of those states or other jurisdictions.

We have applied for qualification of the rights offerings with certain state securities commissions. Prior to commencement of the rights offerings, we will advise residents of any such state if the securities commission in that state has disapproved either or both of the rights offerings. Such disapproval would result in holders of rights in that state not being able to exercise their rights in the disapproved rights offering.

We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws. We also may delay the commencement of the rights offerings in those states or other jurisdictions, or change the terms of the rights offerings, in order to comply with the securities law requirements of those states or other jurisdictions. In addition, we may decline to make modifications to the terms of the rights offerings requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions, you will not be eligible to participate in the rights offerings.

Backstop Commitment

The Investors have agreed, on the terms and subject to the conditions of the EPCA, to backstop the discount rights offering by purchasing from us, at the $38.39 basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $800.0 million of Senior

Convertible Preferred Stock of reorganized Delphi and a further $175.0 million of reorganized Delphi common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of up to $2.55 billion. The Investors’ backstop commitment and commitment to make the additional equity investments are subject to the satisfaction of the conditions set forth in the EPCA, as described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” We have agreed to pay the Investors aggregate fees of $63.750 million for their equity commitments and arrangement services, of which $39.375 million relates to the backstop commitment of the discount rights offering.

The backstop commitment of the Investors does not apply to the par value rights offering. However, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan). Pursuant to the Plan, Appaloosa has agreed not to participate in the par rights offering, and par rights that would otherwise be distributed to Appaloosa will be instead distributed to the other holders of record of our common stock as of the record date for the rights offerings.

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own1 either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of          ,          ,          ,          ,          and           shares, respectively, or     %,     %,     %,     %,     % and     %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment, a total of          ,          ,          ,          , and           shares, respectively, or     %,     %,     %,     %,     % and     %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights by Appaloosa, (iii) no exercise of Warrants, 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offerings includes the expected sale of shares of common stock of reorganized Delphi to such additional investors. See “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

The obligations of the Investors to make their equity investments pursuant to the EPCA are subject to the satisfaction of a number of conditions which are set forth in the EPCA and include the following conditions:

•	to the extent that the material terms of the following would have a material impact on the Investors’ proposed investment in us, ADAH must be reasonably satisfied with:

•	an order confirming the Plan,

•	certain constituent documents (such as the Certificate of Incorporation),

•	each other transaction agreement contemplated by the EPCA and

•	any amendments or supplements to the foregoing, and the parties thereto must have complied with their obligations thereunder in all material respects through the effective date of the Plan;

•	there must not have occurred:

•	after October 29, 2007, any material strike or material labor stoppage or slowdown involving the International Union, United Automobile, Aerospace and Agricultural Implement Workers of American (UAW), the International Union of Electrical, Salaried, Machine and Furniture Workers — Communications Workers of America (IUE-CWA) or the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC (USW) at either Delphi or GM or any of their respective subsidiaries, or

•	after October 29, 2007, any strike, labor stoppage or slowdown involving the UAW, IUE-CWA or USW and either Ford Motor Company or Chrysler Group (or its successors) or at any of their respective subsidiaries that would have a material impact on the Investors’ proposed investment in us;

•	our net indebtedness as of the effective date of the Plan (including our required pension contributions from and after the effective date of the Plan through December 31, 2008) must not exceed specified amounts;

•	we must not have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan;

•	we must not have changed our recommendation or approval of the transactions contemplated by the EPCA, the term sheet for the Convertible Preferred Stock, the GM settlement or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction;

•	we must have undrawn availability of $1.4 billion under our asset based loan facility (after taking into account any open letters of credit under such facility and any reductions in availability due to any shortfall in collateral under the borrowing base formula set forth in such facility);

•	we must have demonstrated and certificated, to the reasonable satisfaction of ADAH, that pro forma interest expense during 2008 on our indebtedness will not exceed $585 million;

•	scheduled Pension Benefit Guarantee Corporation liens must be withdrawn;

•	the aggregate amount of trade and unsecured claims must be no more than $1.45 billion (subject to certain waivers and exclusions); and

•	the employment and compensation arrangements with our senior management must be on market terms and reasonably acceptable to ADAH.

The obligations of both the Investors and us under the EPCA are subject to the following conditions:

•	the rights offerings described in this prospectus must have occurred (although, because of the backstop commitment, there is no requirement that a particular amount of rights be exercised); and

•	we must have received the proceeds of our exit financing which, together with the equity investments by the Investors and the gross proceeds from the rights offering, are sufficient to fund fully the Plan (to the extent we are to fund such transactions as contemplated by the Plan).

All of the Investors’ conditions may be waived with respect to all Investors by ADAH, in its sole discretion. We can waive the conditions applicable to our obligations under the EPCA.

The Investors will not have to complete the equity investments contemplated by the EPCA, and we will not have to perform our obligations under the EPCA, if the EPCA is terminated. We can terminate the EPCA in certain circumstances described in the EPCA, including the following:

•	if we agree to engage in an alternative transaction, but we can only do so if:

•	our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties;

•	we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that, despite such changes, the alternative transaction is superior; and

•	we have paid the Investors an alternative transaction fee of $82.5 million; and

•	at any time on or after March 31, 2008, if the Senior Convertible Preferred Stock has not been delivered to the Investors on or before such date.

ADAH can terminate the EPCA in certain circumstances described in the EPCA, including the following:

•	at any time on or before March 31, 2008, if the Senior Convertible Preferred Stock has not been delivered to the Investors on or before such date.

•	we have changed our recommendation or approval of the transactions contemplated by the EPCA, the term sheet for the Convertible Preferred Stock, the GM settlement or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction; or

•	we have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan.

The Investors are not soliciting participation by the holders of rights in the rights offerings or engaging in any other marketing or sales activity in connection with the rights offerings and make no recommendation to you regarding whether or not you should exercise or sell your rights.

BOARD OF DIRECTORS

Board of Directors Structure

As of the effective date of the Plan, we will be subject to the corporate governance provisions set forth in the Plan and in the certificates of designations for the Senior Convertible Preferred Stock of reorganized Delphi.

Our Board of Directors will be divided into three classes of directors:

•	Class I directors will have an initial term expiring at the annual meeting of stockholders to be held in 2009,

•	Class II directors will have an initial term expiring at the annual meeting of stockholders to be held in 2010, and

•	Class III directors will have an initial term expiring at the annual meeting of stockholders to be held in 2011.

After the expiration of each initial term of each class of directors, the directors will thereafter each have a one year term elected annually.

The Board of Directors of reorganized Delphi will initially consist of nine directors:

•	Series A Directors. Three directors (who will be Class III directors) (the “Series A directors”):

•	Such directors initially will be nominated by Appaloosa and elected at the effective date of the Plan by the holders of the Series A Senior Convertible Preferred Stock,

•	Thereafter, until the earlier of the expiration of the term of the Class III directors and the conversion of all of the Series A-1 Senior Convertible Preferred Stock into Series A-2 Senior Convertible Preferred Stock, such directors will be elected directly by the holders of the Series A Senior Convertible Preferred Stock, subject to the ability of the Nominating and Corporate Governance Committee to, by majority vote, veto the selection of up to two proposed Series A directors for each Series A director position on our Board of Directors (the rights described in this paragraph, the “Series A board rights”), and

•	After the earlier of the expiration of the term of the Class III directors and the conversion of all of the Series A-1 Senior Convertible Preferred Stock into Series A-2 Senior Convertible Preferred Stock, the Series A directors will serve out their remaining term and thereafter will be treated as common directors and elected as described below under “Common Directors.”

•	Common Directors. Four directors (one of whom will be a Class I director and three of whom will be Class II directors) (the “common directors”):

•	Three such directors (one of whom will be a Class I director and two of whom will be Class II Directors) initially will be selected by the unsecured creditors’ committee,

•	One such director (who will be a Class II director) initially will be selected by the representative of Pardus and Del-Auto on the search committee described below, with the approval of either Delphi or the unsecured creditors’ committee,

•	Thereafter, the nominees for common directors will be determined by the Nominating and Corporate Governance Committee, with the Series A directors on such committee not entitled to vote on such determination at any time the Series A-1 Senior Convertible Preferred Stock retains Series A board rights, and recommended to our Board of Directors for nomination by our Board of Directors, and

•	After the earlier of the expiration of the term of the Class III directors and the conversion of all of the Series A-1 Senior Convertible Preferred Stock into Series A-2 Senior Convertible Preferred Stock, the three Series A directors will be treated as common directors and elected as set forth in the immediately preceding bullet point.

•	Executive Chairman. One director (who will be a Class I director) will be the Executive Chairman, selected as described below under “Executive Chairman.”

•	Chief Executive Officer. The ninth director (who will be a Class I director) will be our Chief Executive Officer.

All nine new directors will be publicly identified not later than the date scheduled for the hearing of the Bankruptcy Court to confirm the Plan. Rodney O’Neal, our current Chief Executive Officer and President, will continue as the Chief Executive Officer and President of reorganized Delphi.

We may not increase the size of our Board of Directors to more than nine directors until the earlier of the expiration of the term of the Class III directors and the conversion of all of the Series A-1 Senior Convertible Preferred Stock into Series A-2 Senior Convertible Preferred Stock. Upon the earlier of the expiration of the term of the Class III directors and the conversion of all of the Series A-1 Senior Convertible Preferred Stock into Series A-2 Senior Convertible Preferred Stock, the Series A Senior Convertible Preferred Stock will have the right to elect, subject to certain Board of Directors committee veto rights, Series A directors to our Board of Directors as set forth above.

The search committee will consist of: (i) one representative of Appaloosa, (ii) one representative of Delphi, (iii) one representative of the unsecured creditors’ committee, being David Daigle, (iv) one representative of Del-Auto and Pardus, who shall be determined by Appaloosa, and (v) one representative of the equity committee reasonably acceptable to the other members of the search committee. Each member of the search committee will be entitled to require the search committee to interview any person to serve as a director unless the proposed candidate is rejected by each of the Appaloosa representative, the Delphi representative and the representative of the unsecured creditors’ committee.

Each director selected for appointment to the initial Board of Directors of reorganized Delphi will be appointed to our Board of Directors unless at least three members of the following four members of the search committee object to the appointment of such individual: the Appaloosa representative, the Delphi representative, the representative of the unsecured creditors’ committee and the representative of the equity committee. Initially, our Board of Directors will be comprised of six directors who satisfy all applicable independence requirements of the relevant stock exchange on which it is expected that our common stock will be traded and six directors who are independent from the Investors; however, we and the unsecured creditors’ committee may waive, by unanimous vote, the requirements of this sentence.

Executive Chairman

•	The Executive Chairman will be initially selected by the majority vote of the search committee, including the affirmative vote of the representatives of the holders of the Series A Senior Convertible Preferred Stock and the unsecured creditors’ committee. Any successor Executive Chairman will be selected by the Nominating and Corporate Governance Committee, subject (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) to the approval of the holders of the Series A-1 Senior Convertible Preferred Stock. Upon approval, the candidate will be recommended by the Nominating and Corporate Governance Committee to our Board of Directors for appointment as Executive Chairman and nomination to our Board of Directors. The holders of our Senior Convertible Preferred Stock will vote on the candidate’s election to our Board of Directors on an as-converted basis together with the holders of our common stock. Notwithstanding the foregoing, if there occurs any vacancy in the office of the Executive Chairman during the initial one-year term, the successor Executive Chairman will be nominated by the holders of Series A-1 Senior Convertible Preferred Stock (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) subject to approval of the Nominating and Corporate Governance Committee.

•	The Executive Chairman will be our full-time employee with his or her principal office in our world headquarters in Troy, Michigan and will devote substantially all of his or her business activity to our business affairs.

•	The holders of Series A-1 Senior Convertible Preferred Stock will have the non-exclusive right to propose the termination of the Executive Chairman during the initial one year term of the Executive Chairman and only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding.

•	The Executive Chairman will cause us to and we will be obligated to meaningfully consult with the representatives of the holders of the Series A-1 Senior Convertible Preferred Stock (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) with respect to the annual budget and material modifications thereto prior to the time it is submitted to our Board of Directors for approval.

•	The employment agreements entered into by us with the Executive Chairman and the Chief Executive Officer will provide that (1) upon any termination of employment, the Executive Chairman and/or the Chief Executive Officer will resign as a director (and the employment agreements will require delivery at the time such agreements are entered into of an executed irrevocable resignation that will become effective upon such termination) and (2) the right to receive any payments or other benefits upon termination of employment will be conditioned on such resignation. If for any reason the Executive Chairman or the Chief Executive Officer does not resign or the irrevocable resignation is determined to be ineffective, then the holders of Series A-1 Senior Convertible Preferred Stock (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) may remove the Executive Chairman and/or Chief Executive Officer as a director, subject to applicable law. The employment agreement with the Chief Executive Officer will provide that if the Chief Executive Officer (so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) is not elected as a member of our Board of Directors, the Chief Executive Officer may resign for “cause” or “good reason.”

Board Committees

We expect that as of the effective date of the Plan the Board of Directors will have three standing committees, each comprised solely of non-employee directors: (1) an Audit Committee, (2) a Compensation and Executive Development Committee, and (3) a Nominating, Corporate Governance and Public Issues Committee.

The search committee will determine by majority vote the committee assignments of the initial Board of Directors of reorganized Delphi, except that for the initial Board of Directors and until the earlier of the expiration of the term of the Class III directors and the conversion of all of the Series A-1 Senior Convertible Preferred Stock into Series A-2 Senior Convertible Preferred Stock, at least one Series A director will be on all committees of the Board of Directors and a Series A director will constitute the Chairman of the Compensation and Executive Development Committee of the Board of Directors. In addition, until the earlier of the expiration of the term of the Class III directors and the conversion of all of the Series A-1 Senior Convertible Preferred Stock into Series A-2 Senior Convertible Preferred Stock, the Series A directors will not constitute a majority of the Nominating, Corporate Governance and Public Issues Committee. Committee assignments will be subject to all applicable independence and qualification requirements of any stock exchange on which the shares of common stock of reorganized Delphi are listed or quoted.

EFFECTS OF THE RIGHTS OFFERINGS ON THE INVESTORS’ OWNERSHIP

The Investors have agreed, on the terms and subject to the conditions of the EPCA, to backstop the discount rights offering by purchasing from us, at the $38.39 per share exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $800.0 million of Senior Convertible Preferred Stock and a further $175.0 million of our common stock on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of up to $2.55 billion. The Investors’ backstop commitment and commitment to make the additional equity investments are subject to the satisfaction of the conditions set forth in the EPCA. We have agreed to pay the Investors a fee of $63.750 million for their equity commitments. See “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement” for a complete description of the EPCA.

The backstop commitment of the Investors does not apply to the par value rights offering. If fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan), and the amount of cash distributable to those creditors pursuant to the Plan will be proportionately reduced. Appaloosa has agreed that it will not participate in the par rights offering, and the par rights that would otherwise be distributed to it pursuant to the par rights offering by virtue of its common stock holdings will be distributed to the other holders of our common stock.

Set forth below, for illustrative purposes only, are scenarios which indicate the effect that the rights offerings and related share issuances could have on the Investors’ relative voting and economic interests. The following scenarios (and the beneficial ownership percentages of the Investors, as of the effective date of the Plan, that are set forth in this prospectus) assume that there are a total of           shares of common stock of reorganized Delphi outstanding on the effective date of the Plan, assuming (1) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), (2) exercise in full of rights in the rights offerings (or, in the case of the discount rights offering, exercise in full of the Investors’ backstop commitment), and (3) exercise in full of the Warrants at the initial exercise price. The           share figure assumes that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and are satisfied with 14,045,750 shares of common stock of reorganized Delphi and is further estimated based on our assumptions regarding, amount other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. To the extent that these claims total less than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the 14,045,750 shares of common stock will be reduced by one share for each $59.61 reduction in the total amount of these claims, and the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders that exercise rights in the rights offerings) will proportionately increase. To the extent that these claims total more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and ADAH and Delphi have jointly waived the condition to effectiveness of the Plan that such claims total no more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and the creditors’ committee has consented or not objected to such waiver, the 14,045,750 shares of common stock will be increased by one share for each $59.61 increase in the total amount of these claims, the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders that exercise rights in the rights offerings) will proportionately decrease, and to the extent that such claims total more than $1.475 billion (excluding all allowed accrued postpetition interest accrued thereon), the conversion prices of the Senior Convertible Preferred Stock to be issued to the Investors will be proportionally decreased. There can be no assurance that ADAH or Delphi will waive such condition or that the creditors’ committee will consent or not object to such waiver. The reference to the number of outstanding shares of reorganized Delphi common stock set forth above also assumes that 16,508,176 shares of Series C Convertible

Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution. See “Use of Proceeds” and “Capitalization.”

As of the record date for the rights offerings, the Investors and their affiliates beneficially owned a total of           shares, or     %, of our outstanding common stock. On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own1 either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of          ,          ,          ,          , and          shares, respectively, or     %,     %,     %,     %,     % and     %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment, a total of          ,          ,          ,          , and           shares, respectively, or     %,     %,     %,     %,     % and     %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights by Appaloosa, (iii) no exercise of Warrants, (iv) 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offerings includes the expected sale of shares of common stock of reorganized Delphi to such additional investors.

     1 Although the percentage ownership of each of the Investors has been reported separately in this prospectus, the Investors have disclosed in their respective Schedule 13Ds that because of the EPCA, each Investor currently may be deemed to beneficially own the shares of our common stock beneficially owned by the other Investors.

		Full Exercise of Discount	No Exercise of Discount
		Rights and Par Rights by	Rights or Par Rights by
		Non-Investor Stockholders	Non-Investor Stockholders
		(Investors Purchase No	(Investors Purchase All of
		Shares of Common Stock	the 41,026,309 Shares
	Prior to the Rights Offering	Pursuant to Their Backstop	Offered in the Discount
	(as of the Record Date)	Commitment)(1)	Rights Offering)(1)
	Number of Shares %	Number of Shares %	Number of Shares %
	(In millions)	(In millions)	(In millions)

Investors:
Appaloosa Management L.P.		(2)	(2) (3)
Harbinger Capital Partners
Master Fund I, Ltd.		(2)	(2) (3)
Merrill Lynch, Pierce, Fenner & Smith Incorporated		(2)	(2) (3)
UBS Securities LLC		(2)	(2) (3)
Goldman, Sachs & Co.		(2)	(2)
Pardus Special Opportunities
Master Fund L.P.		(2)	(2)
General Motors Corporation		(4)	(4)
Other Stockholders(5)
All Officers and Directors
Total		(6)	(6)

(1)	Assumes (i) no exercise of Warrants and (ii) that Trade and Other Unsecured Claims total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the maximum amount permitted under the EPCA, and are satisfied with 14,045,750 shares of common stock of reorganized Delphi. References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. See “Use of Proceeds” and “Capitalization.”

(2)	Reflects the conversion of all Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock, which are initially convertible into shares of common stock on a one-for-one basis at any time at the option of the holder.

(3)	The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offering includes the expected sale of shares of common stock of reorganized Delphi to such additional investors.

(4)	All claims and rights of GM and its affiliates (subject to some exceptions) will be satisfied with approximately $2.57 billion in consideration, consisting of $1.50 billion in a combination of at least $750 million in cash and the remainder in a second lien note, and up to 16,508,176 shares of Series C Convertible Preferred Stock. Assumes that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM and reflects the conversion of all such 16,508,176 shares of Series C Convertible Preferred Stock, which are initially convertible into shares of common stock on a one-for-one basis at any time at the option of the holder. To the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution.

(5)	Includes all other holders of our common stock on the record date of the rights offering and the sale to additional investors as of the effective date of the Plan as referred to in note (3) above.

(6)	Reflects the conversion of all 9,478,887 shares of Series A Senior Convertible Preferred Stock and all 9,394,092 shares of Series B Senior Convertible Preferred Stock, which are initially convertible into shares of common stock on a one-for-one basis at any time at the option of the holder.

BANKRUPTCY CASES

On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code, and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code in the Bankruptcy Court. The October 8, 2005 and the October 14, 2005 filings are referred to as the “Chapter 11 Filings.” The Bankruptcy Court is jointly administering these cases as “In re Delphi Corporation, et al., Case No. 05-44481 (RDD).” Our non-U.S. subsidiaries, which were not included in the filings, continue their business operations without supervision from the Bankruptcy Court, and are not subject to the requirements of the Bankruptcy Code.

We continue to operate our business and manage our property as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. Shortly after the Chapter 11 Filings, the Bankruptcy Court entered orders designed to stabilize our business relationships with customers, suppliers, employees, and others. The orders granted us permission to, among other things, pay our employees’ salaries, wages, and benefits, develop payment programs for our financially-stressed vendors, honor prepetition obligations to our customers and continue customer programs in the ordinary course of business, and utilize our existing cash management systems. On October 28, 2005, the Bankruptcy Court entered an order granting our request for $2 billion in senior secured debtor-in-possession (“DIP”) financing being provided by a group of lenders led by JPMorgan Chase Bank and Citigroup Global Markets, Inc. The Bankruptcy Court also approved an adequate protection package for our outstanding $2.5 billion prepetition secured indebtedness under our prepetition credit facility. On January 5, 2007, the Bankruptcy Court granted our motion to obtain replacement postpetition financing of approximately $4.5 billion to refinance both our $2.0 billion DIP financing and our $2.5 billion prepetition secured indebtedness. On January 9, 2007, we entered into a Revolving Credit, Term Loan, and Guaranty Agreement (the “Refinanced DIP Credit Facility”) to borrow up to approximately $4.5 billion from a syndicate of lenders. The Refinanced DIP Credit Facility consists of a $1.75 billion first priority revolving credit facility, a $250 million first priority term loan, and an approximate $2.5 billion second priority term loan.

The following creditors were selected by the United States Trustee as members of the creditors’ committee: (i) Capital Research and Management Company; (ii) Electronic Data Systems Corp., (iii) Flextronics International Asia-Pacific, Ltd. (“Flextronics”), (iv) Freescale Semiconductor, Inc., (v) General Electric Company, (vi) IUE-CWA, and (vii) Wilmington Trust Company, as Indenture Trustee. Flextronics and Electronic Data Systems Corp. subsequently resigned from the creditors’ committee, and on or about March 6, 2006, the United States Trustee appointed Tyco Electronics Corporation to the creditors’ committee. On October 1, 2007, the United States Trustee filed an amended appointment of the creditors’ committee incorporating the foregoing changes and also appointing SABIC Innovative Plastics (formerly GE Plastics, a part of General Electric Company). In addition to these members, the UAW participates as an ex-officio member of the creditors’ committee (see Notice Of Withdrawal Of Motion And Memorandum Of International Union, UAW For An Order Directing Its Appointment To The Official Committee Of Unsecured Creditors, dated January 20, 2006 (Docket No. 1864)). Prior to the February 3, 2006 meeting of creditors, the PBGC was also granted ex-officio status.

The creditors’ committee is represented by Latham & Watkins LLP. The creditors’ committee’s financial advisor is Mesirow Financial Consulting, LLC, and the creditors’ committee financial advisor and investment banker is Jefferies & Company.

On April 28, 2006, the United States Trustee appointed an official Committee of Equity Holders pursuant to section 1102 of the Bankruptcy Code to represent the interests of all equity holders in these cases. The following seven equity holders were selected to serve as members of the equity committee: (i) James E. Bishop, Sr., (ii) Brandes Investment Partners, L.P. (“Brandes”), (iii) D.C. Capital Partners, L.P., (iv) Dr. Betty Anne Jacoby, (v) James H. Kelly, (vi) James N. Koury, trustee of the Koury Family Trust, and (vii) Luqman Yacub. On May 11, 2006, the United States Trustee amended the equity committee to include Pardus European Special Opportunities Master Fund, L.P. (“Pardus”) in place of Dr. Betty Anne Jacoby. On October 3, 2006, D.C. Capital Partners, L.P. resigned from the equity committee. Subsequently, on June 4, 2007, Pardus resigned from the equity committee. Brandes has taken a leave of absence from the equity committee and is not currently active in equity committee matters.

The Equity Committee is represented by Fried, Frank, Harris, Shriver & Jacobson LLP. The Equity Committee’s financial advisor is Houlihan Lokey Howard & Zukin Capital, Inc.

On February 17, 2006 and June 30, 2006, the Bankruptcy Court entered orders granting our motions to implement short-term annual incentive plans for certain employees. At the time the orders were entered, the Debtors agreed to defer consideration of the elements of a Key Employee Compensation Plan relating to proposed cash and equity incentive emergence awards until the Debtors proposed a plan of reorganization.

We have notified all of our known potential creditors of the Chapter 11 Filings for the purposes of identifying and quantifying all prepetition claims. The Chapter 11 Filings triggered defaults on substantially all of our debt obligations. Subject to certain exceptions under the Bankruptcy Code, the Chapter 11 Filings automatically stayed the continuation of any judicial or administrative proceedings or other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to October 8, 2005 or October 14, 2005, as applicable. On April 12, 2006, the Bankruptcy Court entered an order establishing July 31, 2006 as the bar date by which claims against us arising prior to our Chapter 11 Filings were required to be filed if the claimants wished to receive any distribution in our chapter 11 cases. On April 17, 2006, we commenced notification, including publication, to all known actual and potential creditors, informing them of the bar date and the required procedures with respect to the filing of proofs of claim with the Bankruptcy Court.

As of September 30, 2007, we had received approximately 16,700 proofs of claim, a portion of which assert, in part or in whole, unliquidated claims. In addition, we have compared proofs of claim received to scheduled liabilities and determined that there are certain scheduled liabilities for which no proof of claim was filed. In the aggregate, total proofs of claim and scheduled liabilities assert approximately $37 billion in liquidated amounts, including approximately $900 million in intercompany claims, plus certain unliquidated amounts. Although we have not completed the process of reconciling these proofs of claim and thus the ultimate amount of such liabilities is not determinable at this time, we believe that the aggregate amount of claims filed is likely to exceed the amount that will ultimately be allowed by the Bankruptcy Court. As of September 30, 2007, we have objected to approximately 13,400 proofs of claim which asserted approximately $10.4 billion in aggregate liquidated amounts plus additional unliquidated amounts. The Bankruptcy Court has entered orders disallowing approximately 9,400 of those proofs of claim, which orders reduced the amount of asserted claims by approximately $9.6 billion in aggregate liquidated amounts plus additional unliquidated amounts. In addition, the Court has entered an order modifying approximately 3,000 claims reducing the aggregate amounts asserted on those claims from $476 million to $410 million, which amounts are subject to further objection by us at a later date on any basis. We anticipate that additional proofs of claim will be the subject of future objections as such proofs of claim are reconciled. Nonetheless, the determination of how liabilities will ultimately be settled and treated cannot be made until the Bankruptcy Court approves a chapter 11 plan of reorganization.

On September 6, 2007, we filed the Plan with the Bankruptcy Court together with the Disclosure Statement which describes the Plan and sets forth certain information about our chapter 11 cases. We filed the first amended Plan and the first amended Disclosure Statement on December 10, 2007. The Disclosure Statement was approved by the Bankruptcy Court on December 10, 2007.

On December 15, 2007, we mailed to each creditor and each equity security holder entitled to vote on the Plan a ballot to vote to accept or reject the Plan. The ability of common stockholders to vote on the Plan is independent of, and separate from, our common stockholders’ ability to participate in the rights offerings.

The voting solicitation period ended on January   , 2008, and on January   , 2008, the Bankruptcy Court confirmed the Plan.

The Plan currently provides for the recoveries below.

•	All senior secured debt will be refinanced and paid in full and all allowed administrative and priority claims will be paid in full.

•	Trade and other unsecured claims and unsecured funded debt claims will be satisfied in full with $3.48 billion of common stock of reorganized Delphi (inclusive of shares to be distributed to subordinated creditors as described in the fourth bullet point of this section), at a deemed value of $59.61 per share for Plan distribution purposes). The Plan requires that the amount of Trade and Other Unsecured Claims not exceed $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon). To the extent that these claims total less than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the 14,045,750 shares of common stock will be reduced by one share for each $59.61 reduction in the total amount of these claims, and the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders that exercise rights in the rights offerings) will proportionately increase. To the extent that these claims total more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and ADAH and Delphi have jointly waived the condition to effectiveness of the Plan that such claims total no more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the 14,045,750 shares of common stock will be increased by one share for each $59.61 increase in the total amount of these claims, the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders that exercise rights in the rights offerings) will proportionately decrease, and to the extent that such claims total more than $1.475 billion (excluding all allowed accrued postpetition interest accrued thereon) and the creditors’ committee has consented or not objected to such waiver, the conversion prices of the Senior Convertible Preferred Stock to be issued to the Investors will be proportionally decreased. There can be no assurance that ADAH or Delphi will waive such condition or that the creditors’ committee will consent or not object to such waiver. In addition, if fewer than all of the rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to such creditors in partial satisfaction of those trade and unsecured claims.

•	In satisfaction of GM’s claims and rights (subject to some exceptions) against us, GM will receive approximately $2.57 billion in consideration, consisting of $1.50 billion in a combination of at least $750 million in cash and the remainder in a second lien note, and up to 16,508,176 shares of Series C Convertible Preferred Stock (such number of shares assumes that no par rights are exercised; to the extent that any par rights are exercised, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution).

•	Holders of our existing equity securities will receive, in the aggregate, (i) 461,552 shares of common stock of reorganized Delphi, (ii) par rights to purchase 21,680,996 shares of common stock of reorganized Delphi pursuant to the par rights offering, (iii) six-month warrants exercisable to purchase up to 15,384,616 shares of common stock of reorganized Delphi at an exercise price of $65.00 per share; (iv) seven-year warrants exercisable to purchase up to 6,908,758 shares of common stock of reorganized Delphi at an exercise price of $71.95 per share; and (v) ten-year warrants exercisable to purchase up to 2,819,901 shares of common stock of reorganized Delphi at an exercise price of $59.61 per share.

For more information on our expected capital structure as of the effective date of the Plan, see “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

We will not emerge from bankruptcy as a going concern unless and until the Plan becomes effective. The effectiveness of the Plan currently is not scheduled to occur until after the expiration of the rights offerings. Even if rights are exercised in the rights offerings, we will not issue shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

If the Plan becomes effective, we expect to emerge from chapter 11 as a stronger, more financially sound business with viable U.S. operations that are well-positioned to advance global enterprise objectives. We cannot assure you, however, that we will be successful in achieving our objectives. Our ability to achieve our objectives is conditioned on the approval of the Bankruptcy Court, and the support of our stakeholders, including GM, our labor unions, the Statutory Committees, and our creditors and equity holders. For a discussion of certain risks and uncertainties related to the our chapter 11 cases and reorganization objectives, you should carefully read the “Risk Factors” sections in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and all other information included or incorporated by reference in this prospectus in its entirety.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the rights offerings, we have entered into several transactions with related parties as described below. We have filed copies of the agreements described in this section with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of each of these agreements. For a full description of certain relationships and related transactions please see “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, incorporated by reference herein.

Equity Purchase and Commitment Agreement

On August 3, 2007, we executed the EPCA with the Investors and amended the EPCA on December 10, 2007, pursuant to which, and on the terms and subject to the conditions of which, the Investors would invest, assuming the full backstop commitment, up to $2.55 billion in reorganized Delphi.

On the terms and subject to the conditions of the EPCA, the Investors have agreed to backstop the discount rights offering by purchasing from us, at the $38.39 basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $800.0 million of Senior Convertible Preferred Stock and a further $175.0 million of common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of up to $2.55 billion.

Conditions to Parties’ Obligations under the EPCA

The obligations of the Investors to make their equity investments pursuant to the EPCA are subject to the satisfaction of a number of conditions which are set forth in the EPCA and include the following conditions:

•	to the extent that the material terms of the following would have a material impact on the Investors’ proposed investment in us, ADAH must be reasonably satisfied with:

•	an order confirming the Plan,

•	certain constituent documents (such as the Certificate of Incorporation),

•	each other transaction agreement contemplated by the EPCA and

•	any amendments or supplements to the foregoing, and the parties thereto must have complied with their obligations thereunder in all material respects through the effective date of the Plan;

•	there must not have occurred:

•	after October 29, 2007, any material strike or material labor stoppage or slowdown involving the International Union, United Automobile, Aerospace and Agricultural Implement Workers of American (UAW), the International Union of Electrical, Salaried, Machine and Furniture Workers — Communications Workers of America (IUE-CWA) or the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC (USW) at either Delphi or GM or any of their respective subsidiaries, or

•	after October 29, 2007, any strike, labor stoppage or slowdown involving the UAW, IUE-CWA or USW and either Ford Motor Company or Chrysler Group (or its successors) or at any of their respective subsidiaries that would have a material impact on the Investors’ proposed investment in us;

•	our net indebtedness as of the effective date of the Plan (including our required pension contributions from and after the effective date of the Plan through December 31, 2008) must not exceed specified amounts;

•	we must not have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan;

•	we must not have changed our recommendation or approval of the transactions contemplated by the EPCA, the term sheet for the Convertible Preferred Stock, the GM settlement or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction;

•	we must have undrawn availability of $1.4 billion under our asset based loan facility (after taking into account any open letters of credit under such facility and any reduction sin availability due to any shortfall in collateral under the borrowing base formula set forth in such facility);

•	we must have demonstrated and certificated, to the reasonable satisfaction of ADAH, that pro forma interest expense during 2008 on our indebtedness will not exceed $585 million;

•	scheduled Pension Benefit Guarantee Corporation liens must be withdrawn;

•	the aggregate amount of Trade and Unsecured Claims must be no more than $1.45 billion (subject to certain waivers and exclusions); and

•	the employment and compensation arrangements with our senior management must be on market terms and reasonably acceptable to ADAH.

The obligations of both the Investors and us under the EPCA are subject to the following conditions:

•	the rights offerings described in this prospectus must have occurred (although, because of the backstop commitment, there is no requirement that a particular amount of rights be exercised); and

•	we must have received the proceeds of our exit financing which, together with the equity investment by the Investors, are sufficient to fund fully the Plan (to the extent we are to fund such transactions as contemplated by the Plan).

All of the Investors’ conditions may be waived with respect to all Investors by ADAH, in its sole discretion. We can waive the conditions applicable to our obligations under the EPCA.

Termination of EPCA

The Investors will not have to complete the equity investments contemplated by the EPCA, and we will not have to comply with our obligations under the EPCA, if the EPCA is terminated. We can terminate the EPCA in certain circumstances described in the EPCA, including the following:

•	if we agree to engage in an alternative transaction, but we can only do so if:

•	our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties;

•	we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that, despite such changes, the alternative transaction is superior; and

•	we have paid the Investors an alternative transaction fee of $82.5 million; and

•	at any time on or after March 31, 2008, if the Senior Convertible Preferred Stock has not been delivered to the Investors on or before such date.

ADAH can terminate the EPCA in certain circumstances described in the EPCA, including the following:

•	at any time on or after March 31, 2008, if the Senior Convertible Preferred Stock has not been delivered to the Investors on or before such date;

•	we have changed our recommendation or approval of the transactions contemplated by the EPCA, the term sheet for the Convertible Preferred Stock, the GM settlement or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction; or

•	we have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan.

Commitment Fees Paid to the Investors

In exchange for the Investors’ commitment to purchase approximately $175.0 million of common stock and the shares of common stock of reorganized Delphi being offered in the rights offering that are not purchased pursuant to the exercise of rights, we will pay a commitment fee to the Investors of $39.375 million. In exchange for the Investors’ commitment to make an additional equity investment in reorganized Delphi by purchasing $800.0 million of Senior Convertible Preferred Stock, we will pay a commitment fee to the Investors of $18.0 million, and to compensate ADAH for arranging the transactions contemplated by the EPCA, we will pay an arrangement fee to ADAH of $6.375 million. The commitment fees were payable in installments. The first $7.525 million was paid upon the Bankruptcy Court’s approval of the EPCA, along with the arrangement fee of $6.375 million. An additional $21.163 million was paid when the Disclosure Statement was filed with the Bankruptcy Court. The remaining $28.688 million was paid when the Bankruptcy Court approved the Disclosure Statement (the “Disclosure Statement Approval Date”).

In addition, we are required to pay the Investors $82.5 million if:

•	ADAH has terminated the EPCA because we have entered into any agreement that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM settlement or the Plan;

•	we have terminated the EPCA because we have entered into any agreement that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM settlement or the Plan, and we have complied with the following;

•	our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties, and

•	we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that despite such changes, the alternative transaction is superior;

•	ADAH has terminated the EPCA because we have changed our recommendation or approval of the transactions contemplated by the EPCA, the term sheet for the Convertible Preferred Stock, the GM settlement or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction and, within 24 months of such termination, we enter into an agreement for or complete an alternative transaction; or

•	ADAH has terminated the EPCA because we have willfully breached the EPCA without curing such breach within the time frame set forth within the EPCA and, within 24 months of such termination, we enter into an agreement for or complete an alternative transaction.

We also have agreed to pay out-of-pocket costs and expenses reasonably incurred by the Investors or their affiliates subject to the terms, conditions and limitations set forth in the EPCA. In no event, however, shall our aggregate liability under the EPCA, including any liability for willful breach, exceed $100 million on or prior to the Disclosure Statement Approval Date, or $250 million thereafter.

Stockholders Agreement

The obligations of the Investors to make their equity investments in reorganized Delphi pursuant to the EPCA, including their backstop commitment of the discount rights offering and the $975.0 million additional equity investments, are subject to us having entered into a stockholders agreement with ADAH that is reasonably satisfactory to ADAH.

The stockholders agreement will provide that, so long as shares of Series A-1 Senior Convertible Preferred Stock having a liquidation value of $250 million or more remain outstanding, the holders of Senior Convertible

Preferred Stock will be entitled to participate pro rata in any offering of equity securities of reorganized Delphi, other than with respect to (1) shares issued or underlying options issued to management and employees and (2) shares issued in connection with business combination transactions. In addition, the stockholders agreement will contain certain of the governance provisions described above under “Board of Directors.”

Appaloosa and its affiliates also will agree that, for a period of five years after the effective date of the Plan, they will not:

•	acquire, offer or propose to acquire, solicit an offer to sell or donate or agree to acquire, or enter into any arrangement or undertaking to acquire, directly or indirectly, by purchase, gift or otherwise, record or direct or indirect beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act) of more than 25% of the Company’s common stock or any direct or indirect rights, warrants or options to acquire record or direct or indirect beneficial ownership of more than 25% of the Company’s then outstanding common stock or

•	sell, transfer, pledge, dispose, distribute or assign to any person in a single transaction, common stock or any securities convertible into or exchangeable for or representing the right to acquire common stock (“common stock equivalents”) representing more than 15% of reorganized Delphi’s then issued and outstanding (on a fully diluted basis) common stock, in each case, other than (i) to affiliates of Appaloosa, (ii) as part of a broadly distributed public offering effected in accordance with an effective registration statement, (iii) in a sale of reorganized Delphi, (iv) pursuant to any tender or exchange offer, (v) as otherwise approved by (A) during the initial three year term of the Series A directors, a majority of directors who are not Series A directors or (B) after the initial three year term of the Series A directors, a majority of the directors, or (vi) pursuant to customary exceptions for transfers to partners, stockholders, family members and trusts and transfers pursuant to the laws of succession, distribution and descent.

Registration Rights Agreement

The obligations of the Investors to make their equity investments in reorganized Delphi, including their backstop commitment of the discount rights offering and the $975.0 million additional equity investments, are subject to our having entered into a registration rights agreement with the Investors that is reasonably satisfactory to ADAH to the extent that the material terms of the registration rights agreement would have a material impact on the Investors’ proposed investment in reorganized Delphi. GM will also be a party to the registration rights agreement.

The registration rights agreement will provide for, among other things, the following:

•	Resale Shelf Registration Statement. As soon as practicable, and in any event no later than seven days, after the effective date of the Plan, we will prepare and file with the SEC a registration statement, including all exhibits thereto, pursuant to Rule 415 under the Securities Act registering offers and sales by the Investors, any related purchasers and any ultimate purchasers of the common stock or Series B Senior Convertible Preferred Stock to be purchased by the Investors, of their shares of common stock and their shares of Series B Senior Convertible Preferred Stock. We have agreed to use reasonable best efforts cause the resale registration statement to be declared effective by the SEC as soon as practicable after the filing thereof and in any event no later than 30 days after the effective date of the Plan.

•	Demand Registrations. The holders of registrable securities will be entitled to five demand registrations, provided that all but one such demand right will require the prior written consent of Appaloosa and the one demand right not requiring the consent of Appaloosa must be at the request of the holders of a majority of the shares of Series B Senior Convertible Preferred Stock; provided further, that GM will be entitled to one demand registration without the consent of any other holders of registrable securities; provided further, that following the time that we are eligible to use Form S-3, the holders will be entitled to an unlimited number of demand registrations (without the need for Appaloosa’s consent). Any demand registration may, at the option of the holder, be a “shelf” registration pursuant to Rule 415 under the Securities Act.

•	Piggyback Registrations. The holders of registrable securities also will be entitled to unlimited piggyback registration rights, subject to customary provisions relating to priority in such registrations.

•	Registrable Securities. The demand and piggyback registrations will cover Series B Senior Convertible Preferred Stock, any shares of common stock issuable upon conversion of the Series A Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock, the Series C Preferred Stock, any other shares of common stock held by any Investor (including shares acquired in the rights offering or upon the exercise of preemptive rights), and any additional securities issued or distributed by way of a dividend or other distribution in respect of any securities. Securities will cease to be registrable securities upon sale to the public pursuant to a registration statement or Rule 144 under the Securities Act, or when all shares held by an Investor may be transferred without restriction pursuant to Rule 144(k).

•	Expenses. All registrations will be at our expense (except underwriting fees, discounts and commissions agreed to be paid by the selling holders), including, without limitation, fees and expenses of one counsel for any holders selling registrable securities in connection with any such registration.

The registration rights agreement will contain customary terms and provisions consistent with such terms, including customary hold-back provisions, provisions relating to priority in registrations and indemnification provisions.

In addition, all holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi (each a “10% Holder”) will be granted, in the aggregate, one demand registration right, provided that (i) in no event will reorganized Delphi be required to grant more than one demand registration right to any and all 10% Holders, (ii) such demand registration right will not, in any way, conflict with the registration rights of GM or the Investors and (iii) 10% Holders will not receive piggyback registration rights except with respect to a demand by another 10% Holder pursuant to this sentence.

Amended and Restated Certificate of Incorporation

The obligations of the Investors to make their equity investments in reorganized Delphi, including their backstop commitment of the rights offering and the $975.0 million additional equity investments, are subject to our having adopted an Amended and Restated Certificate of Incorporation and Amended Bylaws that are consistent with the EPCA, including the term sheet for the Convertible Preferred Stock.

The amended and restated certificate of incorporation will prohibit the following:

•	for so long as ADAH or its affiliates own any shares of Series A-1 Senior Convertible Preferred Stock, any transactions between reorganized Delphi or any of its subsidiaries, on the one hand, and ADAH or its affiliates, on the other hand (including any “going private” transaction sponsored by ADAH or its affiliates), unless such transaction is approved by directors constituting not less than 75% of the number of common directors, and

•	any transaction between reorganized Delphi or any of its subsidiaries, on the one hand, and a director, other than a director appointed by the holders of Series A Senior Convertible Preferred Stock, on the other hand, unless such transaction is approved by directors having no material interest in such transaction constituting not less than 75% of the total number of such disinterested directors.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of the capital stock of reorganized Delphi from and after the effective date of the Plan, including the material terms of the Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), Amended Bylaws (“Bylaws”), the Certificates of Designations for the Series A-1 Senior Convertible Preferred Stock, the Series A-2 Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock and the Series C Convertible Preferred Stock (collectively, the “Certificates of Designations”), the warrant agreement for the Warrants (the “Warrant Agreement”) and applicable provisions of law. Reference is made to the more detailed provisions of, and such descriptions are qualified in their entirety by reference to, the Certificate of Incorporation, the Bylaws, the Certificates of Designations and the Warrant Agreement, which are incorporated by reference in the registration statement that we filed with the SEC. You should read the Certificate of Incorporation, the Bylaws, the Certificates of Designations and the Warrant Agreement for the provisions that are important to you.

General

On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled.

The authorized capital stock of reorganized Delphi will consist of          shares, of which           shares will be common stock, $0.01 par value per share, and           shares will be preferred stock, $0.01 par value per share. Of the shares of reorganized Delphi’s preferred stock, 9,478,887 shares will be designated as Series A-1 Senior Convertible Preferred Stock, 9,478,887 shares will be designated as Series A-2 Senior Convertible Preferred Stock, 9,394,092 shares will be designated as Series B Senior Convertible Preferred Stock and 16,508,176 shares will be designated as Series C Convertible Preferred Stock. On or as promptly as practicable after the effective date of the Plan, we will have outstanding:

•	shares of common stock;

•	six-month warrants initially exercisable to purchase up to 15,384,616 shares of common stock;

•	seven year warrants initially exercisable to purchase up to 6,908,758 shares of common stock;

•	ten year warrants initially exercisable to purchase up to 2,819,901 shares of common stock;

•	9,478,887 shares of Series A-1 Senior Convertible Preferred Stock;

•	no shares of Series A-2 Senior Convertible Preferred Stock;

•	9,394,092 shares of Series B Senior Convertible Preferred Stock; and

•	up to 16,508,176 shares of Series C Convertible Preferred Stock.

The           share figure also assumes that 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion, which number of shares is subject to upward or downward adjustment depending on the value of those claim and is further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. Such number of outstanding shares also assumes that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution. See “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

Common Stock

Holders of common stock of reorganized Delphi will be entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Except as described below with respect to the shares of Senior Convertible Preferred Stock and except as may be provided in connection with any other preferred stock in a certificate of designations filed pursuant to the DGCL (as defined below), or as may otherwise be required by law or our Certificate of Incorporation, the common stock will be the only capital stock of Delphi entitled to vote in the election of directors and on all other matters presented to the stockholders of Delphi; provided, however, that holders of common stock, as such, will not be entitled to vote on any matter that solely relates to the terms of any outstanding series of preferred stock or the number of shares of such series and that does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. The common stock will not have cumulative voting rights.

Subject to the prior rights of holders of preferred stock, holders of common stock will be entitled to receive such dividends as may be lawfully declared from time to time by the Board of Directors of reorganized Delphi. Upon any liquidation, dissolution or winding up of us, whether voluntary or involuntary, holders of common stock will be entitled to receive such assets as are available for distribution to stockholders after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series.

The outstanding shares of common stock, including the shares of common stock issued pursuant to the rights being offered hereby, will be upon payment therefor, validly issued, fully paid and non-assessable. The common stock issued in connection with the exercise of rights in this offering will not have any preemptive, subscription or conversion rights. Additional shares of authorized common stock may be issued, as determined by the Board of Directors of reorganized Delphi from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements and subject to the terms of the Series A Senior Convertible Preferred Stock.

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on or as soon as practicable after the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list our common stock on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for our common stock on the OTC Bulletin Board. We cannot assure you that our common stock will be quoted on the OTC Bulletin Board or that an active trading market will exist.

Preferred Stock

Our Certificate of Incorporation will provide that we may issues shares of preferred stock from time to time in one or more series. Our Board of Directors will be authorized to provide for the issuance of shares of preferred stock in series and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereon.

On the effective date of the Plan, we will have no preferred stock outstanding other than the Series A-1 Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock and the Series C Convertible Preferred Stock issued pursuant to the Plan. The descriptions of the terms of the preferred stock included in this prospectus are not complete and are qualified in their entireties by reference to the Certificate of Designations for the applicable series of preferred stock.

Series A Senior Convertible Preferred Stock

On or as promptly as practicable after the effective date of the Plan, we will have outstanding 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock, all of which will be held by ADAH, an affiliate of Appaloosa, and no shares of Series A-2 Senior Convertible Preferred Stock will be outstanding. We refer to the Series A-1 Senior Convertible Preferred Stock and the Series A-2 Senior Convertible Preferred Stock together as the “Series A Senior Convertible Preferred Stock.” Except as described below under “— Voting Rights” and “— Governance Rights,” the Series A-1 Senior Convertible Preferred Stock and the Series A-2 Senior Convertible Preferred Stock are identical. The Series A-1 Senior Convertible Preferred Stock will convert into Series A-2 Senior Convertible Preferred Stock in certain circumstances described below under “— Conversion into Series A-2 Senior Convertible Preferred Stock.”

Ranking and Liquidation.  The Series A Senior Convertible Preferred Stock will rank pari passu with the Series B Senior Convertible Preferred Stock described below with respect to any distributions if we liquidate, dissolve or wind up. The Series A Senior Convertible Preferred Stock will rank senior to the common stock and any other class or series of capital stock of the company (other than the Series B Senior Convertible Preferred Stock) with respect to any distributions if we liquidate, dissolve or wind up. If we liquidate, dissolve or wind up, whether voluntary or involuntary, each holder of Series A Senior Convertible Preferred Stock will receive, in exchange for each share, out of legally available assets of the company, a preferential amount, or liquidation value, in cash equal to the stated value of $42.20 plus the aggregate amount of all accrued and unpaid dividends or distributions with respect to that share.

While any bankruptcy event (as defined in the Certificate of Designations) is pending, (i) we will pay no dividends or other distributions on shares of any other class or series of our capital stock, or make any purchase, redemption, retirement or other acquisition for value or other payment in respect of such junior stock unless the Senior Convertible Preferred Stock is paid its liquidation value in full, (ii) we will pay no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on junior stock in each case in cash unless the Senior Convertible Preferred Stock has first been paid in full in cash its liquidation value and (iii) we will pay no dividends or other distributions on Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock or any purchase, redemption, retirement or other acquisition for value or other payment in respect of Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock unless each of the Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock shall receive the same securities and the same percentage mix of consideration in respect of any such payment, dividend or distribution.

Dividends.  The holder of a share of Series A Senior Convertible Preferred Stock will be entitled to receive dividends and distributions at an annual rate of 7.5% of the liquidation value, payable quarterly in cash as declared by the Board of Directors. Unpaid dividends will accrue. In addition, if any dividends are declared on the common stock, the Series A Senior Convertible Preferred Stock will be entitled to receive, in addition to the 7.5% annual dividend, the dividends that would have been payable on the number of shares of common stock that would have been issued upon conversion of the preferred stock immediately prior to the record date for that dividend. Before any dividend may be paid on the common stock or any other class of capital stock ranking junior to the Series A Senior Convertible Preferred Stock, each holder of Series A Senior Convertible Preferred Stock will be entitled to be paid in full the dividends and distributions payable in respect of the Series A Senior Convertible Preferred Stock.

Optional Conversion.  Each share of Series A Senior Convertible Preferred Stock will be convertible at any time, without any payment by the holder thereof, into a number of shares of common stock equal to (1) the liquidation value divided by (2) the conversion price. The conversion price initially will be $42.20, subject to adjustment from time to time pursuant to the anti-dilution provisions of the Series A Senior Convertible Preferred Stock. The anti-dilution provisions contain customary provisions with respect to stock splits, recombinations and stock dividends and customary weighted average anti-dilution provisions in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the conversion price, the issuance of additional shares at a price less than the conversion price and other similar occurrences.

Mandatory Conversion.  We will be required to convert all, but not fewer than all, of the Series A Senior Convertible Preferred Stock into common stock on the first date that both of the following are satisfied (but in no event earlier than August 31, 2012): (i) the closing price for the common stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion will be equal to or greater than $81.61 per share and (ii) we have at the conversion date an effective shelf registration covering resales of the shares of common stock received upon such conversion of the Series A Senior Convertible Preferred Stock. The holders of the Series A Senior Convertible Preferred Stock will agree not to take any action to delay or prevent that registration statement from becoming effective.

Conversion into Series A-2 Senior Convertible Preferred Stock.  If (i) Appaloosa or any affiliate of Appaloosa sells, transfers, assigns, pledges, donates or otherwise encumbers to any person other than Appaloosa or an affiliate of Appaloosa, or converts into common stock, any shares of Series A-1 Senior Convertible Preferred Stock with an aggregate liquidation value of $100.0 million or more or (ii) David Tepper no longer controls Appaloosa and James Bolin is no longer an executive officer of Appaloosa, then all the shares of Series A-1 Senior Convertible Preferred Stock will automatically convert into shares of Series B Senior Convertible Preferred Stock, on a one-for-one basis, without any action on the part of the holder, provided, however, that in the case of clause (i), if at such time we do not have in effect a registration statement covering resales of the common stock issuable upon conversion of the preferred stock, the conversion will occur at the time the registration statement becomes effective. The holders of the Series A Senior Convertible Preferred Stock will agree not to take any action to delay or prevent that registration statement from becoming effective. If Appaloosa transfers shares of Series A-1 Senior Convertible Preferred Stock to any person other than an affiliate of Appaloosa (or there is a direct or indirect transfer of ownership interests in any holder that owns Series A-1 Senior Convertible Preferred Stock so the holder ceases to be an affiliate of Appaloosa), then all of the shares of Series A-1 Senior Convertible Preferred Stock so transferred will automatically, upon such transfer, convert into shares of Series A-2 Senior Convertible Preferred Stock, on a one-for-one basis. Subject to compliance with applicable securities laws and the transfer restrictions described below under “Transferability,” such shares of Series A Senior Convertible Preferred Stock will be freely transferable.

Voting Rights.  Except with respect to the election of directors, who will be elected as set forth under “Board Of Directors — Board of Directors Structure” and “Board Of Directors — Executive Chairman,” the holders of the Series A Senior Convertible Preferred Stock will vote, on an “as converted” basis, together with the holders of the common stock, on all matters submitted to shareholders.

Upon the earlier of the expiration of the term of the Class III directors and the conversion of all of the Series A-1 Senior Convertible Preferred Stock into Series A-2 Senior Convertible Preferred Stock, the Series A Senior Convertible Preferred Stock will have the right to elect, subject to certain Board of Directors committee veto rights, Series A directors to our Board of Directors as set forth under “Board Of Directors — Board of Directors Structure.”

In addition, the holders of Series A-1 Senior Convertible Preferred Stock will be entitled to propose individuals for appointment as Chief Executive Officer and Chief Financial Officer, subject to a vote of our Board of Directors. The holders of Series A-1 Senior Convertible Preferred Stock also will have the non-exclusive right to propose the termination of the Executive Chairman (but only during the initial one year term of the Executive Chairman and only for so long as the Series A-1 Senior Convertible Preferred Stock remains outstanding), the Chief Executive Officer and the Chief Financial Officer, in each case, subject to a vote of our Board of Directors. If the holders of Series A Senior Convertible Preferred Stock propose the appointment or termination of the Chief Executive Officer or the Chief Financial Officer, our Board of Directors is required to convene and vote on such proposal within ten days after our Board of Directors’ receipt of notice from the holders of Series A-1 Senior Convertible Preferred Stock, provided that the then current Chief Executive Officer will not be entitled to vote on either the appointment or termination of the Chief Executive Officer or on the termination of the Chief Financial Officer. See “Board Of Directors — Executive Chairman.”

We will not, and will not permit our subsidiaries to, take any of the following actions (subject to customary exceptions as applicable) unless (1) we have provided the holders of the Series A-1 Senior Convertible Preferred Stock with at least 20 business days advance notice and (2) we have not received, prior to the 10th business day after the receipt of that notice by the holders of Series A-1 Senior Convertible Preferred Stock, written notice from all of the holders of the Series A-1 Senior Convertible Preferred Stock that they object to such action:

•	any action to liquidate reorganized Delphi;

•	any amendment to the charter or bylaws of reorganized Delphi that adversely affects the Series A Preferred Stock (any expansion of the board would be deemed adverse); and

•	during the two years after the effective date of the Plan:

•	a sale, transfer or other disposition of all or substantially all of the assets of reorganized Delphi;

•	any merger or consolidation involving a change in control of reorganized Delphi; and

•	any acquisition or investment in any other person or entity having a value in excess of $250.0 million in any twelve-month period after the effective date of the Plan;

The approval rights set forth above will be in addition to the other voting rights set forth above for the Series A Senior Convertible Preferred Stock and any voting rights to which the holders of the shares of Series A Senior Convertible Preferred Stock are entitled under Delaware law. In a merger or consolidation involving a change of control of us, however, the Series A-1 Senior Convertible Preferred Stock will be converted into the greater of (1) the consideration with a value equal to the fair market value of the Series A-1 Senior Convertible Preferred Stock (or a preferred security of equivalent economic value), provided such fair market value will not reflect the value of the “Voting Rights” and “Governance Rights” attributable to the Series A-1 Senior Convertible Preferred Stock, and (2) the liquidation preference.

Appaloosa and its affiliates will not receive, in exchange for the exercise or non-exercise of voting or other rights in connection with a any transaction subject to the exercise of voting rights by the Series A-1 Convertible Senior Preferred Stock described above, any compensation or remuneration. This restriction will not prohibit the reimbursement of expenses incurred by Appaloosa or any affiliate of Appaloosa and will not prohibit the payment of fees by us to Appaloosa or any affiliate of Appaloosa if the we have engaged Appaloosa or its affiliates as an advisor or consultant in connection with any such transaction.

Transferability.  Holders of Series A Senior Convertible Preferred Stock will be able to sell or otherwise transfer their Series A Senior Convertible Preferred Stock to an affiliate. Holders of Series A Senior Convertible Preferred Stock also may transfer their Series A Senior Convertible Preferred Stock to any other person subject to the transfer restrictions described provided below, provided that upon any such transfer, the shares of Series A-1 Senior Convertible Preferred Stock so transferred will automatically convert into shares of Series A-2 Senior Convertible Preferred Stock. The Series A-1 Convertible Senior Preferred Stock and the shares of common stock underlying the Series A-1 Convertible Senior Preferred Stock may not be, directly or indirectly, sold, transferred, assigned, pledged, donated, or otherwise encumbered or disposed of during the two years after the effective date of the Plan, other than in whole pursuant to a sale of reorganized Delphi. A “sale of reorganized Delphi” means the sale of reorganized Delphi to a party or parties other than, and not including, Appaloosa or any affiliate of Appaloosa (for this purpose, an “affiliate” of Appaloosa does not include any company in which a fund managed by Appaloosa or its affiliates invests and does not control) pursuant to which such party or parties acquire (i) the capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board of Directors of reorganized Delphi (whether by merger, consolidation, business combination, reorganization, recapitalization or sale or transfer of the capital stock of reorganized Delphi) or (ii) all or substantially all of reorganized Delphi’s assets determined on a consolidated basis. In any sale of Series A-1 Convertible Senior Preferred Stock in connection with a sale of reorganized Delphi, the seller of the Series A-1 Convertible Senior Preferred Stock may receive consideration with a value no greater than the greater of (i) the fair market value of the Series A-1 Convertible Senior Preferred Stock (or a preferred security of equivalent economic value), such fair market value not to reflect the value of the voting rights and governance rights (as described above under “— Voting Rights” and “Board of Directors”) attributable to the Series A-1 Convertible Senior Preferred Stock, and (ii) the liquidation value of the Series A-1 Convertible Senior Preferred Stock (see “— Liquidation Value” above).

Restriction on Redemption of Junior Stock.  So long as shares of Series A Senior Convertible Preferred Stock having a liquidation value of $200.0 million or more remain outstanding, we will not be permitted to purchase, redeem or otherwise acquire for value any shares of any class or series of capital stock ranking junior to the Series A Senior Convertible Preferred Stock or the Series B Senior Convertible Preferred Stock so long as no bankruptcy event is pending, except for(i) customary provisions with respect to the repurchase of employee equity upon termination of employment, (ii) purchases, redemptions or other acquisitions for value of common stock not to exceed $50.0 million in any calendar year and (iii) the mandatory redemption of outstanding shares of Series C Convertible Preferred Stock.

Registration Rights.  Holders of Series A Senior Convertible Preferred Stock will be entitled to certain registration rights. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

Series B Senior Convertible Preferred Stock

On or as promptly as practicable after the effective date of the Plan, we will have outstanding a total of 9,394,092 shares of Series B Senior Convertible Preferred Stock. We refer to the Series B Senior Convertible Preferred Stock as the “Series B Senior Convertible Preferred Stock.”

Ranking and Liquidation.  The Series B Senior Convertible Preferred Stock will rank pari passu with the Series A Senior Convertible Preferred Stock described below with respect to any distributions if we liquidate, dissolve or wind up. The Series B Senior Convertible Preferred Stock will rank senior to the common stock and any other class or series of capital stock of the company (other than the Series A Senior Convertible Preferred Stock) with respect to any distributions if we liquidate, dissolve or wind up. If we liquidate, dissolve or wind up, whether voluntary or involuntary, each holder of Series B Senior Convertible Preferred Stock will receive, in exchange for each share, out of legally available assets of the company, a preferential amount, or liquidation value, in cash equal to the stated value of $42.58 plus the aggregate amount of all accrued and unpaid dividends or distributions with respect to that share.

While any bankruptcy event (as defined in the Certificate of Designations) is pending, (i) we will pay no dividends or other distributions on shares of any other class or series of our capital stock, or make any purchase, redemption, retirement or other acquisition for value or other payment in respect of such junior stock unless the Senior Convertible Preferred Stock is paid its liquidation value in full, (ii) we will pay no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on junior stock in each case in cash unless the Senior Convertible Preferred Stock has first been paid in full in cash its liquidation value and (iii) we will pay no dividends or other distributions on Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock or any purchase, redemption, retirement or other acquisition for value or other payment in respect of Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock unless each of the Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock shall receive the same securities and the same percentage mix of consideration in respect of any such payment, dividend or distribution.

Dividends.  The holder of a share of Series B Senior Convertible Preferred Stock will be entitled to receive dividends and distributions at an annual rate of 3.25% of the liquidation value, payable quarterly in cash. Unpaid dividends will accrue. In addition, if any dividends are declared on the common stock, the Series B Senior Convertible Preferred Stock will be entitled to receive, in addition to the 3.25% annual dividend, the dividends that would have been payable on the number of shares of common stock that would have been issued upon conversion of the preferred stock immediately prior to the record date for that dividend. Before any dividend may be paid on the common stock or any other class of capital stock ranking junior to the Series B Senior Convertible Preferred Stock, each holder of Series B Senior Convertible Preferred Stock will be entitled to be paid in full the dividends and distributions payable in respect of the Series B Senior Convertible Preferred Stock.

Optional Conversion.  Each share of Series B Senior Convertible Preferred Stock will be convertible at any time, without any payment by the holder thereof, into a number of shares of common stock equal to (1) the liquidation value divided by (2) the conversion price. The conversion price initially will be $42.58, subject to adjustment from time to time pursuant to the anti-dilution provisions of the Series B Senior Convertible Preferred Stock. The anti-dilution provisions contain customary provisions with respect to stock splits, recombinations and stock dividends and customary weighted average anti-dilution provisions in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the conversion price, the issuance of additional shares at a price less than the conversion price and other similar occurrences.

Mandatory Conversion.  We will be required to convert all, but not fewer than all, of the Series B Senior Convertible Preferred Stock into common stock on the first date that both of the following are satisfied (but in no event earlier than the third anniversary of the effective date of the Plan): (i) the closing price for the common stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion will be equal to or greater than $85.00 per share and (ii) we have at the conversion date an effective shelf registration covering resales of the shares of common stock received upon such conversion of the Series B Senior Convertible Preferred Stock.

Voting Rights.  The holders of the Series B Senior Convertible Preferred Stock will have (i) the right to vote, on an “as converted” basis, together with the holders of the common stock, on all matters submitted to shareholders, and (ii) any voting rights to which the holders of the shares of Series B Senior Convertible Preferred Stock are entitled under Delaware law.

Transferability.  Holders of Series B Senior Convertible Preferred Stock will be able to sell or otherwise transfer their Series B Senior Convertible Preferred Stock to an affiliate. Holders of Series B Senior Convertible Preferred Stock also may transfer their Series B Senior Convertible Preferred Stock to any other person subject to the transfer restrictions described below. The Series B Convertible Senior Preferred Stock and the shares of common stock underlying the Series B Convertible Senior Preferred Stock may not be, directly or indirectly, sold, transferred, assigned, pledged, donated, or otherwise encumbered or disposed of during the 90 days after the effective date of the Plan, other than in whole pursuant to a sale of reorganized Delphi.

Registration Rights.  Holders of Series B Senior Convertible Preferred Stock will be entitled to certain registration rights. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

Series C Convertible Preferred Stock

On or as promptly as practicable after the effective date of the Plan, we will have outstanding a total of up to 16,508,176 shares of Series C Convertible Preferred Stock. We refer to the Series C Convertible Preferred Stock as “Series C Preferred Stock.” We refer to the Series A Senior Convertible Preferred Stock, Series B Senior Convertible Preferred Stock and Series C Preferred Stock collectively as the Convertible Preferred Stock. Such number of outstanding shares assumes that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution. See “Use of Proceeds,” “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

Ranking and Liquidation.  The Series C Preferred Stock will rank junior to the Series A Senior Convertible Preferred Stock and the Series B Senior Convertible Preferred Stock (the “Senior Preferred Stock”) with respect to any distributions if we liquidate, dissolve or wind up. The Series C Preferred Stock will rank senior to the common stock with respect to any distributions if we liquidate, dissolve or wind up. We will be permitted to issue new capital stock that is senior to or pari passu with the Series C Preferred Stock with respect to distributions upon liquidation, dissolution or winding up and other rights.

While any bankruptcy event (as defined in the Certificate of Designations) is pending, (i) we will pay no dividends or other distributions on shares of common stock or other securities that do not, by their terms, rank senior to or pari passu with the Series C Preferred Stock or make any purchase, redemption, retirement or other acquisition for value or other payment in respect of such junior stock unless the Series C Preferred Stock is paid its liquidation value plus any dividends to which it is entitled in full; and (ii) we will pay no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on junior stock in each case in cash unless the Series C Preferred Stock has first been paid in full in cash its liquidation value plus any unpaid dividends to which it is entitled.

If we liquidate, dissolve or wind up, whether voluntary or involuntary, each holder of Series C Preferred Stock will receive, in exchange for each share, out of legally available assets of reorganized Delphi, a preferential amount, or liquidation value, in cash equal to the stated value of $65.00 plus the aggregate amount of all accrued and unpaid dividends or distributions with respect to that share. Consolidation or merger or sale of all or substantially all of the assets of reorganized Delphi shall not be a liquidation, dissolution or winding up of reorganized Delphi.

Dividends.  The holder of a share of Series C Preferred Stock will not be entitled to any dividends, except that if any dividends are declared and paid on the common stock, each share of Series C Preferred Stock shall be entitled to receive the dividends that would have been payable on the number of shares of common stock that would have been issued with respect to such share had it been converted into common stock immediately prior to the record date for such dividend (“Dividend Participation”). At such time as we have declared and paid four consecutive quarterly cash dividends on our common stock and paid the Dividend Participation in full on the Series C Preferred Stock, the Series C Preferred Stock shall no longer be entitled to Dividend Participation.

Optional Conversion.  Each share of Series C Preferred Stock will be convertible at any time, without any payment by the holder thereof, into a number of shares of common stock equal to (1) the liquidation value divided by (2) the conversion price. The conversion price will initially be $65.00, subject to adjustment from time to time pursuant to the anti-dilution provisions of the Series C Preferred Stock. The anti-dilution provisions will contain customary provisions with respect to stock splits, recombinations and stock dividends and customary weighted average anti-dilution provisions in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the conversion price, the issuance of additional shares at a price less than the conversion price and other similar occurrences, and will be identical to the anti-dilution protection afforded to the Series B Senior Convertible Preferred Stock. Any unpaid dividends to which the Series C Preferred Stock is entitled will be paid upon any such conversion.

Mandatory Conversion.  We will be required to convert all, but not fewer than all, of the Series C Preferred Stock into common stock on the first date that both of the following are satisfied (but in no event earlier than the third anniversary of the effective date of the Plan): (i) the closing price for the common stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion will be equal to or greater than $81.61 per share and (ii) we have at the conversion date an effective shelf registration covering resales of the shares of common stock received upon such conversion of the Series C Preferred Stock. We will provide the holders of Series C Preferred Stock with notice of conversion at least five business days prior to the date of conversion. The holders of the Series C Preferred Stock will agree not to take any action to delay or prevent such registration statement from becoming effective.

Voting Rights.  The holders of Series C Preferred Stock will not have any voting rights, except with respect to a Change of Control Transaction, as described below, in which the consideration to be paid to all common stock, including the common stock into which the Series C Preferred Stock is convertible, is not at least equal to the Stated Consideration (as defined below); provided, that nothing shall prohibit the Series C Preferred Stock from being voted in any manner to the extent required by Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”). With respect to such a transaction, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the votes that it would otherwise have on an “as converted” basis. Upon a transfer by GM or its affiliates of the Series C Preferred Stock to someone other than GM or its affiliates in which there is no automatic conversion into common stock, as provided below under “Transferability,” the Series C Preferred Stock will vote, on an “as converted” basis, together with the holders of the common stock, on all matters submitted to the holders of common stock.

Any Series C Preferred Stock held by GM or its affiliates that is converted into common stock, whether pursuant to this section or the section entitled “Mandatory Conversion,” will be converted into shares of common stock which, so long as such shares are held by GM or its affiliates, cannot be voted other than with respect to a merger, consolidation or sale of reorganized Delphi involving a change of control of the Company in which the consideration to be paid for all common stock, including such shares of common stock held by GM or its affiliates, is not (i) equal to or greater than $65.00 per share of such common stock (with such $65.00 per share consideration to be proportionally adjusted to reflect any stock splits or stock recombinations effecting such shares of common stock) and (ii) paid in full in cash (the “ Stated Consideration) provided, that upon the transfer by GM or its affiliates of such common stock to a transferee that is not GM or an affiliate of GM, the restriction on voting such common stock will no longer apply.

Mandatory Redemption.  So long as no bankruptcy event is pending, we will redeem up to $1 billion of outstanding Series C Preferred Stock to the extent of the proceeds received from exercise, within the six months after the effective date of the Plan, of the Six - Month Warrants (as defined below). Any such redemption of shares of Series C Preferred Stock will be by payment in cash equal to the liquidation value plus any unpaid dividends to which it is entitled.

Transferability.  Upon any direct or indirect sale, transfer, assignment, pledge or other disposition of any Series C Preferred Stock (other than a transfer to an affiliate of GM or any transfer completed at a time when there is a pending acceleration under our exit financing facility or any refinancing thereof), such transferred Series C Preferred Stock will automatically be converted into Common Stock at the then applicable conversion price.

The Series C Preferred Stock and the shares of common stock underlying such Series C Preferred Stock, or any interest or participation therein will be subject to the same 90-day transfer restriction applicable to Series B Senior Convertible Preferred Stock.

Amendments. No provision of the certificate of designation for the Series C Preferred Stock may be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of a majority in aggregate liquidation value of the then outstanding Series C Preferred Stock.

Registration Rights.  GM will be a party to the Registration Rights Agreement. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

Warrants

On or as promptly as practicable after the effective date of the Plan, we will have outstanding Warrants (the “Ten-Year Warrants”) exercisable for ten years after the effective date of the Plan to purchase up to 2,819,901 shares of common stock. Each Ten-Year Warrant, when exercised, initially will entitle the holder to purchase one share of common stock of reorganized Delphi at a price equal to $59.61 per share, subject to certain anti-dilution adjustments. The Ten-Year Warrants will expire on the tenth anniversary of issuance, at which time all unexercised Ten-Year Warrants will expire. The terms of the Ten-Year Warrants will be set forth in a Warrant Agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part, as soon as available. We will provide a description of the material terms of the Ten-Year Warrants when available.

On or as promptly as practicable after the effective date of the Plan, we will have outstanding Warrants (the “Seven-Year Warrants”) exercisable for seven years after the effective date of the Plan to purchase up to 6,908,758 shares of common stock. Each Seven-Year Warrant, when exercised, initially will entitle the holder to purchase one share of common stock of reorganized Delphi at a price equal to $71.93 per share, subject to certain anti-dilution adjustments. The Seven-Year Warrants will expire on the seventh anniversary of issuance, at which time all unexercised Seven-Year Warrants will expire. The terms of the Seven-Year Warrants will be set forth in a Warrant Agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part, as soon as available. We will provide a description of the material terms of the Seven-Year Warrants when available.

On or as promptly as practicable after the effective date of the Plan, we will have outstanding Warrants (the “Six-Month Warrants”) exercisable for six months after the effective date of the Plan to purchase up to 15,384,616 shares of common stock. Each Six-Month Warrant, when exercised, initially will entitle the holder to purchase one share of common stock of reorganized Delphi at a price equal to $65.00 per share, subject to certain anti-dilution adjustments. The Six-Month Warrants will expire on the six-month anniversary of issuance, at which time all unexercised Six-Month Warrants will expire. The terms of the Six-Month Warrants will be set forth in a Warrant Agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part, as soon as available. We will provide a description of the material terms of the Six-Month Warrants when available.

Certain Limitations on Changes in Control

The obligations of the Investors to make their equity investments in reorganized Delphi, including their backstop commitment of the rights offering and the $975.0 million additional equity investments, are subject to our having adopted an Amended and Restated Certificate of Incorporation and Amended Bylaws that are consistent with the EPCA and the Plan and are otherwise reasonably satisfactory to ADAH to the extent that the material terms of the certificate of incorporation or bylaws would have a material impact on the Investors’ proposed investment in reorganized Delphi.

The form of our Amended and Restated Certificate of Incorporation and Amended Bylaws will be filed as exhibits to the registration statement of which this prospectus forms a part, at such time as they are available. We expect that the terms of our Amended and Restated Certificate of Incorporation and Amended Bylaws will contain some of the same provisions as our current Certificate of Incorporation and our current Bylaws, as well as the provisions required by the EPCA and Plan. See “Certain Relationships and Related Transactions — Amended and Restated Certificate of Incorporation” above. We can give no assurance, however, as to what the terms of our Amended and Restated Certificate of Incorporation and Amended Bylaws will be or to what extent, if any, such documents will contain any of the same provisions as our current Certificate of Incorporation or our current Bylaws.

We have summarized below certain provisions of the DGCL, our current Certificate of Incorporation and our current Bylaws that may have an anti-takeover effect.

Section 203 of the Delaware General Corporation Law

We are a Delaware corporation and subject to Section 203 of the DGCL. Generally, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time such stockholder became an interested stockholder unless, as described below, certain conditions are satisfied. Thus, it may make acquisition of control of our company more difficult. The prohibitions in Section 203 of the DGCL do not apply if:

•	prior to the time the stockholder became an interested stockholder, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203 of the DGCL, a “business combination” includes:

•	any merger or consolidation of the corporation with the interested stockholder;

•	any sale, lease, exchange or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation;

•	certain transactions resulting in the issuance or transfer by the corporation of stock of the corporation to the interested stockholder;

•	certain transactions involving the corporation which have the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the interested stockholder; or

•	certain transactions in which the interested stockholder receives financial benefits provided by the corporation.

Under Section 203 of the DGCL, an “interested stockholder” generally is

•	any person that owns 15% or more of the outstanding voting stock of the corporation;

•	any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

•	the affiliates or associates of any such person.

Section 203 of the DGCL does not apply to the equity commitments by the Investors or the transactions contemplated by the EPCA or the Plan, as these transactions, as required by the EPCA, were approved by a majority of our current Board of Directors who are unaffiliated with the Investors.

Certain Provisions of our Certificate of Incorporation and Bylaws

Our existing Certificate of Incorporation and Bylaws contain provisions that may have an anti-takeover effect, including:

•	requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual or special meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to our Board of Directors;

•	providing for a classified Board of Directors;

•	providing that, except as may be required in connection with the issuance of preferred stock, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which Delphi would have if there were no vacancies on the Board of Directors (the “Whole Board”), but will not be less than three;

•	subject to the rights of the holders of any series of preferred stock to elect and remove additional directors under specified circumstances permitting directors to be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of all our outstanding shares generally entitled to vote on the election of directors (the “Voting Stock”), voting together as a single class, and vacancies on our board may be filled only by the affirmative vote of a majority of the remaining directors then in office;

•	permitting our Board of Directors to specify, from time to time, certain categories of matters which will require prior approval of the Board of Directors or a committee thereof, and further permit our Board of Directors to specify particular matters which require approval of up to 80% of the Whole Board (currently no categories of matters have been specified as subject to this provision);

•	providing that stockholders may not act by written consent in lieu of a meeting, and that special meetings of the stockholders may be called only by a majority of the Whole Board, but may not be called by stockholders;

•	containing a “fair price” provision that applies to certain business combination transactions involving any person or group that is or has announced or publicly disclosed a plan or intention to become the beneficial owner of at least 10% of our outstanding Voting Stock (an “Interested Stockholder”) (the fair price provision does not apply to the equity commitments by the Investors or the transactions contemplated by the EPCA or the Plan, because these transactions were approved by a majority of our current Board of Directors who are unaffiliated with the Investors);

•	providing that provisions of our Certificate of Incorporation relating to our board, the limitation of actions by stockholders taken by written consent, the calling of special stockholder meetings and other stockholder actions and proposals may be amended only by the affirmative vote of the holders of at least 80% of the Voting Stock, and providing that the “fair price” provisions of our Certificate of Incorporation may be amended by the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, excluding the Interested Stockholder, unless such amendment is unanimously recommended by our board, a majority of whom are continuing directors; and

•	providing that certain provisions of our Bylaws, including those relating to the limitation of actions by stockholders taken by written consent, the calling of special stockholder meetings, other stockholder actions and proposals and certain matters related to our board, may be amended only by the affirmative vote of holders of at least 80% of the Voting Stock.

Stockholder Rights Plan

We currently have a stockholder rights plan. In accordance with the EPCA, however, this rights plan will be terminated effective as of the effective date of the Plan. The Board of Directors of reorganized Delphi may consider from time to time after the effective date of the Plan adopting a new stockholder rights plan.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare.

SHARES ELIGIBLE FOR FUTURE SALE

Our outstanding common stock was traded through the New York Stock Exchange under the symbol “DPH” until it was delisted by New York Stock Exchange effective October 11, 2005. Since that time, our common stock has been quoted on the Pink Sheets under the symbol “DPHIQ.”

Future sales of substantial amounts of our common stock in the market could adversely affect market prices prevailing from time to time and our ability to raise equity capital in the future. We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on or as soon as practicable after the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market for the common stock of reorganized Delphi will exist.

On or as promptly as practicable after the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled. On or as soon as practicable after the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to           shares of common stock of reorganized Delphi outstanding, assuming conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), exercise in full of rights in the rights offerings (or, in the case of the discount rights offering, exercise in full of the Investors’ backstop commitment) and assuming exercise of all the Warrants at the initial exercise price. References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. Of these shares:

•	461,552 shares of common stock issued to the holders of our common stock on the record date pursuant to section 1145 of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the effective date of the Plan;

•	2,819,901 shares of common stock underlying the Ten-Year Warrants issued to the holders of our common stock on the record date pursuant to section 1145 of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the effective date of the Plan;

•	6,908,758 shares of common stock underlying the Seven-Year Warrants issued to the holders of our common stock on the record date pursuant to section 1145 of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the effective date of the Plan;

•	up to 16,508,176 shares of common stock into which the Series C Convertible Preferred Stock is convertible (based on an initial conversion rate of one-for-one) will be issued to GM pursuant to section 1145 of chapter 11 of the Bankruptcy Code and will be freely transferable without restriction under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the effective date of the Plan (such number of shares assumes that no par rights are exercised; to the extent that any par rights are exercised, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution); see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to the shares of common stock issuable upon conversion of the Series C Preferred Stock;

•	15,384,616 shares of common stock underlying the Six-Month Warrants issued to the holders of our common stock on the record date will be issued pursuant to the registration statement of which this prospectus forms a part and will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the consummation of this offering;

•	18,872,979 shares of common stock into which the Senior Convertible Preferred Stock is convertible (based on an initial conversion rate of one-for-one) will be held by the Investors and will be “restricted securities” as defined in Rule 144 under the Securities Act and may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act; see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to the Series B Senior Convertible Preferred Stock and shares of common stock issuable upon conversion of the Series A Senior Convertible Preferred Stock and the Series B Senior Convertible Preferred Stock;

•	up to 14,045,750 shares of common stock issued to creditors in respect of their Trade and Other Unsecured Claims pursuant to section 1145 of chapter 11 of the Bankruptcy Code and will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the effective date of the Plan (this figure assumes that Trade and Other Unsecured Claims total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the maximum amount permitted under the EPCA. To the extent that these claims total less than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the 14,045,750 shares of common stock will be reduced by one share for each $59.61 reduction in the total amount of these claims, and the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders that exercise rights in the rights offerings) will proportionately increase. To the extent that these claims total more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and ADAH and Delphi have jointly waived the condition to effectiveness of the Plan that such claims total no more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon and the creditors’ committee has consented or not objected to such waiver), the 14,045,750 shares of common stock will be increased by one share for each $59.61 increase in the total amount of these claims, the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders that exercise rights in the rights offerings) will proportionately decrease, and to the extent that such claims total more than $1.475 billion (excluding all allowed accrued postpetition interest accrued thereon), the conversion prices of the Senior Convertible Preferred Stock to be issued to the Investors will be proportionally decreased. There can be no assurance that ADAH or Delphi will waive such condition or that the creditors’ committee will consent or not object to such waiver. In addition, if fewer than all of the rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to our creditors in partial satisfaction of those trade and unsecured claims or, in the case of GM, as shares of Series C Convertible

Preferred Stock issuable to GM under the Plan); see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi;

•	30,881,430 shares of common stock issued in respect of claims arising under or as a result of Delphi’s senior notes pursuant to section 1145 of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one or our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the effective date of the Plan; see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi;

•	4,911,732 shares of common stock issued in respect of claims arising under or as a result of Delphi’s subordinated notes pursuant to section 1145 of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one or our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the effective date of the Plan; see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi;

•	a total of shares of common stock held by ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment, consisting of a total of , , , , and shares, respectively, or %, %, %, %, % and %, respectively, of the outstanding common stock of reorganized Delphi, or a total of shares of common stock held by ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates assuming rights holders exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment, consisting of a total of , , , , and shares, respectively, or %, %, %, %, % and %, respectively, of the outstanding common stock of reorganized Delphi; in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights by Appaloosa, (iii) no exercise of Warrants, (iv) 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis); see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights that the Investors have with respect to their shares of common stock of reorganized Delphi;

•	41,026,309 shares of common stock (if all of the discount rights are exercised in the discount rights offering) will be issued pursuant to the registration statement of which this prospectus forms a part; and

•	21,680,996 shares of common stock (if all of the par rights are exercised in the par rights offering) will be issued pursuant to the registration statement of which this prospectus forms a part (if fewer than all of the rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to our creditors in partial satisfaction of trade and unsecured claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan).

Rule 144

In general, under Rule 144 under the Securities Act as currently in effect, a person, or persons whose shares are aggregated, who is not (and has not been for at the least the three months prior to the date of sale) our affiliate and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of our then-outstanding shares of common stock or the average weekly trading volume of our common stock calculated in accordance with Rule 144. Sales of common stock under Rule 144 under the Securities Act also are subject to manner of sale provisions, notice requirements and the availability of current public information about us. We are unable to estimate the number of shares that will be sold under Rule 144 under the Securities Act since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 that were purchased from us, or any affiliate, at least one year previously, would be entitled to sell shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements described above.

Registration Rights

On the effective date of the Plan, we will enter into a registration rights agreement with GM and the Investors pursuant to which we will grant certain registration rights with respect to their Series B Senior Convertible Preferred Stock, any shares of common stock issuable upon conversion of the Series A Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock, the Series C Preferred Stock, any other shares of common stock held by any Investor (including shares acquired in the rights offering or upon the exercise of preemptive rights), and any additional securities issued or distributed by way of a dividend or other distribution in respect of any securities.

In addition, all holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi (each a “10% Holder”) will be granted, in the aggregate, one demand registration right, provided that (i) in no event will reorganized Delphi be required to grant more than one demand registration right to any and all 10% Holders, (ii) such demand registration right will not, in any way, conflict with the registration rights of GM or the Investors and (iii) 10% Holders will not receive piggyback registration rights except with respect to a demand by another 10% Holder pursuant to this sentence.

For a description of some of the provisions of this registration rights agreement, see “Certain Relationships and Related Transactions — Registration Rights Agreement.” Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates.

Stock Options

On the effective date of the Plan, all outstanding options, warrants, rights to purchase shares of our common stock and other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) will be canceled pursuant to the Plan. The Board of Directors of reorganized Delphi may consider from time to time after the effective date of the Plan adopting a new stock option plan or similar plans or issuing stock options or other equity securities after the effective date of the Plan.

PLAN OF DISTRIBUTION

We are distributing to holders of our common stock, at no charge, nontransferable par rights to purchase a total of 21,680,996 shares of common stock of reorganized Delphi. Each holder of our common stock will receive one par right for each share of our common stock owned of record at 5:00 p.m., New York City time, on          , 2008, the record date for rights offerings. We are distributing to Eligible Holders transferable discount rights to purchase a total of 41,026,309 shares of common stock of reorganized Delphi. Each Eligible Holder will receive, at no charge, for each $      of such Eligible Holder’s General Unsecured Claim, one transferable right to purchase one share of common stock of reorganized Delphi. Each discount right entitles the holder to purchase one share of common stock of reorganized Delphi at a price of $38.39 per full share pursuant to the basic subscription privilege ($38.64 per full share pursuant to the oversubscription privilege), and each par right entitles the holder to purchase one share of common stock of reorganized Delphi at a price of $59.61 per full share. We will distribute the shares of common stock subscribed for in the rights offerings as promptly as practicable after the effective date of the Plan.

The Investors have agreed to purchase from reorganized Delphi, at the exercise price of $38.39 per share, all of the shares of common stock that are not purchased pursuant to the exercise of discount rights in the discount rights offering. This backstop commitment of the Investors is subject to the satisfaction of the conditions set forth in the EPCA. We have paid the Investors a fee of $63.750 million for their backstop commitment and their other equity commitments. We also agreed to pay certain of the Investors costs and expenses relating to the Plan. We have agreed to indemnify the Investors from liabilities that they may incur in connection with the rights offerings and their backstop commitment.

The backstop commitment of the Investors does not apply to the par rights offering. However, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims (or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan).

Our total gross proceeds from the rights offerings (assuming that all par rights are exercised) will be approximately $2.9 billion, before deducting fees and expenses related to the rights offerings. Our gross proceeds from the discount rights offering (including proceeds of any shares of common stock purchased by the Investor pursuant to their backstop commitment) will be approximately $1.6 billion, before deducting the $39.375 million backstop commitment fee to be paid to the Investors, and our gross proceeds from the par rights offering (assuming that all par rights are exercised) will be approximately 1.28 billion, in each case, before deducting approximately $      of expenses related to the rights offerings.

We intend to use the net proceeds from the rights offerings, together with other available funds, including an additional approximately $975.0 million equity investments in reorganized Delphi by the Investors, borrowings under our exit financing and cash-on-hand (after deducting the $18.0 million preferred commitment fee to be paid to the Investors and the $6.375 million arrangement fee to be paid to ADAH), to make payments contemplated by the Plan and for general corporate purposes. See “Use of Proceeds” for a complete description of the application of the proceeds of the rights offerings and the Plan.

We are offering the rights and the shares of common stock underlying the rights directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offerings and no commissions, fees or discounts will be paid in connection with the rights offerings.          is acting as rights agent for the rights offerings, and           is acting as information agent for the rights offerings. Although certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

We will pay all customary fees and expenses of the rights agent and the information agent related to the rights offerings. We also have agreed to indemnify the rights agent and the information agent from liabilities that they may incur in connection with the rights offerings.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material United States federal income tax considerations to Eligible Holders and holders of common shares in Delphi (“Old Common Shares”) that are U.S. Holders (as defined below) relating to the receipt, exercise, disposition and expiration of rights received by such holders in the Rights Offering, and the ownership and disposition of newly-issued common shares received as a result of the exercise of rights (“Additional New Common Shares”). With respect to the holders of Old Common Shares, it addresses only those holders that hold Old Common Shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The following summary does not purport to be a complete analysis of all of the potential United States federal income tax considerations that may be relevant to particular holders of rights or Additional New Common Shares in light of their particular circumstances nor does it deal with persons that are subject to special tax rules, such as brokers, dealers in securities or currencies, financial institutions, insurance companies, tax-exempt entities or qualified retirement plans, holders of more than 5% of a class of our stock by vote or value (whether such stock is actually or constructively owned), regulated investment companies, common trust funds, holders subject to the alternative minimum tax, persons holding rights or Additional New Common Shares as part of a straddle, hedge or conversion transaction or as part of a synthetic security or other integrated transaction, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, holders that have a “functional currency” other than the United States dollar, and U.S. expatriates. In addition, the discussion below does not address persons who hold an interest in a partnership or other entity that holds rights or Additional New Common Shares, or tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or other United States federal tax consequences (e.g., estate or gift tax) other than those pertaining to the income tax. Furthermore, the discussion below does not address the United States federal income tax consequences to holders that own Eligible Claims and/or Old Common Shares in more than one class and does not address the United States federal income tax consequences to a holder that is not a U.S. Holder (as defined below).

The following is based on the Code, the Treasury regulations promulgated thereunder (the “Treasury Regulations”) and administrative rulings and court decisions, in each case as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect.

As used herein, the term “U.S. Holder” means a beneficial holder of rights or Additional New Common Shares that is (1) a citizen or individual resident of the United States, (2) a corporation (or an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust if (i) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have authority to control all of its substantial decisions or (ii) the trust was in existence on August 20, 1996 and properly elected to be treated as a United States person.

The tax treatment of a partner in a partnership, or other entity treated as a partnership for United States federal income tax purposes, may depend on both the partnership’s and the partner’s status. Partnerships that are beneficial owners of rights or Additional New Common Shares, and partners in such partnerships, are urged to consult their own tax advisors regarding the United States federal, state, local and non-United States tax consequences to them of the receipt, exercise, disposition and expiration of rights and the ownership and disposition of Additional New Common Shares.

This summary is of a general nature only. It is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular holder. Holders should consult their own tax advisors as to the tax consequences in their particular circumstances.

Receipt of Discount Rights by Eligible Holders

The United States federal income tax consequences to a holder of an Eligible Claim will vary depending upon, among other things, whether such Eligible Claims constitute “securities” for United States federal income tax purposes. The determination of whether a debt instrument constitutes a security depends upon an evaluation of the nature of the debt instrument, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for United States federal income tax purposes. Generally, corporate debt instruments with maturities when issued of less than five years are not considered securities, and corporate debt instruments with maturities when issued of ten years or more are considered securities. Each holder of Eligible Claims is urged to consult its own tax advisor regarding the status of its Eligible Claims.

If such Eligible Claims constitute securities for United States federal income tax purposes, the exchange of such Eligible Claims for newly issued common stock and discount rights should constitute a “recapitalization” for United States federal income tax purposes. As a result, except as discussed below with respect to Eligible Claims for accrued interest and accrued market discount, a holder of such Eligible Claims should not recognize income, gain, deduction or loss on the receipt of the discount rights in the rights offering (other than with respect to any Eligible Claim for accrued interest). A holder’s adjusted tax basis in an Eligible Claim should be allocated among the newly issued common stock and discount rights received with respect to such Eligible Claim based upon the relative fair market values thereof (other than newly issued common stock and discount rights received for accrued interest). The holding period for the discount rights will include the holder’s holding period for the Eligible Claims.

Under the Plan, a portion of the newly issued common stock and discount rights distributed to holders of Eligible Claims may be treated as distributed with respect to their Eligible Claims for accrued interest. Holders of Eligible Claims for accrued interest which previously have not included such accrued interest in taxable income will be required to recognize ordinary income equal to the amount of newly issued common stock and discount rights received with respect to such Eligible Claims for accrued interest. The extent to which consideration distributable under the Plan is allocable to accrued interest is not clear. Holders of such Eligible Claims are advised to consult their own tax advisors to determine the amount, if any, of consideration received under the Plan that is allocable to accrued interest.

The market discount provisions of the Code may apply to holders of Eligible Claims. In general, a debt obligation other than a debt obligation with a fixed maturity of one year or less that is acquired by a holder in the secondary market (or, in certain circumstances, upon original issuance) is a “market discount bond” as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, the revised issue price) exceeds the adjusted tax basis of the bond in the holder’s hands immediately after its acquisition. However, a debt obligation will not be a “market discount bond” if such excess is less than a statutory de minimis amount. A holder that holds its Eligible Claims as securities should not be required to recognize any accrued but unrecognized market discount upon the disposition of its Eligible Claims for newly issued common stock and discount rights pursuant to the Plan, although it may be required to recognize any accrued but unrecognized market discount upon a subsequent taxable disposition of its discount rights (including any common stock received upon exercise of a discount right). Although not free from doubt, Delphi believes that a holder should not be required to recognize any accrued but unrecognized market discount upon the exercise of a discount right received in exchange for its Eligible Claims. However, the treatment of accrued market discount in a nonrecognition transaction is subject to the issuance of Treasury Regulations that have not yet been promulgated. In the absence of such Treasury Regulations, the application of the market discount rules to the exercise of a discount right received in exchange for an Eligible Claim is uncertain. If a holder of an Eligible Claim that was required under the market discount rules of the Code to defer its deduction of all or a portion of the interest on indebtedness, if any, incurred or maintained to acquire or carry the Eligible Claim, continued deferral of the deduction for interest on such indebtedness may be required. Any such deferred interest expense would be attributed to the newly issued common stock and discount rights received in exchange for the Eligible Claim, and would be treated as interest paid or accrued in the year in which the newly issued common stock and discount rights are disposed.

If such Eligible Claims do not constitute securities for United States federal income tax purposes, the exchange of such Eligible Claims for newly issued common stock and discount rights should constitute a taxable exchange for United States federal income tax purposes. As a result, a holder of Eligible Claims would generally recognize income, gain or loss for United States federal income tax purposes in an amount equal to the difference between (1) the fair market value on the Effective Date of the newly issued common stock and discount rights received in exchange for its Eligible Claim, and (2) the holder’s adjusted tax basis in its Eligible Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, the nature of the Eligible Claim in such holder’s hands, whether the Eligible Claim constitutes a capital asset in the hands of the holder, whether the Eligible Claim was purchased at a discount, and whether and to what extent the holder has previously claimed a bad debt deduction with respect to its Eligible Claim. Any such gain recognized would generally be treated as ordinary income to the extent that the discount rights are received in respect of accrued but unpaid interest or accrued market discount that, in either case, have not been previously taken into account under the holder’s method of accounting as discussed under “— Receipt of Discount Rights by Eligible Holders” above. A holder of Eligible Claims recognizing a loss as a result of the Plan may be entitled to a bad debt deduction, either in the taxable year of the Effective Date or a prior taxable year. A holder’s aggregate tax basis in the discount rights received in exchange for its Eligible Claims would generally be equal to the fair market value of such discount rights on the Effective Date. The holding period for the discount rights received pursuant to the Plan would begin on the day after the Effective Date.

Receipt of Par Rights by Holders of Old Common Shares

A holder of Old Common Shares that receives newly issued common stock pursuant to the Plan will not recognize income, gain, deduction, or loss on the receipt of newly issued common stock, par rights and warrants. A holder’s adjusted tax basis in its Old Common Shares should be allocated among the newly issued common stock, par rights and warrants based upon the relative fair market values thereof. The holding period for the par rights will include the holder’s holding period for the Old Common Shares.

A holder of Old Common Shares that does not receive newly issued common stock pursuant to the Plan (for example, due to the fact that payments of fractions of shares of common stock will not be made to holders of Old Common Shares) will recognize capital gain or loss (subject to the wash sale rules discussed below) on the receipt of par rights in an amount equal to the difference between the fair market value of the par rights, if any, received and the holder’s adjusted tax basis in the Old Common Shares exchanged for such par rights. Such capital gain or loss will be long-term capital gain or loss if the holding period for the Old Common Shares exchanged for the par rights exceeds one year at the time the par rights are distributed. Capital gains of non-corporate holders may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Holders are urged to consult their own tax advisors regarding such limitations. The holder’s tax basis in the par rights, if any, will be equal to the fair market value of the par rights at the time the par rights are received. The holding period for the par rights, if any, will commence on the day after the date of receipt.

To the extent a loss would otherwise be recognizable on the exchange, such loss may be deferred under the “wash sale” rules of the Code. The wash sale rules provide for the disallowance of a loss on the sale or other disposition of shares of stock or securities where it appears that, within a period beginning 30 days before the date of such sale or disposition and ending 30 days after such date, the holder acquired, or has entered into a contract or option to acquire, “substantially identical” stock or securities. If the Old Common Shares and the common stock receivable upon exercise of the par rights are considered substantially identical and the exchange of Old Common Shares for par rights results in a loss to the holder, such loss may be disallowed and added to the tax basis of the par rights received. The extent to which such loss would be disallowed is unclear. Holders of Old Common Shares are urged to consult their own tax advisors regarding how the “wash sale” rules apply to them in light of their particular circumstances.

Exercise of Rights

A holder will not recognize gain or loss on the exercise of a right. The holder’s tax basis in Additional New Common Shares received as a result of the exercise of the right will equal the sum of the exercise price paid for the Additional New Common Shares and the holder’s tax basis in the right determined as described under “— Receipt of Discount Rights by Eligible Holders” or “— Receipt of Par Rights by Holders of Old Common Shares” above. The holding period for the Additional New Common Shares received as a result of the exercise of the right will begin on the exercise date.

A holder of Old Common Shares that exercises par rights should be aware that, to the extent the wash sale rules did not apply to an exchange of Old Common Shares for par rights as described under “— Receipt of Par Rights by Holders of Old Common Shares” above, the exercise of such par rights could result in any loss that might otherwise be recognized by such holder upon receipt of par rights or with respect to a holder’s Old Common Shares being disallowed under the wash sale rules if such exercise occurs within 30 days of the receipt of the par rights. If the wash sale rules apply to a holder’s loss upon receipt of par rights or with respect to its Old Common Shares, the holder’s tax basis in any Additional New Common Stock received as a result of the exercise of the par rights would be increased to reflect the amount of the disallowed loss. Holders of Old Common Shares are urged to consult their own tax advisors regarding how the wash sale rules apply to them in light of their particular circumstances.

Sale, Exchange or Other Taxable Disposition of Rights

If a holder sells, exchanges or otherwise disposes of rights in a taxable disposition (or a holder of discount rights receives oversubscription cash pursuant to the Plan), the holder generally will recognize capital gain or loss equal to the difference, if any, between the amount realized for the rights and the holder’s tax basis in the rights. Capital gain of non-corporate holders derived with respect to a sale, exchange or other disposition of rights in which the holder has a holding period exceeding one year (determined as described under “— Receipt of Discount Rights by Eligible Holders” or “— Receipt of Par Rights by Holders of Old Common Shares” above) may be eligible for reduced rates of taxation. The deductibility of capital loss is subject to limitations under the Code. Holders are urged to consult their tax advisors regarding such limitations.

Expiration of Rights

A holder that allows a Right to expire generally should recognize capital loss equal to the holder’s tax basis in the right, which will be treated as long-term or short-term capital loss depending upon whether such holder’s holding period in the rights exceeds one year as of the date of the expiration. With respect to the receipt of oversubscription cash by a holder of discount rights, see discussion under “— Sale, Exchange or Other Taxable Disposition of Rights” above. The deductibility of capital losses is subject to limitations. Holders are urged to consult their own tax advisors regarding such limitations.

Dividends on Additional New Common Shares

The gross amount of any distribution of cash or property (other than in liquidation) made to a holder with respect to Additional New Common Shares generally will be includible in gross income by a holder as dividend income to the extent such distributions are paid out of the current or accumulated earnings and profits of Delphi as determined under United States federal income tax principles. A distribution which is treated as a dividend for United States federal income tax purposes may qualify for the 70% dividends-received deduction if such amount is distributed to a holder that is a corporation and certain holding period and taxable income requirements are satisfied. Any dividend received by a holder that is a corporation may be subject to the “extraordinary dividend” provisions of the Code. Dividends received by non-corporate holders in taxable years beginning before January 1, 2011 may qualify for a maximum 15% rate of taxation if certain holding period and other requirements are met.

A distribution in excess of Delphi’s current and accumulated earnings and profits will first be treated as a return of capital to the extent of the holder’s adjusted tax basis in its Additional New Common Shares and will be applied against and reduce such basis dollar-for-dollar (thereby increasing the amount of gain and decreasing the amount of loss recognized on a subsequent taxable disposition of the Additional New Common Shares). To the extent that such distribution exceeds the holder’s adjusted tax basis in its Additional New Common Shares, the distribution will be treated as capital gain, which will be treated as long-term capital gain if such holder’s holding period in its Additional New Common Shares exceeds one year as of the date of the distribution.

Sale, Exchange or Other Taxable Disposition of Additional New Common Shares

For United States federal income tax purposes, a holder generally will recognize capital gain or loss on the sale, exchange or other taxable disposition of any of its Additional New Common Shares in an amount equal to the difference between the amount realized for the Additional New Common Shares and the holder’s adjusted tax basis in the Additional New Common Shares. Capital gain of non-corporate holders derived with respect to a sale, exchange or other disposition of Additional New Common Shares held for more than one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code. Holders are urged to consult their own tax advisors regarding such limitations.

Information Reporting and Backup Withholding Tax

A holder may be subject to backup withholding tax on payments of dividends and proceeds received on a sale, exchange or other taxable disposition if certain information reporting requirements are not met. Backup withholding tax is not an additional tax. A holder subject to the backup withholding tax rules will be allowed a credit of the amount withheld against such holder’s United States federal income tax liability and, if backup withholding tax results in an overpayment of tax, such holder may be entitled to a refund, provided that the requisite information is correctly furnished to the IRS in a timely manner.

Each taxpayer should consult its own tax advisor regarding the information reporting and backup withholding tax rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE RECEIPT, EXERCISE, DISPOSITION AND EXPIRATION OF THE RIGHTS AND THE OWNERSHIP AND DISPOSITION OF ADDITIONAL NEW COMMON SHARES. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR CONCERNING THE TAX CONSEQUENCES OF ITS PARTICULAR SITUATION.

LEGAL MATTERS

Certain legal matters relating to the rights and the common stock offered hereby will be passed upon for Delphi Corporation by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements and related financial statement schedules for the years ended December 31, 2005 and December 31, 2004, incorporated in this prospectus by reference from the company’s Current Report on Form 8-K filed on September 5, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the company’s reorganization under Chapter 11 and going concern assumptions), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Delphi Corporation as of and for the year ending December 31, 2006 appearing in its Current Report (Form 8-K) dated September 5, 2007 (including schedule appearing therein), and Delphi Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about the company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements, and which conclude, among other things, that Delphi Corporation did not maintain effective internal control over financial reporting as of December 31, 2006, based on Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weaknesses described therein), included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 19, 2007
PROSPECTUS

15,384,616 Warrants Exercisable to Purchase Shares of Common Stock and
15,384,616 Shares of Common Stock Initially Issuable
Upon Exercise of Such Warrants

This prospectus relates to the offer and sale by Delphi following its emergence from bankruptcy (“reorganized Delphi”) of up to a total of 15,384,616 shares of common stock of reorganized Delphi, initially issuable upon the exercise of 15,384,616 warrants (the “warrants”), as described below. Each holder of our common stock will receive, at no charge, for each           shares of our common stock owned of record at 5:00 p.m., New York City time, on          , 2008, one transferable warrant exercisable to purchase one share of common stock of reorganized Delphi at an exercise price of $65.00 per share, subject to anti-dilution adjustments customary for a security and transaction of this type.

The warrants will be issued as soon as reasonably practicable, but no later than the Distribution Date (as defined below). The “Distribution Date” is the date, selected by Delphi, upon which distributions of allowed claims and allowed interests entitled to receive distributions under the Plan shall commence, which date shall occur as soon as reasonably practicable after, but in no event later than 30 days after, the effective date of the Plan (as defined below).

The warrants expire at 5:00 p.m., New York City time, on the six-month anniversary of the date they are issued. If you do not exercise or sell your warrants prior to their expiration, you will lose any value represented by those warrants. You should carefully consider whether to exercise or sell your warrants prior to their expiration. If you decide to exercise any of your warrants, you should carefully comply with the exercise procedures set forth in this prospectus. Additional information about the warrants may be found in this prospectus on page 1 in the section entitled “Questions and Answers About the Warrants.”

A fractional warrant will not be exercisable unless it is aggregated with other fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional warrants cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. Accordingly, if you hold fewer than           shares (or other than a whole multiple of           shares) of our common stock as of the record date, you will receive the following treatment: Unless you elect otherwise as described in this prospectus, reorganized Delphi will aggregate all fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, will then be distributed by reorganized Delphi pro rata to all holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

The warrants are being issued to raise funds in connection with our plan of reorganization (as it may be amended, modified or supplemented from time to time, the “Plan”). If the Plan becomes effective, on the effective date of the Plan, all existing           shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the “discount rights offering” and the “par rights offering” (together, the “rights offerings”) described in the rights offering prospectus included in the registration statement of which this prospectus forms a part) outstanding prior to the effective date of the Plan will be canceled, and on or as soon as practicable after the effective date of the Plan, but no later than the Distribution Date, reorganized Delphi will make the distributions provided for in the Plan.

Pursuant to the Plan, on or as soon as practicable after the effective date of the Plan, there will be outstanding up to           shares of common stock of reorganized Delphi. The           share figure assumes (1) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (as defined below) (which are convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis), that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to General Motors (“GM”) under the Plan) (2) exercise in full of rights in the rights offerings (or, in the case of the discount rights offering, exercise in full of the Investors’ backstop commitment), which rights are exercisable to purchase up to a total of 62,707,305 shares of common stock of reorganized Delphi, and (3) exercise in full of the warrants and exercise in full of the seven-year warrants and ten-year warrants (together, the “other Delphi warrants”) to be issued pursuant to the Plan, which warrants and other Delphi warrants initially will be exercisable to purchase up to a total of 25,113,275 shares of common stock of reorganized Delphi. The           share figure also assumes that 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their “Trade and Other Unsecured Claims” (as defined in the Plan) in an aggregate amount of $1.45 billion, which number of shares is subject to upward or downward adjustment depending on the value of those claims and is further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. See “Use of Proceeds” and “Capitalization.”

Exercising the warrants and investing in the common stock of reorganized Delphi involve risks. We urge you to carefully read the “Risk Factors” sections beginning on page 22 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise your warrants.

Total proceeds		$1,000,000,000
Estimated offering expenses	$
Proceeds, after offering expenses, to us	$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2008.

On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Bankruptcy Court is jointly administering these cases as “In re Delphi Corporation, et al., Case No. 05-44481 (RDD).” Our non-U.S. subsidiaries, which were not included in the filings, continue their business operations without supervision from the Bankruptcy Court, and are not subject to the requirements of the Bankruptcy Code.

On August 3, 2007, we executed an Equity Purchase and Commitment Agreement (as amended as of December 10, 2007, and as it may be further amended, modified or supplemented from time to time, the “EPCA”) with A-D Acquisition Holdings LLC (“ADAH”), which is an affiliate of Appaloosa Management, L.P. (“Appaloosa”), Del-Auto Investment Company, Ltd., which is an affiliate of Harbinger Capital Partners Master Fund I, L.P. (“Del-Auto”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”), UBS Securities LLC (“UBS”), Goldman Sachs & Co. (“Goldman”), and Pardus DPH Holding LLC, which is an affiliate of Pardus Special Opportunities Master Fund L.P. (“Pardus”), pursuant to which, and on the terms and subject to the conditions set forth in the EPCA, which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement,” ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus (collectively, the “Investors”) would invest, assuming the full backstop commitment of the discount rights offering, up to $2.55 billion in reorganized Delphi. The Investors have agreed to backstop the discount rights offering, on the terms and subject to the conditions of the EPCA, by purchasing from us, at the basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. The backstop commitment does not apply to the par rights offering.

On September 6, 2007, we filed with the Bankruptcy Court our Disclosure Statement (as it may be amended, modified or supplemented from time to time, the “Disclosure Statement”) and Plan. After a hearing on December 6 and 7, 2007, the Bankruptcy Court entered an order approving our first amended Disclosure Statement and first amended Plan, which were filed on December 10, 2007. The Plan provides for certain recoveries to our creditors and shareholders, including the rights offerings discussed herein.

On January   , 2008, the Plan was confirmed by the Bankruptcy Court. We will not emerge from bankruptcy, and we will not issue any warrants or warrant shares, unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

We will receive total gross proceeds of up to $1.0 billion from the exercise of the warrants, before deducting fees and expenses related to the offering of the warrants and the warrant shares. We will use the net proceeds generated from the exercise of the warrants in the following order: (1) first, to redeem shares of Series C Convertible Preferred Stock issuable to GM pursuant to the Plan, (2) second, to the extent that any net proceeds remain, to redeem second lien notes to be issued to GM pursuant to the Plan, and (3) third, to the extent that any net proceeds remain, for general corporate purposes. See “Use of Proceeds.”

On or as soon as practicable after the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own1 either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of          ,          ,          ,          ,          and          shares, respectively, or     %,     %,     %,     %,     % and     %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment, a total of          ,          ,          ,          ,

     1 Although the percentage ownership of each of the Investors has been reported separately in this prospectus, the Investors have disclosed in their respective Schedule 13Ds that because of the EPCA, each Investor currently may be deemed to beneficially own the shares of our common stock beneficially owned by the other Investors.

and           shares, respectively, or     %,     %,          %,     %,     % and     %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock (as defined below) and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights by Appaloosa, (iii) no exercise of warrants or other Delphi warrants, (iv) 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offerings reflects the expected sale of shares of common stock of reorganized Delphi to such additional investors. See “Use of Proceeds,” “Capitalization” and “Security Ownership of the Investors and Certain Other Beneficial Owners.”

The ownership percentages and number of outstanding shares of reorganized Delphi common stock set forth in this prospectus assume that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and are satisfied with 14,045,750 shares of common stock of reorganized Delphi. To the extent that these claims total less than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the 14,045,750 shares of common stock will be reduced by one share for each $59.61 reduction in the total amount of these claims, and the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders who exercise rights in the rights offerings) will proportionately increase. To the extent that these claims total more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and ADAH and Delphi have jointly the condition to effectiveness of the Plan that such claims total no more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and the creditors’ committee has consented or not objected to such waiver, the 14,045,750 shares of common stock will be increased by one share for each $59.61 increase in the total amount of these claims, the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders who exercise rights in the rights offerings) will proportionately decrease, and to the extent that such claims total more than $1.475 billion (excluding all allowed accrued postpetition interest accrued thereon), the conversion prices of the Senior Convertible Preferred Stock to be issued to the Investors will be proportionally decreased. There can be no assurance that ADAH or Delphi will waive such condition or that the creditors’ committee will consent or not object to such waiver. The ownership percentages and number of outstanding shares of reorganized Delphi common stock set forth in this prospectus also assume that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described in the Plan and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution.

Additional information about the warrants may be found in this prospectus on page 1 in the section entitled “Questions and Answers About the Warrants.”

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter, and there can be no assurance that we will meet the respective listing requirements on or prior to the expiration date. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued upon exercise of warrants. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. The warrants will not be listed on any securities exchange or quoted on any automated quotation system. Our common stock currently is quoted on the Pink Sheets LLC (the “Pink Sheets”) under the symbol “DPHIQ.” The last reported sale price of our common stock on the Pink Sheets on December 18, 2007, was $0.17 per share.

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In this prospectus, “Delphi,” the “company,” “we,” “us” and “our” refer to Delphi Corporation, a Delaware corporation. We sometimes in this prospectus refer to Delphi, with respect to dates on and after the effective date of the Plan, as “reorganized Delphi,” and, accordingly, the foregoing terms, when used as of and after the effective date of the Plan, refer to reorganized Delphi.

The descriptions and disclosure in this prospectus with respect to reorganized Delphi assume that the currently proposed Plan has been confirmed by the Bankruptcy Court and becomes effective on the terms currently proposed. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA. We cannot assure you that the Plan will be confirmed or will become effective on the terms described in this prospectus or at all.

References in this prospectus to our capital stock, when used with respect to dates on and after the effective date of the Plan, refer to the capital stock of reorganized Delphi. On the effective date of the Plan, all existing          shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled.

We are distributing the warrants and offering the warrant shares directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of warrants, and no commissions, fees or discounts will be paid in connection with the offering of warrants.          is acting as warrant agent for the warrants. Although some of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), this prospectus incorporates important business information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov (not an active hyperlink), as well as from Delphi. See “Incorporation by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, and you should assume that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the common stock of reorganized Delphi.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents already on file. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2006 (excluding Items 1, 7, 8, and 15), as revised by the Current Report on Form 8-K filed September 5, 2007 (revising Items 1, 7, 8 and 15 of the Annual Report on Form 10-K for the year ended December 31, 2006);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007; and

•	Current Reports on Form 8-K filed January 12, 2007, January 23, 2007, January 30, 2007, February 28, 2007, March 20, 2007, March 29, 2007, March 30, 2007, April 16, 2007, June 4, 2007, June 22, 2007, July 9, 2007, July 13, 2007, July 19, 2007, July 20, 2007, August 6, 2007, August 22, 2007, September 4, 2007, September 5, 2007 (two Form 8Ks), September 10, 2007, October 5, 2007, October 12, 2007, October 19, 2007, November 9, 2007, November 15, 2007, November 21, 2007, December 4, 2007, December 11, 2007

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(as amended by the Current Report on Form 8-K/A filed on December 12, 2007), December 11, 2007 (as amended by the Current Report on Form 8-K/A filed December 18, 2007), and December 13, 2007.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner of our common stock or other securities, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these reports or documents at no cost, by writing or telephoning us at:

Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
Telephone: (248) 813-2000
Attention: Investor Relations

These reports and documents also may be accessed through our Internet website at www.delphi.com (not an active hyperlink). Our website, and the information contained in, accessible from or connected to our website, shall not be deemed to be incorporated into, or otherwise constitute a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov (not an active hyperlink) that contains reports, proxy statements and other information that we file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the warrants, the warrant shares, the rights offerings and the shares underlying the rights. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. Statements made by us in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete. For a more complete description of these contracts, agreements and other documents, you should carefully read the exhibits to the registration statement and the documents that we refer to above under the caption “Incorporation By Reference.”

Neither the Plan nor the Disclosure Statement shall be deemed to be incorporated into, or otherwise constitute a part of, this prospectus.

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QUESTIONS AND ANSWERS ABOUT THE WARRANTS

The following are examples of what we anticipate will be common questions about the warrants. The answers are based on selected information from this prospectus and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that is important to you and may not address all of the questions that you may have about the warrants. This prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the warrants and provide additional information about us and our business, including potential risks related to the warrants, the common stock of reorganized Delphi, our reorganization and our business.

Exercising the warrants and investing in the common stock of reorganized Delphi involves risks. We urge you to carefully read the “Risk Factors” sections beginning on page 22 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise warrants.

Overview of Warrants

Q:	What are the warrants?

A:	We are issuing to holders of our common stock, at no charge, transferable warrants (the “warrants”) initially exercisable to purchase up to a total of 15,384,616 shares of common stock of reorganized Delphi (the “warrant shares”). Each holder of our common stock will receive one warrant for each shares of our common stock owned of record at 5:00 p.m., New York City time, on , 2008 (the “record date”).

Each warrant entitles the holder to purchase one share of common stock of reorganized Delphi at $65.00 per share, subject to anti-dilution adjustments customary for a security and transaction of this type.

A fractional warrant will not be exercisable unless it is aggregated with other like fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional warrants cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock.

Unless you elect otherwise as described in this prospectus, reorganized Delphi will aggregate all fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, will then be distributed by reorganized Delphi pro rata to all holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants. See “What if I hold fewer than shares (or other than a whole multiple of shares) of Delphi common stock as of the record date?” below.

Q:	When will I receive my warrants?

A:	The warrants will be issued on the Distribution Date (as defined below). The “Distribution Date” is the date, selected by Delphi, upon which distributions of allowed claims and allowed interests entitled to receive distributions under the Plan shall commence, which date shall occur as soon as reasonably practicable after, but in no event later than 30 days after, the effective date of the Plan. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described below under “What are the conditions to completion of the transactions contemplated by the EPCA?” and “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

At such time, the warrant agent will send a warrant certificate to each registered holder of our common stock as of 5:00 p.m., New York City time, on the record date, based on our stockholder registry maintained at the transfer agent for our common stock. If you hold your shares of common stock, as applicable, through a

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brokerage account, bank or other nominee, you will not receive actual warrant certificates. Instead, as described in this prospectus, you must instruct your broker, bank or nominee whether or not to exercise warrants on your behalf. If you wish to obtain separate warrant certificates, you should promptly contact your broker, bank or other nominee and request separate warrant certificates. It is not necessary to have a physical warrant certificate to effect a sale of your warrants or to exercise your warrants.

Unless you elect otherwise as described below, reorganized Delphi will aggregate all fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, will then be distributed by reorganized Delphi pro rata to all holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

In lieu of the treatment set forth above, registered holders of our common stock as of the record date will have the right to elect to receive their fractional warrants instead of the cash distribution described above. There are important procedures set forth in this prospectus and in the documents being provided to you with this prospectus that must be followed in order to elect to receive fractional warrants. See “How do I elect to receive my fractional warrants?” above and “The Warrants — Fractional Warrants.”

Q:	What is the purpose of the issuance of the warrants?

A:	On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code, and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code in the Bankruptcy Court. Pursuant to the EPCA among Delphi and the Investors, on the terms and subject to the conditions of the EPCA, the Investors have agreed to invest, assuming the full backstop commitment, up to $2.55 billion in reorganized Delphi. The warrants are being offered to raise funds in connection with the Plan. See “How will you use the proceeds from the exercise of warrants?” below.

Q:	How will you use the proceeds from the exercise of warrants?

A:	We will receive total gross proceeds of approximately $1.0 billion from the exercise of warrants (assuming that all warrants are exercised), before deducting fees and expenses related to the issuance of the warrants and the warrant shares. The net proceeds from the exercise of warrants will be allocated in the following order: (i) first, to redeem any of the up to 16,508,176 shares of Series C Convertible Preferred Stock issuable to GM pursuant to the Plan, at a redemption price of $65.00 per share, (ii) second, to the extent any net proceeds remain, to redeem any of the up to $ million of second lien notes to be issued to GM pursuant to the Plan, at a redemption price of par plus accrued and unpaid interests, and (iii) third, to the extent any net proceeds remain, by reorganized Delphi for general corporate purposes. See “Use of Proceeds” for a complete description of the application of the proceeds of the warrants offerings and the Plan.

Q:	Have Delphi Corporation and its U.S. subsidiaries which filed bankruptcy petitions under chapter 11 of the Bankruptcy Code completed their reorganization?

A:	No. We will not emerge from bankruptcy as a going concern unless and until a plan of reorganization becomes effective. We filed the first amended Plan with the Bankruptcy Court on December 10, 2007, and the Plan was confirmed by the Bankruptcy Court on January , 2008. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA. See “Are there any conditions to the issuance of common stock if I exercise my warrants?” and “What are the conditions to completion of the transactions contemplated by the EPCA?” below.

Q:	How does Delphi plan to complete its emergence from bankruptcy?

A:	On March 31, 2006, we outlined a strategic transformation plan to prepare for our return to stable, profitable business operations through a broad-based global restructuring. Consistent with our transformation plan, on

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August 3, 2007, we executed the EPCA with the Investors, which was subsequently amended on December 10, 2007. The EPCA includes an outline of a framework for a plan of reorganization that has been substantially incorporated into the Plan. The framework contemplates, among other things, the proposed financial recovery of our stakeholders and the treatment of specific claims asserted by General Motors Corporation (“GM”), the resolution of pension funding issues, the terms of the preferred stock to be issued under the Plan, the establishment of a joint claims oversight committee and the corporate governance of reorganized Delphi.

Exercise of Warrants and Other Procedural Matters

Q:	What is the record date for the issuance of the warrants?

A:	The record date, which is the date used to determine the stockholders entitled to receive warrants, is at 5:00 p.m., New York City time, on , 2008.

Q:	How many warrants will I receive?

A:	Each holder of our common stock will receive, at no charge, for each shares of our common stock owned of record at 5:00 p.m., New York City time, on , 2008, one transferable warrant.

We will issue a total of 15,384,616 warrants, initially exercisable to purchase up to a total of 15,384,616 shares of common stock of reorganized Delphi.

Q:	What if I hold fewer than shares (or other than a whole multiple of shares) of Delphi common stock as of the record date?

A:	If you hold fewer than shares (or other than a whole multiple of shares) of our common stock as of the record date, you will receive the following treatment:

Unless you elect otherwise as described below under “How do I elect to receive my fractional warrants?”, reorganized Delphi will aggregate all fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, will then be distributed by reorganized Delphi pro rata to all holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

Q:	How do I elect to receive my fractional warrants?

A:	In lieu of the treatment set forth above, registered holders of our common stock as of , 2008 (the “registered holder date”) will have the right to elect to receive their fractional warrants instead of the cash distribution described above. As soon as reasonably practicable after the effective date of the Plan, Delphi will mail to all registered holders of our common stock as of the registered holder date a notice to facilitate an election to receive fractional warrants in lieu of cash. Within approximately two weeks (but not less than 10 days) following the mailing of the notice described above and as will be specifically set forth in such notice, registered holders will be required to make an election in accordance with the instructions set forth in the notice.

If you are not a registered holder as of the registered holder date, you will not receive such notice and you will not be eligible to make such election. If you are not a registered holder as of the registered holder date or if you receive a notice but fail to elect otherwise on a timely basis, your fractional warrants will be aggregated with any other fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and Delphi will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, will then be distributed by reorganized Delphi pro rata to all holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants, as described above. There are important procedures set forth in this prospectus and in the documents being provided to you with this prospectus that must be followed in order to elect to receive fractional warrants. See “The Warrants — Fractional Warrants.”

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A fractional warrant will not be exercisable unless it is aggregated with other fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional warrants cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. There can be no assurances that a market will develop for the fractional warrants and you are encouraged to consult with your own advisors when determining whether to elect to receive fractional warrants. If you elect to receive your fractional warrants, you will lose any value represented by those fractional warrants unless you sell those fractional warrants or you purchase from another warrant holder sufficient fractional warrants to acquire upon exercise a whole share of common stock of reorganized Delphi.

Q:	Will I receive fractional shares or cash in lieu of fractional shares upon exercise of warrants?

A:	No. We will not issue fractional shares or cash in lieu of fractional shares upon exercise of fractional warrants issued under the Plan. Because fractional shares of common stock of reorganized Delphi will not be issued upon the exercise of fractional warrants issued under the Plan, and cash will not be paid in lieu of fractional shares of common stock of reorganized Delphi upon the exercise of fractional warrants issued under the Plan, you will need to hold at least one full warrant to purchase one share of common stock of reorganized Delphi upon the exercise of warrants. Fractional warrants will be treated as described above under “What if I hold fewer than shares (or other than a whole multiple of shares) of Delphi common stock as of the record date?”

However, if, after the issuance of the warrants under the Plan, an adjustment or event occurs which results, under the terms of the warrants, in a fraction of a share being issuable upon the exercise of any whole warrant, upon such exercise, reorganized Delphi will pay cash in lieu of such fraction, based on the then current market price per share of common stock of reorganized Delphi.

Q:	How much does a warrant cost?

A:	We are distributing the warrants at no charge.

To exercise warrants, however, you will be required to pay $65.00 in cash for each share of common stock for which you are exercising warrants. The exercise price is subject to anti-dilution adjustments customary for a security and transaction of this type. The warrants will be transferable. Therefore, you may chose to sell some of your warrants and use net proceeds from the sale to pay all or a portion of the exercise price for some or all of your remaining warrants. See the Questions and Answers under the heading “Transferability of Warrants” below.

Q:	How many shares may I purchase if I exercise my warrants?

A:	As stated above, each holder of our common stock will receive one warrant for each shares of our common stock owned of record at 5:00 p.m., New York City time, on , 2008, the record date. Each warrant entitles the holder to purchase one share of common stock of reorganized Delphi.

As an example, if you owned 50 shares of common stock, as of 5:00 p.m. New York City time, on , 2008, the record date for the warrants offering, you would receive warrants. Each warrant is exercisable to purchase one share of common stock of reorganized Delphi. Because a fractional warrant will not be exercisable unless it is aggregated with other fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi, you would not receive any shares of common stock in respect of your fractional warrant. Accordingly, you would be entitled to purchase shares of common stock of reorganized Delphi upon the exercise of your warrants. The purchase price for each share of common stock is $65.00 per share upon the exercise of warrants. Under the example set forth above, if you wished to exercise in full your warrants, you would be required to pay an aggregate exercise price of $ ($65.00 per share multiplied by shares).

Unless you elect otherwise as described below, reorganized Delphi will aggregate your of a warrant with any fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, will then be distributed by reorganized Delphi pro rata to all holders of our common stock as of the record date who would have otherwise been entitled to receive

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such fractional warrants. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

In lieu of the treatment set forth above, if you are a registered holder, you will have the right to elect to receive your fractional warrants instead of the cash distribution described above. There are important procedures set forth in this prospectus and in the documents being provided to you with this prospectus that must be followed in order to elect to receive fractional warrants. See “How do I elect to receive my fractional warrants?” above and “ The Warrants — Fractional Warrants.”

Q:	How was the exercise price per share of common stock determined?

A:	The exercise price was determined after extensive negotiations with the Investors, the creditors’ committee, and the equity committee. After several weeks of negotiations, we decided to pursue an agreement with the Investors, that was supported by the creditors’ committee, the equity committee and GM, under which the Investors would be willing to provide their investment to support our reorganization and transformation plan. The warrant exercise price of $65.00 per share represents a $5.39 per share premium over the $59.61 per share deemed value for Plan distribution purposes established in the Plan. The per share premium for the warrant exercise price and the per share deemed value are subject to Bankruptcy Court approval of the Plan. See “Bankruptcy Cases.” The exercise price of the warrants do not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other common criteria used to value equity securities. The exercise price of the warrants should not be considered an indication of the actual value of reorganized Delphi or the shares of its common stock.

Q:	If I own options to purchase shares of common stock as of the record date, will I receive warrants?

A:	No. Only stockholders of record at 5:00 p.m., New York City time, on the record date will receive warrants. On the effective date of the Plan, all outstanding options, warrants, rights to purchase shares of our common stock and other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) will be canceled pursuant to the Plan.

Q:	How do I exercise my warrants?

A:	If you hold your shares of common stock through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your warrants. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your warrants. Payment of the exercise price for your warrants must be made by you as directed by your broker, bank or nominee. Such payment may be made from funds in your account, or if such funds are not in sufficient quantity or form for payment, you will have to provide your broker, bank or nominee with sufficient funds in a form acceptable to it. Your broker, bank or nominee may complete at your direction, or may ask or require you to complete, a form of election to purchase. You should receive this form from your broker, bank or other nominee with the other warrant materials. See “The Warrants — Exercise of Warrants.”

If you do not hold your shares of common stock through a brokerage account, bank or other nominee, to exercise your warrants, you must properly complete and sign your warrant certificate(s) and deliver your warrant certificate(s) to , who is acting as the warrant agent for the warrants offerings. The warrant agent will not accept a facsimile transmission of your completed warrant certificate(s). We recommend that you send your warrant certificate(s) by overnight courier or, if you send your warrant certificate(s) by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. Delivery of your warrant certificate(s) must be accompanied by full payment of the exercise price for each share of common stock you wish to purchase. Your payment of the exercise price must be made in U.S. dollars for the number of shares of common stock you are purchasing pursuant to the exercise of warrants by (1) certified check drawn upon a U.S. bank payable to the warrant agent, (2) cashier’s check drawn upon a U.S. bank or express money order payable to the warrant agent or (3) wire transfer of immediately available funds to the account maintained by the warrant agent for the purpose of the warrants offerings. The warrant agent will not accept non-certified checks drawn on

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personal or business accounts. See “The Warrants — Exercise of Warrants” and “The Warrants — Payment of Exercise Price.”

You should deliver your warrant certificate(s) and payment of the exercise price (unless you decide to wire your payment) to the warrant agent by mail or overnight courier to:

By Mail:	By Overnight Courier:	By Hand:

Telephone Number For Confirmation:

If you decide to wire your payment to the warrant agent, please see “The Warrants — Payment of Exercise Price” for wire instructions.

No interest will be paid to you on the funds you deposit with the warrant agent. We will retain any interest earned on the payments held by the warrant agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

Q:	Will I be charged a commission or a fee if I exercise my warrants?

A:	We will not charge a brokerage commission or a fee to holders for exercising their warrants. If you exercise your warrants through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee.

Q:	When do the warrants expire?

A:	The warrants expire, if not previously exercised, at 5:00 p.m., New York City time, on the six-month anniversary of the date they were issued. See “The Warrants — Expiration of the Warrants.”

Q:	Am I required to exercise my warrants?

A:	No. However, if you do not exercise or sell all of your warrants prior to the expiration of the warrants, your warrants will expire, and you will lose any value represented by your warrants, further diluting your ownership interest. Pursuant to the Plan, your ownership interest in us will be significantly diluted even if you do exercise your warrants. At 5:00 p.m., New York City time, on the record date, shares of our common stock were outstanding.

On the effective date of the Plan, any shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings), owned by you will be canceled, and, on or as soon as practicable after the effective date of the Plan, reorganized Delphi will make the distributions provided for in the Plan. See “Risk Factors — Risks Related to the Warrants — Even if you fully exercise your warrants, your common stock ownership interest will be significantly diluted.” For a description of the expected capitalization of reorganized Delphi, see “Capitalization.”

Q:	Do I have the right to purchase additional shares in the event not all holders fully exercise their warrants?

A:	No.

Q:	What will happen to the shares underlying warrants that are not exercised?

A:	The shares underlying warrants that are not exercised will not be issued by reorganized Delphi upon exercise of warrants.

Q:	If I exercise warrants in the warrants offering, may I withdraw the exercise?

A:	No. Your proper exercise of warrants is irrevocable. After you properly exercise your warrants, you will not be able to cancel or revoke your decision, even if the market price of shares of common stock of reorganized Delphi is below the $65.00 exercise price.

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Transferability of Warrants

Q:	Is there a way to realize value if I decide not to exercise my warrants?

A:	Warrant holders who do not exercise all of their warrants prior to the expiration date will lose any value represented by their unexercised warrants. However, your warrants are transferable and, if you decide not to exercise all of your warrants, you may realize value by selling your unexercised warrants.

Q:	May I transfer my warrants if I do not want to purchase any shares?

A:	Yes. The warrants are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date. See “The Warrants — Transferability of Warrants and Listing.” However, any transfer of warrants must be made sufficiently in advance of the expiration date to comply with settlement procedures applicable to sales of securities. Although we can give no assurance that there will be any trading market for the warrants, if trading in the warrants is initiated, we expect that such trading will be on a customary basis in accordance with normal settlement procedures. Trades effected in warrants will be required to be settled within three trading days after the trade date. A purchase and sale of warrants that is effected on the date that is two days prior to the expiration date would be required to be settled not later than the time the warrants will have expired. Therefore, if warrants are purchased on or after the date that is two business days prior to the expiration date, such warrants may be received after they have already expired and will be of no value.

Q:	Will the warrants be listed for trading on any national securities exchange or quoted on any U.S. inter-dealer quotation system?

A:	No. The warrants will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the warrants on the OTC Bulletin Board. The ability to trade the warrants on the OTC Bulletin Board is entirely dependent upon registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the warrants. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the warrants will be quoted on the OTC Bulletin Board or that an active trading market for the warrants will exist.

Q:	Will I receive interest on any funds I deposit with the warrant agent to exercise my warrants?

A:	No. No interest will be paid to you on the funds you deposit with the warrant agent. We will retain any interest earned on the payments held by the warrant agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

Issuance of Common Stock

Q:	When will I receive the shares of common stock I am purchasing by exercising my warrants?

A:	We will issue shares of common stock of reorganized Delphi for which warrants are exercised as soon as practicable after the exercise of such warrants. We will issue the warrants as soon as reasonably practicable, but no later than the Distribution Date. No interest will be paid to you on the funds you deposit with the warrant agent.

We have applied for qualification of this offering with certain state securities commissions. Prior to commencement of this offering, we will advise residents of any such state if the securities commission in that state has disapproved this offering. Such disapproval would result in holders of warrants in that state not being able to exercise their warrants. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of warrants if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

Q:	When can I sell the shares of common stock that I am purchasing by exercising my warrants?

A:	Unless you are our affiliate, you generally may sell the shares that you are purchasing by exercise of your warrants immediately after you are deemed to own such shares.

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Q:	Will the common stock be listed for trading on any national securities exchange or quoted on any U.S. inter-dealer quotation system?

A:	We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter, and there can be no assurance that we will meet the respective listing requirements on or prior to the expiration date. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on or as soon as practicable after the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market for the common stock of reorganized Delphi will exist.

Q:	How many shares of common stock will be outstanding at the time the Plan becomes effective?

A:	On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled. Pursuant to the Plan, on or as soon as practicable after the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to shares of common stock of reorganized Delphi outstanding, assuming conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,507,176 shares of Series C Convertible Preferred Stock to GM under the Plan), exercise in full of rights in the rights offerings (or, in the case of the discount rights offering, exercise in full of the Investors’ backstop commitment) and exercise in full of the warrants and the other Delphi warrants at the initial exercise price. See “Risk Factors — Risks Related to the Warrants— Even if you fully exercise your warrants, your common stock ownership interest will be significantly diluted.”

The share figure assumes that the aggregate amount of all Trade and Other Unsecured Claims (as defined in the Plan) that are allowed or estimated for distribution purposes by the Bankruptcy Court total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and are satisfied with 14,045,750 shares of common stock of reorganized Delphi and is further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. To the extent that these claims total less than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the 14,045,750 shares of common stock will be reduced by one share for each $59.61 reduction in the total amount of these claims, and the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders who exercise rights in the rights offerings) will proportionately increase. To the extent that these claims total more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and ADAH and Delphi have jointly waived the condition to effectiveness of the Plan that such claims total no more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and the creditors’ committee has consented or not objected to such waiver, the 14,045,750 shares of common stock will be increased by one share for each $59.61 increase in the total amount of these claims, the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors

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and rights holders who exercise rights in the rights offerings) will proportionately decrease, and to the extent that such claims total more than $1.475 billion (excluding all allowed accrued postpetition interest accrued thereon), the conversion prices of the Senior Convertible Preferred Stock to be issued to the Investors will be proportionally decreased. There can be no assurance that ADAH or Delphi will waive such condition or that the creditors’ committee will consent or not object to such waiver. See “Capitalization.”

The ownership percentages and number of outstanding shares of reorganized Delphi common stock set forth in this prospectus also assume that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described in the Plan and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution.

Conditions to Issuance of Warrants and Warrant Shares

Q:	Are there any conditions to the issuance of the warrants or the warrant shares?

A:	Yes. The issuance of the warrants and the warrant shares is conditioned on the Plan’s becoming effective. Effectiveness of the Plan is subject to a number of conditions, including the satisfaction of certain conditions in the EPCA, entry of certain orders by the Bankruptcy Court and the obtaining of exit financing. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described below under “What are the conditions to completion of the transactions contemplated by the EPCA?” and under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

In addition, we have applied for qualification of this offering with certain state securities commissions. Prior to commencement of this offering, we will advise residents of any such state if the securities commission in that state has disapproved this offering. Such disapproval would result in holders of warrants in that state not being able to exercise their warrants. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of warrants if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

Q:	What are the conditions to completion of the transactions contemplated by the EPCA?

A:	The obligations of the Investors to make their equity investments pursuant to the EPCA are subject to a number of conditions which are set forth in the EPCA and include the following:

• we must have delivered to ADAH an order confirming the Plan and certain constituent documents of reorganized Delphi (such as the Certificate of Incorporation), and ADAH must be reasonably satisfied to the extent that the material terms of the documents would have a material impact on the Investors’ proposed investment in us;

• there must not have occurred after October 29, 2007 (1) any material strike or material labor stoppage or slowdown involving the International Union, United Automobile, Aerospace and Agricultural Implement Workers of American (UAW), the International Union of Electrical, Salaried, Machine and Furniture Workers — Communications Workers of America (IUE-CWA) or the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC (USW) at either Delphi or GM or any of their respective subsidiaries or (2) any strike, labor stoppage or slowdown involving the UAW, IUE-CWA or USW and either Ford Motor Company or Chrysler Group (or its successors) or at any of their respective subsidiaries that would have a material impact on the Investors’ proposed investment in us;

• our net indebtedness as of the effective date of the Plan (including our required pension contributions from and after the effective date of the Plan through December 31, 2008) must not exceed specified amounts;

• we must have undrawn availability of $1.4 billion under our asset based loan facility (after taking into account any open letters of credit under such facility and any reductions in availability due to any shortfall in collateral under the borrowing base formula set forth in such facility)

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• we must have demonstrated and certificated, to the reasonable satisfaction of ADAH, that pro forma interest expense during 2008 on our indebtedness will not exceed $585 million;

• scheduled Pension Benefit Guarantee Corporation liens must have been withdrawn;

• the aggregate amount of Trade and Unsecured Claims must be no more than $1.45 billion (subject to certain waivers and exclusions);

• we must not have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction, that is inconsistent with the EPCA, the term sheets for the Convertible Preferred Stock, the GM Settlement or the Plan;

• we must not have changed our recommendation or approval of the transactions contemplated by the EPCA or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction; and

• the employment and compensation arrangements with our senior management must be on market terms and reasonably acceptable to ADAH.

In addition, the obligations of both the Investors and us under the EPCA are subject to the following conditions, including: (1) the warrants offerings described in this prospectus must have occurred (although there is no requirement that a particular amount of warrants be exercised); and (2) we must have received the proceeds of our exit financing which, together with the equity investments by the Investors and the gross proceeds from the warrants offerings, are sufficient to fund fully the Plan (to the extent we are to fund such transactions as contemplated by the Plan).

All of the Investors’ conditions may be waived with respect to all Investors by ADAH in its sole discretion. We also can waive the conditions applicable to our obligations under the EPCA.

The EPCA also may be terminated by us or the Investors under certain circumstances. The Investors will not have to complete the equity investments contemplated by the EPCA, and we will not have to fulfill our obligations under the EPCA, if the EPCA is terminated. We can terminate the EPCA in certain circumstances described in the EPCA, including the following: (1) if we agree to engage in an alternative transaction, but we can only do so if: (a) our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties; (b) we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that, despite such changes, the alternative transaction is superior; and (c) we have paid the Investors an alternative transaction fee of $82.5 million; and (2) at any time on or after March 31, 2008, if the Senior Convertible Preferred Stock has not been delivered to the Investor on or before such date.

We also have agreed to pay out-of-pocket costs and expenses reasonably incurred by the Investors or their affiliates subject to the terms, conditions and limitations set forth in the EPCA.

ADAH can terminate the EPCA in certain circumstances described in the EPCA, including the following: (1) at any time on or after March 31, 2008, if the Senior Convertible Preferred Stock has not been delivered to the Investor on or before such date; (2) we have changed our recommendation or approval of the transactions contemplated by the EPCA, the Plan or the GM Settlement in a manner adverse to the Investors or approved or recommended an alternative transaction; or (3) we have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction, that is inconsistent with the EPCA, the Plan, the GM Settlement or the Plan.

Other Warrant Matters

Q:	Have you or your Board of Directors made a recommendation as to whether I should exercise my warrants?

A:	No. Neither we nor our Board of Directors has made any recommendation as to whether or not you should exercise your warrants. You should make an independent investment decision about whether or not to exercise

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your warrants. If you do not exercise or sell your warrants, you will lose any value represented by your warrants and your percentage ownership interest in us will be further diluted.

Q:	What are the material United States federal income tax consequences of the issuance and exercise of warrants to a holder of our common stock?

A:	The material United States federal income tax consequences of the offering of warrants to a holder of our common stock depends upon whether such holder receives newly-issued common shares pursuant to the Plan. If a holder of our common stock receives newly-issued common shares pursuant to the Plan, holds shares of our common stock as capital assets, and is not subject to special treatment under United States federal income tax law (e.g., as a bank or dealer in securities), the holder generally will not recognize gain or loss on the receipt of warrants. A holder of our common stock that does not receive newly-issued common shares pursuant to the Plan generally will recognize gain or loss on the receipt of warrants. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the warrants, and the ownership and disposition of common stock received as a result of the exercise of the warrants, in light of your particular circumstances.

Q:	Is exercising my warrants risky?

A:	The exercise of your warrants involves risks. Exercising your warrants means buying shares of the common stock of reorganized Delphi and should be considered as carefully as you would consider any other equity investment. You should carefully read the “Risk Factors” sections beginning on page 22 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise your warrants.

Q:	What should I do if I have other questions?

A:	If you have any questions about the procedure for exercising your warrants, including the procedure if you have lost your warrant certificate, or otherwise about the warrants, please contact , who is acting as our warrant agent, at:

[insert name/address]

For a more complete description of the warrants, see “The Warrants” beginning on page 41 of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary is not complete and does not contain all of the information that you should consider before exercising the warrants to purchase common stock of reorganized Delphi. You should read carefully this entire prospectus and the documents incorporated herein by reference, including the “Risk Factors” sections beginning on page [22] of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and all other information included or incorporated by reference in this prospectus in its entirety, before making an investment decision.

Our Company

We believe we are a leading global technology innovator with significant engineering resources and technical competencies in a variety of disciplines. We were incorporated in 1998 in contemplation of our separation from GM in 1999. Today, we are one of the largest global suppliers of vehicle electronics, transportation components, integrated systems and modules and other electronic technology. Technology developed and products manufactured by us are changing the way drivers interact with their vehicles. We are a leader in the breadth and depth of technology to help make cars and trucks smarter, safer and better. We supply products to nearly every major global automotive original equipment manufacturer.

In addition, since our separation from GM, we have diversified our customer base by taking advantage of our technological and manufacturing core competencies. We have entered and continue to pursue additional opportunities in adjacent markets such as in communications (including telematics), computer components, automotive aftermarket, consumer electronics, energy and the medical devices industry.

We have extensive technical expertise in a broad range of product lines and strong systems integration skills, which enable us to provide comprehensive, systems-based solutions to vehicle manufacturers. We have established an expansive global presence, with a network of manufacturing sites, technical centers, sales offices and joint ventures located in major regions of the world. We operate our business along the following reporting segments that are grouped on the basis of similar product, market and operating factors:

•	Electronics and Safety, which includes audio, entertainment and communications, safety systems, body controls and security systems, and power electronics, as well as advanced development of software and silicon;

•	Thermal Systems, which includes Heating, Ventilating and Air Conditioning systems, components for multiple transportation markets, and powertrain cooling and related technologies;

•	Powertrain Systems, which includes extensive systems integration expertise in gasoline, diesel and fuel handling and full end-to-end systems including fuel injection, combustion, electronics controls, exhaust handling, and test and validation capabilities;

•	Electrical/Electronic Architecture, which includes complete electrical architecture and components products;

•	Steering, which includes steering, halfshaft and column technology; and

•	Automotive Holdings Group, which includes non-core product lines and plant sites that do not fit our future strategic framework.

•	Corporate and Other, which includes the Product and Service Solutions business comprised of independent aftermarket, diesel aftermarket, original equipment service, consumer electronics and medical systems, in addition to the expenses of corporate administration, other expenses and income of a non-operating or strategic nature, and the elimination of inter-segment transactions.

In connection with our transformation plan, we intend to sell or wind down certain non-core product lines, including those that comprise our Automotive Holdings Group and Steering segments. The sale and wind-down

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process is being conducted in consultation with our customers, unions and other stakeholders to carefully manage the transition of affected product lines.

Bankruptcy Cases

Filing of Chapter 11 Cases

On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code, and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code. The Bankruptcy Court is jointly administering these cases as “In re Delphi Corporation, et al., Case No. 05-44481 (RDD).” Our non-U.S. subsidiaries, which were not included in the filings, have continued their business operations without supervision from the Bankruptcy Court and are not subject to the requirements of the Bankruptcy Code. We and our debtor subsidiaries have been operating our businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and Bankruptcy Court orders. As debtors-in-possession, we and our debtor-subsidiaries are authorized under chapter 11 of the Bankruptcy Code to continue to operate as an ongoing business in the ordinary course, but are not permitted to engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.

Equity Purchase and Commitment Agreement

On the terms and subject to the conditions of the EPCA, the Investors have agreed to make equity investments in reorganized Delphi by purchasing $800.0 million of Senior Convertible Preferred Stock and a further $175.0 million of common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of up to $2.55 billion. On the terms and subject to the conditions of the EPCA, the Investors have agreed to backstop the discount rights offering by purchasing from us, at the basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights.

The obligations of the Investors to make their equity investments pursuant to the EPCA are subject to the satisfaction of a number of conditions that are set forth in the EPCA. In addition, the EPCA also may be terminated by us or the Investors under certain circumstances. Neither we nor the Investors will have to consummate the transactions contemplated by the EPCA if the EPCA is terminated. The conditions set forth in the EPCA and the circumstances under which we or the Investors may terminate the EPCA are described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

The EPCA also attaches a plan of reorganization, including the proposed financial recovery of our stakeholders and the treatment of specific claims asserted by GM, the resolution of pension funding issues, the terms of the preferred stock to be issued under the Plan, the establishment of a joint claims oversight committee and the corporate governance of reorganized Delphi.

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Plan Confirmation and Effectiveness

On September 6, 2007, we filed the Plan with the Bankruptcy Court together with the Disclosure Statement which describes the Plan and sets forth certain information about our chapter 11 cases. On December 10, 2007, we filed with the Bankruptcy Court the first amended Plan and the first amended Disclosure Statement. The Disclosure Statement was approved by the Bankruptcy Court on December 10, 2007.

On December   , 2007, we mailed to each creditor and each equity security holder entitled to vote on the Plan a ballot to vote to accept or reject the Plan. The ability of common stockholders to vote on the Plan is independent of, and separate from, our common stockholders’ ability to participate in the rights offerings.

The voting solicitation period ended on January   , 2008, and on          , 2008, the Bankruptcy Court confirmed the Plan.

We will not emerge from bankruptcy as a going concern unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

Our principal executive offices are located at 5725 Delphi Drive, Troy, Michigan 48098 and our telephone number is (248) 813-2000.

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THE OFFERING

Warrants	After the effective date of the Plan, each holder of our common stock will receive, at no charge, for each shares of our common stock owned of record at 5:00 p.m., New York City time, on , 2008, one transferable warrant to purchase one share of common stock of reorganized Delphi at $65.00 per share, subject to anti-dilution adjustments customary for a security and transaction of this type.

Exercise Price	The exercise price of the warrants is $65.00 per share of common stock. This means you will need to pay $65.00 to receive one share of common stock of reorganized Delphi upon exercise of your warrants.

Date of Issuance	The warrants will be issued as soon as reasonably practicable, but no later than the Distribution Date. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described below under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

Record Date	, 2008, which was the date used to determine the stockholders entitled to receive warrants.

Expiration	The warrants expire, if not previously exercised, at 5:00 p.m., New York City time, on the six-month anniversary of the date they were issued.

Fractional Warrants	A fractional warrant will not be exercisable unless it is aggregated with other like fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional warrants cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. Accordingly, if you hold fewer than shares (or other than a whole multiple of shares) of our common stock as of the record date, you will receive the following treatment:

Unless you elect otherwise as described below, reorganized Delphi will aggregate all fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, will then be distributed by reorganized Delphi pro rata to all holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

In lieu of the treatment set forth above, registered holders of our common stock as of , 2008 will have the right to elect to receive their fractional warrants instead of the cash distribution described

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above. As soon as reasonably practicable after the effective date of the Plan, Delphi will mail to all registered holders of our common stock as of the registered holder date a notice to facilitate an election to receive fractional warrants in lieu of cash. Within approximately two weeks (but not less than 10 days) following the mailing of the notice described above and as will be specifically set forth in such notice, registered holders will be required to make an election in accordance with the instructions set forth in the notice.

If you are not a registered holder as of the registered holder date, you will not receive this notice and you will not be eligible to make such election. If you are not a registered holder as of the registered holder date or if you receive a notice but fail to elect otherwise on a timely basis, your fractional warrants will be aggregated with any other fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and Delphi will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, will then be distributed by reorganized Delphi pro rata to all holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants, as described above. There are important procedures set forth in this prospectus and in the documents being provided to you with this prospectus that must be followed in order to elect to receive fractional warrants.

There can be no assurances that a market will develop for the fractional warrants and you are encouraged to consult with your own advisors when determining whether to elect to receive fractional warrants. If you elect to receive your fractional warrants, you will lose any value represented by those fractional warrants unless you sell those fractional warrants or you purchase from another warrant holder sufficient fractional warrants to acquire upon exercise a whole share of common stock of reorganized Delphi.

Fractional Shares	We will not issue fractional shares or cash in lieu of fractional shares. Because fractional shares of common stock of reorganized Delphi will not be issued upon the exercise of warrants, and cash will not be paid in lieu of fractional shares of common stock of reorganized Delphi upon the exercise of warrants, you will need to hold at least one full warrant to purchase one share of common stock of reorganized Delphi upon the exercise of warrants. Fractional warrants will be treated as described above under “Fractional Warrants.”

Anti-Dilution Adjustments	The number of shares of common stock subject to the warrants and the exercise price will be subject to anti-dilution adjustments, customary for a security and transaction of this type.

Shares of Common Stock Outstanding as of the Effective Date	If the Plan becomes effective, pursuant to the Plan, on or as soon as practicable after the effective date of the Plan, there will be outstanding up to shares of common stock of reorganized Delphi, assuming (1) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis)

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that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), (2) exercise in full of rights in the rights offerings (or, in the case of the discount rights offering, exercise in full of the Investors’ backstop commitment), which rights are exercisable to purchase up to a total of 62,707,305 shares of common stock of reorganized Delphi, and (3) exercise in full of the warrants and exercise in full of the other Delphi warrants to be issued pursuant to the Plan, which warrants and other Delphi warrants initially will be exercisable to purchase up to a total of 25,113,275 shares of common stock of reorganized Delphi. The share figure assumes that 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion, which number of shares is subject to upward or downward adjustment depending on the value of those claims and is further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. See “Capitalization.”

Procedures for Exercise	If you hold your shares of common stock through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your warrants. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your warrants.

If you do not hold your shares of common stock through a brokerage account, bank or other nominee (i.e., you are a registered holder and hold a physical certificate), to exercise your warrants, you must properly complete and sign your warrant certificate(s) and deliver your warrant certificate(s) to the warrant agent. Delivery of your warrant certificate(s) must be accompanied by full payment of the exercise price for each share you wish to purchase. See “The Warrants — Exercise of Warrants” and “— Payment of Exercise Price.”

Form and Delivery	The warrants have been issued in either global or definitive certificated form representing individual warrants. The Depository Trust Company is acting as securities depositary for the global warrants. , on behalf of us as the warrant agent, has delivered, by first class mail or overnight courier, to the registered holders of the warrants a certificate representing the warrants. The depositary has notified or will notify each holder of its position in a global warrant.

Transferability of Warrants	The warrants are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date. A purchase and sale of warrants that is effected on the date that is two days prior to the expiration date offering would be required to be settled not later than the time the warrants will have expired. Therefore, if warrants are purchased on or after the date that is two days prior to the expiration date, such warrants may be received after they have already expired and will be of no value. See “The Warrants — Transferability of Warrants and Listing.”

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Registration of Transfers and Exchanges	Transfer and Exchange of Definitive Warrants. Subject to certain conditions, when certificates representing definitive warrants are presented to the warrant agent with a written request: (1) to register the transfer of the certificates representing definitive warrants, or (2) to exchange such certificates representing definitive warrants for an equal number of definitive warrants of other authorized denominations, the warrant agent will register the transfer or make the exchange as requested if its requirements for such transactions are met.

Exchange of a Definitive Warrant for a Beneficial Interest in a Global Warrant. Upon receipt by the warrant agent of a definitive warrant that is not a restricted warrant, duly endorsed or accompanied by appropriate instruments of transfer, together with written instructions directing the warrant agent to make, or to direct the depositary to make, an endorsement on the global warrant certificate to reflect an increase in the number of warrants represented by the global warrant certificate, then the warrant agent will cancel such definitive warrant and cause the number of warrants represented by the global warrant certificate to be increased accordingly.

Transfer and Exchange of Global Warrants or Beneficial Interests in Global Warrants. The transfer and exchange of global warrants or beneficial interests in global warrants will be effected through the depositary.

Exchange of a Beneficial Interest in a Global Warrant for a Definitive Warrant. Any person having a beneficial interest in a global warrant may, upon written request to the depositary, exchange such beneficial interest for a certificate representing a definitive warrant. Certificates representing definitive warrants issued in exchange for a beneficial interest in a global warrant will be registered in such names as the depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the warrant agent. The warrant agent will deliver certificates representing such definitive warrants as instructed by the person(s) in whose name(s) such warrants are so registered.

Restrictions on Transfer and Exchange of Global Warrants. Except in very limited circumstances, a global warrant may not be transferred in whole except (1) by the depositary to a nominee of the depositary, (2) by a nominee of the depositary to the depositary or another nominee of the depositary, or (3) by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

See “The Warrants.”

No Listing of Warrants	The warrants will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the warrants on the OTC Bulletin Board. The ability to trade the warrants on the OTC Bulletin Board is entirely dependent upon registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the warrants. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as

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exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the warrants will be quoted on the OTC Bulletin Board or that an active trading market for the warrants will exist.

Blue Sky Laws	We have applied for qualification of this offering with certain state securities commissions. Prior to commencement of this offering, we will advise residents of any such state if the securities commission in that state has disapproved this offering. Such disapproval would result in holders of warrants in that state not being able to exercise their warrants. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of warrants if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

No Revocation of Exercise of Warrants	Your proper exercise of warrants is irrevocable. After you properly exercise your warrants, you will not be able to cancel or revoke your decision, even if the market price of shares of common stock of reorganized Delphi is below the $65.00 exercise price.

Use of Proceeds	We will receive total gross proceeds of up to $1.0 billion from the exercise of warrants, before deducting fees and expenses related to the offering of the warrants and the warrant shares. We will use the net proceeds generated from the exercise of the warrants in the following order: (1) first, to redeem shares of Series C Convertible Preferred Stock to be issued to GM pursuant to the Plan, (2) second, to the extent that any net proceeds remain, to redeem second lien notes to be issued to GM pursuant to the Plan, and (3) third, to the extent that any net proceeds remain, for general corporate purposes. See “Use of Proceeds.”

No Recommendation	Neither we nor our Board of Directors has made any recommendation as to whether or not you should exercise your warrants. You should make an independent investment decision about whether or not to exercise your warrants. If you do not exercise or sell your warrants, you will lose any value represented by your warrants and your percentage ownership interest in us will be further diluted.

Transferability of Common Stock	Unless you are our affiliate, you generally may sell the shares that you are purchasing on exercise of your warrants immediately after you receive such shares. We have agreed to provide GM and the Investors with registration rights that would allow them to resell any shares of common stock (and shares of certain Senior Convertible Preferred Stock) of reorganized Delphi that they own after the effective date of the Plan. See “Certain Relationships And Related Transactions — Registration Rights Agreement.”

Trading of Common Stock	Our outstanding common stock is quoted on the Pink Sheets, a quotation service for over the counter (“OTC”) securities, under the symbol “DPHIQ.” On , 2008, the last trading day prior to the record date, the last reported sale price for our common stock on the Pink Sheets was $ per share.

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We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter, and there can be no assurance that we will meet the respective listing requirements on or prior to the expiration date. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on or as soon as practicable after the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market for the common stock of reorganized Delphi will exist.

Material U.S. Federal Income Tax Consequences of Warrant Issuance and Exercise	The material United States federal income tax consequences of the offering of warrants to a holder of our common stock depends upon whether such holder receives newly-issued common shares pursuant to the Plan. If a holder of our common stock receives newly-issued common shares pursuant to the Plan, holds shares of our common stock as capital assets, and is not subject to special treatment under United States federal income tax law (e.g., as a bank or dealer in securities), the holder generally will not recognize gain or loss on the receipt of warrants. A holder of our common stock that does not receive newly-issued common shares pursuant to the Plan generally will recognize gain or loss on the receipt of warrants. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the warrants, and the ownership and disposition of common stock received as a result of the exercise of the warrants, in light of your particular circumstances.

Warrant Agent	is acting as warrant agent.

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Transfer Agent for Common Stock	Computershare serves as transfer agent for our common stock.

Risk Factors	Exercising the warrants and investing in the common stock of reorganized Delphi involve substantial risks. We urge you to carefully read the “Risk Factors” sections beginning on page 22 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, which are incorporated by reference in this prospectus, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise rights.

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RISK FACTORS

An investment in the common stock of reorganized Delphi involves a high degree of risk. You should consider carefully the following information about these risks, together with the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, which are incorporated herein by reference, and the other information contained in this prospectus and incorporated herein by reference, in its entirety before exercising the warrants to purchase common stock of reorganized Delphi. Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition and/or operating results to suffer. The market price of the common stock of reorganized Delphi could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. Some of the statements in “Risk Factors” are forward-looking statements. For more information about forward-looking statements, please see “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

On the effective date of the Plan, all of the shares of common stock owned by you prior to that time will be canceled. Whether or not you exercise your warrants, your common stock ownership interest will be diluted.

On the effective date of the Plan, all existing           shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled. On or as soon as practicable after the effective date of the Plan but no longer than the Distribution Date, reorganized Delphi will issue up to           shares of common stock of reorganized Delphi, warrants and other Delphi warrants initially exercisable to purchase up to a total of 25,113,274 shares of common stock of reorganized Delphi and up to 35,381,155 shares of Convertible Preferred Stock (initially convertible into common stock of reorganized Delphi on a one-for-one basis) of reorganized Delphi as follows:

•	461,552 shares of common stock of reorganized Delphi, to the holders of our common stock as of the record date;

•	warrants and other Delphi warrants exercisable to purchase up to a total of 25,113,274 shares of common stock of reorganized Delphi, to the holders of our common stock as of the record date;

•	41,026,309 shares of common stock of reorganized Delphi in the discount rights offering (including the sale of any shares of common stock purchased by the Investors pursuant to their backstop commitment);

•	21,680,996 shares of common stock of reorganized Delphi in the par rights offering (assuming that all par rights are exercised; if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors, as set forth in the sixth bullet point of this section, in partial satisfaction of their claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM, as set forth in the last bullet point below, in each case to the extent they do not receive a cash distribution of the proceeds of the par rights offering as described in the Plan);

•	4,558,479 shares of common stock of reorganized Delphi to the Investors (without giving effect to any shares purchased pursuant to their backstop commitment or pursuant to their exercise of rights in the rights offerings);

•	up to 14,045,750 shares of common stock of reorganized Delphi to the holders of Trade and Other Unsecured Claims (this figure assumes that such claims total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the maximum amount permitted under the EPCA, and that certain cure amounts

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will be paid in cash; in addition, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors in partial satisfaction of those claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM, as set forth in the last bullet point below, in each case to the extent they do not receive a cash distribution of the proceeds of the par rights offering as described in the Plan);

•	30,881,430 shares of common stock of reorganized Delphi to holders of claims arising under or as a result of Delphi’s senior notes;

•	4,911,732 shares of common stock of reorganized Delphi to holders of claims arising under or as a result of Delphi’s subordinated notes;

•	9,478,887 shares of Series A-1 Senior Convertible Preferred Stock of reorganized Delphi to ADAH;

•	9,394,092 shares of Series B Senior Convertible Preferred Stock of reorganized Delphi to the Investors other than ADAH; and

•	16,508,176 shares of Series C Convertible Preferred Stock of reorganized Delphi to GM (assuming that no par rights are exercised; to the extent that any par rights are exercised, the gross proceeds generated from the exercise of par rights will be distributed in the order described in the Plan and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution).

Assuming (1) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan) (which are convertible at any time into shares of common stock, initially on a one-for-one basis), (2) exercise in full of rights in the rights offerings (or, in the case of the discount rights offering, exercise in full of the Investors’ backstop commitment), and (3) exercise in full of the warrants at the initial exercise price, there will be up to           shares of common stock of reorganized Delphi outstanding on or as promptly as practicable after the effective date of the Plan. References to number of shares are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest.

The ownership percentages and number of outstanding shares of reorganized Delphi common stock set forth in this prospectus assume that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and are satisfied with 14,045,750 shares of common stock of reorganized Delphi. To the extent that these claims total less than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the 14,045,750 shares of common stock will be reduced by one share for each $59.61 reduction in the total amount of these claims, and the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders who exercise rights in the rights offerings) will proportionately increase. To the extent that these claims total more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and ADAH and Delphi have jointly waived the condition to effectiveness of the Plan that such claims total no more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and the creditors’ committee has consented or not objected to such waiver, the 14,045,750 shares of common stock will be increased by one share for each $59.61 increase in the total amount of these claims, the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders who exercise rights in the rights offerings) will proportionately decrease, and to the extent that such claims total more than $1.475 billion (excluding all allowed accrued postpetition interest accrued thereon), the conversion prices of the Senior Convertible Preferred Stock to be issued to the Investors will be proportionally decreased. There can be no assurance that ADAH or Delphi will waive such condition or that the creditors’ committee will consent or not object to such waiver. See “Use of Proceeds,” “Capitalization” and “Security Ownership of the Investors and Certain Other Beneficial Owners.”

Up to a total of 15,384,616 shares of common stock will be issuable upon the exercise of the warrants. Therefore, even if you fully exercise your warrants, your common stock ownership interest will be significantly

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reduced at the effective date of the Plan. If you do not fully exercise your warrants, your common stock ownership interest will be even further reduced. The magnitude of the reduction of your percentage ownership will depend on the number of shares of common stock, if any, you purchase upon the exercise of warrants. Warrant holders who do not exercise or sell their warrants prior to the expiration date will lose any value represented by their warrants.

The exercise price of the warrants does not reflect a determination of our value or the value of the common stock of reorganized Delphi.

Each holder of our common stock will receive one warrant for each          shares of our common stock owned of record at 5:00 p.m., New York City time, on          , 2008. Each warrant entitles the holder to purchase one share of common stock of reorganized Delphi at $65.00 per share. The exercise price was determined after extensive negotiations with the Investors, the creditors’ committee, the equity committee and GM. After several weeks of negotiations, we decided to pursue an agreement with the Investors, that was supported by the creditors’ committee, the equity committee and GM, under which the Investors would be willing to provide their investment to support our reorganization and transformation plan. The warrant exercise price of $65.00 per share represents a $5.39 per share premium over the $59.61 per share deemed value for Plan distribution purposes established in the Plan. The per share premium for the warrant exercise price and the per share deemed value are subject to Bankruptcy Court approval of the Plan. See “Bankruptcy Cases.” The exercise price of the warrants do not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other common criteria used to value equity securities. The exercise price of the warrants should not be considered an indication of the actual value of reorganized Delphi or the shares of its common stock.

If you hold fewer than           shares (or other than a whole multiple of          shares) of our common stock as of the record date, you will not receive any fractional warrants to which you may be entitled unless you have become a registered holder as of          , 2008 and timely follow the procedures to elect to receive fractional warrants.

A fractional warrant will not be exercisable unless it is aggregated with other like fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional warrants cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock.

Accordingly, if you hold fewer than           shares (or other than a whole multiple of           shares) of our common stock as of the record date, you will receive the following treatment: Unless you elect otherwise as described below, reorganized Delphi will aggregate all fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, will then be distributed by reorganized Delphi pro rata to all holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

In lieu of the treatment set forth above, registered holders of our common stock as of          , 2008 will have the right to elect to receive their fractional warrants instead of the cash distribution described above. As soon as reasonably practicable after the effective date of the Plan, Delphi will mail to all registered holders of our common stock as of the registered holder date a notice to facilitate an election to receive fractional warrants in lieu of cash. Within approximately two weeks (but not less than 10 days) following the mailing of the notice described above and as will be specifically set forth in such notice, registered holders will be required to make an election in accordance with the instructions set forth in the notice.

If you are not a registered holder as of the registered holder date, you will not receive this notice and you will not be eligible to make such election. If you are not a registered holder as of the registered holder date or if you

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receive a notice but fail to elect otherwise on a timely basis, your fractional warrants will be aggregated with any other fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and Delphi will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, will then be distributed by reorganized Delphi pro rata to all holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants, as described above. There are important procedures set forth in this prospectus and in the documents being provided to you with this prospectus that must be followed in order to elect to receive fractional warrants. See “The Warrants — Fractional Warrants.”

A fractional warrant will not be exercisable unless it is aggregated with other fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional warrants cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. There can be no assurances that a market will develop for the fractional warrants and you are encouraged to consult with your own advisors when determining whether to elect to receive fractional warrants. If you elect to receive your fractional warrants, you will lose any value represented by those fractional warrants unless you sell those fractional warrants or you purchase from another warrant holder sufficient fractional warrants to acquire upon exercise a whole share of common stock of reorganized Delphi.

You must act promptly and follow instructions carefully if you want to exercise your warrants.

If you desire to exercise warrants, you and, if applicable, brokers, banks or other nominees acting on your behalf, must act promptly to ensure that all required certificates and payments are actually received by          , the warrant agent, prior to the expiration of the warrants. The time period to exercise warrants is limited. If you or your broker, bank or other nominee, as applicable, fails to complete and sign the warrant certificate(s), sends an incorrect payment amount or otherwise fails to follow the procedures that apply to the exercise of your warrants, we may, depending on the circumstances, reject your exercise of warrants or accept it only to the extent of the payment received. Neither we nor the warrant agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect warrants certificate or payment or contact you concerning whether a broker, bank or other nominee holds warrants on your behalf. We have the sole discretion to determine whether an exercise properly follows the procedures that apply to the exercise of your warrants.

No prior market exists for the warrants.

The warrants are a new issue of securities with no established trading market. The warrants are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date. Unless exercised, the warrants will cease to have any value following the expiration date. The warrants will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the warrants on the OTC Bulletin Board. The ability to trade the warrants on the OTC Bulletin Board is entirely dependent upon registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the warrants, which we cannot predict will be initiated or, if initiated, will continue. We can give no assurance that a market for the warrants will develop or, if a market does develop, as to how long it will continue, the liquidity of the market or at what price the warrants will trade.

Even if a trading market does develop for the warrants, the warrants may expire and be of no value if they are purchased prior to the expiration date but such purchase is not settled before 5:00 p.m.,
New York City time, on the expiration date.

Although we can give no assurance that there will be any trading market for the warrants, if trading in the warrants is initiated on the OTC Bulletin Board, we expect that such trading will be on a customary basis in accordance with normal settlement procedures applicable to sales of securities. Trades effected in warrants will be required to be settled within three trading days after the trade date. A purchase and sale of warrants that is effected on the date that is two days prior to the expiration date would be required to be settled not later than the time the warrants will have expired. Therefore, if warrants are purchased on or after the date that is two days prior to the expiration date, such warrants may be received after they have already expired and will be of no value.

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In some states, you will not be able to exercise your warrants unless the securities commission of that state has approved this offering or an exemption from registration or qualification in that state is available.

We have applied for qualification of this offering with certain state securities commissions. Prior to commencement of this offering, we will advise residents of a particular state if the securities commission in that state has disapproved this offering. Such disapproval would result in holders of warrants in that state not being able to exercise their warrants. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of warrants if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

In addition, under the securities laws of some states, shares of common stock can be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, shares of common stock may not be sold unless these shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. The requirement of a seller to comply with the requirements of state blue sky laws may lead to delay or inability of a holder of our securities to dispose of such securities, thereby causing an adverse effect on the resale price of our securities and your investment in reorganized Delphi.

If you elect to exercise your warrants, your proposed acquisition of common stock may be subject to notification obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

If as a result of exercising your warrants you would hold shares of common stock of reorganized Delphi worth more than $59.8 million as of the exercise date, your proposed acquisition may trigger notification obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and all waiting periods under the HSR Act will need to have expired or otherwise been terminated. In such case, we will require that you provide evidence to us that such waiting periods have expired or otherwise have been terminated, before we can satisfy your exercise of warrants. There can be no guarantee that the Federal Trade Commission and U.S. Department of Justice will allow the waiting periods to expire or terminate. You may consider seeking advice of legal counsel to determine the applicability of the HSR Act to your warrants.

Risks Related to Common Stock of Reorganized Delphi

The common stock of reorganized Delphi may not have an active trading market and its public float will be significantly reduced if rights holders do not exercise rights in the rights offerings.

There will be up to           shares of common stock of reorganized Delphi outstanding on or as soon as practicable after the effective date of the Plan, not taking into account any conversion of shares of Convertible Preferred Stock, any exercise of rights in the rights offerings (but, in the case of the discount rights offering, assuming exercise in full of the Investors’ backstop commitment) or any exercise of warrants or other Delphi warrants, compared to approximately           shares of our common stock outstanding prior to the effective date of the Plan. The          share figure assumes that 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion, which number of shares is subject to upward or downward adjustment depending on the value of those claims and is further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. See “Capitalization.”

If rights holders do not exercise all of their rights in the rights offerings and the Investors purchase all or a portion of their backstop commitment, the public float of the common stock of reorganized Delphi may be significantly reduced to the extent that the Investors’ shares are excluded from the calculation of the public float. Similarly, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to certain of our creditors in partial satisfaction of certain of their claims, and the public float of the common stock of reorganized Delphi may be further reduced to the extent that these creditors’ shares are excluded from the calculation of the public float.

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On or as soon as practicable after the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own1 either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of          ,          ,          ,          ,          and          shares, respectively, or     %,     %,     %,     %,     % and     %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment, a total of          ,          ,          ,          ,          and           shares, respectively, or     %,     %,     %,     %,     % and     %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights by Appaloosa, (iii) no exercise of warrants or other Delphi warrants, (iv) 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offerings includes the expected sale of shares of common stock of reorganized Delphi to such additional investors. There can be no assurance that any of the Investors would actively participate in any trading market for the common stock of reorganized Delphi that may develop. Consequently, it is possible that there would be limited liquidity for the shares of common stock of reorganized Delphi, even if such shares are listed on any securities exchange or traded on the Pink Sheets. See “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

Following our delisting in October 2005 from the New York Stock Exchange, price quotations for our common stock have been available on the Pink Sheets. Delisting from the New York Stock Exchange resulted in a reduction in the liquidity of our common stock. We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter, and there can be no assurance that we will meet the respective listing requirements on or prior to the expiration date. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on or as soon as practicable after the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list or quote the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board.

Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the common stock of reorganized Delphi, which we cannot predict will be initiated or, if initiated, will continue. No assurance can be given that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market will exist. The nature of OTC Bulletin Board trading may limit your ability to resell

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your shares of the common stock of reorganized Delphi if an active trading market for the common stock of reorganized Delphi does not emerge. Even if an active market does develop for the common stock of reorganized Delphi, we can give no assurance as to how long it will continue, the liquidity of the market or at what price the common stock of reorganized Delphi will trade. Lack of liquidity of the common stock of reorganized Delphi also may make it more difficult for us to raise additional capital, if necessary, through equity financings.

The terms of the exit financing will restrict the ability of reorganized Delphi to pay cash dividends on its common stock.

On September 8, 2005, our Board of Directors announced the elimination of the quarterly dividend on our common stock. After the Plan becomes effective, the payment of any future dividends on shares of reorganized Delphi will be at the discretion of the Board of Directors of reorganized Delphi and will depend upon various factors, including our earnings, operations, financial condition, cash and capital requirements, restrictions in financing agreements, business conditions and other factors. Under Delaware law, unless a corporation has available surplus, it cannot declare or pay dividends on its capital stock. In addition, our exit financing is expected to include negative covenants, similar to those currently contained in our debtor-in-possession financing, that will restrict or condition our payment of dividends. Because of these limitations, we do not expect to pay dividends on the common stock of reorganized Delphi so long as our exit financing is in effect.

The preferred stock to be issued to the Investors and GM on the effective date of the Plan will rank senior to the common stock with respect to the payment of dividends and with respect to distributions upon our liquidation, dissolution or winding up.

On or as soon as practicable after the effective date of the Plan, following the funding of the Investors’ equity commitments, reorganized Delphi will issue to the Investors and GM a total of up to 35,381,155 shares of Convertible Preferred Stock (convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis). This Convertible Preferred Stock will rank senior to the common stock of reorganized Delphi with respect to the payment of dividends and with respect to distributions if we liquidate, dissolve or wind up. As a result, reorganized Delphi may not pay dividends on shares of its common stock, or make any distributions with respect to its shares of common stock in the event of a liquidation, dissolution or winding up of reorganized Delphi, unless all accrued and unpaid dividends on shares of its preferred stock have been paid in full and holders of preferred stock have been paid in full the liquidation preference of their shares of preferred stock.

The price of our common stock currently is below, and the price of the common stock of reorganized Delphi may be below, the exercise prices of the warrants. Our stock price historically has been, and the stock price of shares of reorganized Delphi is likely to continue to be, volatile, and you may lose all or part of your investment in reorganized Delphi.

On          , 2008, the closing price of our common stock on the Pink Sheets was $      per share, and there were approximately           shares of our common stock outstanding. Giving effect to the cancellation of all of our existing shares of common stock on the effective date of the Plan and assuming there are           shares of common stock of reorganized Delphi that will be outstanding on, or as soon as practicable after, the effective date of the Plan (assuming conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), exercise in full of rights in the rights offerings (or, in the case of the discount rights offering, exercise in full of the Investors’ backstop commitment) and exercise in full of the warrants and the other Delphi warrants at the initial exercise price), the adjusted closing price of our common stock on          , 2008, would have been $      per share. This adjusted closing price was determined based on a purely mathematical calculation and should not be deemed to be indicative of comparative share values.

The exercise price of the warrants is $65.00 per share of common stock of reorganized Delphi. We cannot assure you that the market price of the common stock of reorganized Delphi will not be below the exercise price of the warrants, or decline further below the exercise price, after the closing of this offering. If that occurs, you will suffer an immediate unrealized loss on those shares as a result. The exercise price of the warrants should not be considered an indication of the future trading price of the common stock of reorganized Delphi. The market price of

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our common stock has been, and the market price of the common stock of reorganized Delphi is likely to continue to be, volatile, experiencing wide fluctuations in response to numerous factors, many of which are beyond our control. Such factors include:

•	our obligations that remain after our emergence from our reorganization cases;

•	our operating performance and the performance of our competitors and other similar companies;

•	the performance of our customers and their demand for our products;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in earnings estimates or recommendations by research analysts who track the common stock of reorganized Delphi or the stocks of other companies in our industry;

•	changes in general economic conditions;

•	the number of shares outstanding;

•	actions of our current and future stockholders;

•	our involvement in legal proceedings;

•	the arrival or departure of key personnel;

•	the extent to which, if at all, broker-dealers choose to make a market in the common stock of reorganized Delphi;

•	acquisitions, strategic alliances or joint ventures involving us or our competitors; and

•	other developments affecting us, our industry or our competitors.

In addition, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of the common stock of reorganized Delphi. The price of the common stock of reorganized Delphi could fluctuate based upon factors that have little or nothing to do with us or our performance, and these fluctuations could materially reduce our stock price.

As a result, you may not be able to resell your shares of the common stock of reorganized Delphi at or above the warrant exercise price, and you may lose all or part of your investment in the common stock of reorganized Delphi.

Holders of Series A-1 Senior Convertible Preferred Stock have voting rights that may restrict our ability to take corporate actions.

On the effective date of the Plan, reorganized Delphi will issue a total of 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock to ADAH (total liquidation value of approximately $400.0 million). So long as any shares of Series A-1 Preferred Stock are outstanding, reorganized Delphi and its subsidiaries will be prohibited from taking specified actions if all of the holders of the Series A-1 Senior Convertible Preferred Stock object. These specified actions include, subject to limited exceptions:

•	any action to liquidate reorganized Delphi;

•	any amendment to the charter or bylaws of reorganized Delphi that adversely affects the Series A Senior Convertible Preferred Stock; and

•	during the two years following the effective date of the Plan:

•	a sale, transfer or other disposition of all or substantially all of the assets of reorganized Delphi;

•	any merger or consolidation involving a change in control of reorganized Delphi; and

•	any acquisition or investment in any other person or entity having a value in excess of $250.0 million in any twelve-month period after the effective date of the Plan.

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If any holder of the Series A-1 Senior Convertible Preferred Stock objects to any of the foregoing actions that we desire to take, it could have an adverse impact on the business and the market price of the common stock of reorganized Delphi.

Substantial future sales of shares of the common stock of reorganized Delphi in the public market could cause our stock price to fall.

On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled. On or as soon as practicable after the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to          shares of common stock of reorganized Delphi outstanding, assuming conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), exercise in full of rights in the rights offerings (or, in the case of the discount rights offering, exercise in full of the Investors’ backstop commitment), and exercise in full of the warrants and the other Delphi warrants at the initial exercise price. These newly issued shares will be freely tradable without restriction in the public market, except that any such shares held by our “affiliates,” as the term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the restrictions of Rule 144 under the Securities Act or pursuant to an effective registration statement, or registered pursuant to the registration rights described below.

Holders of Series A-1 Senior Convertible Preferred Stock can elect to convert such preferred stock to Series A-2 Senior Convertible Preferred Stock, whereby they would give up the voting rights described above in exchange for the registration rights described below. We have agreed as part of the Plan to grant registration rights to the Investors and GM with respect to all of their shares of common stock of reorganized Delphi (which could be as many as           shares if each Investor purchases the full amount of its backstop commitment), any shares of Series A-2 Senior Convertible Preferred Stock into which their 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock are converted, all of their 9,394,092 shares of Series B Senior Convertible Preferred Stock and all of the shares of common stock of reorganized Delphi underlying the Series A-2 Senior Convertible Preferred Stock, Series B Senior Convertible Preferred Stock and Series C Convertible Preferred Stock.

The Investors and GM therefore will have the right to require us to file registration statements covering the resale of those shares or to include them in registration statements that we may file for ourselves or other stockholders. In addition, under the Plan, holders of general unsecured claims which received a distribution of 10% or more of the common stock of reorganized Delphi will be granted, in the aggregate, one demand registration right to require us to file a registration statement covering the resale of their shares of common stock. Following their registration and resale under the applicable registration statement, those shares of our capital stock would be freely tradable unless acquired by an affiliate of ours. By exercising their registration rights and selling a large number of shares, the Investors, GM and such 10% holders could cause the price of the common stock of reorganized Delphi to decline.

The number of outstanding shares of reorganized Delphi common stock set forth above assumes that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and are satisfied with 14,045,750 shares of common stock of reorganized Delphi and are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest.

Our ability to utilize our net operating loss carryovers and other tax attributes may be limited.

We have significant net operating loss carryovers (“NOLs”) and other United States federal income tax attributes. Section 382 of the Internal Revenue Code of 1986, as amended, limits a corporation’s ability to utilize NOLs and other tax attributes following a Section 382 ownership change. We expect that we will undergo a Section 382 ownership change upon the implementation of the Plan and, consequently, our ability to utilize our NOLs and other tax attributes may be limited. However, certain special rules applicable to ownership changes that

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occur in bankruptcy may be available to limit the consequences of such an ownership change. If we were to undergo a Section 382 ownership change prior to or after implementation of the Plan, our NOLs and other tax attributes may be limited to a greater extent or in some cases eliminated. While we believe that we have not undergone any Section 382 ownership change to date, we cannot give you any assurance that we will not undergo a Section 382 ownership change prior to or after implementation of the Plan.

Certain of the Investors will beneficially own a large percentage of our voting stock and could be able to significantly influence our business and affairs.

On or as soon as practicable after the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own1 either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of          ,          ,          ,          ,          and          shares, respectively, or     %,     %,     %,     %,     % and     %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment, a total of          ,          ,          ,          ,          and           shares, respectively, or     %,     %,     %,     %,     % and     %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights by Appaloosa, (iii) no exercise of warrants or other Delphi warrants, (iv) 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offerings includes the expected sale of shares of common stock of reorganized Delphi to such additional investors. There can be no assurance that any of the Investors would actively participate in any trading market for the common stock of reorganized Delphi that may develop. Consequently, it is possible that there would be limited liquidity for the shares of common stock of reorganized Delphi, even if such shares are listed on any securities exchange or traded on the Pink Sheets. See “Capitalization” and “Security Ownership of the Investors and Certain Other Beneficial Owners.”

In addition, holders of Series A-1 Senior Convertible Preferred Stock will have board representation rights and veto rights over some corporate actions that we may desire to take. See “— Holders of our Series A-1 Senior Convertible Preferred Stock have voting rights that may restrict our ability to take corporate actions,” “— The new directors of reorganized Delphi from and after the effective date of the Plan may change our current long-range plan,” “Board Of Directors” and “Description Of Capital Stock — Preferred Stock.”

Because certain of the Investors have a large total percentage of ownership and board representation and voting rights, such Investors could have significant influence over our management and policies, including the composition of the Board of Directors of reorganized Delphi, any amendments to our certificate of incorporation and mergers or sales of all or substantially all of our assets, and any other matters requiring a stockholder vote.

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The new directors of reorganized Delphi after the effective date of the Plan may change our current long-range plan.

After the effective date of the Plan, reorganized Delphi will have a new Board of Directors. The initial Board of Directors of reorganized Delphi will consist of nine directors to be selected as follows:

•	three directors (who will be Class III directors) initially will be nominated by Appaloosa and elected at the effective date of the Plan by the holders of Series A Senior Convertible Preferred Stock, and thereafter will be elected directly by the holders of Series A Senior Convertible Stock, subject to some limitations (see “Board Of Directors”);

•	three directors (one of whom will be a Class I director and two of whom will be Class II directors) initially will be selected by the unsecured creditors’ committee, and thereafter by the nominating committee of the Board of Directors;

•	one director (who will be a Class II Director) initially will be selected by the representative of Pardus and Del-Auto (which representative is determined by Appaloosa) on the search committee, with the approval of either Delphi or the unsecured creditors’ committee, and thereafter by the nominating committee of the Board of Directors and elected by stockholders other than Appaloosa;

•	one director (who will be a Class I director) will be the Executive Chairman, initially selected by a majority vote of the search committee which must include the approval of representatives of Appaloosa and the unsecured creditors’ committee, and thereafter nominated for election by the nominating committee, subject (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) to the approval of the holders of the Series A-1 Senior Convertible Preferred Stock, and elected to our Board of Directors by the holders of the common stock and the preferred stock, on an as-converted basis; and

•	the ninth director (who will be a Class I director) will be our Chief Executive Officer. Rodney O’Neal, our current Chief Executive Officer, will continue as the initial Chief Executive Officer of reorganized Delphi as of the effective date of the Plan.

All such appointments will be made no later than the effective date of the Plan. Following the effective date of the Plan, the new Board of Directors of reorganized Delphi may make changes, which could be material, to our business, operations and current long-range plan described in this prospectus. It is impossible to predict what these changes will be and the impact they will have on our future results of operations and price of the common stock of reorganized Delphi. See “Board Of Directors.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus, as well as other statements made by us may contain forward-looking statements that reflect, when made, our current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to our operations and business environment which may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements.

In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors, including the risks discussed under the “Risk Factors” sections beginning on page 22 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:

•	our ability to continue as a going concern;

•	our ability to operate pursuant to the terms of our debtor-in-possession financing facility and to obtain an extension of term or other amendments as necessary to maintain access to such facility;

•	the terms of any reorganization plan ultimately confirmed;

•	our ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by us from time to time;

•	our ability to prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases;

•	our ability to obtain sufficient exit financing;

•	our ability to satisfy the terms and conditions of the EPCA;

•	risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for us to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases;

•	our ability to obtain and maintain normal terms with vendors and service providers;

•	our ability to maintain contracts that are critical to our operations;

•	the potential adverse impact of the chapter 11 cases on our liquidity or results of operations;

•	our ability to fund and execute our business plan and to do so in a timely manner;

•	the cyclical nature of automotive sales and products;

•	our ability to obtain and maintain normal terms with vendors and service providers;

•	our ability to maintain contracts that are critical to our operations;

•	dependence on GM as a customer;

•	our ability to attract and retain customers, as well as changes in market share and product mix offered by, and cost cutting initiatives adopted by, our customers;

•	competition, including asset impairments and restructuring charges as a result of changes in the competitive environment;

•	disruptions in supply of, and changes to the competitive environment for, raw materials;

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•	changes in technology and technological risks and our response thereto, including development of our intellectual property into commercial viable products and losses and costs as a result of product liability and warranty claims and intellectual property infringement actions;

•	foreign currency risk and other risks associated with doing business in non-U.S. jurisdictions;

•	incurrence of significant legal costs in connection with our securities litigation;

•	environmental factors relating to transformation activities;

•	failure to achieve and maintain effective internal controls;

•	our ability to attract, motivate and/or retain key executives and associates; and

•	our ability to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of our principal customers and our ability to attract and retain customers.

Although we believe the expectations reflected in the forward-looking statements at the time they are made are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

In connection with the Plan, we were required to submit projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and our ability to continue operations upon emergence from bankruptcy. The projections are not part of this prospectus and should not be relied on in connection with the exercise of rights in the rights offerings. The projections were not prepared for the purpose of the rights offerings or any offering of the common stock of reorganized Delphi and may not be updated on an ongoing basis. The projections reflect numerous assumptions concerning our anticipated future performance and prevailing and anticipated market and economic conditions at the time they were prepared that were and continue to be beyond our control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks, including those risks discussed in the “Risk Factors” section beginning on page 22 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007. Our actual results will vary from those contemplated by the projections and the variations may be material. As a result, you should not rely upon the projections in deciding whether to invest in the common stock of reorganized Delphi.

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USE OF PROCEEDS

We will receive total gross proceeds of approximately $1.0 billion from the exercise of warrants (assuming that all warrants are exercised), before deducting fees and expenses related to the issuance of the warrants and the warrant shares. The net proceeds from the exercise of warrants will be allocated in the following order: (i) first, to redeem any of the up to 16,508,176 shares of Series C Convertible Preferred Stock issuable to GM pursuant to the Plan, at a redemption price of $65.00 per share, (ii) second, to the extent any net proceeds remain, to redeem any of the up to $      million of second lien notes to be issued to GM pursuant to the Plan, at a redemption price of par plus accrued and unpaid interests, and (iii) third, to the extent any net proceeds remain, by reorganized Delphi for general corporate purposes.

DIVIDEND POLICY

In 2004, we declared dividends on our common stock of $0.07 per share on March 1, June 22, September 9 and December 8, 2004, which were paid on April 12, August 3, and October 19, 2004 and January 18, 2005, respectively. In 2005, we declared dividends on our common stock of $0.03 per share on March 23, 2005 and $0.015 per share on June 22, 2005, which were paid on May 2, and August 2, 2005, respectively. On September 8, 2005, our Board of Directors announced the elimination of the quarterly dividend on our common stock.

Our exit financing is expected to include negative covenants, similar to those currently contained in our debtor-in-possession financing, that will restrict or condition our payment of dividends. Because of these limitations, we do not expect to pay dividends on the common stock of reorganized Delphi so long as our exit financing is in effect. In addition, the Senior Convertible Preferred Stock will rank senior to the common stock with respect to the payment of dividends. As a result, reorganized Delphi may not pay dividends on shares of its common stock unless all accrued and unpaid dividends on shares of the Senior Convertible Preferred Stock have been paid in full.

PRICE RANGE OF COMMON STOCK

Our outstanding common stock was traded through the New York Stock Exchange under the symbol “DPH” until such stock was delisted by New York Stock Exchange effective October 11, 2005. This action followed the announcement by the New York Stock Exchange on October 10, 2005, that it was reviewing our continued listing status in light of our announcements involving the filing of voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code. The New York Stock Exchange subsequently determined to suspend trading based on the trading price for our common stock, which closed at $0.33 on October 10, 2005, and completed delisting procedures effective October 11, 2005.

Our common stock is quoted on the Pink Sheets, a quotation service for OTC securities, under the symbol “DPHIQ.” Pink Sheets is a centralized quotation service that collects and publishes market maker quotes for OTC securities in real-time. Our listing status on the Pink Sheets is dependent on market makers’ willingness to provide the service of accepting trades to buyers and sellers of the stock. Quotes for OTC securities reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Unlike securities traded on a stock exchange, such as the New York Stock Exchange, issuers of securities traded on the Pink Sheets do not have to meet any specific quantitative and qualitative listing and maintenance standards.

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The following table sets forth the high and low sales price per share of our common stock, as reported by the New York Stock Exchange, for the periods through October 10, 2005, and thereafter the high and low OTC bid information:

2005	High	Low

First Quarter	$9.07	$4.15
Second Quarter	$5.40	$3.20
Third Quarter	$6.68	$2.42
Fourth Quarter(1)	$2.99	$0.23
2006
First Quarter	$1.02	$0.03
Second Quarter	$1.99	$0.60
Third Quarter	$1.88	$1.07
Fourth Quarter	$3.92	$1.35
2007
First Quarter	$3.86	$2.25
Second Quarter	$3.12	$1.46
Third Quarter	$2.59	$0.44
Fourth Quarter (through December 18, 2007)	$0.49	$0.13

(1)	Effective October 11, 2005, our common stock was delisted by the New York Stock Exchange and began trading OTC.

The transfer agent and registrar for our common stock is Computershare. On December 17, 2007, there were 278,332 holders of record of our common stock. On December 18, 2007, the closing price of our common stock on the Pink Sheets was $0.17 per share. As of December 17, 2007, there were 563,477,461 shares of our common stock outstanding.

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter, and there can be no assurance that we will meet the respective listing requirements on or prior to the expiration date. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on or as soon as practicable after the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system.

If we are not able to list or quote the common stock of reorganized Delphi on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the common stock of reorganized Delphi, which we cannot predict will be initiated or, if initiated, will continue. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. Even if an active market does develop for the common stock of reorganized Delphi, we can give no assurance as to how long it will continue, the liquidity of the market or at what price the common stock of reorganized Delphi will trade.

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The warrants will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the warrants on the OTC Bulletin Board. Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the warrants, which we cannot predict will be initiated or, if initiated, will continue. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We can give no assurance that a market for the warrants will develop or, if a market does develop, as to how long it will continue, the liquidity of the market or at what price the warrants will trade.

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CAPITALIZATION

The table on the following page sets forth our cash and cash equivalents, long-term debt and capitalization as of September 30, 2007. Our capitalization is presented on an actual basis and on an as adjusted basis to reflect the issuance of the warrants and the other transactions contemplated by the Plan, including:

•	the cancellation on the effective date of the Plan of any shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan;

•	the issuance of 461,552 shares of common stock of reorganized Delphi to the holders of our common stock as of the record date;

•	the issuance of the warrants and the other Delphi warrants exercisable to purchase up to a total of 25,113,274 shares of common stock of reorganized Delphi, to the holders of our common stock as of the record date;

•	the issuance of 41,026,309 shares of common stock of reorganized Delphi (pursuant to either the discount rights offering or the backstop commitment of the Investors);

•	the issuance of 21,680,996 shares of common stock of reorganized Delphi in the par rights offering (assuming that all par rights are exercised; if fewer than all of the rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors, as set forth in the seventh bullet point of this section, in partial satisfaction of their claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM, as set forth in the third to last bullet point below, in each case to the extent they do not receive a cash distribution of the proceeds of the par rights offering as described in the Plan);

•	the issuance of 4,558,479 shares of common stock of reorganized Delphi to the Investors (without giving effect to any shares purchased pursuant to their backstop commitment or pursuant to their exercise of rights in the rights offerings);

•	the issuance of up to 14,045,750 shares of common stock of reorganized Delphi to the holders of Trade and Other Unsecured Claims (this figure assumes that such claims total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the maximum amount permitted under the EPCA, and that certain cure amounts will be paid in cash; in addition, if fewer than all of the par rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be distributed to certain of our creditors in partial satisfaction of those claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM, as set forth in the third to last bullet point below, in each case to the extent they do not receive a cash distribution of the proceeds of the par rights offering as described in the Plan);

•	30,881,430 shares of common stock of reorganized Delphi to holders of claims arising under or as a result of Delphi’s senior notes;

•	4,911,732 shares of common stock of reorganized Delphi to holders of claims arising under or as a result of Delphi’s subordinated notes;

•	the issuance of 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock of reorganized Delphi pursuant to the EPCA to ADAH;

•	the issuance of 9,394,092 shares of Series B Senior Convertible Preferred Stock of reorganized Delphi pursuant to the EPCA to the Investors other than ADAH;

•	the issuance of up to 16,508,176 shares of Series C Convertible Preferred Stock of reorganized Delphi to GM (assuming that no par rights are exercised; to the extent that any par rights are exercised, the gross proceeds generated from the exercise of par rights will be distributed in the order described in the Plan and, to the

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extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution);

•	the cancellation of all of our funded unsecured debt obligations outstanding as of the effective date of the Plan; and

•	the replacement on the effective date of the Plan of our debtor-in-possession financing with new exit financing.

References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest.

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This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements and Notes thereto incorporated by reference in this prospectus from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

	September 30, 2007
	Actual	As Adjusted
	(Dollars in millions,
	except share and per share data)

Cash and cash equivalents	$1,433
Restricted cash	180
Debt:
Commercial paper program
6.55% unsecured notes, due 2006 (subject to compromise)	500
6.50% unsecured notes, due 2009 (subject to compromise)	498
6.50% unsecured notes, due 2013 (subject to compromise)	493
7.125% debentures, due 2029 (subject to compromise)	493
DIP term loan(1)	—
Prepetition term loan facility(1)	—
Prepetition revolving credit facility(1)	—
European securitization program	175
Accounts receivable factoring	479
Capital leases and other debt	123
Capital leases and other debt (subject to compromise)	62
Junior subordinated notes due 2033 (subject to compromise)	391
Refinanced DIP Credit Facility:	$3,226
[Debtor-in-Possession First Priority Term Loan]	—
[Debtor-in-Possession Second Priority Term Loan]	—
[Debtor-in-Possession Credit Facility]	—

Total debt	$6,440
Stockholders’ Equity:
Series A-1 Senior Convertible Preferred Stock, $0.01 par value, no shares authorized, actual; 9,478,887 shares authorized, as adjusted; no shares issued and outstanding, actual; 9,478,887 shares issued and outstanding, as adjusted	—
Series A-2 Senior Convertible Preferred Stock, $0.01 par value, no shares authorized, actual; 9,478,887 shares authorized, as adjusted; no shares issued and outstanding, actual; no shares issued and outstanding, as adjusted	—
Series B Senior Convertible Preferred Stock, $0.01 par value, no shares authorized, actual; 9,394,092 shares authorized, as adjusted; no shares issued and outstanding, actual; 9,394,092 shares issued and outstanding, as adjusted	—
Series C Convertible Preferred Stock, $0.01 par value, no shares authorized, actual; 16,508,176 shares authorized, as adjusted; no shares issued and outstanding, actual; 16,508,176 shares issued and outstanding, as adjusted	—
Common Stock, $0.01 par value, 1,350,000,000 shares authorized, actual; shares authorized, as adjusted; 565,000,000 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	6
Additional paid-in capital	2,781
Accumulated deficit	(14,434)
Accumulated other comprehensive income (loss):
Employee benefit plans	(1,855)
Other	435

Total accumulated other comprehensive income (loss)	(1,420)
Treasury stock, at cost (3,200,000 shares, actual)	(52)

Total Stockholders’ Equity	(13,119)

(1)	On January 9, 2007, we entered into a Revolving Credit, Term Loan, and Guaranty Agreement to obtain replacement financing of approximately $4.5 billion from a syndicate of lenders to refinance both our $2.0 billion DIP financing and our $2.5 billion prepetition secured indebtedness.

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THE WARRANTS

The following description sets forth the general terms of the warrants. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the warrant agreement governing the warrants. We will file, when available, the form of the warrant agreement as an exhibit to the registration statement of which this prospectus forms a part and reference is made to that document for its complete provisions. See “Where You Can Find More Information” for information about how you will be able to obtain copies of this document.

The Warrants

Each holder of our common stock will receive, at no charge, for each          shares of our common stock owned of record at 5:00 p.m., New York City time, on the record date (as defined below), one transferable warrant to purchase one share of common stock of reorganized Delphi at $65.00 per share, subject to anti-dilution adjustments customary for a security and transaction of this type.

The “record date” is          , 2008.

A fractional warrant will not be exercisable unless it is aggregated with other like fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional warrants cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. Accordingly, if you hold fewer than           shares (or other than a whole multiple of           shares) of our common stock as of the record date, you will receive the following treatment: Unless you elect otherwise as described below under “Fractional Warrants,” reorganized Delphi will aggregate all fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, will then be distributed by reorganized Delphi pro rata to all holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

The warrants will be issued as soon as reasonably practicable, but no later than the Distribution Date. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

The warrants expire at 5:00 p.m., New York City time, on the six-month anniversary of the date they are issued. If you do not exercise or sell your warrants prior to their expiration, you will lose any value represented by those warrants. You should carefully consider whether to exercise your warrants prior to the expiration of the exercise period. If you decide to exercise any of your warrants, you should carefully comply with the exercise procedures set forth in this prospectus.

You are not required to exercise any or all of your warrants.

As soon as reasonably practicable, but no later than the Distribution Date, the warrant agent will send a warrant certificate to each registered holder of our common stock as of 5:00 p.m., New York City time, on the record date, based on our stockholder registry maintained at the transfer agent for our common stock. If you hold your shares of common stock, as applicable, through a brokerage account, bank or other nominee, you will not receive actual warrant certificates. Instead, as described in this prospectus, you must instruct your broker, bank or nominee whether or not to exercise warrants on your behalf. If you wish to obtain separate warrant certificates, you should promptly contact your broker, bank or other nominee and request separate warrant certificates. It is not necessary to have a physical warrant certificate to effect a sale of your warrants or to exercise your warrants.

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Record Date

The record date, which is the date used to determine the stockholders entitled to receive warrants is          , 2008.

Exercise Price

Each warrant entitles the holder to purchase one share of common stock of reorganized Delphi at $65.00 per share. The exercise price is subject to anti-dilution adjustments customary for a security and transaction of this type.

Expiration of the Warrants

The warrants expire at 5:00 p.m., New York City time, on the six-month anniversary of the date they are issued. You are not required to exercise any or all of your warrants. If you do not exercise or sell your warrants prior to the expiration date, your warrants will expire, and you will lose any value represented by your warrants.

We will not be required to satisfy your attempt to exercise warrants if the warrant agent receives your warrant certificate(s) and payment of the exercise price relating to your exercise after your warrants expire, regardless of when you transmitted the documents.

No Fractional Shares

We will not issue fractional shares or cash in lieu of fractional shares upon the exercise of fractional warrants. Because fractional shares of common stock of reorganized Delphi will not be issued upon the exercise of warrants upon the exercise of fractional warrants, and cash will not be paid in lieu of fractional shares of common stock of reorganized Delphi upon the exercise of warrants upon the exercise of fractional warrants, you will need to hold at least one full warrant to purchase one share of common stock of reorganized Delphi upon the exercise of warrants. Fractional warrants will be treated as described below under “Fractional Warrants.”

However, if, after the issuance of the warrants under the Plan, an adjustment or other event occurs which results, under the terms of the warrants, in a fraction of a share being issuable upon the exercise of any whole warrant, upon such exercise, reorganized Delphi will pay cash in lieu of such fraction, based on the then current market price per share of common stock of reorganized Delphi.

Fractional Warrants

A fractional warrant will not be exercisable unless it is aggregated with other fractional warrants so that when exercised, in the aggregate, such fractional warrants result in the purchase of a whole share of common stock of reorganized Delphi. In other words, fractional warrants cannot be exercised for fractional shares of common stock of reorganized Delphi and must be combined so that reorganized Delphi issues only whole shares of common stock. Accordingly, if you hold fewer than           shares (or other than a whole multiple of           shares) of our common stock as of the record date, you will receive the following treatment:

Unless you elect otherwise as described below, reorganized Delphi will aggregate all fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, will then be distributed by reorganized Delphi pro rata to all holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

In lieu of the treatment set forth above, registered holders of our common stock as of          , 2008 will have the right to elect to receive their fractional warrants instead of the cash distribution described above. As soon as reasonably practicable after the effective date of the Plan, Delphi will mail to all registered holders of

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our common stock as of the registered holder date notice to facilitate an election to receive fractional warrants in lieu of cash. Within approximately two weeks (but not less than 10 days) following the mailing of the notice described above and as will be specifically set forth in such notice, registered holders will be required to make an election in accordance with the instructions set forth in the notice.

If you are not a registered holder by the registered holder date, you will not receive this notice and you will not be eligible to make such election. If you are not a registered holder by the registered holder date or if you receive a notice but fail to elect otherwise on a timely basis, your fractional warrants will be aggregated with any other fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and Delphi will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, will then be distributed by reorganized Delphi pro rata to all holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants, as described above. There are important procedures set forth in this prospectus and in the documents being provided to you with this prospectus that must be followed in order to elect to receive fractional warrants.

There can be no assurances that a market will develop for the fractional warrants and you are encouraged to consult with your own advisors when determining whether to elect to receive fractional warrants. If you elect to receive your fractional warrants, you will lose any value represented by those fractional warrants unless you sell those fractional warrants or you purchase from another warrant holder sufficient fractional warrants to acquire upon exercise a whole share of common stock of reorganized Delphi.

As an example, if you owned 50 shares of common stock, as of 5:00 p.m. New York City time, on          , 2008, the record date for the warrants offering, you would receive           warrants. Each warrant is exercisable to purchase one share of common stock of reorganized Delphi. Because fractional shares of common stock of reorganized Delphi will not be issued upon the exercise of warrants, you would be entitled to purchase           shares of common stock of reorganized Delphi upon the exercise of your warrants. The purchase price for each share of common stock is $65.00 per share upon the exercise of warrants. Under the example set forth above, if you wished to exercise in full your warrants, you would be required to pay an aggregate exercise price of $      ($65.00 per share multiplied by           shares). Unless you elect otherwise as described above, reorganized Delphi will aggregate your           of a warrant with any fractional warrants that would otherwise be distributable to holders of our common stock as of the record date and will attempt to sell, or cause to be sold, such fractional warrants, to the extent that a market, if any, exists for the warrants. The proceeds of such sale, if any, will then be distributed by reorganized Delphi pro rata to all holders of our common stock as of the record date who would have otherwise been entitled to receive such fractional warrants. There can be no assurance as to whether reorganized Delphi may be able to sell, or cause to be sold, such fractional warrants, or, if reorganized Delphi is able to sell, or cause to be sold, any such fractional warrants, as to the timing of such sale, the price at which such warrants may be sold or the amount of distributions to be made therefrom.

Divisibility of Warrant Certificates

You may request that the warrant agent divide your warrant certificates into transferable parts, for instance, if you are the record holder for a number of beneficial holders of our common stock or if you desire to transfer a portion of your warrants. The warrant agent will facilitate subdivisions or transfers of warrant certificates only until 5:00 p.m., New York City time, on the date that is three business days prior to the expiration date.

Exercise of Warrants

You should read and follow the instructions accompanying the warrant certificate(s) and warrant agreement carefully. If you hold your shares of common stock through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your warrants. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your warrants. Payment of the exercise price for your shares of common stock must be made by you as directed by your broker, bank or nominee. Such payment may be made from funds in your account, or if such funds are not in sufficient quantity or

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form for payment, you will have to provide your broker, bank or nominee with sufficient funds in a form acceptable to it. Your broker, bank or nominee may complete at your direction, or may ask or require you to complete, a form of election to purchase. You should receive this form from your broker, bank or other nominee with the other rights offerings materials. If you are required to complete the form of election to purchase, it must be signed, and your signature must be guaranteed by an Eligible Guarantor Institution pursuant to SEC Rule 17Ad-15.

If you do not hold your shares of common stock through a brokerage account, bank or other nominee (i.e., you are a registered holder and hold a physical certificate), to exercise your warrants, you must properly complete and sign your warrant certificate(s) and deliver your warrant certificate(s) to the warrant agent. Your signature must be guaranteed by an Eligible Guarantor Institution pursuant to SEC Rule 17Ad-15. The warrant agent will not accept a facsimile transmission of your completed warrant certificate(s). We recommend that you send your warrant certificate(s) by overnight courier or, if you send your warrant certificate(s) by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. Delivery of your warrant certificate(s) must be accompanied by full payment of the exercise price for each share of common stock you wish to purchase. Your payment of the exercise price must be made in U.S. dollars for the number of shares of common stock you are purchasing pursuant to the exercise of warrants by (1) certified check drawn upon a U.S. bank payable to the warrant agent, (2) cashier’s check drawn upon a U.S. bank or express money order payable to the warrant agent or (3) wire transfer of immediately available funds to the account maintained by the warrant agent for the purpose of warrant exercises. The warrant agent will not accept non-certified checks drawn on personal or business accounts.

Upon exercise of any warrants in accordance with the warrant agreement, the warrant agent will deliver or cause to be delivered, in such name as the holder of such warrants may designate in writing, a certificate or certificates for the number of whole shares of common stock issuable upon exercise of the warrants delivered by such holder for exercise. If a holder has a warrant certificate and it exercises fewer than all of its warrants evidenced by such warrant certificate, a warrant certificate will be issued for the remaining number of warrants.

Form and Delivery of the Warrants

The warrants will be issued in either global form or in definitive, certificated form representing individual warrants. Each certificate representing global warrants represents such number of the outstanding warrants as specified on such certificate, and each certificate provides that it will represent the aggregate amount of outstanding warrants from time to time endorsed thereon and that the aggregate amount of outstanding warrants may from time to time be reduced or increased, as appropriate. The Depository Trust Company (“DTC”) acts as the securities depositary. Upon request, a holder of warrants may receive from the warrant agent separate definitive warrant certificates.

We will deliver, by first class mail or overnight courier, to the registered holders of our common stock as of the record date a certificate representing the warrants. In the case where the warrants will be held in the name of a broker, trustee or other nominee in global form, the depositary will notify each holder of its position in the global warrant.

If any distribution of a certificate representing the warrants or notice of warrants is returned to the warrant agent as undeliverable, no further distributions will be made to the holder unless and until the warrant agent and we are notified in writing of such holder’s then-current address. Generally, such undeliverable distributions will remain in the warrant agent’s possession until they become deliverable. The right to exercise any warrant will terminate on the six-month anniversary of the date they are issued, regardless of whether the certificate representing, or notice of, the warrant has been delivered.

Transfer or Exchange of Warrants

The warrants are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date. The warrants will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the warrants on the OTC Bulletin Board. The ability to trade the warrants on the OTC Bulletin Board is entirely dependent on registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the warrants. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the

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registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board.

Although we can give no assurance that there will be any trading market for the warrants, if trading in the warrants is initiated, we expect that such trading will be on a customary basis in accordance with normal settlement procedures applicable to sales of securities. Trades affected in warrants will be required to be settled within three trading days after the trade date. A purchase and sale of warrants that is effected on the date that is two days prior to the expiration date offering would be required to be settled not later than the time the warrants will have expired. Therefore, if warrants are purchased on or after the date that is two days prior to the expiration date, such warrants may be received after they have already expired and will be of no value.

Transfer and Exchange of Definitive Warrants.  When certificates representing definitive warrants are presented to the warrant agent with a written request:

•	to register the transfer of the certificates representing definitive warrants; or

•	to exchange such certificates representing definitive warrants for an equal number of definitive warrants of other authorized denominations, the warrant agent will register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the certificates representing definitive warrants presented or surrendered for registration of transfer or exchange:

•	will be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the warrant agent, duly executed by the holder thereof or by his attorney, duly authorized in writing; and

•	upon our request, such request will be accompanied by evidence, including an opinion of counsel if requested, reasonably satisfactory to us (and our counsel) that either:

•	the warrant is being delivered to the warrant agent by a holder for registration in the name of such holder, without transfer; or

•	the warrant is being transferred in reliance on an exemption from the registration requirements of the Securities Act.

Exchange of a Definitive Warrant for a Beneficial Interest in a Global Warrant.  Upon receipt by the warrant agent of a definitive warrant that is not a restricted warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the warrant agent, together with written instructions directing the warrant agent to make, or to direct the depositary to make, an endorsement on the global warrant certificate to reflect an increase in the number of warrants represented by the global warrant certificate, then the warrant agent will cancel such definitive warrant and cause, or direct the depositary to cause, in accordance with the standing instructions and procedures existing between the depositary and the warrant agent, the number of warrants represented by the global warrant certificate to be increased accordingly. If no global warrant certificate is then outstanding, we will issue, and the warrant agent will countersign, a new global warrant certificate representing the appropriate number of warrants.

Transfer and Exchange of Global Warrants or Beneficial Interests Therein.  The transfer and exchange of global warrants or beneficial interests therein will be effected through the depositary, in accordance with the agreement between the depositary and us and the procedures of the depositary therefor.

Exchange of a Beneficial Interest in a Global Warrant for a Definitive Warrant.

•	Any person having a beneficial interest in a global warrant may, upon written request to the depositary, exchange such beneficial interest for a certificate representing a definitive warrant. Upon receipt by the warrant agent of written instructions or such other form of instructions (as is customary for the depositary) from the depositary or its nominee on behalf of any person having a beneficial interest in a global warrant, the warrant agent will cause, in accordance with the standing instructions and procedures existing between the depositary and warrant agent, a certificate representing the number of warrants representing such person’s beneficial interest to be issued and simultaneously reduce the number of warrants represented by the global warrant certificate; and

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•	Certificates representing definitive warrants issued in exchange for a beneficial interest in a global warrant will be registered in such names as the depositary, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the warrant agent. The warrant agent will deliver certificates representing such definitive warrants as instructed by the person(s) in whose name(s) such warrants are so registered.

Restrictions on Transfer and Exchange of Global Warrants.   Except in very limited circumstances, a global warrant may not be transferred as a whole except (1) by the depositary to a nominee of the depositary, (2) by a nominee of the depositary to the depositary or another nominee of the depositary or (3) by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

Countersigning of Definitive Warrants in Absence of Depositary. If at any time:

•	the depositary notifies us that it is unwilling or unable to continue as depositary for the global warrants and a successor depositary for the global warrants is not appointed by us within five business days after delivery of such notice; or

•	we, in our sole discretion, notify the warrant agent in writing that we elect to cause the issuance of certificates representing definitive warrants under the warrant agreement,

then we will execute, and the warrant agent upon written instructions signed by two of our officers, will countersign and deliver certificates representing definitive warrants, in an aggregate number equal to the number of warrants represented by global warrants, in exchange for such global warrants.

Cancellation of Global Warrant.  At such time as all beneficial interests in global warrants have either been exchanged for definitive warrants, exercised, redeemed, repurchased or cancelled, all certificates representing global warrants certificates will be returned to, and then cancelled by, the warrant agent.

Obligations with Respect to Transfers and Exchanges of Warrants.

•	To permit registrations of transfers and exchanges, we will execute, and the warrant agent will be authorized to countersign, certificates representing definitive warrants and global warrants.

•	All certificates representing definitive warrants and global warrants issued upon any registration of transfer or exchange of definitive warrants or global warrants will be the valid obligations of us, entitled to the same benefits as the certificates representing the definitive warrants or global warrants surrendered upon such registration of transfer or exchange.

•	Prior to due presentment for registration of transfer of any warrant certificate, the warrant agent and we may deem and treat the person in whose name any warrant is registered as the absolute owner of such warrant, and neither the warrant agent nor we will be affected by notice to the contrary.

•	No service charge will be made to a holder for any registration, transfer or exchange, but we may require payment of a sum sufficient to cover any stamp or other governmental charge that may be imposed on a holder in connection with any such exchange or registration of transfer.

No Revocation of Exercise of Warrants

After you properly exercise your warrants, you will not be able to cancel or revoke your decision, even if the market price of shares of common stock of reorganized Delphi is below the $65.00 exercise price.

Determinations Regarding the Exercise of Your Warrants

We, in our sole discretion, will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of your warrants and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time period as we may determine. We, in our sole discretion, may reject the exercise of any of your warrants because of any defect or irregularity in the exercise, and we, in our sole discretion, may accept your exercise only to the extent of the payment received if you or your broker, bank or other nominee sends an incorrect payment amount. We will not

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receive or accept any exercise of warrants until all irregularities have been waived by us or cured by you by the time that we decide, in our sole discretion. We and the warrants agent will also not accept your exercise of warrants if we and the warrants agent believe, in our sole discretion, that our issuance of shares of common stock to you could be deemed unlawful under applicable law. Neither we nor the warrants agent will be under any duty to notify you of any defect or irregularity in connection with the submission of your warrants certificate, and we will not be liable for failure to notify you of any defect or irregularity.

Conditions

The issuance of the warrants is conditioned on the Plan becoming effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described below under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

No Board of Directors Recommendation

Neither we nor our Board of Directors makes any recommendation as to whether or not you should exercise your warrants. You should make an independent investment decision about whether or not to exercise your warrants. If you do not exercise your warrants, you will lose any value inherent in the warrants and your percentage ownership interest in us will be further diluted.

Questions About Exercising Warrants

If you have any questions about or require assistance regarding the procedure for exercising your warrants, including the procedure if you have lost your warrants certificates, have other questions about the warrants offerings or would like additional copies of this prospectus or other warrant documents, please contact          , who is acting as our warrant agent, at:

[insert name/address]

Warrant Agent

We have appointed           to act as warrant agent. We will pay all customary fees and expenses of the warrant agent a related to the warrants. We also have agreed to indemnify the warrant agent from liabilities that it may incur in connection with the warrants.

Commissions, Fees and Other Expenses

We will not charge a brokerage commission or a fee to warrants holders for exercising their warrants. If you exercise your warrants through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee.

Notice to Nominees

If you are a broker, bank or other nominee holder who holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the warrant issuance as soon as possible to learn of their intentions with respect to exercising their warrants. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate warrant certificate(s) and submit them to the warrant agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of warrants to which all such beneficial owners otherwise would have been entitled had they been direct holders of our common stock on the record date, provided, however, that you, as a nominee record holder, make a proper showing to the warrant agent by submitting such documentation as may be requested by the warrant agent.

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Procedures for DTC Participants

We expect that your exercise of your warrants may be effected through the facilities of DTC. If your warrants are held of record through DTC, you may exercise your warrants for each beneficial holder by instructing DTC, or having your broker instruct DTC, to transfer your warrants from your account to the account of the warrant agent, together with certification as to the total number of warrants you are exercising and the exercise price for each share you are purchasing pursuant to your exercise of warrants.

HSR Act Limitations

We will not be required to issue shares of common stock of reorganized Delphi to you upon exercise of warrants if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and, if at the expiration of the warrants, you have not obtained that clearance or approval and provided evidence thereof to us. For example, if as a result of exercising your warrants, you would hold shares of common stock of reorganized Delphi worth more than $59.8 million as of the effective date of the Plan, you and we may be required to make a filing under the HSR Act and wait for any applicable waiting periods to expire or terminate before we can satisfy your exercise of warrants.

Shares of Common Stock Outstanding after the Effective Date

On the record date, there were           shares of our common stock outstanding. On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled. Pursuant to the Plan, on or as soon as practicable after the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to           shares of common stock of reorganized Delphi outstanding, assuming conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock, initially on a one-for-one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan) and exercise in full of the warrants and the other Delphi warrants at the initial exercise price. References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest.

The number of outstanding shares of reorganized Delphi common stock set forth above assume that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and are satisfied with 14,045,750 shares of common stock of reorganized Delphi. To the extent that these claims total less than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the 14,045,750 shares of common stock will be reduced by one share for each $59.61 reduction in the total amount of these claims, and the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders who exercise rights in the rights offerings) will proportionately increase. To the extent that these claims total more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and ADAH and Delphi have jointly waived the condition to effectiveness of the Plan that such claims total no more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and the creditors’ committee has consented to or not objected to such waiver, the 14,045,750 shares of common stock will be increased by one share for each $59.61 increase in the total amount of these claims, the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders who exercise rights in the rights offerings) will proportionately decrease, and to the extent that such claims total more than $1.475 billion (excluding all allowed accrued postpetition interest accrued thereon), the conversion prices of the Senior Convertible Preferred Stock to be issued to the Investors will be proportionally decreased. There can be no assurance that ADAH or Delphi will waive such condition or that the creditors’ committee will consent or not object to such waiver. See “Use of Proceeds,” “Capitalization” and “Security Ownership of the Investors and Certain Other Beneficial Owners.”

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Transferability of Common Stock and Listing

Unless you are our affiliate, you generally may sell the shares that you are purchasing on exercise of your warrants immediately after you are deemed to own such shares. We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter, and there can be no assurance that we will meet the respective listing requirements on or prior to the expiration date. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on or as soon as practicable after the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list our common stock on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for our common stock on the OTC Bulletin Board. Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the warrants, which we cannot predict will be initiated or, if initiated, will continue. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that our common stock will be quoted on the OTC Bulletin Board or that an active trading market will exist.

Material United States Federal Income Tax Consequences of the Offering of Warrants

The material United States federal income tax consequences of the offering of warrants to a holder of our common stock depends upon whether such holder receives newly-issued common shares pursuant to the Plan. If a holder of our common stock receives newly-issued common shares pursuant to the Plan, holds shares of our common stock as capital assets, and is not subject to special treatment under United States federal income tax law (e.g., as a bank or dealer in securities), the holder generally will not recognize gain or loss on the receipt of warrants. A holder of our common stock that does not receive newly-issued common shares pursuant to the Plan generally will recognize gain or loss on the receipt of warrants. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the warrants, and the ownership and disposition of common stock received as a result of the exercise of the warrants, in light of your particular circumstances.

State Securities and Blue Sky Matters

We are not offering the warrants in any state or other jurisdiction in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any shares of our common stock from warrant holders who are residents of those states or other jurisdictions.

We have applied for qualification of this offering with certain state securities commissions. Prior to commencement of this offering, we will advise residents of any such state if the securities commission in that state has disapproved this offering. Such disapproval would result in holders of warrants in that state not being able to exercise their warrants. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of warrants if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws. We also may delay the issuance or exercise of the warrants in those states or other jurisdictions, or change the terms of the warrants, in order to comply with the securities law requirements of those states or other jurisdictions. In addition, we may decline to make modifications to the terms of the warrants requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions, you will not be eligible to participate in this offering.

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BOARD OF DIRECTORS

Board of Directors Structure

As of the effective date of the Plan, we will be subject to the corporate governance provisions set forth in the Plan and in the certificates of designations for the Senior Convertible Preferred Stock of reorganized Delphi.

Our Board of Directors will be divided into three classes of directors:

•	Class I directors will have an initial term expiring at the annual meeting of stockholders to be held in 2009,

•	Class II directors will have an initial term expiring at the annual meeting of stockholders to be held in 2010, and

•	Class III directors will have an initial term expiring at the annual meeting of stockholders to be held in 2011.

After the expiration of each initial term of each class of directors, the directors will thereafter each have a one year term elected annually.

The Board of Directors of reorganized Delphi will initially consist of nine directors:

•	Series A Directors. Three directors (who will be Class III directors) (the “Series A directors”):

•	Such directors initially will be nominated by Appaloosa and elected at the effective date of the Plan by the holders of the Series A Senior Convertible Preferred Stock,

•	Thereafter, until the earlier of the expiration of the term of the Class III directors and the conversion of all of the Series A-1 Senior Convertible Preferred Stock into Series A-2 Senior Convertible Preferred Stock, such directors will be elected directly by the holders of the Series A Senior Convertible Preferred Stock, subject to the ability of the Nominating and Corporate Governance Committee to, by majority vote, veto the selection of up to two proposed Series A directors for each Series A director position on our Board of Directors (the rights described in this paragraph, the “Series A board rights”), and

•	After the earlier of the expiration of the term of the Class III directors and the conversion of all of the Series A-1 Senior Convertible Preferred Stock into Series A-2 Senior Convertible Preferred Stock, the Series A directors will serve out their remaining term and thereafter will be treated as common directors and elected as described below under “Common Directors.”

•	Common Directors. Four directors (one of whom will be a Class I director and three of whom will be Class II directors) (the “common directors”):

•	Three such directors (one of whom will be a Class I director and two of whom will be Class II Directors) initially will be selected by the unsecured creditors’ committee,

•	One such director (who will be a Class II director) initially will be selected by the representative of Pardus and Del-Auto on the search committee described below, with the approval of either Delphi or the unsecured creditors’ committee,

•	Thereafter, the nominees for common directors will be determined by the Nominating and Corporate Governance Committee, with the Series A directors on such committee not entitled to vote on such determination at any time the Series A-1 Senior Convertible Preferred Stock retains Series A board rights, and recommended to our Board of Directors for nomination by our Board of Directors, and

•	After the earlier of the expiration of the term of the Class III directors and the conversion of all of the Series A-1 Senior Convertible Preferred Stock into Series A-2 Senior Convertible Preferred Stock, the three Series A directors will be treated as common directors and elected as set forth in the immediately preceding bullet point.

•	Executive Chairman. One director (who will be a Class I director) will be the Executive Chairman, selected as described below under “Executive Chairman.”

•	Chief Executive Officer. The ninth director (who will be a Class I director) will be our Chief Executive Officer.

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All nine new directors will be publicly identified not later than the date scheduled for the hearing of the Bankruptcy Court to confirm the Plan. Rodney O’Neal, our current Chief Executive Officer and President, will continue as the Chief Executive Officer and President of reorganized Delphi.

We may not increase the size of our Board of Directors to more than nine directors until the earlier of the expiration of the term of the Class III directors and the conversion of all of the Series A-1 Senior Convertible Preferred Stock into Series A-2 Senior Convertible Preferred Stock. Upon the earlier of the expiration of the term of the Class III directors and the conversion of all of the Series A-1 Senior Convertible Preferred Stock into Series A-2 Senior Convertible Preferred Stock, the Series A Senior Convertible Preferred Stock will have the right to elect, subject to certain Board of Directors committee veto rights, Series A directors to our Board of Directors as set forth above.

The search committee will consist of: (i) one representative of Appaloosa, (ii) one representative of Delphi, being our lead director (currently John Opie), (iii) one representative of the unsecured creditors’ committee, being David Daigle, (iv) one representative of Del-Auto and Pardus, who shall be determined by Appaloosa, and (v) one representative of the equity committee reasonably acceptable to the other members of the search committee. Each member of the search committee will be entitled to require the search committee to interview any person to serve as a director unless the proposed candidate is rejected by each of the Appaloosa representative, the Delphi representative and the representative of the unsecured creditors’ committee.

Each director selected for appointment to the initial Board of Directors of reorganized Delphi will be appointed to our Board of Directors unless at least three members of the following four members of the search committee object to the appointment of such individual: the Appaloosa representative, the Delphi representative, the representative of the unsecured creditors’ committee and the representative of the equity committee. Initially, our Board of Directors will be comprised of six directors who satisfy all applicable independence requirements of the relevant stock exchange on which it is expected that our common stock will be traded and six directors who are independent from the Investors; however, we and the unsecured creditors’ committee may waive, by unanimous vote, the requirements of this sentence.

Executive Chairman

•	The Executive Chairman will be initially selected by the majority vote of the search committee, including the affirmative vote of the representatives of the holders of the Series A Senior Convertible Preferred Stock and the unsecured creditors’ committee. Any successor Executive Chairman will be selected by the Nominating and Corporate Governance Committee, subject (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) to the approval of the holders of the Series A-1 Senior Convertible Preferred Stock. Upon approval, the candidate will be recommended by the Nominating and Corporate Governance Committee to our Board of Directors for appointment as Executive Chairman and nomination to our Board of Directors. The holders of our Senior Convertible Preferred Stock will vote on the candidate’s election to our Board of Directors on an as-converted basis together with the holders of our common stock. Notwithstanding the foregoing, if there occurs any vacancy in the office of the Executive Chairman during the initial one-year term, the successor Executive Chairman will be nominated by the holders of Series A-1 Senior Convertible Preferred Stock (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) subject to approval of the Nominating and Corporate Governance Committee.

•	The Executive Chairman will be our full-time employee with his or her principal office in our world headquarters in Troy, Michigan and will devote substantially all of his or her business activity to our business affairs.

•	The holders of Series A-1 Senior Convertible Preferred Stock will have the non-exclusive right to propose the termination of the Executive Chairman during the initial one year term of the Executive Chairman and only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding.

•	The Executive Chairman will cause us to and we will be obligated to meaningfully consult with the representatives of the holders of the Series A-1 Senior Convertible Preferred Stock (but only for so long as

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the Series A-1 Senior Convertible Preferred Stock is outstanding) with respect to the annual budget and material modifications thereto prior to the time it is submitted to our Board of Directors for approval.

•	The employment agreements entered into by us with the Executive Chairman and the Chief Executive Officer will provide that (1) upon any termination of employment, the Executive Chairman and/or the Chief Executive Officer will resign as a director (and the employment agreements will require delivery at the time such agreements are entered into of an executed irrevocable resignation that will become effective upon such termination) and (2) the right to receive any payments or other benefits upon termination of employment will be conditioned on such resignation. If for any reason the Executive Chairman or the Chief Executive Officer does not resign or the irrevocable resignation is determined to be ineffective, then the holders of Series A-1 Senior Convertible Preferred Stock (but only for so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) may remove the Executive Chairman and/or Chief Executive Officer as a director, subject to applicable law. The employment agreement with the Chief Executive Officer will provide that if the Chief Executive Officer (so long as the Series A-1 Senior Convertible Preferred Stock is outstanding) is not elected as a member of our Board of Directors, the Chief Executive Officer may resign for “cause” or “good reason.”

Board Committees

We expect that as of the effective date of the Plan the Board of Directors will have three standing committees, each comprised solely of non-employee directors: (1) an Audit Committee, (2) a Compensation and Executive Development Committee, and (3) a Nominating, Corporate Governance and Public Issues Committee.

The search committee will determine by majority vote the committee assignments of the initial Board of Directors of reorganized Delphi, except that for the initial Board of Directors and until the earlier of the expiration of the term of the Class III directors and the conversion of all of the Series A-1 Senior Convertible Preferred Stock into Series A-2 Senior Convertible Preferred Stock, at least one Series A director will be on all committees of the Board of Directors and a Series A director will constitute the Chairman of the Compensation and Executive Development Committee of the Board of Directors. In addition, until the earlier of the expiration of the term of the Class III directors and the conversion of all of the Series A-1 Senior Convertible Preferred Stock into Series A-2 Senior Convertible Preferred Stock, the Series A directors will not constitute a majority of the Nominating, Corporate Governance and Public Issues Committee. Committee assignments will be subject to all applicable independence and qualification requirements of any stock exchange on which the shares of common stock of reorganized Delphi are listed or quoted.

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SECURITY OWNERSHIP OF THE INVESTORS AND CERTAIN OTHER BENEFICIAL OWNERS

Set forth below, for illustrative purposes only, are scenarios which indicate the effect that the rights offerings and related share issuances could have on the Investors’ relative voting and economic interests. The following scenarios (and the beneficial ownership percentages of the Investors, as of the effective date of the Plan, that are set forth in this prospectus) assume that there are a total of shares of common stock of reorganized Delphi outstanding on the effective date of the Plan, assuming (1) conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock (which are convertible at any time into shares of common stock, initially on a one-for one basis) that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), (2) exercise in full of rights in the rights offerings (or, in the case of the discount rights offering, exercise in full of the Investors’ backstop commitment), and (3) exercise in full of the warrants and the other Delphi warrants at the initial exercise prices. The share figure assumes that the aggregate amount of all Trade and Other Unsecured Claims that are allowed or estimated for distribution purposes by the Bankruptcy Court total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and are satisfied with 14,045,750 shares of common stock of reorganized Delphi and is further estimated based on our assumptions regarding, amount other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. To the extent that these claims total less than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the 14,045,750 shares of common stock will be reduced by one share for each $59.61 reduction in the total amount of these claims, and the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders that exercise rights in the rights offerings) will proportionately increase. To the extent that these claims total more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and ADAH and Delphi have jointly waived the condition to effectiveness of the Plan that such claims total no more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and the creditors’ committee has consented or not objected to such waiver, the 14,045,750 shares of common stock will be increased by one share for each $59.61 increase in the total amount of these claims, the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders that exercise rights in the rights offerings) will proportionately decrease, and to the extent that such claims total more than $1.475 billion (excluding all allowed accrued postpetition interest accrued thereon), the conversion prices of the Senior Convertible Preferred Stock to be issued to the Investors will be proportionally decreased. There can be no assurance that ADAH or Delphi will waive such condition or that the creditors’ committee will consent or not object to such waiver. The reference to the number of outstanding shares of reorganized Delphi common stock set forth above also assumes that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described under “Use of Proceeds” and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution. See “Capitalization.”

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates would beneficially own1 either (1) assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of , , , , and shares, respectively, or %,%,%,%,% and%, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment, a total of , , , , and shares, respectively, or %,%,%,%,% and%, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights by Appaloosa, (iii) no exercise of warrants or other Delphi warrants, (iv) 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion and (v) 16,508,176 shares of Series C Convertible

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Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis). References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offering includes the expected sale of shares of common stock of reorganized Delphi to such additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offerings reflects the expected sale of shares of common stock of reorganized Delphi to such additional investors.

	Full Exercise of Discount Rights	No Exercise of Discount Rights
	and Par Rights by	or Par Rights by
	Non-Investor Stockholders	Non-Investor Stockholders
	(Investors Purchase No	(Investors Purchase All of
	Shares of Common Stock	the 41,026,309 Shares
	Pursuant to Their	Offered in the Discount
	Backstop Commitment)(1)	Rights Offering)(1)
	Number of Shares %	Number of Shares %
	(In millions)	(In millions)

Investors:
Appaloosa Management L.P.	(2)	(2) (3)
Harbinger Capital Partners Master Fund I, Ltd.	(2)	(2) (3)
Merrill Lynch, Pierce, Fenner & Smith Incorporated	(2)	(2) (3)
UBS Securities LLC	(2)	(2) (3)
Goldman Sachs & Co.	(2)	(2)
Pardus Special Opportunities Master Fund L.P.	(2)	(2)
General Motors Corporation	(4)	(4)
Other Stockholders(5) All Officers and Directors
Total	(6)	(6)

(1)	Assumes (i) no exercise of Warrants and (ii) that Trade and Other Unsecured Claims total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the maximum amount permitted under the EPCA, and are satisfied with 14,045,750 shares of common stock of reorganized Delphi. References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. See “Capitalization.”

(2)	Reflects the conversion of all Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock, which are initially convertible into shares of common stock on a one-for-one basis at any time at the option of the holder.

(3)	The Investors have the ability under the EPCA, prior to the date that the registration statement of which this prospectus forms a part is declared effective under the Securities Act, to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged or intend to arrange for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offering includes the expected sale of shares of common stock of reorganized Delphi to such additional investors.

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(4)	All claims and rights of GM and its affiliates (subject to some exceptions) will be satisfied with approximately $2.57 billion in consideration, consisting of $1.50 billion in a combination of at least $750 million in cash and the remainder in a second lien note, and up to 16,508,176 shares of Series C Convertible Preferred Stock. Assumes that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM and reflects the conversion of all such 16,508,176 shares of Series C Convertible Preferred Stock, which are initially convertible into shares of common stock on a one-for-one basis at any time at the option of the holder. To the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described in the Plan and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution.

(5)	Includes all other holders of our common stock on the record date of the rights offering and the sale to additional investors as of the effective date of the Plan as referred to in note (3) above.

(6)	Reflects the conversion of all 9,478,887 shares of Series A Senior Convertible Preferred Stock and all 9,394,092 shares of Series B Senior Convertible Preferred Stock, which are initially convertible into shares of common stock on a one-for-one basis at any time at the option of the holder.

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BANKRUPTCY CASES

On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code, and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code in the Bankruptcy Court. The October 8, 2005 and the October 14, 2005 filings are referred to as the “Chapter 11 Filings.” The Bankruptcy Court is jointly administering these cases as “In re Delphi Corporation, et al., Case No. 05-44481 (RDD).” Our non-U.S. subsidiaries, which were not included in the filings, continue their business operations without supervision from the Bankruptcy Court, and are not subject to the requirements of the Bankruptcy Code.

We continue to operate our business and manage our property as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. Shortly after the Chapter 11 Filings, the Bankruptcy Court entered orders designed to stabilize our business relationships with customers, suppliers, employees, and others. The orders granted us permission to, among other things, pay our employees’ salaries, wages, and benefits, develop payment programs for our financially-stressed vendors, honor prepetition obligations to our customers and continue customer programs in the ordinary course of business, and utilize our existing cash management systems. On October 28, 2005, the Bankruptcy Court entered an order granting our request for $2 billion in senior secured debtor-in-possession (“DIP”) financing being provided by a group of lenders led by JPMorgan Chase Bank and Citigroup Global Markets, Inc. The Bankruptcy Court also approved an adequate protection package for our outstanding $2.5 billion prepetition secured indebtedness under our prepetition credit facility. On January 5, 2007, the Bankruptcy Court granted our motion to obtain replacement postpetition financing of approximately $4.5 billion to refinance both our $2.0 billion DIP financing and our $2.5 billion prepetition secured indebtedness. On January 9, 2007, we entered into a Revolving Credit, Term Loan, and Guaranty Agreement (the “Refinanced DIP Credit Facility”) to borrow up to approximately $4.5 billion from a syndicate of lenders. The Refinanced DIP Credit Facility consists of a $1.75 billion first priority revolving credit facility, a $250 million first priority term loan, and an approximate $2.5 billion second priority term loan.

The following creditors were selected by the United States Trustee as members of the creditors’ committee: (i) Capital Research and Management Company; (ii) Electronic Data Systems Corp., (iii) Flextronics International Asia-Pacific, Ltd. (“Flextronics”), (iv) Freescale Semiconductor, Inc., (v) General Electric Company, (vi) IUE-CWA, and (vii) Wilmington Trust Company, as Indenture Trustee. Flextronics and Electronic Data Systems Corp. subsequently resigned from the creditors’ committee, and on or about March 6, 2006, the United States Trustee appointed Tyco Electronics Corporation to the creditors’ committee. On October 1, 2007, the United States Trustee filed an amended appointment of the creditors’ committee incorporating the foregoing changes and also appointing SABIC Innovative Plastics (formerly GE Plastics, a part of General Electric Company). In addition to these members, the UAW participates as an ex-officio member of the creditors’ committee (see Notice Of Withdrawal Of Motion And Memorandum Of International Union, UAW For An Order Directing Its Appointment To The Official Committee Of Unsecured Creditors, dated January 20, 2006 (Docket No. 1864)). Prior to the February 3, 2006 meeting of creditors, the PBGC was also granted ex-officio status.

The Creditors’ Committee is represented by Latham & Watkins LLP. The creditors’ committee’s financial advisor is Mesirow Financial Consulting, LLC, and the creditors’ committee financial advisor and investment banker is Jefferies & Company.

On April 28, 2006, the United States Trustee appointed an official Committee of Equity Holders pursuant to section 1102 of the Bankruptcy Code to represent the interests of all equity holders in these cases. The following seven equity holders were selected to serve as members of the equity committee: (i) James E. Bishop, Sr., (ii) Brandes Investment Partners, L.P. (“Brandes”), (iii) D.C. Capital Partners, L.P., (iv) Dr. Betty Anne Jacoby, (v) James H. Kelly, (vi) James N. Koury, trustee of the Koury Family Trust, and (vii) Luqman Yacub. On May 11, 2006, the United States Trustee amended the equity committee to include Pardus European Special Opportunities Master Fund, L.P. (“Pardus”) in place of Dr. Betty Anne Jacoby. On October 3, 2006, D.C. Capital Partners, L.P. resigned from the equity committee. Subsequently, on June 4, 2007, Pardus resigned from the equity committee. Brandes has taken a leave of absence from the equity committee and is not currently active in equity committee matters.

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The Equity Committee is represented by Fried, Frank, Harris, Shriver & Jacobson LLP. The Equity Committee’s financial advisor is Houlihan Lokey Howard & Zukin Capital, Inc.

On February 17, 2006 and June 30, 2006, the Bankruptcy Court entered orders granting our motions to implement short-term annual incentive plans for certain employees. At the time the orders were entered, the Debtors agreed to defer consideration of the elements of a Key Employee Compensation Plan relating to proposed cash and equity incentive emergence awards until the Debtors proposed a plan of reorganization.

We have notified all of our known potential creditors of the Chapter 11 Filings for the purposes of identifying and quantifying all prepetition claims. The Chapter 11 Filings triggered defaults on substantially all of our debt obligations. Subject to certain exceptions under the Bankruptcy Code, the Chapter 11 Filings automatically stayed the continuation of any judicial or administrative proceedings or other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to October 8, 2005 or October 14, 2005, as applicable. On April 12, 2006, the Bankruptcy Court entered an order establishing July 31, 2006 as the bar date by which claims against us arising prior to our Chapter 11 Filings were required to be filed if the claimants wished to receive any distribution in our chapter 11 cases. On April 17, 2006, we commenced notification, including publication, to all known actual and potential creditors, informing them of the bar date and the required procedures with respect to the filing of proofs of claim with the Bankruptcy Court.

As of September 30, 2007, we had received approximately 16,700 proofs of claim, a portion of which assert, in part or in whole, unliquidated claims. In addition, we have compared proofs of claim received to scheduled liabilities and determined that there are certain scheduled liabilities for which no proof of claim was filed. In the aggregate, total proofs of claim and scheduled liabilities assert approximately $37 billion in liquidated amounts, including approximately $900 million in intercompany claims, plus certain unliquidated amounts. Although we have not completed the process of reconciling these proofs of claim and thus the ultimate amount of such liabilities is not determinable at this time, we believe that the aggregate amount of claims filed is likely to exceed the amount that will ultimately be allowed by the Bankruptcy Court. As of September 30, 2007, we have objected to approximately 13,400 proofs of claim which asserted approximately $10.4 billion in aggregate liquidated amounts plus additional unliquidated amounts. The Bankruptcy Court has entered orders disallowing approximately 9,400 of those proofs of claim, which orders reduced the amount of asserted claims by approximately $9.6 billion in aggregate liquidated amounts plus additional unliquidated amounts. In addition, the Court has entered an order modifying approximately 3,000 claims reducing the aggregate amounts asserted on those claims from $476 million to $410 million, which amounts are subject to further objection by us at a later date on any basis. We anticipate that additional proofs of claim will be the subject of future objections as such proofs of claim are reconciled. Nonetheless, the determination of how liabilities will ultimately be settled and treated cannot be made until the Bankruptcy Court approves a chapter 11 plan of reorganization.

On September 6, 2007, we filed the Plan with the Bankruptcy Court together with the Disclosure Statement which describes the Plan and sets forth certain information about our chapter 11 cases. We filed the first amended Plan and the first amended Disclosure Statement on December 10, 2007. The Disclosure Statement was approved by the Bankruptcy Court on December 10, 2007.

On December 15, 2007, we mailed to each creditor and each equity security holder entitled to vote on the Plan a ballot to vote to accept or reject the Plan. The ability of common stockholders to vote on the Plan is independent of, and separate from, our common stockholders’ ability to participate in the rights offerings.

The voting solicitation period ended on January   , 2008, and on January   , 2008, the Bankruptcy Court confirmed the Plan.

The Plan currently provides for the recoveries below.

•	All senior secured debt will be refinanced and paid in full and all allowed administrative and priority claims will be paid in full.

•	Trade and other unsecured claims and unsecured funded debt claims will be satisfied in full with $3.48 billion of common stock of reorganized Delphi (inclusive of shares to be distributed to subordinated creditors as described in the fourth bullet point of this section), at a deemed value of $59.61 per share for Plan

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distribution purposes). The Plan requires that the amount of Trade and Other Unsecured Claims not exceed $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon). To the extent that these claims total less than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the 14,045,750 shares of common stock will be reduced by one share for each $59.61 reduction in the total amount of these claims, and the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders who exercise rights in the rights offerings) will proportionately increase. To the extent that these claims total more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and ADAH and Delphi have jointly waived the condition to effectiveness of the Plan that such claims total no more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the 14,045,750 shares of common stock will be increased by one share for each $59.61 increase in the total amount of these claims, the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders who exercise rights in the rights offerings) will proportionately decrease, and to the extent that such claims total more than $1.475 billion (excluding all allowed accrued postpetition interest accrued thereon) and the creditors’ committee has consented or not objected to such waiver, the conversion prices of the Senior Convertible Preferred Stock to be issued to the Investors will be proportionally decreased. There can be no assurance that ADAH or Delphi will waive such condition or that the creditors’ committee will consent or not object to such waiver. In addition, if fewer than all of the rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to such creditors in partial satisfaction of those trade and unsecured claims.

•	In satisfaction of GM’s claims and rights (subject to some exceptions) against us, GM will receive approximately $2.57 billion in consideration, consisting of $1.50 billion in a combination of at least $750 million in cash and the remainder in a second lien note, and up to 16,508,176 shares of Series C Convertible Preferred Stock (such number of shares assumes that no par rights are exercised; to the extent that any par rights are exercised, the gross proceeds generated from the exercise of par rights will be distributed in the order described in the Plan and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution).

•	Holders of our existing equity securities will receive, in the aggregate, (i) 461,552 shares of common stock of reorganized Delphi, (ii) par rights to purchase 21,680,996 shares of common stock of reorganized Delphi pursuant to the par rights offering, (iii) six-month warrants exercisable to purchase up to 15,384,615 shares of common stock of reorganized Delphi at an exercise price of $65.00 per share; (iv) seven-year warrants exercisable to purchase up to 6,908,758 shares of common stock of reorganized Delphi at an exercise price of $71.93 per share; and (v) ten-year warrants exercisable to purchase up to 2,819,901 shares of common stock of reorganized Delphi at an exercise price of $59.61 per share.

For more information on our expected capital structure as of the effective date, see “Capitalization” and “Security Ownership of the Investors and Certain Other Beneficial Owners.”

We will not emerge from bankruptcy as a going concern unless and until the Plan becomes effective. The effectiveness of the Plan currently is not scheduled to occur until after the expiration of the rights offerings. Even if rights are exercised in the rights offerings, we will not issue shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

If the Plan becomes effective, we expect to emerge from chapter 11 as a stronger, more financially sound business with viable U.S. operations that are well-positioned to advance global enterprise objectives. We cannot assure you, however, that we will be successful in achieving our objectives. Our ability to achieve our objectives is conditioned on the approval of the Bankruptcy Court, and the support of our stakeholders, including GM, our labor

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unions, the Statutory Committees, and our creditors and equity holders. For a discussion of certain risks and uncertainties related to the our chapter 11 cases and reorganization objectives, you should carefully read the “Risk Factors” sections in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and all other information included or incorporated by reference in this prospectus in its entirety.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the rights offerings, we have entered into several transactions with related parties as described below. We have filed copies of the agreements described in this section with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of each of these agreements. For a full description of certain relationships and related transactions please see “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, incorporated by reference herein.

Equity Purchase and Commitment Agreement

On August 3, 2007, we executed the EPCA with the Investors and amended the EPCA on December 10, 2007, pursuant to which, and on the terms and subject to the conditions of which, the Investors would invest, assuming the full backstop commitment, up to $2.55 billion in reorganized Delphi.

On the terms and subject to the conditions of the EPCA, the Investors have agreed to backstop the discount rights offering by purchasing from us, at the $38.39 basic subscription privilege exercise price, any shares of common stock of reorganized Delphi being offered in the discount rights offering that are not purchased pursuant to the exercise of discount rights. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $800.0 million of Senior Convertible Preferred Stock and a further $175.0 million of common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of up to $2.55 billion.

Conditions to Parties’ Obligations under the EPCA

The obligations of the Investors to make their equity investments pursuant to the EPCA are subject to the satisfaction of a number of conditions which are set forth in the EPCA and include the following conditions:

•	to the extent that the material terms of the following would have a material impact on the Investors’ proposed investment in us, ADAH must be reasonably satisfied with:

•	an order confirming the Plan,

•	certain constituent documents (such as the Certificate of Incorporation),

•	each other transaction agreement contemplated by the EPCA and

•	any amendments or supplements to the foregoing, and the parties thereto must have complied with their obligations thereunder in all material respects through the effective date of the Plan;

•	there must not have occurred:

•	after October 29, 2007, any material strike or material labor stoppage or slowdown involving the International Union, United Automobile, Aerospace and Agricultural Implement Workers of American (UAW), the International Union of Electrical, Salaried, Machine and Furniture Workers — Communications Workers of America (IUE-CWA) or the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC (USW) at either Delphi or GM or any of their respective subsidiaries, or

•	after October 29, 2007, any strike, labor stoppage or slowdown involving the UAW, IUE-CWA or USW and either Ford Motor Company or Chrysler Group (or its successors) or at any of their respective subsidiaries that would have a material impact on the Investors’ proposed investment in us;

•	our net indebtedness as of the effective date of the Plan (including our required pension contributions from and after the effective date of the Plan through December 31, 2008) must not exceed specified amounts;

•	we must not have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan;

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•	we must not have changed our recommendation or approval of the transactions contemplated by the EPCA, the term sheet for the Convertible Preferred Stock, the GM settlement or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction;

•	we must have undrawn availability of $1.4 billion under our asset based loan facility (after taking into account any open letters of credit under such facility and any reduction sin availability due to any shortfall in collateral under the borrowing base formula set forth in such facility);

•	we must have demonstrated and certificated, to the reasonable satisfaction of ADAH, that pro forma interest expense during 2008 on our indebtedness will not exceed $585 million;

•	scheduled Pension Benefit Guarantee Corporation liens must be withdrawn;

•	the aggregate amount of Trade and Unsecured Claims must be no more than $1.45 billion (subject to certain waivers and exclusions); and

•	the employment and compensation arrangements with our senior management must be on market terms and reasonably acceptable to ADAH.

The obligations of both the Investors and us under the EPCA are subject to the following conditions:

•	the rights offerings described in this prospectus must have occurred (although, because of the backstop commitment, there is no requirement that a particular amount of rights be exercised); and

•	we must have received the proceeds of our exit financing which, together with the equity investment by the Investors, are sufficient to fund fully the Plan (to the extent we are to fund such transactions as contemplated by the Plan).

All of the Investors’ conditions may be waived with respect to all Investors by ADAH, in its sole discretion. We can waive the conditions applicable to our obligations under the EPCA.

Termination of EPCA

The Investors will not have to complete the equity investments contemplated by the EPCA, and we will not have to comply with our obligations under the EPCA, if the EPCA is terminated. We can terminate the EPCA in certain circumstances described in the EPCA, including the following:

•	if we agree to engage in an alternative transaction, but we can only do so if:

•	our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties;

•	we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that, despite such changes, the alternative transaction is superior; and

•	we have paid the Investors an alternative transaction fee of $82.5 million; and

•	at any time on or after March 31, 2008, if the Senior Convertible Preferred Stock has not been delivered to the Investor on or before such date.

ADAH can terminate the EPCA in certain circumstances described in the EPCA, including the following:

•	at any time on or after March 31, 2008, if the Senior Convertible Preferred Stock has not been delivered to the Investor on or before such date;

•	we have changed our recommendation or approval of the transactions contemplated by the EPCA, the term sheet for the Convertible Preferred Stock, the GM settlement or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction; or

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•	we have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM Settlement or the Plan.

Commitment Fees Paid to the Investors

In exchange for the Investors’ commitment to purchase approximately $175.0 million of common stock and the shares of common stock of reorganized Delphi being offered in the rights offering that are not purchased pursuant to the exercise of rights, we will pay a commitment fee to the Investors of $39.375 million. In exchange for the Investors’ commitment to make an additional equity investment in reorganized Delphi by purchasing $800.0 million of Senior Convertible Preferred Stock, we will pay a commitment fee to the Investors of $18.0 million, and to compensate ADAH for arranging the transactions contemplated by the EPCA, we will pay an arrangement fee to ADAH of $6.375 million. The commitment fees were payable in installments. The first $7.525 million was paid upon the Bankruptcy Court’s approval of the EPCA, along with the arrangement fee of $6.375 million. An additional $21.163 million was paid when the Disclosure Statement was filed with the Bankruptcy Court. The remaining $28.688 million was paid when the Bankruptcy Court approved the Disclosure Statement (the “Disclosure Statement Approval Date”).

In addition, we are required to pay the Investors $82.5 million if:

•	ADAH has terminated the EPCA because we have entered into any agreement that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM settlement or the Plan;

•	we have terminated the EPCA because we have entered into any agreement that is inconsistent with the EPCA, the term sheet for the Convertible Preferred Stock, the GM settlement or the Plan, and we have complied with the following;

•	our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties, and

•	we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that despite such changes, the alternative transaction is superior;

•	ADAH has terminated the EPCA because we have changed our recommendation or approval of the transactions contemplated by the EPCA, the term sheet for the Convertible Preferred Stock, the GM settlement or the Plan in a manner adverse to the Investors or approved or recommended an alternative transaction and, within 24 months of such termination, we enter into an agreement for or complete an alternative transaction; or

•	ADAH has terminated the EPCA because we have willfully breached the EPCA without curing such breach within the time frame set forth within the EPCA and, within 24 months of such termination, we enter into an agreement for or complete an alternative transaction.

We also have agreed to pay out-of-pocket costs and expenses reasonably incurred by the Investors or their affiliates subject to the terms, conditions and limitations set forth in the EPCA. In no event, however, shall our aggregate liability under the EPCA, including any liability for willful breach, exceed $100 million on or prior to the Disclosure Statement Approval Date, or $250 million thereafter.

Stockholders Agreement

The obligations of the Investors to make their equity investments in reorganized Delphi pursuant to the EPCA, including their backstop commitment of the discount rights offering and the $975.0 million additional equity investments, are subject to us having entered into a stockholders agreement with ADAH that is reasonably satisfactory to ADAH.

The stockholders agreement will provide that, so long as shares of Series A-1 Senior Convertible Preferred Stock having a liquidation value of $250 million or more remain outstanding, the holders of Senior Convertible

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Preferred Stock will be entitled to participate pro rata in any offering of equity securities of reorganized Delphi, other than with respect to (1) shares issued or underlying options issued to management and employees and (2) shares issued in connection with business combination transactions. In addition, the stockholders agreement will contain certain of the governance provisions described above under “Board of Directors.”

Appaloosa and its affiliates also will agree that, for a period of five years after the effective date of the Plan, they will not:

•	acquire, offer or propose to acquire, solicit an offer to sell or donate or agree to acquire, or enter into any arrangement or undertaking to acquire, directly or indirectly, by purchase, gift or otherwise, record or direct or indirect beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act) of more than 25% of the Company’s common stock or any direct or indirect rights, warrants or options to acquire record or direct or indirect beneficial ownership of more than 25% of the Company’s then outstanding common stock or

•	sell, transfer, pledge, dispose, distribute or assign to any person in a single transaction, common stock or any securities convertible into or exchangeable for or representing the right to acquire common stock (“common stock equivalents”) representing more than 15% of reorganized Delphi’s then issued and outstanding (on a fully diluted basis) common stock, in each case, other than (i) to affiliates of Appaloosa, (ii) as part of a broadly distributed public offering effected in accordance with an effective registration statement, (iii) in a sale of reorganized Delphi, (iv) pursuant to any tender or exchange offer, (v) as otherwise approved by (A) during the initial three year term of the Series A directors, a majority of directors who are not Series A directors or (B) after the initial three year term of the Series A directors, a majority of the directors, or (vi) pursuant to customary exceptions for transfers to partners, stockholders, family members and trusts and transfers pursuant to the laws of succession, distribution and descent.

Registration Rights Agreement

The obligations of the Investors to make their equity investments in reorganized Delphi, including their backstop commitment of the discount rights offering and the $975.0 million additional equity investments, are subject to our having entered into a registration rights agreement with the Investors that is reasonably satisfactory to ADAH to the extent that the material terms of the registration rights agreement would have a material impact on the Investors’ proposed investment in reorganized Delphi. GM will also be a party to the registration rights agreement.

The registration rights agreement will provide for, among other things, the following:

•	Resale Shelf Registration Statement. As soon as practicable, and in any event no later than seven days, after the effective date of the Plan, we will prepare and file with the SEC a registration statement, including all exhibits thereto, pursuant to Rule 415 under the Securities Act registering offers and sales by the Investors, any related purchasers and any ultimate purchasers of the common stock or Series B Senior Convertible Preferred Stock to be purchased by the Investors, of their shares of common stock and their shares of Series B Senior Convertible Preferred Stock. We have agreed to use reasonable best efforts to cause the resale registration statement to be declared effective by the SEC as soon as practicable after the filing thereof and in any event no later than 30 days after the effective date of the Plan.

•	Demand Registrations. The holders of registrable securities will be entitled to five demand registrations, provided that all but one such demand right will require the prior written consent of Appaloosa and the one demand right not requiring the consent of Appaloosa must be at the request of the holders of a majority of the shares of Series B Senior Convertible Preferred Stock; provided further, that GM will be entitled to one demand registration without the consent of any other holders or registrable securities; provided further, that following the time that we are eligible to use Form S-3, the holders will be entitled to an unlimited number of demand registrations (without the need for Appaloosa’s consent). Any demand registration may, at the option of the holder, be a “shelf” registration pursuant to Rule 415 under the Securities Act.

•	Piggyback Registrations. The holders of registrable securities also will be entitled to unlimited piggyback registration rights, subject to customary provisions relating to priority in such registrations.

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•	Registrable Securities. The demand and piggyback registrations will cover Series B Senior Convertible Preferred Stock, any shares of common stock issuable upon conversion of the Series A Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock, the Series C Preferred Stock, any other shares of common stock held by any Investor (including shares acquired in the rights offering or upon the exercise of preemptive rights), and any additional securities issued or distributed by way of a dividend or other distribution in respect of any securities. Securities will cease to be registrable securities upon sale to the public pursuant to a registration statement or Rule 144 under the Securities Act, or when all shares held by an Investor may be transferred without restriction pursuant to Rule 144(k).

•	Expenses. All registrations will be at our expense (except underwriting fees, discounts and commissions agreed to be paid by the selling holders), including, without limitation, fees and expenses of one counsel for any holders selling registrable securities in connection with any such registration.

The registration rights agreement will contain customary terms and provisions consistent with such terms, including customary hold-back provisions, provisions relating to priority in registrations and indemnification provisions.

In addition, all holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi (each a “10% Holder”) will be granted, in the aggregate, one demand registration right, provided that (i) in no event will reorganized Delphi be required to grant more than one demand registration right to any and all 10% Holders, (ii) such demand registration right will not, in any way, conflict with the registration rights of GM or the Investors and (iii) 10% Holders will not receive piggyback registration rights except with respect to a demand by another 10% Holder pursuant to this sentence.

Amended and Restated Certificate of Incorporation

The obligations of the Investors to make their equity investments in reorganized Delphi, including their backstop commitment of the rights offering and the $975.0 million additional equity investments, are subject to our having adopted an Amended and Restated Certificate of Incorporation and Amended Bylaws that are consistent with the EPCA, including the term sheet for the Convertible Preferred Stock.

The amended and restated certificate of incorporation will prohibit the following:

•	for so long as ADAH or its affiliates own any shares of Series A-1 Senior Convertible Preferred Stock, any transactions between reorganized Delphi or any of its subsidiaries, on the one hand, and ADAH or its affiliates, on the other hand (including any “going private” transaction sponsored by ADAH or its affiliates), unless such transaction is approved by directors constituting not less than 75% of the number of common directors, and

•	any transaction between reorganized Delphi or any of its subsidiaries, on the one hand, and a director, other than a director appointed by the holders of Series A Senior Convertible Preferred Stock, on the other hand, unless such transaction is approved by directors having no material interest in such transaction constituting not less than 75% of the total number of such disinterested directors.

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DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of the capital stock of reorganized Delphi from and after the effective date of the Plan, including the material terms of the Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), Amended Bylaws (“Bylaws”), the Certificates of Designations for the Series A-1 Senior Convertible Preferred Stock, the Series A-2 Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock and the Series C Convertible Preferred Stock (collectively, the “Certificates of Designations”), the warrant agreement for the warrants and the other Delphi warrants (the “Warrant Agreement”) and applicable provisions of law. Reference is made to the more detailed provisions of, and such descriptions are qualified in their entirety by reference to, the Certificate of Incorporation, the Bylaws, the Certificates of Designations and the Warrant Agreement, which are incorporated by reference in the registration statement that we filed with the SEC. You should read the Certificate of Incorporation, the Bylaws, the Certificates of Designations and the Warrant Agreement for the provisions that are important to you.

General

On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) outstanding prior to the effective date of the Plan will be canceled.

The authorized capital stock of reorganized Delphi will consist of           shares, of which           shares will be common stock, $0.01 par value per share, and           shares will be preferred stock, $0.01 par value per share. Of the shares of reorganized Delphi’s preferred stock, 9,478,887 shares will be designated as Series A-1 Senior Convertible Preferred Stock, 9,478,887 shares will be designated as Series A-2 Senior Convertible Preferred Stock, 9,394,092 shares will be designated as Series B Senior Convertible Preferred Stock 16,508,176 and shares will be designated as Series C Convertible Preferred Stock. On or as promptly as practicable after the effective date of the Plan, we will have outstanding:

•	shares of common stock;

•	warrants offered hereby initially exercisable to purchase up to 15,384,616 shares of common stock;

•	seven year warrants initially exercisable to purchase up to 6,908,758 shares of common stock;

•	ten year warrants initially exercisable to purchase up to 2,819,901 shares of common stock;

•	9,478,887 shares of Series A-1 Senior Convertible Preferred Stock;

•	no shares of Series A-2 Senior Convertible Preferred Stock;

•	9,394,092 shares of Series B Senior Convertible Preferred Stock; and

•	up to 16,508,176 shares of Series C Convertible Preferred Stock.

The           share figure also assumes that 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion, which number of shares is subject to upward or downward adjustment depending on the value of those claims and is further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. Such number of outstanding shares also assumes that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described in the Plan and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution. See “Capitalization” and “Effects of the Rights Offerings on the Investors’ Ownership.”

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Common Stock

Holders of common stock of reorganized Delphi will be entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Except as described below with respect to the shares of Senior Convertible Preferred Stock and except as may be provided in connection with any other preferred stock in a certificate of designations filed pursuant to the DGCL (as defined below), or as may otherwise be required by law or our Certificate of Incorporation, the common stock will be the only capital stock of Delphi entitled to vote in the election of directors and on all other matters presented to the stockholders of Delphi; provided, however, that holders of common stock, as such, will not be entitled to vote on any matter that solely relates to the terms of any outstanding series of preferred stock or the number of shares of such series and that does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. The common stock will not have cumulative voting rights.

Subject to the prior rights of holders of preferred stock, holders of common stock will be entitled to receive such dividends as may be lawfully declared from time to time by the Board of Directors of reorganized Delphi. Upon any liquidation, dissolution or winding up of us, whether voluntary or involuntary, holders of common stock will be entitled to receive such assets as are available for distribution to stockholders after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series.

The outstanding shares of common stock, including the shares of common stock issued pursuant to the warrants being offered hereby, will be upon payment therefor, validly issued, fully paid and non-assessable. The common stock issued in connection with the exercise of warrants in this offering will not have any preemptive, subscription or conversion rights. Additional shares of authorized common stock may be issued, as determined by the Board of Directors of reorganized Delphi from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements and subject to the terms of the Series A Senior Convertible Preferred Stock.

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter, and there can be no assurance that we will meet the respective listing requirements on or prior to the expiration date. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on or as soon as practicable after the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list our common stock on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for our common stock on the OTC Bulletin Board. We cannot assure you that our common stock will be quoted on the OTC Bulletin Board or that an active trading market will exist.

Preferred Stock

Our Certificate of Incorporation will provide that we may issues shares of preferred stock from time to time in one or more series. Our Board of Directors will be authorized to provide for the issuance of shares of preferred stock in series and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereon.

On the effective date of the Plan, we will have no preferred stock outstanding other than the Series A-1 Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock and the Series C Convertible Preferred Stock issued pursuant to the Plan. The descriptions of the terms of the preferred stock included in this prospectus are

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not complete and are qualified in their entireties by reference to the Certificate of Designations for the applicable series of preferred stock.

Series A Senior Convertible Preferred Stock

On or as promptly as practicable after the effective date of the Plan, we will have outstanding 9,478,887 shares of Series A-1 Senior Convertible Preferred Stock, all of which will be held by ADAH, an affiliate of Appaloosa, and no shares of Series A-2 Senior Convertible Preferred Stock will be outstanding. We refer to the Series A-1 Senior Convertible Preferred Stock and the Series A-2 Senior Convertible Preferred Stock together as the “Series A Senior Convertible Preferred Stock.” Except as described below under “— Voting Rights” and “— Governance Rights,” the Series A-1 Senior Convertible Preferred Stock and the Series A-2 Senior Convertible Preferred Stock are identical. The Series A-1 Senior Convertible Preferred Stock will convert into Series A-2 Senior Convertible Preferred Stock in certain circumstances described below under “— Conversion into Series A-2 Senior Convertible Preferred Stock.”

Ranking and Liquidation.  The Series A Senior Convertible Preferred Stock will rank pari passu with the Series B Senior Convertible Preferred Stock described below with respect to any distributions if we liquidate, dissolve or wind up. The Series A Senior Convertible Preferred Stock will rank senior to the common stock and any other class or series of capital stock of the company (other than the Series B Senior Convertible Preferred Stock) with respect to any distributions if we liquidate, dissolve or wind up. If we liquidate, dissolve or wind up, whether voluntary or involuntary, each holder of Series A Senior Convertible Preferred Stock will receive, in exchange for each share, out of legally available assets of the company, a preferential amount, or liquidation value, in cash equal to the stated value of $42.20 plus the aggregate amount of all accrued and unpaid dividends or distributions with respect to that share.

While any bankruptcy event (as defined in the Certificate of Designations) is pending, (i) we will pay no dividends or other distributions on shares of any other class or series of our capital stock, or make any purchase, redemption, retirement or other acquisition for value or other payment in respect of such junior stock unless the Senior Convertible Preferred Stock is paid its liquidation value in full, (ii) we will pay no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on junior stock in each case in cash unless the Senior Convertible Preferred Stock has first been paid in full in cash its liquidation value and (iii) we will pay no dividends or other distributions on Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock or any purchase, redemption, retirement or other acquisition for value or other payment in respect of Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock unless each of the Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock shall receive the same securities and the same percentage mix of consideration in respect of any such payment, dividend or distribution.

Dividends.  The holder of a share of Series A Senior Convertible Preferred Stock will be entitled to receive dividends and distributions at an annual rate of 7.5% of the liquidation value, payable quarterly in cash as declared by the Board of Directors. Unpaid dividends will accrue. In addition, if any dividends are declared on the common stock, the Series A Senior Convertible Preferred Stock will be entitled to receive, in addition to the 7.5% annual dividend, the dividends that would have been payable on the number of shares of common stock that would have been issued upon conversion of the preferred stock immediately prior to the record date for that dividend. Before any dividend may be paid on the common stock or any other class of capital stock ranking junior to the Series A Senior Convertible Preferred Stock, each holder of Series A Senior Convertible Preferred Stock will be entitled to be paid in full the dividends and distributions payable in respect of the Series A Senior Convertible Preferred Stock.

Optional Conversion.  Each share of Series A Senior Convertible Preferred Stock will be convertible at any time, without any payment by the holder thereof, into a number of shares of common stock equal to (1) the liquidation value divided by (2) the conversion price. The conversion price initially will be $42.20, subject to adjustment from time to time pursuant to the anti-dilution provisions of the Series A Senior Convertible Preferred Stock. The anti-dilution provisions contain customary provisions with respect to stock splits, recombinations and stock dividends and customary weighted average anti-dilution provisions in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the

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conversion price, the issuance of additional shares at a price less than the conversion price and other similar occurrences.

Mandatory Conversion.  We will be required to convert all, but not fewer than all, of the Series A Senior Convertible Preferred Stock into common stock on the first date that both of the following are satisfied (but in no event earlier than August 31, 2012): (i) the closing price for the common stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion will be equal to or greater than $81.61 per share and (ii) we have at the conversion date an effective shelf registration covering resales of the shares of common stock received upon such conversion of the Series A Senior Convertible Preferred Stock. The holders of the Series A Senior Convertible Preferred Stock will agree not to take any action to delay or prevent that registration statement from becoming effective.

Conversion into Series A-2 Senior Convertible Preferred Stock.  If (i) Appaloosa or any affiliate of Appaloosa sells, transfers, assigns, pledges, donates or otherwise encumbers to any person other than Appaloosa or an affiliate of Appaloosa, or converts into common stock, any shares of Series A-1 Senior Convertible Preferred Stock with an aggregate liquidation value of $100.0 million or more or (ii) David Tepper no longer controls Appaloosa and James Bolin is no longer an executive officer of Appaloosa, then all the shares of Series A-1 Senior Convertible Preferred Stock will automatically convert into shares of Series B Senior Convertible Preferred Stock, on a one-for-one basis, without any action on the part of the holder, provided, however, that in the case of clause (i), if at such time we do not have in effect a registration statement covering resales of the common stock issuable upon conversion of the preferred stock, the conversion will occur at the time the registration statement becomes effective. The holders of the Series A Senior Convertible Preferred Stock will agree not to take any action to delay or prevent that registration statement from becoming effective. If Appaloosa transfers shares of Series A-1 Senior Convertible Preferred Stock to any person other than an affiliate of Appaloosa (or there is a direct or indirect transfer of ownership interests in any holder that owns Series A-1 Senior Convertible Preferred Stock so the holder ceases to be an affiliate of Appaloosa), then all of the shares of Series A-1 Senior Convertible Preferred Stock so transferred will automatically, upon such transfer, convert into shares of Series A-2 Senior Convertible Preferred Stock, on a one-for-one basis. Subject to compliance with applicable securities laws and the transfer restrictions described below under “Transferability,” such shares of Series A Senior Convertible Preferred Stock will be freely transferable.

Voting Rights.  Except with respect to the election of directors, who will be elected as set forth under “Board Of Directors — Board of Directors Structure” and “Board Of Directors — Executive Chairman,” the holders of the Series A Senior Convertible Preferred Stock will vote, on an “as converted” basis, together with the holders of the common stock, on all matters submitted to shareholders.

Upon the earlier of the expiration of the term of the Class III directors and the conversion of all of the Series A-1 Senior Convertible Preferred Stock into Series A-2 Senior Convertible Preferred Stock, the Series A Senior Convertible Preferred Stock will have the right to elect, subject to certain Board of Directors committee veto rights, Series A directors to our Board of Directors as set forth under “Board Of Directors — Board of Directors Structure.”

In addition, the holders of Series A-1 Senior Convertible Preferred Stock will be entitled to propose individuals for appointment as Chief Executive Officer and Chief Financial Officer, subject to a vote of our Board of Directors. The holders of Series A-1 Senior Convertible Preferred Stock also will have the non-exclusive right to propose the termination of the Executive Chairman (but only during the initial one year term of the Executive Chairman and only for so long as the Series A-1 Senior Convertible Preferred Stock remains outstanding), the Chief Executive Officer and the Chief Financial Officer, in each case, subject to a vote of our Board of Directors. If the holders of Series A Senior Convertible Preferred Stock propose the appointment or termination of the Chief Executive Officer or the Chief Financial Officer, our Board of Directors is required to convene and vote on such proposal within ten days after our Board of Directors’ receipt of notice from the holders of Series A-1 Senior Convertible Preferred Stock, provided that the then current Chief Executive Officer will not be entitled to vote on either the appointment or termination of the Chief Executive Officer or on the termination of the Chief Financial Officer. See “Board Of Directors — Executive Chairman.”

We will not, and will not permit our subsidiaries to, take any of the following actions (subject to customary exceptions as applicable) unless (1) we have provided the holders of the Series A-1 Senior Convertible Preferred Stock with at least 20 business days advance notice and (2) we have not received, prior to the 10th business day after

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the receipt of that notice by the holders of Series A-1 Senior Convertible Preferred Stock, written notice from all of the holders of the Series A-1 Senior Convertible Preferred Stock that they object to such action:

•	any action to liquidate reorganized Delphi;

•	any amendment to the charter or bylaws of reorganized Delphi that adversely affects the Series A Preferred Stock (any expansion of the board of directors would be deemed adverse); and

•	during the two years after the effective date of the Plan:

•	a sale, transfer or other disposition of all or substantially all of the assets of reorganized Delphi;

•	any merger or consolidation involving a change in control of reorganized Delphi; and

•	any acquisition or investment in any other person or entity having a value in excess of $250.0 million in any twelve-month period after the effective date of the Plan;

The approval rights set forth above will be in addition to the other voting rights set forth above for the Series A Senior Convertible Preferred Stock and any voting rights to which the holders of the shares of Series A Senior Convertible Preferred Stock are entitled under Delaware law. In a merger or consolidation involving a change of control of us, however, the Series A-1 Senior Convertible Preferred Stock will be converted into the greater of (1) the consideration with a value equal to the fair market value of the Series A-1 Senior Convertible Preferred Stock (or a preferred security of equivalent economic value), provided such fair market value will not reflect the value of the “Voting Rights” and “Governance Rights” attributable to the Series A-1 Senior Convertible Preferred Stock, and (2) the liquidation preference.

Appaloosa and its affiliates will not receive, in exchange for the exercise or non-exercise of voting or other rights in connection with any transaction subject to the exercise of voting rights by the Series A-1 Convertible Senior Preferred Stock described above, any compensation or remuneration. This restriction will not prohibit the reimbursement of expenses incurred by Appaloosa or any affiliate of Appaloosa and will not prohibit the payment of fees by us to Appaloosa or any affiliate of Appaloosa if the we have engaged Appaloosa or its affiliates as an advisor or consultant in connection with any such transaction.

Transferability.  Holders of Series A Senior Convertible Preferred Stock will be able to sell or otherwise transfer their Series A Senior Convertible Preferred Stock to an affiliate. Holders of Series A Senior Convertible Preferred Stock also may transfer their Series A Senior Convertible Preferred Stock to any other person subject to the transfer restrictions described provided below, provided that upon any such transfer, the shares of Series A-1 Senior Convertible Preferred Stock so transferred will automatically convert into shares of Series A-2 Senior Convertible Preferred Stock. The Series A-1 Convertible Senior Preferred Stock and the shares of common stock underlying the Series A-1 Convertible Senior Preferred Stock may not be, directly or indirectly, sold, transferred, assigned, pledged, donated, or otherwise encumbered or disposed of during the two years after the effective date of the Plan, other than in whole pursuant to a sale of reorganized Delphi. A “sale of reorganized Delphi” means the sale of reorganized Delphi to a party or parties other than, and not including, Appaloosa or any affiliate of Appaloosa (for this purpose, an “affiliate” of Appaloosa does not include any company in which a fund managed by Appaloosa or its affiliates invests and does not control) pursuant to which such party or parties acquire (i) the capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board of Directors of reorganized Delphi (whether by merger, consolidation, business combination, reorganization, recapitalization or sale or transfer of the capital stock of reorganized Delphi) or (ii) all or substantially all of reorganized Delphi’s assets determined on a consolidated basis. In any sale of Series A-1 Convertible Senior Preferred Stock in connection with a sale of reorganized Delphi, the seller of the Series A-1 Convertible Senior Preferred Stock may receive consideration with a value no greater than the greater of (i) the fair market value of the Series A-1 Convertible Senior Preferred Stock (or a preferred security of equivalent economic value), such fair market value not to reflect the value of the voting rights and governance rights (as described above under “— Voting Rights” and “Board of Directors”) attributable to the Series A-1 Convertible Senior Preferred Stock, and (ii) the liquidation value of the Series A-1 Convertible Senior Preferred Stock (see “— Liquidation Value” above).

Restriction on Redemption of Junior Stock.  So long as shares of Series A Senior Convertible Preferred Stock having a liquidation value of $200.0 million or more remain outstanding, we will not be permitted to purchase, redeem or otherwise acquire for value any shares of any class or series of capital stock ranking junior to the Series A

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Senior Convertible Preferred Stock or the Series B Senior Convertible Preferred Stock so long as no bankruptcy event is pending, except for (i) customary provisions with respect to the repurchase of employee equity upon termination of employment, (ii) purchases, redemptions or other acquisitions for value of common stock not to exceed $50.0 million in any calendar year and (iii) the mandatory redemption of outstanding shares of Series C Convertible Preferred Stock.

Registration Rights.  Holders of Series A Senior Convertible Preferred Stock will be entitled to certain registration rights. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

Series B Senior Convertible Preferred Stock

On or as promptly as practicable after the effective date of the Plan, we will have outstanding a total of 9,394,092 shares of Series B Senior Convertible Preferred Stock. We refer to the Series B Senior Convertible Preferred Stock as the “Series B Senior Convertible Preferred Stock.”

Ranking and Liquidation.  The Series B Senior Convertible Preferred Stock will rank pari passu with the Series A Senior Convertible Preferred Stock described below with respect to any distributions if we liquidate, dissolve or wind up. The Series B Senior Convertible Preferred Stock will rank senior to the common stock and any other class or series of capital stock of the company (other than the Series A Senior Convertible Preferred Stock) with respect to any distributions if we liquidate, dissolve or wind up. If we liquidate, dissolve or wind up, whether voluntary or involuntary, each holder of Series B Senior Convertible Preferred Stock will receive, in exchange for each share, out of legally available assets of the company, a preferential amount, or liquidation value, in cash equal to the stated value of $42.58 plus the aggregate amount of all accrued and unpaid dividends or distributions with respect to that share.

While any bankruptcy event (as defined in the Certificate of Designations) is pending, (i) we will pay no dividends or other distributions on shares of any other class or series of our capital stock, or make any purchase, redemption, retirement or other acquisition for value or other payment in respect of such junior stock unless the Senior Convertible Preferred Stock is paid its liquidation value in full, (ii) we will pay no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on junior stock in each case in cash unless the Senior Convertible Preferred Stock has first been paid in full in cash its liquidation value and (iii) we will pay no dividends or other distributions on Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock or any purchase, redemption, retirement or other acquisition for value or other payment in respect of Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock unless each of the Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock shall receive the same securities and the same percentage mix of consideration in respect of any such payment, dividend or distribution.

Dividends.  The holder of a share of Series B Senior Convertible Preferred Stock will be entitled to receive dividends and distributions at an annual rate of 3.25% of the liquidation value, payable quarterly in cash. Unpaid dividends will accrue. In addition, if any dividends are declared on the common stock, the Series B Senior Convertible Preferred Stock will be entitled to receive, in addition to the 3.25% annual dividend, the dividends that would have been payable on the number of shares of common stock that would have been issued upon conversion of the preferred stock immediately prior to the record date for that dividend. Before any dividend may be paid on the common stock or any other class of capital stock ranking junior to the Series B Senior Convertible Preferred Stock, each holder of Series B Senior Convertible Preferred Stock will be entitled to be paid in full the dividends and distributions payable in respect of the Series B Senior Convertible Preferred Stock.

Optional Conversion.  Each share of Series B Senior Convertible Preferred Stock will be convertible at any time, without any payment by the holder thereof, into a number of shares of common stock equal to (1) the liquidation value divided by (2) the conversion price. The conversion price initially will be $42.58, subject to adjustment from time to time pursuant to the anti-dilution provisions of the Series B Senior Convertible Preferred Stock. The anti-dilution provisions contain customary provisions with respect to stock splits, recombinations and stock dividends and customary weighted average anti-dilution provisions in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the

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conversion price, the issuance of additional shares at a price less than the conversion price and other similar occurrences.

Mandatory Conversion.  We will be required to convert all, but not fewer than all, of the Series B Senior Convertible Preferred Stock into common stock on the first date that both of the following are satisfied (but in no event earlier than the third anniversary of the effective date of the Plan): (i) the closing price for the common stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion will be equal to or greater than $85.00 per share and (ii) we have at the conversion date an effective shelf registration covering resales of the shares of common stock received upon such conversion of the Series B Senior Convertible Preferred Stock.

Voting Rights.  The holders of the Series B Senior Convertible Preferred Stock will have (i) the right to vote, on an “as converted” basis, together with the holders of the common stock, on all matters submitted to shareholders, and (ii) any voting rights to which the holders of the shares of Series B Senior Convertible Preferred Stock are entitled under Delaware law.

Transferability.  Holders of Series B Senior Convertible Preferred Stock will be able to sell or otherwise transfer their Series B Senior Convertible Preferred Stock to an affiliate. Holders of Series B Senior Convertible Preferred Stock also may transfer their Series B Senior Convertible Preferred Stock to any other person subject to the transfer restrictions described below. The Series B Convertible Senior Preferred Stock and the shares of common stock underlying the Series B Convertible Senior Preferred Stock may not be, directly or indirectly, sold, transferred, assigned, pledged, donated, or otherwise encumbered or disposed of during the 90 days after the effective date of the Plan, other than in whole pursuant to a sale of reorganized Delphi.

Registration Rights.  Holders of Series B Senior Convertible Preferred Stock will be entitled to certain registration rights. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

Series C Convertible Preferred Stock

On or as promptly as practicable after the effective date of the Plan, we will have outstanding a total of up to 16,508,176 shares of Series C Convertible Preferred Stock. We refer to the Series C Convertible Preferred Stock as “Series C Preferred Stock.” We refer to the Series A Senior Convertible Preferred Stock, Series B Senior Convertible Preferred Stock and Series C Preferred Stock collectively as the Convertible Preferred Stock. Such number of outstanding shares assumes that 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM under the Plan. However, to the extent that any par rights are exercised in the par rights offering, the gross proceeds generated from the exercise of par rights will be distributed in the order described in the Plan and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution. See “Capitalization” and “Security Ownership of the Investors and Certain Other Beneficial Owners.”

Ranking and Liquidation.  The Series C Preferred Stock will rank junior to the Series A Senior Convertible Preferred Stock and the Series B Senior Convertible Preferred Stock (the “Senior Preferred Stock”) with respect to any distributions if we liquidate, dissolve or wind up. The Series C Preferred Stock will rank senior to the common stock with respect to any distributions if we liquidate, dissolve or wind up. We will be permitted to issue new capital stock that is senior to or pari passu with the Series C Preferred Stock with respect to distributions upon liquidation, dissolution or winding up and other rights.

While any bankruptcy event (as defined in the Certificate of Designations) is pending, (i) we will pay no dividends or other distributions on shares of common stock or other securities that do not, by their terms, rank senior to or pari passu with the Series C Preferred Stock or make any purchase, redemption, retirement or other acquisition for value or other payment in respect of such junior stock unless the Series C Preferred Stock is paid its liquidation value plus any dividends to which it is entitled in full; and (ii) we will pay no such dividends, distributions, purchases, redemptions, retirement, acquisitions or payments on junior stock in each case in cash unless the Series C Preferred Stock has first been paid in full in cash its liquidation value plus any unpaid dividends to which it is entitled.

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If we liquidate, dissolve or wind up, whether voluntary or involuntary, each holder of Series C Preferred Stock will receive, in exchange for each share, out of legally available assets of reorganized Delphi, a preferential amount, or liquidation value, in cash equal to the stated value of $65.00 plus the aggregate amount of all accrued and unpaid dividends or distributions with respect to that share. Consolidation or merger or sale of all or substantially all of the assets of reorganized Delphi shall not be a liquidation, dissolution or winding up of reorganized Delphi.

Dividends.  The holder of a share of Series C Preferred Stock will not be entitled to any dividends, except that if any dividends are declared and paid on the common stock, each share of Series C Preferred Stock shall be entitled to receive the dividends that would have been payable on the number of shares of common stock that would have been issued with respect to such share had it been converted into common stock immediately prior to the record date for such dividend (“Dividend Participation”). At such time as we have declared and paid four consecutive quarterly cash dividends on our common stock and paid the Dividend Participation in full on the Series C Preferred Stock, the Series C Preferred Stock shall no longer be entitled to Dividend Participation.

Optional Conversion.  Each share of Series C Preferred Stock will be convertible at any time, without any payment by the holder thereof, into a number of shares of common stock equal to (1) the liquidation value divided by (2) the conversion price. The conversion price will initially be $65.00, subject to adjustment from time to time pursuant to the anti-dilution provisions of the Series C Preferred Stock. The anti-dilution provisions will contain customary provisions with respect to stock splits, recombinations and stock dividends and customary weighted average anti-dilution provisions in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the conversion price, the issuance of additional shares at a price less than the conversion price and other similar occurrences, and will be identical to the anti-dilution protection afforded to the Series B Senior Convertible Preferred Stock. Any unpaid dividends to which the Series C Preferred Stock is entitled will be paid upon any such conversion.

Mandatory Conversion.  We will be required to convert all, but not fewer than all, of the Series C Preferred Stock into common stock on the first date that both of the following are satisfied (but in no event earlier than the third anniversary of the effective date of the Plan): (i) the closing price for the common stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion will be equal to or greater than $81.61 per share and (ii) we have at the conversion date an effective shelf registration covering resales of the shares of common stock received upon such conversion of the Series C Preferred Stock. We will provide the holders of Series C Preferred Stock with notice of conversion at least five business days prior to the date of conversion. The holders of the Series C Preferred Stock will agree not to take any action to delay or prevent such registration statement from becoming effective.

Voting Rights.  The holders of Series C Preferred Stock will not have any voting rights, except with respect to a Change of Control Transaction, as described below, in which the consideration to be paid to all common stock, including the common stock into which the Series C Preferred Stock is convertible, is not at least equal to the Stated Consideration (as defined below); provided, that nothing shall prohibit the Series C Preferred Stock from being voted in any manner to the extent required by Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”). With respect to such a transaction, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the votes that it would otherwise have on an “as converted” basis. Upon a transfer by GM or its affiliates of the Series C Preferred Stock to someone other than GM or its affiliates in which there is no automatic conversion into common stock, as provided below under “Transferability,” the Series C Preferred Stock will vote, on an “as converted” basis, together with the holders of the common stock, on all matters submitted to the holders of common stock.

Any Series C Preferred Stock held by GM or its affiliates that is converted into common stock, whether pursuant to this section or the section entitled “Mandatory Conversion,” will be converted into shares of common stock which, so long as such shares are held by GM or its affiliates, cannot be voted other than with respect to a merger, consolidation or sale of reorganized Delphi involving a change of control of the Company in which the consideration to be paid for all common stock, including such shares of common stock held by GM or its affiliates, is not (i) equal to or greater than $65.00 per share of such common stock (with such $65.00 per share consideration to be proportionally adjusted to reflect any stock splits or stock recombinations effecting such shares of common stock) and (ii) paid in full in cash (the “Stated Consideration”); provided, that upon the transfer by GM or its

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affiliates of such common stock to a transferee that is not GM or an affiliate of GM, the restriction on voting such common stock will no longer apply.

Mandatory Redemption.  So long as no bankruptcy event is pending, we will redeem up to $1 billion of outstanding Series C Preferred Stock to the extent of the proceeds received from exercise, within the six months after the effective date of the Plan, of the warrants. Any such redemption of shares of Series C Preferred Stock will be by payment in cash equal to the liquidation value plus any unpaid dividends to which it is entitled.

Transferability.  Upon any direct or indirect sale, transfer, assignment, pledge or other disposition of any Series C Preferred Stock (other than a transfer to an affiliate of GM or any transfer completed at a time when there is a pending acceleration under our exit financing facility or any refinancing thereof), such transferred Series C Preferred Stock will automatically be converted into Common Stock at the then applicable conversion price.

The Series C Preferred Stock and the shares of common stock underlying such Series C Preferred Stock, or any interest or participation therein will be subject to the same 90-day transfer restriction applicable to Series B Senior Convertible Preferred Stock.

Amendments.  No provision of the certificate of designation for the Series C Preferred Stock may be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of a majority in aggregate liquidation value of the then outstanding Series C Preferred Stock.

Registration Rights.  GM will be a party to the Registration Rights Agreement. See “Certain Relationships and Related Transactions — Registration Rights Agreement.”

Ten-Year Warrants and Seven-Year Warrants

As promptly as practicable, but no later than the Distribution Date, we issue a total of           ten-year warrants, exercisable for ten years after issuance to purchase up to 2,819,901 shares of common stock. Each ten-year warrant, when exercised, will entitle the holder to purchase one share of common stock of reorganized Delphi at a price equal to $59.61 per share, subject to certain anti-dilution adjustments. The ten-year warrants will expire on the tenth anniversary of their date of issuance, at which time all unexercised ten-year warrants will expire. The terms of the ten-year warrants will be set forth in a Warrant Agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part, as soon as available. We will provide a description of the material terms of the ten-year warrants when available.

As promptly as practicable, but no later than the Distribution Date, we will issue a total of           seven-year warrants, exercisable for seven years after issuance to purchase up to 6,908,758 shares of common stock. Each seven-year warrant, when exercised, will entitle the holder to purchase one share of common stock of reorganized Delphi at a price equal to $71.93 per share, subject to certain anti-dilution adjustments. The seven-year warrants will expire on the seventh anniversary of their date of issuance, at which time all unexercised seven-year warrants will expire. The terms of the seven-year warrants will be set forth in a Warrant Agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part, as soon as available. We will provide a description of the material terms of the seven-year warrants when available.

Certain Limitations on Changes in Control

The obligations of the Investors to make their equity investments in reorganized Delphi, including their backstop commitment of the rights offering and the $975.0 million additional equity investments, are subject to our having adopted an Amended and Restated Certificate of Incorporation and Amended Bylaws that are consistent with the EPCA and the Plan and are otherwise reasonably satisfactory to ADAH to the extent that the material terms of the certificate of incorporation or bylaws would have a material impact on the Investors’ proposed investment in reorganized Delphi.

The form of our Amended and Restated Certificate of Incorporation and Amended Bylaws will be filed as exhibits to the registration statement of which this prospectus forms a part, at such time as they are available. We expect that the terms of our Amended and Restated Certificate of Incorporation and Amended Bylaws will contain some of the same provisions as our current Certificate of Incorporation and our current Bylaws, as well as the

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provisions required by the EPCA and Plan. See “Certain Relationships and Related Transactions — Amended and Restated Certificate of Incorporation” above. We can give no assurance, however, as to what the terms of our Amended and Restated Certificate of Incorporation and Amended Bylaws will be or to what extent, if any, such documents will contain any of the same provisions as our current Certificate of Incorporation or our current Bylaws.

We have summarized below certain provisions of the DGCL, our current Certificate of Incorporation and our current Bylaws that may have an anti-takeover effect.

Section 203 of the Delaware General Corporation Law

We are a Delaware corporation and subject to Section 203 of the DGCL. Generally, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time such stockholder became an interested stockholder unless, as described below, certain conditions are satisfied. Thus, it may make acquisition of control of our company more difficult. The prohibitions in Section 203 of the DGCL do not apply if:

•	prior to the time the stockholder became an interested stockholder, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203 of the DGCL, a “business combination” includes:

•	any merger or consolidation of the corporation with the interested stockholder;

•	any sale, lease, exchange or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation;

•	certain transactions resulting in the issuance or transfer by the corporation of stock of the corporation to the interested stockholder;

•	certain transactions involving the corporation which have the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the interested stockholder; or

•	certain transactions in which the interested stockholder receives financial benefits provided by the corporation.

Under Section 203 of the DGCL, an “interested stockholder” generally is

•	any person that owns 15% or more of the outstanding voting stock of the corporation;

•	any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

•	the affiliates or associates of any such person.

Section 203 of the DGCL does not apply to the equity commitments by the Investors or the transactions contemplated by the EPCA or the Plan, as these transactions, as required by the EPCA, were approved by a majority of our current Board of Directors who are unaffiliated with the Investors.

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Certain Provisions of our Certificate of Incorporation and Bylaws

Our existing Certificate of Incorporation and Bylaws contain provisions that may have an anti-takeover effect, including:

•	requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual or special meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to our Board of Directors;

•	providing for a classified Board of Directors;

•	providing that, except as may be required in connection with the issuance of preferred stock, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which Delphi would have if there were no vacancies on the Board of Directors (the “Whole Board”), but will not be less than three;

•	subject to the rights of the holders of any series of preferred stock to elect and remove additional directors under specified circumstances permitting directors to be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of all our outstanding shares generally entitled to vote on the election of directors (the “Voting Stock”), voting together as a single class, and vacancies on our board may be filled only by the affirmative vote of a majority of the remaining directors then in office;

•	permitting our Board of Directors to specify, from time to time, certain categories of matters which will require prior approval of the Board of Directors or a committee thereof, and further permit our Board of Directors to specify particular matters which require approval of up to 80% of the Whole Board (currently no categories of matters have been specified as subject to this provision);

•	providing that stockholders may not act by written consent in lieu of a meeting, and that special meetings of the stockholders may be called only by a majority of the Whole Board, but may not be called by stockholders;

•	containing a “fair price” provision that applies to certain business combination transactions involving any person or group that is or has announced or publicly disclosed a plan or intention to become the beneficial owner of at least 10% of our outstanding Voting Stock (an “Interested Stockholder”) (the fair price provision does not apply to the equity commitments by the Investors or the transactions contemplated by the EPCA or the Plan, because these transactions were approved by a majority of our current Board of Directors who are unaffiliated with the Investors);

•	providing that provisions of our Certificate of Incorporation relating to our board, the limitation of actions by stockholders taken by written consent, the calling of special stockholder meetings and other stockholder actions and proposals may be amended only by the affirmative vote of the holders of at least 80% of the Voting Stock, and providing that the “fair price” provisions of our Certificate of Incorporation may be amended by the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, excluding the Interested Stockholder, unless such amendment is unanimously recommended by our board, a majority of whom are continuing directors; and

•	providing that certain provisions of our Bylaws, including those relating to the limitation of actions by stockholders taken by written consent, the calling of special stockholder meetings, other stockholder actions and proposals and certain matters related to our board, may be amended only by the affirmative vote of holders of at least 80% of the Voting Stock.

Stockholder Rights Plan

We currently have a stockholder rights plan. In accordance with the EPCA, however, this rights plan will be terminated effective as of the effective date of the Plan. The Board of Directors of reorganized Delphi may consider from time to time after the effective date of the Plan adopting a new stockholder rights plan.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare.

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SHARES ELIGIBLE FOR FUTURE SALE

Our outstanding common stock was traded through the New York Stock Exchange under the symbol “DPH” until it was delisted by New York Stock Exchange effective October 11, 2005. Since that time, our common stock has been quoted on the Pink Sheets under the symbol “DPHIQ.”

Future sales of substantial amounts of our common stock in the market could adversely affect market prices prevailing from time to time and our ability to raise equity capital in the future. We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. There can be no assurances, however, that we will meet the respective listing requirements on the effective date of the Plan or at any time thereafter, and there can be no assurance that we will meet the respective listing requirements on or prior to the expiration date. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on or as soon as practicable after the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by ADAH, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market for the common stock of reorganized Delphi will exist.

On or as promptly as practicable after the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled. On or as soon as practicable after the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to           shares of common stock of reorganized Delphi outstanding, assuming conversion of all of the up to 35,381,155 shares of Convertible Preferred Stock that may be issued under the Plan (assuming the issuance of 16,508,176 shares of Series C Convertible Preferred Stock to GM under the Plan), exercise in full of rights in the rights offerings (or, in the case of the discount rights offering, exercise in full of the Investors’ backstop commitment) and exercise in full of all of the warrants and the other Delphi warrants at the initial exercise price. References to number of shares and percentage ownership are further estimated based on our assumptions regarding, among other things, the ultimate amount of unsecured claims, cure amounts and accrued interest. Of these shares:

•	461,552 shares of common stock issued to the holders of our common stock on the record date will be freely transferable pursuant to section 1145 of chapter 11 of the Bankruptcy Code without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the effective date of the Plan;

•	2,819,901 shares of common stock underlying the ten-year warrants issued to the holders of our common stock on the record date will be freely transferable pursuant to section 1145 of chapter 11 of the Bankruptcy Code without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the effective date of the Plan;

•	6,908,758 shares of common stock underlying the seven-year warrants issued to the holders of our common stock on the record date will be freely transferable pursuant to section 1145 of chapter 11 of the Bankruptcy Code without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the effective date of the Plan;

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•	up to 16,508,176 shares of common stock into which the Series C Convertible Preferred Stock is convertible (based on an initial conversion rate of one-for-one) will be issued to GM pursuant to section 1145 of chapter 11 of the Bankruptcy Code and will be freely transferable without restriction under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the effective date of the Plan (such number of shares assumes that no par rights are exercised; to the extent that any par rights are exercised, the gross proceeds generated from the exercise of par rights will be distributed in the order described in the Plan and, to the extent that GM receives a cash distribution of such proceeds, the number of shares of Series C Convertible Preferred Stock that would be issued to GM will be reduced by one share for each $59.61 of such cash distribution); see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to the shares of common stock issuable upon conversion of the Series C Preferred Stock;

•	15,384,616 shares of common stock underlying the warrants issued to the holders of our common stock on the record date will be issued pursuant to the registration statement of which this prospectus forms a part and will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the consummation of this offering;

•	18,872,979 shares of common stock into which the Senior Convertible Preferred Stock is convertible (based on an initial conversion rate of one-for-one) will be held by the Investors and will be “restricted securities” as defined in Rule 144 under the Securities Act and may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act; see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to the Series B Senior Convertible Preferred Stock and shares of common stock issuable upon conversion of the Series A Senior Convertible Preferred Stock and the Series B Senior Convertible Preferred Stock;

•	up to 14,045,750 shares of common stock issued to creditors in respect of their Trade and Other Unsecured Claims and will be freely transferable pursuant to section 1145 of chapter 11 of the Bankruptcy Code without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the effective date of the Plan (this figure assumes that Trade and Other Unsecured Claims total $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the maximum amount permitted under the EPCA. To the extent that these claims total less than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon), the 14,045,750 shares of common stock will be reduced by one share for each $59.61 reduction in the total amount of these claims, and the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders who exercise rights in the rights offerings) will proportionately increase. To the extent that these claims total more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and ADAH and Delphi have jointly waived the condition to effectiveness of the Plan that such claims total no more than $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon) and the creditors’ committee has consented or has not objected to such waiver, the 14,045,750 shares of common stock will be increased by one share for each $59.61 increase in the total amount of these claims, the ownership percentages of (but not the number of shares of common stock of reorganized Delphi issued to) the other holders of reorganized Delphi common stock (including the Investors and rights holders who exercise rights in the rights offerings) will proportionately decrease, and to the extent that such claims total more than $1.475 billion (excluding all allowed accrued postpetition interest accrued thereon), the conversion prices of the Senior Convertible Preferred Stock to be issued to the Investors will be proportionally decreased. There can be no assurance that ADAH or Delphi will waive such condition or that the creditors’ committee will consent or not object to such waiver. In addition, if fewer than all of the rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to our creditors in partial satisfaction of those trade and unsecured claims or, in the case of GM, as shares of Series C

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Convertible Preferred Stock issuable to GM under the Plan); see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi;

•	30,881,430 shares of common stock issued in respect of claims arising under or as a result of Delphi’s senior notes pursuant to section 1145 of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one or our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the effective date of the Plan; see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi;

•	4,911,732 shares of common stock issued in respect of claims arising under or as a result of Delphi’s subordinated notes pursuant to section 1145 of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one or our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the effective date of the Plan; see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights with respect to holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi;

•	a total of shares of common stock held by ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates assuming the original rights holders exercise all of their rights in the rights offerings and each Investor purchases no shares of common stock pursuant to its backstop commitment, consisting of a total of , , , , and shares, respectively, or %, %, %, %, % and %, respectively, of the outstanding common stock of reorganized Delphi, or a total of shares of common stock held by ADAH, Del-Auto, Merrill, UBS, Goldman and Pardus and their respective affiliates assuming rights holders exercise no rights in the rights offerings and each Investor purchases the full amount of its backstop commitment, consisting of a total of , , , , and shares, respectively, or %, %, %, %, % and %, respectively, of the outstanding common stock of reorganized Delphi; in each case assuming (i) conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors of Delphi pursuant to the Plan (including any shares received pursuant to the exercise by the Investors of discount rights in the discount rights offering), (ii) no exercise of par rights by Appaloosa, (iii) no exercise of warrants or other Delphi warrants, (iv) 14,045,750 shares of common stock of reorganized Delphi are issued to creditors in respect of their Trade and Other Unsecured Claims in an aggregate amount of $1.45 billion and (v) 16,508,176 shares of Series C Convertible Preferred Stock are issued to GM (and are converted into shares of common stock of reorganized Delphi, initially on a one-for-one basis); see also “Certain Relationships and Related Transactions — Registration Rights Agreement” above and “— Registration Rights” below for a description of certain registration rights that the Investors have with respect to their shares of common stock of reorganized Delphi;

•	41,026,309 shares of common stock (if all of the discount rights are exercised in the discount rights offering) will be issued pursuant to the registration statement of which this prospectus forms a part; and

•	21,680,996 shares of common stock (if all of the par rights are exercised in the par rights offering) will be issued pursuant to the registration statement of which this prospectus forms a part (if fewer than all of the rights are exercised in the par rights offering, the shares of common stock of reorganized Delphi offered in the par rights offering that are not purchased pursuant to the exercise of par rights will be issued to our creditors, in partial satisfaction of trade and unsecured claims or, in the case of GM, as shares of Series C Convertible Preferred Stock issuable to GM under the Plan).

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Rule 144

In general, under Rule 144 under the Securities Act as currently in effect, a person, or persons whose shares are aggregated, who is not (and has not been for at least the three months prior to the sale) our affiliate and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of our then-outstanding shares of common stock or the average weekly trading volume of our common stock calculated in accordance with Rule 144. Sales of common stock under Rule 144 under the Securities Act also are subject to manner of sale provisions, notice requirements and the availability of current public information about us. We are unable to estimate the number of shares that will be sold under Rule 144 under the Securities Act since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 that were purchased from us, or any affiliate, at least one year previously, would be entitled to sell shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements described above.

Registration Rights

On the effective date of the Plan, we will enter into a registration rights agreement with GM and the Investors pursuant to which we will grant certain registration rights with respect to their Series B Senior Convertible Preferred Stock, any shares of common stock issuable upon conversion of the Series A Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock, the Series C Preferred Stock, any other shares of common stock held by any Investor (including shares acquired in the rights offering or upon the exercise of preemptive rights), and any additional securities issued or distributed by way of a dividend or other distribution in respect of any securities.

In addition, all holders of General Unsecured Claims (as defined in the Plan) which receive a distribution of 10% or more of the common stock of reorganized Delphi (each a “10% Holder”) will be granted, in the aggregate, one demand registration right, provided that (i) in no event will reorganized Delphi be required to grant more than one demand registration right to any and all 10% Holders, (ii) such demand registration right will not, in any way, conflict with the registration rights of GM or the Investors and (iii) 10% Holders will not receive piggyback registration rights except with respect to a demand by another 10% Holder pursuant to this sentence.

For a description of some of the provisions of this registration rights agreement, see “Certain Relationships and Related Transactions — Registration Rights Agreement.” Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates.

Stock Options

On the effective date of the Plan, all outstanding options, warrants, rights to purchase shares of our common stock and other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offerings) will be canceled pursuant to the Plan. The Board of Directors of reorganized Delphi may consider from time to time after the effective date of the Plan adopting a new stock option plan or similar plans or issuing stock options or other equity securities after the effective date of the Plan.

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PLAN OF DISTRIBUTION

We are distributing to holders of our common stock, at no charge, transferable warrants to purchase up to a total of 15,384,616 shares of common stock of reorganized Delphi. Each holder of our common stock will receive one warrant for each           shares of our common stock owned of record at 5:00 p.m., New York City time, on          , 2008. Each warrant entitles the holder to purchase one share of common stock of reorganized Delphi at a price of $65.00 per share, subject to anti-dilution adjustments customary for a security and transaction of this type. We will distribute the warrants as soon as practicable, but no later than the Distribution Date, and we will distribute the shares of common stock purchased upon exercise of warrants as promptly as practicable following the warrant exercise.

We will receive total gross proceeds of up to $1.0 billion from the exercise of warrants, before deducting fees and expenses related to the offering of warrants. We will use the net proceeds generated from the exercise of the warrants in the following order: (1) first, to redeem shares of Series C Convertible Preferred Stock issuable to GM pursuant to the Plan, (2) second, to the extent that any net proceeds remain, to redeem certain notes issued to GM pursuant to the Plan, and (3) third, to the extent that any net proceeds remain, for general corporate purposes. See “Use of Proceeds.”

We are offering the warrants and the shares of common stock underlying the rights directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of warrants in this offering and no commissions, fees or discounts will be paid in connection with the offer of warrants.          is acting as warrant agent. Although certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

We will not issue fractional shares or cash in lieu of fractional shares. Because fractional shares of common stock of reorganized Delphi will not be issued upon the exercise of fractional warrants issued under the plan, and cash will not be paid in lieu of fractional shares of common stock of reorganized Delphi upon the exercise of fractional warrants issued under the plan, you will need to hold at least one full warrant to purchase one share of common stock of reorganized Delphi upon the exercise of warrants. Fractional warrants will be treated as described above under “Description of Warrants — Fractional Warrants.”

We will pay all customary fees and expenses of the warrant agent related to the offering of warrants. We also have agreed to indemnify the warrant agent from liabilities that it may incur in connection with this offering.

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UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material United States federal income tax considerations to holders of common shares in Delphi (“Old Common Shares”) that are U.S. Holders (as defined below) relating to the receipt, exercise, disposition and expiration of warrants received by such holders in the offering of warrants, and the ownership and disposition of newly-issued common shares received as a result of the exercise of warrants (“Additional New Common Shares”). This summary addresses only those holders that hold Old Common Shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The following summary does not purport to be a complete analysis of all of the potential United States federal income tax considerations that may be relevant to particular holders of warrants or Additional New Common Shares in light of their particular circumstances nor does it deal with persons that are subject to special tax rules, such as brokers, dealers in securities or currencies, financial institutions, insurance companies, tax-exempt entities or qualified retirement plans, holders of more than 5% of a class of our stock by vote or value (whether such stock is actually or constructively owned), regulated investment companies, common trust funds, holders subject to the alternative minimum tax, persons holding warrants or Additional New Common Shares as part of a straddle, hedge or conversion transaction or as part of a synthetic security or other integrated transaction, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, holders that have a “functional currency” other than the United States dollar, and U.S. expatriates. In addition, the discussion below does not address persons who hold an interest in a partnership or other entity that holds warrants or Additional New Common Shares, or tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or other United States federal tax consequences (e.g., estate or gift tax) other than those pertaining to the income tax. Furthermore, the discussion below does not address the United States federal income tax consequences to holders that own Eligible Claims and/or Old Common Shares in more than one class and does not address the United States federal income tax consequences to a holder that is not a U.S. Holder (as defined below).

The following is based on the Code, the Treasury regulations promulgated thereunder (the “Treasury Regulations”) and administrative rulings and court decisions, in each case as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect.

As used herein, the term “U.S. Holder” means a beneficial holder of warrants or Additional New Common Shares that is (1) a citizen or individual resident of the United States, (2) a corporation (or an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust (i) if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have authority to control all of its substantial decisions or (ii) the trust was in existence on August 20, 1996 and properly elected to be treated as a United States person.

The tax treatment of a partner in a partnership, or other entity treated as a partnership for United States federal income tax purposes, may depend on both the partnership’s and the partner’s status. Partnerships that are beneficial owners of warrants or Additional New Common Shares, and partners in such partnerships, are urged to consult their own tax advisors regarding the United States federal, state, local and non-United States tax consequences to them of the receipt, exercise, disposition and expiration of warrants and the ownership and disposition of Additional New Common Shares.

This summary is of a general nature only. It is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular holder. Holders should consult their own tax advisors as to the tax consequences in their particular circumstances.

Receipt of Warrants by Holders of Old Common Shares

A holder of Old Common Shares that receives newly issued common stock pursuant to the Plan generally will not recognize income, gain, deduction, or loss on the receipt of newly issued common stock, par rights and warrants, other than any gain or loss recognized on the receipt of cash instead of fractional warrants, as discussed below. A holder’s adjusted tax basis in its Old Common Shares should be allocated among the newly issued common stock, par rights and warrants (including any fractional warrants deemed received and redeemed as described below) based

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upon the relative fair market values thereof. The holding period for the warrants (including any fractional warrants deemed received and redeemed as described below) will include the holder’s holding period for the Old Common Shares.

Any cash received by a Holder of Old Common Shares instead of fractional warrants will be treated as though the fractional warrant were received by such holder and then immediately redeemed for cash, and a Holder should generally recognize capital gain or loss on the receipt of the cash in an amount equal to the difference between the amount of cash received and the tax basis of the fractional warrant. Such capital gain or loss will be long-term capital gain or loss if the holding period for the fractional warrants exchanged for cash exceeds one year at the time the cash is distributed. Capital gains of non-corporate holders may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Holders are urged to consult their own tax advisors regarding such limitations.

A Holder of Old Common Shares that does not receive newly issued common stock pursuant to the Plan (for example, due to the fact that payments of fractions of shares of common stock will not be made to holders of Old Common Shares) will recognize capital gain or loss (subject to the wash sale rules discussed below) on the receipt of warrants or cash instead of fractional warrants, if any, in an amount equal to the difference between the fair market value of the warrants and the amount of cash instead of fractional warrants, if any, received and the holder’s adjusted tax basis in the Old Common Shares exchanged for such warrants or cash. Such capital gain or loss will be long-term capital gain or loss if the holding period for the Old Common Shares exchanged for the warrants or cash instead of fractional warrants, if any, exceeds one year at the time the warrants and cash are distributed. Capital gains of non-corporate holders may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Holders are urged to consult their own tax advisors regarding such limitations. The holder’s tax basis in the warrants, if any, will be equal to the fair market value of the warrants at the time the warrants are received. The holding period for the warrants, if any, will commence on the day after the date of receipt.

To the extent a loss would otherwise be recognizable on the exchange, such loss may be deferred under the “wash sale” rules of the Code. The wash sale rules provide for the disallowance of a loss on the sale or other disposition of shares of stock or securities where it appears that, within a period beginning 30 days before the date of such sale or disposition and ending 30 days after such date, the holder acquired, or has entered into a contract or option to acquire, “substantially identical” stock or securities. If the Old Common Shares and the common stock receivable upon exercise of the warrants are considered substantially identical and the exchange of Old Common Shares for warrants results in a loss to the holder, such loss may be disallowed and added to the tax basis of the warrants received. The extent to which such loss would be disallowed is unclear. Holders of Old Common Shares are urged to consult their own tax advisors regarding how the “wash sale” rules apply to them in light of their particular circumstances.

Exercise of Warrants

A Holder will not recognize gain or loss on the exercise of a warrant. The Holder’s tax basis in Additional New Common Shares received as a result of the exercise of the warrant will equal the sum of the exercise price paid for the Additional New Common Shares and the Holder’s tax basis in the warrant determined as described under “— Receipt of Warrants by Holders of Old Common Shares” above. The holding period for the Additional New Common Shares received as a result of the exercise of the warrant will begin on the exercise date.

A Holder of Old Common Shares that exercises warrants should be aware that, to the extent the wash sale rules did not apply to an exchange of Old Common Shares for warrants as described under “— Receipt of Warrants by Holders of Old Common Shares” above, the exercise of such warrants could result in any loss that might otherwise be recognized by such holder upon receipt of warrants or with respect to a holder’s Old Common Shares being disallowed under the wash sale rules if such exercise occurs within 30 days of the receipt of the warrants. If the wash sale rules apply to a holder’s loss upon receipt of warrants or with respect to its Old Common Shares, the holder’s tax basis in any Additional New Common Stock received as a result of the exercise of the warrants would be increased to reflect the amount of the disallowed loss. Holders of Old Common Shares are urged to consult their own tax advisors regarding how the wash sale rules apply to them in light of their particular circumstances.

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Sale, Exchange or Other Taxable Disposition of Warrants

If a Holder sells, exchanges or otherwise disposes of warrants in a taxable disposition, the Holder generally will recognize capital gain or loss equal to the difference, if any, between the amount realized for the warrants and the Holder’s tax basis in the warrants. Capital gain of non-corporate Holders derived with respect to a sale, exchange or other disposition of warrants in which the Holder has a holding period exceeding one year (determined as described under “— Receipt of Warrants by Holders of Old Common Shares” above) may be eligible for reduced rates of taxation. The deductibility of capital loss is subject to limitations under the Code. Holders are urged to consult their tax advisors regarding such limitations.

Expiration of Warrants

A Holder that allows a warrant to expire generally should recognize capital loss equal to the Holder’s tax basis in the warrant, which will be treated as long-term or short-term capital loss depending upon whether such Holder’s holding period in the warrants exceeds one year as of the date of the expiration. The deductibility of capital losses is subject to limitations. Holders are urged to consult their own tax advisors regarding such limitations.

Dividends on Additional New Common Shares

The gross amount of any distribution of cash or property (other than in liquidation) made to a Holder with respect to Additional New Common Shares generally will be includible in gross income by a Holder as dividend income to the extent such distributions are paid out of the current or accumulated earnings and profits of Delphi as determined under United States federal income tax principles. A distribution which is treated as a dividend for United States federal income tax purposes may qualify for the 70% dividends-received deduction if such amount is distributed to a Holder that is a corporation and certain holding period and taxable income requirements are satisfied. Any dividend received by a Holder that is a corporation may be subject to the “extraordinary dividend” provisions of the Code. Dividends received by non-corporate Holders in taxable years beginning before January 1, 2011 may qualify for a maximum 15% rate of taxation if certain holding period and other requirements are met.

A distribution in excess of Delphi’s current and accumulated earnings and profits will first be treated as a return of capital to the extent of the Holder’s adjusted tax basis in its Additional New Common Shares and will be applied against and reduce such basis dollar-for-dollar (thereby increasing the amount of gain and decreasing the amount of loss recognized on a subsequent taxable disposition of the Additional New Common Shares). To the extent that such distribution exceeds the Holder’s adjusted tax basis in its Additional New Common Shares, the distribution will be treated as capital gain, which will be treated as long-term capital gain if such Holder’s holding period in its Additional New Common Shares exceeds one year as of the date of the distribution.

Sale, Exchange or Other Taxable Disposition of Additional New Common Shares

For United States federal income tax purposes, a Holder generally will recognize capital gain or loss on the sale, exchange or other taxable disposition of any of its Additional New Common Shares in an amount equal to the difference between the amount realized for the Additional New Common Shares and the Holder’s adjusted tax basis in the Additional New Common Shares. Capital gain of non-corporate Holders derived with respect to a sale, exchange or other disposition of Additional New Common Shares held for more than one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code. Holders are urged to consult their own tax advisors regarding such limitations.

Information Reporting and Backup Withholding Tax

A holder may be subject to backup withholding tax on payments of dividends and proceeds received on a sale, exchange or other taxable disposition if certain information reporting requirements are not met. Backup withholding tax is not an additional tax. A holder subject to the backup withholding tax rules will be allowed a credit of the amount withheld against such holder’s United States federal income tax liability and, if backup withholding tax results in an overpayment of tax, such holder may be entitled to a refund, provided that the requisite information is correctly furnished to the IRS in a timely manner.

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Each taxpayer should consult its own tax advisor regarding the information reporting and backup withholding tax rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE RECEIPT, EXERCISE, DISPOSITION AND EXPIRATION OF THE WARRANTS AND THE OWNERSHIP AND DISPOSITION OF ADDITIONAL NEW COMMON SHARES. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR CONCERNING THE TAX CONSEQUENCES OF ITS PARTICULAR SITUATION.

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LEGAL MATTERS

Certain legal matters relating to the warrants and the common stock offered hereby will be passed upon for Delphi Corporation by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements and related financial statement schedules for the years ended December 31, 2005 and December 31, 2004, incorporated in this prospectus by reference from the company’s Current Report on Form 8-K filed on September 5, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the company’s reorganization under Chapter 11 and going concern assumptions), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Delphi Corporation as of and for the year ending December 31, 2006 appearing in its Current Report (Form 8-K) dated September 5, 2007 (including schedule appearing therein), and Delphi Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about the company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements, and which conclude, among other things, that Delphi Corporation did not maintain effective internal control over financial reporting as of December 31, 2006, based on Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weaknesses described therein), included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

85

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Amount
to Be Paid

Registration fee	$119,044.19
Printing and engraving expenses
Legal fees and expenses (including Investors’ legal fees and expenses)
Rights Agent fees and expenses
Accounting fees and expenses
Information Agent fees and expenses
Miscellaneous

Total	$

Each of the amounts set forth above, other than the registration fee, is an estimate.

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VIII of the Registrant’s Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

As required by the Registrant’s bylaws, the Registrant has agreed to advance funds, to the fullest extent permitted and in the manner required by the laws of the State of Delaware, on behalf of certain present and former officers and directors of the Registrant for attorney’s fees and other expenses they incur in connection with the previously disclosed ongoing investigation by the SEC and the Department of Justice into certain accounting matters. The Registrant has also agreed to advance funds to certain former and current employees in the same manner and to the same extent. With respect to former employees and directors, including former officers, the Registrant’s authority to advance such fees and expenses is further subject to conditions stipulated by the Bankruptcy Court, as set forth in certain orders, including in each instance receipt of approval of the Compensation Committee of the Registrant’s Board of Directors, which may be granted only if advances are not available from other sources. Pursuant to the Bankruptcy Court’s orders, total amounts advanced on behalf of all former directors and employees are capped at $5 million, without prejudice to the rights of the former employees, directors, the Registrant or any other parties-in-interest to seek or approve additional advancements if and when this aggregate amount has been expended. The Compensation Committee of the Registrant’s Board of Directors has determined to not authorize advancement of funds for certain former officers and employees, including those who resigned after the Audit Committee expressed concerns regarding the role such former officers and employees played in structuring or supervising others with respect to the transactions that were subject of our restatement.

The Registrant’s obligation to advance funds to officers, and to voluntarily advance funds to other employees, is subject to the requirement in the Registrant’s bylaws that these individuals agree to reimburse the Registrant for any expenses advanced in the event such person is ultimately determined to have not acted in good faith and in the best interests of the Registrant.

The Registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 15.	Recent Sales of Unregistered Securities.

Since December 19, 2004, the Registrant has not sold any securities without registration under the Securities Act.

On or as soon as practicable after the effective date of the Plan, the Registrant will issue the following securities in transactions exempt from registration under the Securities Act pursuant to section 1145 of title 11 of the United States Code. As outlined in the Plan:

•	461,552 shares of common stock of reorganized Delphi to the holders of the Registrant’s outstanding common stock as of the record date for Plan distribution purposes; such shares of common stock will be exchanged for every Class Claim held against the Registrant;

•	to the holders of the Registrant’s outstanding common stock as of the record date for Plan distribution purposes, Seven-Year Warrants and Ten-Year Warrants exercisable to purchase up to a total of 9,728,659 shares of common stock of reorganized Delphi; such Warrants will be exchanged for every Class Claim held against the Registrant;

•	49,838,912 shares of common stock of reorganized Delphi to the holders of trade and other unsecured claims and unsecured funded debt claims (this figure assumes that the amount of Trade and Other Unsecured Claims do not exceed $1.45 billion (excluding all allowed accrued postpetition interest accrued thereon); such number of shares is subject to upward or downward adjustment depending on the value of those claims;

•	30,881,430 shares of common stock of reorganized Delphi to the holders of claims arising under or as a result of Delphi’s senior notes;

•	4,911,732 shares of common stock of reorganized Delphi to the holders of claims arising under or as a result of Delphi’s subordinated notes; and

•	up to 16,508,176 shares of Series C Convertible Preferred Stock to GM; such number of shares is subject to downward adjustment to the extent that GM receives any distribution of cash proceeds from the exercise of par rights in the par rights offering.

On the effective date of the Plan, pursuant to the EPCA, the Registrant will issue the following securities in transactions exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act:

•	4,558,479 shares of common stock to be allocated among the Investors;

•	9,478,887 shares of Series A-1 Senior Convertible Preferred Stock to certain of the Investors;

•	9,394,092 shares of Series B Senior Convertible Preferred Stock to certain of the Investors.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit
Number		Description

2.1		Equity Purchase and Commitment Agreement dated August 3, 2007 by and among Delphi Corporation, A-D Acquisition Holdings, LLC, Harbinger Del-Auto Investment Company, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Goldman Sachs & Co., and Pardus DPH Holding LLC, incorporated by reference to Exhibit 10(d) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as amended by the First Amendment thereto, which is incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K/A dated December 12, 2007.
2.2		Joint Plan of Reorganization of Delphi Corporation and Certain Affiliates, Debtors and Debtors-in-Possession, dated September 6, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed September 7, 2007.
3.1		Amended and Restated Certificate of Incorporation of Delphi Automotive Systems Corporation, incorporated by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.
3.2		Certificate of Ownership and Merger dated March 13, 2002 merging Delphi Corporation into Delphi Automotive Systems Corporation, incorporated by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.
3	.3*	Form of Amended and Restated Certificate of Incorporation of Delphi Corporation.
3	.4*	Form of Certificate of Designations of 7.5% Series A-1 Senior Convertible Preferred Stock, 7.5% Series A-2 Senior Convertible Preferred Stock and 3.25% Series B Senior Convertible Preferred Stock
3	.5*	Form of Certificate of Designations of Series C Convertible Preferred Stock
3.6		Amended and Restated Bylaws of Delphi Corporation, incorporated by reference to Exhibit 99(c) to the Registrant’s Report on Form 8-K filed October 14, 2005.
3.7		Form of Amended and Restated Bylaws of Delphi Corporation.
4.1		Specimen certificate for shares of common stock, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
4.2		Rights Agreement relating to Delphi’s Stockholder Rights Plan, incorporated by reference to Exhibit(4)(a) to Delphi’s Annual Report on Form 10-K for the year ended December 31, 1998, as amended by the First Amendment thereto, which is incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K dated May 11, 2005, as amended by the Second Amendment thereto, which is incorporated by reference to Exhibit 99(d) to the Registrant’s Report on Form 8-K dated January 18, 2007, as amended by the Third Amendment thereto, dated August 2, 2007, which is incorporated by reference to Delphi’s report on Form 10-Q, dated June 30, 2007, as amended by the Fourth Amendment thereto, which is incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K dated December 11, 2007.
4.3		Indenture, dated as of April 28, 1999, between Delphi Corporation and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee, incorporated by reference to Exhibit 4(b) to Delphi Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001.
4.4		Form of First Supplemental Indenture to Indenture, dated as of April 28, 1999, between Delphi Corporation and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-101478).
4.5		Terms of Delphi Corporation’s 6 1/2% Notes due 2009 and 7 1/8% Debentures due 2029, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on May 3, 1999.
4.6		Terms of Delphi Corporation’s 6.55% Notes due 2006, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on June 4, 2001.
4.7		Terms of Delphi Corporation’s 6.50% Notes due 2013, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on July 25, 2003.

Exhibit
Number		Description

4.8		Subordinated Indenture by and between Delphi Corporation and Bank One Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on November 24, 2003.
4.9		Terms of Delphi Corporation’s 8 1/4% Junior Subordinated Notes due 2033, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on October 23, 2003.
4.10		Terms of Delphi Corporation’s Adjustable Rate Junior Subordinated Notes due 2033, incorporated by reference to Exhibit 4.3 to the Registrant’s Report on Form 8-K filed on November 24, 2003.
Instruments defining the rights of holders of debt of the Registrant have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Securities and Exchange Commission upon request.
4	.11*	Form of Registration Rights Agreement among Delphi Corporation and the Investors named therein.
4	.12*	Form of Stockholders Agreement among Delphi Corporation and the Investors named therein.
4	.13*	Form of Warrant Agreement for Six-Month, Seven-Year and Ten-Year Warrants.
5	.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1		Master Separation Agreement among General Motors Corporation, Delphi Corporation, Delphi Corporation LLC, Delphi Technologies, Inc. and Delphi Corporation (Holding), Inc., incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.2		Component Supply Agreement between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.3		U.S. Employee Matters Agreement between Delphi Corporation and General Motors, incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.4		Agreement for the Allocation of United States Federal, State and Local Income Taxes between General Motors and Delphi, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.5		Amended and Restated Agreement for the Allocation of United States Federal, State and Local Income Taxes between General Motors and Delphi, incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.6		Initial Public Offering and Distribution Agreement dated February 1, 1999 by and between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit (10)(g) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998.
10.7		Description of Delphi Corporation’s Non-Employee Directors Charitable Gift Giving Plan, incorporated by reference to Exhibit 10(h) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000.
10.8		Delphi Corporation Stock Incentive Plan, incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-3 (File No. 333-67333).
10.9		Delphi Corporation Amended and Restated Deferred Compensation Plan for Non-Employee Directors, incorporated by reference to Exhibit 10(j) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004.
10.10		Agreement dated December 22, 1999 by and between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit 10(q) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999.
10.11		Form of Change in Control Agreement between Delphi and its officers, incorporated by reference to Exhibit 10(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.
10.12		Supplemental Executive Retirement Program, incorporated by reference to Exhibit 4(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001.
10.13		Stock Option Plan for Non-Executives, incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002.

Exhibit
Number	Description

10.14	Delphi Corporation Long-Term Incentive Plan, incorporated by reference to Exhibit 4(d) to the Registrant’s Registration Statement on Form S-8 4 (File No. 333-116729).
10.15	Delphi Corporation Annual Incentive Plan, incorporated by reference to Exhibit 10(c) to the Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2004.
10.16	2005 Executive Retirement Incentive Program Agreement dated May 13, 2005, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on May 18, 2005.
10.17	Special Separation Agreement & Release dated May 13, 2005, incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K filed on May 18, 2005.
10.18	Five Year Third Amended and Restated Credit Agreement, dated as of June 14, 2005, among Delphi Corporation and the lenders named therein, incorporated by reference to Exhibit 99(a) of the Registrant’s Report on Form 8-K filed on June 15, 2005.
10.19	Offer letter outlining Mr. Robert S. Miller salary and benefits dated June 22, 2005, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on June 23, 2005.
10.20	Form of Employment Agreement for Officers of Delphi Corporation, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on October 7, 2005.
10.21	Employment Agreement with an Executive Officer dated October 5, 2005, incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K filed on October 14, 2005.
10.22	Order Under 11 U.S.C. §§ 105 and 363 entered by the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Implement a Short-Term Annual Incentive Program dated February 17, 2006, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on February 23, 2006.
10.23	UAW-GM-Delphi Special Attrition Program Agreement dated March 22, 2006 by and among Delphi Corporation, General Motors Corporation and the International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America (“UAW”), incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on March 27, 2006.
10.24	Supplement to UAW-GM-Delphi Special Attrition Program Agreement dated June 5, 2006, incorporated by reference to Exhibit 10(D) of the Registrant’s Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2006.
10.25	IUE-CWA-GM-Delphi Special Attrition Program, dated June 16, 2006, incorporated by reference to Exhibit 10(E) of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
10.26	Order Under 11 U.S.C. §§ 105 and 363 entered by the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Implement a Short-Term Annual Incentive Program dated July 21, 2006, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on July 27, 2006.
10.27	Debtor-In-Possession Revolving Credit, Term Loan and Guaranty Agreement by and among Delphi Corporation, the Lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent, dated January 9, 2007, incorporated by reference to Exhibit 99(A) to the Registrant’s Report on Form 8-K filed on January 12, 2007.
10.28	First Amendment to Debtor-In-Possession Revolving Credit, Term Loan and Guaranty Agreement, dated as of March 29, 2007, among Delphi Corporation, its subsidiaries signatory thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on March 29, 2007.
10.29	Second Supplemental Order Under 11 U.S.C. §§ 105 and 363 entered by the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Continue Annual Incentive Program for First Half 2007, dated March 29, 2007, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on March 30, 2007.
10.30	Order Under 11 U.S.C. § 363 and Fed. R. Bankr. P. 9019 entered by the United States Bankruptcy Court for the Southern District of New York Authorizing Delphi Corporation to (A) Perform Under Pension Funding Waivers Issued By United States Internal Revenue Service and (B) Provide Letters Of Credit To Pension Benefit Guaranty Corporation Thereunder, dated May 31, 2007, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on June 4, 2007.

Exhibit
Number	Description

10.31	Agreement between Delphi Corporation’s indirect wholly owned Spanish Subsidiary, Delphi Automotive Systems España, S.L. (“DASE”) and Adalberto Canadas Castillo and Enrique Bujidos (of PricewaterhouseCoopers Spain), and, thereafter, Fernando Gómez Martín (the “DASE Receivers”), and the workers’ councils and unions representing the affected employees, dated July 4, 2007, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed July 19, 2007.
10.32	Memorandum of Understanding between Delphi Corporation and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America and General Motors Corporation, dated June 22, 2007, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed July 20, 2007.
10.33	Memorandum of Understanding between Delphi Corporation and the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers-Communication Workers of America and General Motors Corporation, dated August 5, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.34	Final Order entered by the United States Bankruptcy Court for the Southern District of New York on August 16, 2007, including forms of Memorandum of Understanding, dated July 31, 2007 and August 1, 2007 and including the Term sheet — Delphi Cessation and GM Provision of OPEB For Certain Non-Represented Delphi Employees and Retirees, dated August 3, 2007, incorporated by reference to Exhibit 99(b) to the Registrant’s report on Form 8-K filed on August 22, 2007.
10.35	Memorandum of Understanding between Delphi Corporation and the International Brotherhood of Electrical Workers and its Local 663 and General Motors Corporation, relating to Delphi Electronics and Safety, dated July 31, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.36	Memorandum of Understanding between Delphi Corporation and the International Brotherhood of Electrical Workers and its Local 663 and General Motors Corporation, relating to Delphi’s Powertrain division, dated July 31, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.37	Memorandum of Understanding between Delphi Corporation and the International Union of Operating Engineers Local 18S and General Motors Corporation, dated August 1, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.38	Memorandum of Understanding between Delphi Corporation and the International Union of Operating Engineers Local 101S and General Motors Corporation, dated August 1, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.39	Memorandum of Understanding between Delphi Corporation and the International Union of Operating Engineers Local 832S and General Motors Corporation, dated August 1, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.40	Memorandum of Understanding between Delphi Corporation and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local Union 87L and General Motors Corporation, relating to Delphi’s operations at Home Avenue, dated August 16, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed September 4, 2007.
10.41	Memorandum of Understanding between Delphi Corporation and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local Union 87L and General Motors Corporation, relating to Delphi’s operations at Vandalia, dated August 16, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed September 4, 2007.
10.42	Memorandum of Understanding between Delphi Corporation and the International Association of Machinists and Aerospace Workers and its District 10 and Tool and Die Makers Lodge 78 and General Motors Corporation, dated July 31, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.

Exhibit
Number		Description

10.43		Order entered by the United States District Court to preliminarily certify the class and approving the settlement of the Multidistrict Litigation, including the Stipulation and Agreement of Settlement With Certain Defendants — Securities, Stipulation and Agreement of Settlement With Certain Defendants — ERISA Actions, and Stipulation and Agreement of Insurance Settlement, each dated August 31, 2007, incorporated by reference to Exhibit 99(a), 99(b), and 99(c), respectively, to Delphi’s Report on Form 8-K filed September 5, 2007.
10.44		Third Amendment to Revolving Credit, Term Loan, and Guaranty Agreement, dated as of November 20, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed November 21, 2007.
12		Computation of Ratios of Earnings to Fixed Charges for the Years Ended December 31, 2006, 2005, 2004, 2003 and 2002, incorporated by reference to Exhibit 12 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006.
14		The Delphi Foundation for Excellence, a Guide to Representing Delphi with Integrity, approved January 10, 2007, incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006.
16	(a)	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated July 12, 2006, incorporated by reference to Exhibit 16(A) to the Registrant’s Report on Form 8-K/A filed on August 2, 2006.
16	(b)	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated August 1, 2006, incorporated by reference to Exhibit 16(B) to the Registrant’s Report on Form 8-K/A filed on August 2, 2006.
21		Subsidiaries of Delphi Corporation, incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006.
23	.1†	Consent of Deloitte & Touche LLP.
23	.2†	Consent of Ernst & Young LLP.
23	.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24	.1(1)	Power of Attorney (included on signature page.).
99.1		Delphi Corporation Savings-Stock Purchase Program for Salaried Employees in the United States, incorporated by reference to Exhibit 99(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001.
99.2		Delphi Corporation Personal Savings Plan for Hourly-Rate Employees in the United States, incorporated by reference to Exhibit 99(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001.
99	.3*	Form of Rights Certificate for Discount Rights.
99	.4*	Form of Rights Certificate for Par Rights.
99	.5*	Form of Instructions for Completion of Delphi Corporation Rights Certificates.
99	.6*	Form of Nominee Holder Certification.
99	.7*	Form of Beneficial Owner Election Form.
99	.8*	Form of Letter to Stockholders.
99	.9*	Form of Letter to Brokers, Banks and Other Nominees.
99	.10*	Form of Letter to Clients.

†	Filed herewith

*	To be filed by amendment

(1)	Previously filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-141117) filed on March 7, 2007.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or a total, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, a total, the changes in volume and price represent no more than a 20% change in the maximum total offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 19th day of December, 2007.

DELPHI CORPORATION

By:	/s/ Rodney O’Neal Name: Rodney O’Neal Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rodney O’Neal Rodney O’Neal	Chief Executive Officer and President (Principal Executive Officer)	December 19, 2007

/s/ Robert J. Dellinger Robert J. Dellinger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 19, 2007

/s/ Thomas S. Timko Thomas S. Timko	Chief Accounting Officer and Controller (Principal Accounting Officer)	December 19, 2007

/s/ Robert S. Miller Robert S. Miller	Executive Chairman of the Board of Directors	December 19, 2007

/s/ Oscar de Paula Bernardes Neto Oscar de Paula Bernardes Neto	Director	December 19, 2007

/s/ Robert H. Brust Robert H. Brust	Director	December 19, 2007

/s/ John D. Englar John D. Englar	Director	December 19, 2007

/s/ David N. Farr David N. Farr	Director	December 19, 2007

/s/ Raymond J. Milchovich Raymond J. Milchovich	Director	December 19, 2007

/s/ Craig G. Naylor Craig G. Naylor	Director	December 19, 2007

Signature	Title	Date

/s/ John H. Walker John H. Walker	Director	December 19, 2007

/s/ Martin E. Welch III Martin E. Welch III	Director	December 19, 2007

EXHIBIT INDEX

Exhibit
Number		Description

2.1		Equity Purchase and Commitment Agreement dated August 3, 2007 by and among Delphi Corporation, A-D Acquisition Holdings, LLC, Harbinger Del-Auto Investment Company, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Goldman, Sachs & Co., and Pardus DPH Holding LLC, incorporated by reference to Exhibit 10(d) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as amended by the First Amendment thereto, which is incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K/A dated December 12, 2007.
2.2		Joint Plan of Reorganization of Delphi Corporation and Certain Affiliates, Debtors and Debtors-in-Possession, dated September 6, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed September 7, 2007, as amended by the First Amendment thereto, which is incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K dated December 13, 2007.
3.1		Amended and Restated Certificate of Incorporation of Delphi Automotive Systems Corporation, incorporated by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.
3.2		Certificate of Ownership and Merger dated March 13, 2002 merging Delphi Corporation into Delphi Automotive Systems Corporation, incorporated by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.
3	.3*	Form of Amended and Restated Certificate of Incorporation of Delphi Corporation.
3	.4*	Form of Certificate of Designations of 7.5% Series A-1 Senior Convertible Preferred Stock, 7.5% Series A-2 Senior Convertible Preferred Stock and 3.25% Series B Senior Convertible Preferred Stock
3	.5*	Form of Certificate of Designations of Series C Convertible Preferred Stock
3.6		Amended and Restated Bylaws of Delphi Corporation, incorporated by reference to Exhibit 99(c) to the Registrant’s Report on Form 8-K filed October 14, 2005.
3	.7*	Form of Amended and Restated Bylaws of Delphi Corporation.
4.1		Specimen certificate for shares of common stock, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
4.2		Rights Agreement relating to Delphi’s Stockholder Rights Plan, incorporated by reference to Exhibit(4)(a) to Delphi’s Annual Report on Form 10-K for the year ended December 31, 1998, as amended by the First Amendment thereto, which is incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K dated May 11, 2005, as amended by the Second Amendment thereto, which is incorporated by reference to Exhibit 99(d) to the Registrant’s Report on Form 8-K dated January 18, 2007, as amended by the Third Amendment thereto, dated August 2, 2007, which is incorporated by reference to Delphi’s report on Form 10-Q, dated June 30, 2007, as amended by the Fourth Amendment thereto, which is incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K dated December 11, 2007.
4.3		Indenture, dated as of April 28, 1999, between Delphi Corporation and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee, incorporated by reference to Exhibit 4(b) to Delphi Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001.
4.4		Form of First Supplemental Indenture to Indenture, dated as of April 28, 1999, between Delphi Corporation and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-101478).
4.5		Terms of Delphi Corporation’s 6 1/2% Notes due 2009 and 7 1/8% Debentures due 2029, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on May 3, 1999.
4.6		Terms of Delphi Corporation’s 6.55% Notes due 2006, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on June 4, 2001.
4.7		Terms of Delphi Corporation’s 6.50% Notes due 2013, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on July 25, 2003.
4.8		Subordinated Indenture by and between Delphi Corporation and Bank One Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on November 24, 2003.

Exhibit
Number		Description

4.9		Terms of Delphi Corporation’s 8 1/4% Junior Subordinated Notes due 2033, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on October 23, 2003.
4.10		Terms of Delphi Corporation’s Adjustable Rate Junior Subordinated Notes due 2033, incorporated by reference to Exhibit 4.3 to the Registrant’s Report on Form 8-K filed on November 24, 2003.
Instruments defining the rights of holders of debt of the Registrant have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Securities and Exchange Commission upon request.
4	.11*	Form of Registration Rights Agreement among Delphi Corporation and the Investors named therein.
4	.12*	Form of Stockholders Agreement among Delphi Corporation and the Investors named therein.
4	.13*	Form of Six-Month Warrant Agreement.
4	.14*	Form of Seven-Year Warrant Agreement.
4	.15*	Form of Ten-Year Warrant Agreement.
5	.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1		Master Separation Agreement among General Motors Corporation, Delphi Corporation, Delphi Corporation LLC, Delphi Technologies, Inc. and Delphi Corporation (Holding), Inc., incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.2		Component Supply Agreement between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.3		U.S. Employee Matters Agreement between Delphi Corporation and General Motors, incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.4		Agreement for the Allocation of United States Federal, State and Local Income Taxes between General Motors and Delphi, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.5		Amended and Restated Agreement for the Allocation of United States Federal, State and Local Income Taxes between General Motors and Delphi, incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333).
10.6		Initial Public Offering and Distribution Agreement dated February 1, 1999 by and between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit (10)(g) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998.
10.7		Description of Delphi Corporation’s Non-Employee Directors Charitable Gift Giving Plan, incorporated by reference to Exhibit 10(h) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000.
10.8		Delphi Corporation Stock Incentive Plan, incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-3 (File No. 333-67333).
10.9		Delphi Corporation Amended and Restated Deferred Compensation Plan for Non-Employee Directors, incorporated by reference to Exhibit 10(j) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004.
10.10		Agreement dated December 22, 1999 by and between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit 10(q) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999.
10.11		Form of Change in Control Agreement between Delphi and its officers, incorporated by reference to Exhibit 10(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.
10.12		Supplemental Executive Retirement Program, incorporated by reference to Exhibit 4(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001.
10.13		Stock Option Plan for Non-Executives, incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002.
10.14		Delphi Corporation Long-Term Incentive Plan, incorporated by reference to Exhibit 4(d) to the Registrant’s Registration Statement on Form S-8 4 (File No. 333-116729).

Exhibit
Number	Description

10.15	Delphi Corporation Annual Incentive Plan, incorporated by reference to Exhibit 10(c) to the Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2004.
10.16	2005 Executive Retirement Incentive Program Agreement dated May 13, 2005, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on May 18, 2005.
10.17	Special Separation Agreement & Release dated May 13, 2005, incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K filed on May 18, 2005.
10.18	Five Year Third Amended and Restated Credit Agreement, dated as of June 14, 2005, among Delphi Corporation and the lenders named therein, incorporated by reference to Exhibit 99(a) of the Registrant’s Report on Form 8-K filed on June 15, 2005.
10.19	Offer letter outlining Mr. Robert S. Miller salary and benefits dated June 22, 2005, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on June 23, 2005.
10.20	Form of Employment Agreement for Officers of Delphi Corporation, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on October 7, 2005.
10.21	Employment Agreement with an Executive Officer dated October 5, 2005, incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K filed on October 14, 2005.
10.22	Order Under 11 U.S.C. §§ 105 and 363 entered by the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Implement a Short-Term Annual Incentive Program dated February 17, 2006, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on February 23, 2006.
10.23	UAW-GM-Delphi Special Attrition Program Agreement dated March 22, 2006 by and among Delphi Corporation, General Motors Corporation and the International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America (“UAW”), incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on March 27, 2006.
10.24	Supplement to UAW-GM-Delphi Special Attrition Program Agreement dated June 5, 2006, incorporated by reference to Exhibit 10(D) of the Registrant’s Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2006.
10.25	IUE-CWA-GM-Delphi Special Attrition Program, dated June 16, 2006, incorporated by reference to Exhibit 10(E) of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
10.26	Order Under 11 U.S.C. §§ 105 and 363 entered by the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Implement a Short-Term Annual Incentive Program dated July 21, 2006, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on July 27, 2006.
10.27	Debtor-In-Possession Revolving Credit, Term Loan and Guaranty Agreement by and among Delphi Corporation, the Lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent, dated January 9, 2007, incorporated by reference to Exhibit 99(A) to the Registrant’s Report on Form 8-K filed on January 12, 2007.
10.28	First Amendment to Debtor-In-Possession Revolving Credit, Term Loan and Guaranty Agreement, dated as of March 29, 2007, among Delphi Corporation, its subsidiaries signatory thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on March 29, 2007.
10.29	Second Supplemental Order Under 11 U.S.C. §§ 105 and 363 entered by the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Continue Annual Incentive Program for First Half 2007, dated March 29, 2007, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on March 30, 2007.
10.30	Order Under 11 U.S.C. § 363 and Fed. R. Bankr. P. 9019 entered by the United States Bankruptcy Court for the Southern District of New York Authorizing Delphi Corporation to (A) Perform Under Pension Funding Waivers Issued By United States Internal Revenue Service and (B) Provide Letters Of Credit To Pension Benefit Guaranty Corporation Thereunder, dated May 31, 2007, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on June 4, 2007.

Exhibit
Number	Description

10.31	Agreement between Delphi Corporation’s indirect wholly owned Spanish Subsidiary, Delphi Automotive Systems España, S.L. (“DASE”) and Adalberto Canadas Castillo and Enrique Bujidos (of PricewaterhouseCoopers Spain), and, thereafter, Fernando Gómez Martín (the “DASE Receivers”), and the workers’ councils and unions representing the affected employees, dated July 4, 2007, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed July 19, 2007.
10.32	Memorandum of Understanding between Delphi Corporation and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America and General Motors Corporation, dated June 22, 2007, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed July 20, 2007.
10.33	Memorandum of Understanding between Delphi Corporation and the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers-Communication Workers of America and General Motors Corporation, dated August 5, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.34	Final Order entered by the United States Bankruptcy Court for the Southern District of New York on August 16, 2007, including forms of Memorandum of Understanding, dated July 31, 2007 and August 1, 2007 and including the Term sheet — Delphi Cessation and GM Provision of OPEB For Certain Non-Represented Delphi Employees and Retirees, dated August 3, 2007, incorporated by reference to Exhibit 99(b) to the Registrant’s report on Form 8-K filed on August 22, 2007.
10.35	Memorandum of Understanding between Delphi Corporation and the International Brotherhood of Electrical Workers and its Local 663 and General Motors Corporation, relating to Delphi Electronics and Safety, dated July 31, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.36	Memorandum of Understanding between Delphi Corporation and the International Brotherhood of Electrical Workers and its Local 663 and General Motors Corporation, relating to Delphi’s Powertrain division, dated July 31, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.37	Memorandum of Understanding between Delphi Corporation and the International Union of Operating Engineers Local 18S and General Motors Corporation, dated August 1, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.38	Memorandum of Understanding between Delphi Corporation and the International Union of Operating Engineers Local 101S and General Motors Corporation, dated August 1, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.39	Memorandum of Understanding between Delphi Corporation and the International Union of Operating Engineers Local 832S and General Motors Corporation, dated August 1, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.40	Memorandum of Understanding between Delphi Corporation and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local Union 87L and General Motors Corporation, relating to Delphi’s operations at Home Avenue, dated August 16, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed September 4, 2007.
10.41	Memorandum of Understanding between Delphi Corporation and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local Union 87L and General Motors Corporation, relating to Delphi’s operations at Vandalia, dated August 16, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed September 4, 2007.
10.42	Memorandum of Understanding between Delphi Corporation and the International Association of Machinists and Aerospace Workers and its District 10 and Tool and Die Makers Lodge 78 and General Motors Corporation, dated July 31, 2007, incorporated by reference to Exhibit 99(b) to Delphi’s Report on Form 8-K filed August 22, 2007.
10.43	Order entered by the United States District Court to preliminarily certify the class and approving the settlement of the Multidistrict Litigation, including the Stipulation and Agreement of Settlement With Certain Defendants — Securities, Stipulation and Agreement of Settlement With Certain Defendants — ERISA Actions, and Stipulation and Agreement of Insurance Settlement, each dated August 31, 2007, incorporated by reference to Exhibit 99(a), 99(b), and 99(c), respectively, to Delphi’s Report on Form 8-K filed September 5, 2007.

Exhibit
Number		Description

10.44		Third Amendment to Revolving Credit, Term Loan, and Guaranty Agreement, dated as of November 20, 2007, incorporated by reference to Exhibit 99(a) to Delphi’s Report on Form 8-K filed November 21, 2007.
14		The Delphi Foundation for Excellence, a Guide to Representing Delphi with Integrity, approved January 10, 2007, incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006.
16	(a)	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated July 12, 2006, incorporated by reference to Exhibit 16(A) to the Registrant’s Report on Form 8-K/A filed on August 2, 2006.
16	(b)	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated August 1, 2006, incorporated by reference to Exhibit 16(B) to the Registrant’s Report on Form 8-K/A filed on August 2, 2006.
21		Subsidiaries of Delphi Corporation, incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006.
23	.1†	Consent of Deloitte & Touche LLP.
23	.2†	Consent of Ernst & Young LLP.
23	.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24	.1(1)	Power of Attorney (included on signature page.).
99	.1*	Form of Rights Certificate for Discount Rights.
99	.2*	Form of Rights Certificate for Par Rights.
99	.3*	Form of Instructions for Completion of Delphi Corporation Rights Certificates.
99	.4*	Form of Nominee Holder Certification.
99	.5*	Form of Beneficial Owner Election Form.
99	.6*	Form of Letter to Stockholders.
99	.7*	Form of Letter to Brokers, Banks and Other Nominees.
99	.8*	Form of Letter to Clients.

†	Filed herewith

*	To be filed by amendment

(1)	Previously filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-141117) filed on March 7, 2007.